As filed with the United States Securities and Exchange Commission on June 12, 2025.
Registration No. 333-286070
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Pre-Effective Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)

(818) 683-2765
(Registrant’s telephone number, including area code)

Sunny Trinh, Chief Executive Officer
2108 N St., Suite 4254
Sacramento, California 95816
(647) 689-6041
With copies to:

Julio C. Esquivel, Esq.
Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602
Telephone: (813) 229-7600
Facsimile: (813) 229-1660
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED JUNE [ ], 2025

Up To 26,419,091 Common Shares By The Selling Stockholders
This prospectus relates to the resale of 26,419,091 Common Shares (“Common Shares” or “DevvStream Common Shares”) of DevvStream Corp., a company existing under the Laws of the Province of Alberta, Canada (“New PubCo”, the “Company”, “our company”, “we” or “us”) offered by the selling stockholders identified in this prospectus (the “Selling Stockholders”). The Common Shares offered under this prospectus include 10,855,040 shares issuable upon exercise of Sponsor Private Placement Warrants (as defined below), 186,065 shares issuable upon exercise of 186,065 warrants issued to certain holders named herein pursuant to private placements (the “Other Private Placement Warrants” and collectively with the Sponsor Private Placement Warrants, the “Warrants”) and 4,847,924 Common Shares underlying the original principal amount of the New Convertible Notes (as defined below), assuming a conversion price of $0.867. See, “Transactions Related to the Offering Under this Prospectus.”
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Shares by the Selling Stockholders. All net proceeds from the sale of the Common Shares covered by this prospectus will go to the Selling Stockholders. To the extent the Warrants are exercised for cash, we will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying shares of Common Shares. The Selling Stockholders may sell the shares as set forth herein under “Plan of Distribution.”
The Selling Stockholders will pay all brokerage fees and commissions and similar expenses attributable to their sales of securities. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the sale of the Common Shares offered hereby, including legal and accounting fees. See “Plan of Distribution.”
Given the substantial number of Common Shares being registered for potential resale by Selling Stockholders pursuant to this prospectus, the sale of Common Shares by the Selling Stockholders, or the perception in the market that the Selling Stockholders intend to sell a large number of shares, could increase the volatility of the market price of the Company Common Shares or result in a significant decline in the public trading price of the Company Common Shares.
Our Common Shares is listed on The Nasdaq Stock Market under the symbol “DEVS”. On June 2, 2025, the last reported sales price of our Common Shares was $0.47 per share.
We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See “Prospectus Summary-Emerging Growth Company and Smaller Reporting Company.”
Investing in our securities is speculative and involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 8 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated   , 2025

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the Securities and Exchange Commission. Neither we nor the Selling Stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
For investors outside of the United States: Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, sell the Common Shares offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholder of the Common Shares offered by them described in this prospectus.
Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these Common Shares in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information.”
Unless the context indicates otherwise, references in this prospectus to “we”, “us,” “our,” “New PubCo”, “the Company”, “our company” and similar terms refer to DevvStream Corp. (formerly known as Focus Impact Acquisition Corp.), an Alberta company, and its consolidated subsidiaries. References to the “Business Combination” refer collectively to the transactions completed on November 6, 2024 between Focus Impact Acquisition Corp., our predecessor company (“FIAC”), with DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (“DevvStream”), pursuant to the Business Combination Agreement dated as of September 12, 2023 (as amended by Amendment No. 1 to the Business Combination Agreement dated May 1, 2024, as further amended by Amendment No. 2 to the Business Combination Agreement dated August 10, 2024, and as further amended by Amendment No. 3 to the Business Combination Agreement dated October 29, 2024, the “Business Combination Agreement”), by and among FIAC, Focus Impact Amalco Sub Ltd. (“Amalco Sub”) and DevvStream.
Pursuant to the Business Combination Agreement, (a) the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp., and (b) DevvStream and Amalco Sub amalgamated to form one corporate entity (such entity, “Amalco” and such transaction, the “Amalgamation”).
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information”.
SOURCES OF INDUSTRY AND MARKET DATA
Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus that are not purely historical are forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding the Company’s and the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	the Company’s ability to recognize the expected benefits of the Business Combination;
•	changes in the market price of Common Shares;
•	the ability of the Company, to maintain the listing of the Common Shares on Nasdaq;
•	future financial performance;
•	the impact from the outcome of any known and unknown litigation;
•	the ability of the Company to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses;
•	expectations regarding future expenditures of the Company;
•	the future mix of revenue and effect on gross margins of the Company;
•	changes in interest rates, rates of inflation, carbon credit prices and trends in the markets in which we operate;
•	the attraction and retention of qualified directors, officers, employees and key personnel;
•	the ability of the Company to compete effectively in a competitive industry
•	the ability to protect and enhance the Company’s corporate reputation and brand;
•
future development activities, including, but not limited to, acquiring interests in carbon reduction projects and carbon credits and the development of software and technological applications to carbon credit projects and carbon credits;

•	expectations concerning the relationships and actions of the Company and its affiliates with third parties;
•	the impact from future regulatory, judicial and legislative changes in the Company’s industry
•	the ability to locate and acquire complementary products or product candidates and integrate those into the Company’s business;
•	future arrangements with, or investments in, other entities or associations;
•	intense competition and competitive pressures from other companies in the industries in which the Company will operate;
•	the volatility of the market price and liquidity or trading of the securities of the Company; and
•	other factors detailed under the section titled “Risk Factors”, which is incorporated herein by reference.
While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company.
Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. It is not possible to predict or identify all such risks. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Those statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Those statements are inherently uncertain, and investors are cautioned not to unduly rely upon those statements.

Prospectus Summary
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Our Business
We are a capex-light environmental asset generation company focused on high quality and high return technology-based projects. We offer investors exposure to assets such as carbon credits, a key instrument used to offset emissions of carbon dioxide from industrial activities to reduce the effects of global warming and I-RECs (International Renewable Energy Certificate), a vehicle for businesses to claim renewable energy usage and reduce their carbon footprint.
Blockchain technology is used for our carbon credit generating projects to drive trust and transparency across the credit cycle. Through leveraging partnerships with market leaders, we aim to provide a turnkey solution to help companies generate, manage, and monetize environmental assets through carbon credits. The blockchain technology will be used in conjunction with our platform to track, manage and store data only. It will do so to keep an immutable record of the data. The blockchain technology will not be used to track any assets. The blockchain technology will not create a record of carbon credits. Carbon credits are tracked by third parties in traditional registries and those registries show ownership of the carbon credits. We will not use the blockchain technology to create or track any type of crypto asset, and our use of the blockchain does not involve or require the integration of any token or other crypto asset to support its functionality. Although we plan to utilize blockchain software as part of our technology capabilities, we are not a cryptocurrency company, we do not have a coin or token, and investors should not expect any type of cryptocurrency or token functionality or investments in the future.
With a diverse approach to the I-REC and carbon market, we operate across three strategic domains: (1) an offset portfolio consisting of I-REC’s, nature-based, tech-based, and carbon sequestration credits for immediate sale to corporations and governments seeking to offset their most difficult-to-reduce emissions; (2) project investment, acquisitions, and industry consolidation to extend the company's reach, allowing it to become a full end-to-end solutions provider; and (3) project development, where the company serves as project manager for eligible activities such as EV charging in exchange for a percentage of generated credits.
Corporate Information
On November 6, 2024 (the “Closing Date”), Focus Impact Acquisition Corp., our predecessor company (“FIAC”), consummated the previously announced business combination with DevvStream pursuant to the Business Combination Agreement, dated as of September 12, 2023 (as amended by Amendment No. 1 to the Business Combination Agreement dated May 1, 2024, as further amended by Amendment No. 2 to the Business Combination Agreement dated August 10, 2024, and as further amended by Amendment No. 3 to the Business Combination Agreement dated October 29, 2024, the “Business Combination Agreement”), by and among FIAC, Focus Impact Amalco Sub Ltd. (“Amalco Sub”) and DevvStream.
Pursuant to the Business Combination Agreement, on the Closing Date, (a) the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp., and (b) DevvStream and Amalco Sub amalgamated to form one corporate entity (such entity, “Amalco” and such transaction, the “Amalgamation”).
On November 6, 2024, the Company also issued (i) 1,694,808 common shares of New PubCo (the “Common Shares”) to certain investors pursuant to subscription agreements, dated October 29, 2024, including a subscription agreement with Helena Global Investment Opportunities I Ltd. (such agreements together, the “PIPE Agreements”) for $2,250,000 in the aggregate, and (ii) 3,249,876 Common Shares to certain investors, including Karbon-X Corp, pursuant to certain carbon credit subscription agreements dated October 29, 2024 (such agreements together, the “Carbon Subscription Agreements”) (items (i) and (ii) in the foregoing together, the “PIPE Financing”). The Carbon Subscription Agreements were executed in connection with certain Carbon Credit Purchase Agreements with DevvStream (the “Carbon Credit Purchase Agreements”), pursuant to which DevvStream is purchasing carbon credits from certain sellers (“Carbon Credit Sellers”). The Common Shares that were issued to such Carbon Credit Sellers pursuant to the Carbon Subscription Agreements were issued to the Carbon Credit Sellers in satisfaction of the purchase price owed to them under the Carbon Credit Purchase Agreements.
As previously reported, prior to the consummation of the Business Combination (as defined below), on October 29, 2024, FIAC entered into an amendment (the “Amendment to the Sponsor Side Letter Agreement”) to the side letter agreement, dated September 12, 2023, which was subsequently amended on May 1, 2024, by and among FIAC and Focus Impact Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) (as amended, the “Letter Agreement”). Pursuant to the Amendment to the Sponsor Side Letter Agreement, FIAC amended the transfer restrictions included therein to enable the Sponsor to transfer on October 29, 2024 up to 5,750,000 shares of common stock of the Company (such shares of common stock that are being transferred, the “Sponsor Shares”) to (i) certain advisor parties in full or partial satisfaction of such advisor parties’ fees and expenses incurred in connection with the Business Combination with DevvStream (approximately $15.1 million of fees and expenses are being satisfied through the transfer of Sponsor Shares to advisor parties) (the “Equitization”), (ii) certain investors subscribing to PIPE Agreements (as defined below), and (iii) Helena Global Investment Opportunities I Ltd. as consideration for the execution of an equity line of credit purchase agreement, dated October 29, 2024 with FIAC and the Sponsor (the “ELOC Agreement”). On October 29, 2024, FIAC had also determined that it was advisable and in the best interest of FIAC and its stockholders to waive the transfer restrictions to which the Sponsor Shares were subject and that were included in the certain letter agreement, dated November 1, 2021, by and between FIAC and the Sponsor. Pursuant to the Amendment to the Sponsor Side Letter Agreement, at the Closing (as defined below), the Sponsor was issued Common Shares in an amount that is equal to the number of Sponsor Shares that the Sponsor agreed to transfer prior to the Closing, as described in the foregoing items (i) to (iii).
Further, as previously reported prior to the Closing, FIAC entered into a contribution and exchange agreement (the “Monroe Agreement”) on October 29, 2024, pursuant to which, among other things, Crestmont Investments LLC, a Delaware limited liability company, immediately following the Closing, contributed 2,000,000 units representing 50% of the limited liability company interests in Monroe Sequestration Partners LLC (“Monroe”), a Delaware limited liability company, in exchange for 2,000,000 Common Shares, subject to the terms and conditions described in the Monroe Agreement. On May 9, 2025, Monroe signed a Collaboration Agreement with Southern Energy, a Wyoming-based clean fuels company proposing the development of a $1 billion (USD) methanol and sustainable aviation fuel (“SAF”) facility in Louisiana.
The Agreement outlines a strategic partnership in which Monroe would provide permanent CO2 sequestration through its Class VI storage site, expected to be operational in 2027, while Southern Energy would capture emissions from its planned biomass-to-fuel facility, targeting production in 2028. The parties aim to generate high-quality carbon credits and support compliance with global decarbonization mandates in aviation and maritime transport industries.
Our United States registered agent offices are located at 2108 N St., Suite 4254, Sacramento, California. Our corporate headquarters are located in Calgary, Alberta, Canada. Our phone number is (818) 683-2765. Our corporate website address is www.devvstream.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Recent Developments
The ELOC Agreement
As previously reported, on October 29, 2024, FIAC entered into that certain equity line of credit purchase agreement with Helena Global Investment Opportunities I Ltd. (“Helena”) and the Sponsor (the “ELOC Agreement”). Pursuant to the ELOC Agreement, the Company has the right to issue and to sell to Helena from time to time, as provided in the ELOC Agreement, up to $40,000,000 (the “Commitment Amount”) of

Company’s Common Shares following the closing of the Business Combination and the effectiveness of this registration statement registering the Common Shares being sold under the ELOC Agreement (the “Helena Registration Statement”), and subject to the conditions set forth therein. On March 14, 2025, the Helena Registration Statement became effective. On March 18, 2025, the Company and Helena entered into a first amendment (the “Amendment”) to ELOC Agreement. The Amendment provides the Company with greater flexibility by allowing the Investor to permit Secondary Advances, as defined in the Amendment, as well as to update references to “Common Stock” in the ELOC Agreement to “Common Shares”.
Specifically, pursuant to the ELOC Agreement, the Company may require that Helena purchase Common Shares from the Company by delivering one or more advance notices to Helena setting forth, in each advance notice, the amount of the advance it is requesting, which amount many not exceed an amount equal to lesser of (i) one hundred percent (100%) of the average of the daily value traded of the Common Shares over the ten (10) trading days immediately preceding such advance notice, and (ii) eight million United States Dollars ($8,000,000).
However, in no event may the number of Common Shares issuable to Helena pursuant to an advance cause the aggregate number of shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by Helena and its affiliates as a result of previous issuances and sales of Common Shares to Helena under the ELOC Agreement to exceed 9.99% of the then outstanding Common Shares (the “Beneficial Ownership Limitation”). Additionally, the Company may not affect any sales under the ELOC Agreement and Helena will have no obligation to purchase Common Shares under the ELOC Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under the ELOC Agreement would exceed 19.99% of the outstanding shares of Common Shares following the closing of the Business Combination Agreement (the “Exchange Cap”); provided further that, the Exchange Cap will not apply if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Nasdaq.
Promptly after receipt of an advance notice (and, in any event, not later than one (1) trading day after such receipt), the Company is required to issue to Helena all the Common Shares purchased Helena pursuant to such advance. The purchase price for the Common Shares so purchased by Helena pursuant to an advance notice is the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to such advance.
Because the per share purchase price that Helena will pay for Common Shares in connection with any advance notice we have elected to deliver to Helena pursuant to the ELOC Agreement will be determined by reference to the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to such advance, as of the date of this prospectus, we cannot determine the actual purchase price per share that Helena will be required to pay for any Common Shares that we may elect to sell to Helena under the ELOC Agreement and, therefore, we cannot be certain how many Common Shares, in the aggregate, we may issue and sell to Helena under the ELOC Agreement.
We will control the timing and amount of any sales of Common Shares to Helena that we may elect, in our sole discretion, to effect from time to time from and after the commencement date of the ELOC Agreement and during the term of the ELOC Agreement. Actual sales of Common Shares to Helena under the ELOC Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Share and determinations by us as to the appropriate sources of funding for our business and operations.
Convertible Notes
As previously reported, on November 13, 2024, Devvstream Corp issued (i) $3,000,000 of new 5.3% convertible notes to the Focus Impact Sponsor, and (ii) $982,150 of new 5.3% convertible notes to Focus Impact Partners (together, the “New Convertible Notes”), in exchange for the cancellation and conversion of a $3,000,000 convertible note previously issued by Focus Impact, the Focus Impact Partners Convertible Debt which totaled $637,150 and unpaid fees in the amount of $345,000 which were owed by Focus Impact to Focus Impact Partners. The New Convertible Notes have a maturity date of November 13, 2026. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into Common shares at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Common Shares, subject to a floor of $0.867 per share. On March 19, 2025, Focus Impact Partners invested an additional $218,000 into the Company's 5.30% Secured Convertible Note, due November 2026, and as a result, the total amount advanced by Focus Impact Partners to the Company is currently $1,203,150. Focus Impact

Partners is owned by two of the Company’s directors, Carl Stanton, Chairman of the Boad, and Wray Thorn. The funds are expected to support the Company’s ongoing efforts to expand into energy transition markets, grow its partnerships and solidify its position as a leader in the carbon offset market.
Implications of Being a Smaller Reporting Company and Emerging Growth Company
We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and reduced disclosure obligations regarding executive compensation. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our Common Shares held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our Common Shares held by non-affiliates did not equal or exceed $700 million as of the prior June 30th/January 31st. To the extent we take advantage of any reduced disclosure obligations, it may make the comparison of our financial statements with other public companies difficult or impossible.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the initial public offering of FIAC, which occurred on October 27, 2021, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Summary of Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our securities. If any of these risks is actualized, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 8. Such risks include, but are not limited to:
Risks Related to our Business and Industry
•	We have limited operating history and financial results, which make our future results, prospects and the risks we may encounter difficult to predict. We have not generated any revenue to date.
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We lack sufficient funds to achieve our planned business objectives and will need to raise substantial additional funding, which may not be available on acceptable terms, or at all, and which will cause dilution to its shareholders.

•	We have incurred significant losses and expect to incur additional expenses and continuing losses for the foreseeable future, and we may not achieve or maintain profitability.
•	If the assumptions used to determine our market opportunity are inaccurate, our future growth rate may be affected and the potential growth of our business may be limited.
•	The carbon credit market is competitive, and we expect to face increasing competition in many aspects of our business, which could cause operating results to suffer.
•	The carbon market is an emerging market and its growth is dependent on the development of a commercialized market for carbon credits.
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Increased scrutiny of sustainability matters, including our completion of certain sustainability initiatives, could have an adverse effect on our business, financial condition and results of operations, result in reputational harm and negatively impact the assessments made by sustainability-focused investors when evaluating us.

•	Our long-term success depends, in part, on properties and assets developed and managed by third-party project developers, owners and operators.
•	Our streams are largely contract-based and the terms of such contracts may not be honored by developers or operators of a project.
•	We may acquire future streams in which we have limited control and our interests in such streams may be subject to transfer or other related restrictions.
•	Carbon markets, particularly the voluntary markets, are still evolving and there are no assurances that the carbon credits we purchase or generate through our investments will find a market.
Risks Related to our Information Technology and Intellectual Property
•	Failure of a key information technology system, process or site could have a material adverse effect on our business.
•	Our inability to retain licenses to intellectual property owned by third parties may materially adversely affect our financial results and operations.
Risks Related to Legal, Compliance and Regulations
•	We may not be able to have all our projects validated through a compliance market or by an internationally recognized carbon credits standard body.
•	Carbon pricing initiatives are based on scientific principles that are subject to debate. Failure to maintain international consensus may negatively affect the value of carbon credits.
•	Carbon trading is heavily regulated and new legislation in the jurisdictions in which we operate may materially impact our operations.
Risks Associated with being a Public Company Listed on the Nasdaq
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We need to improve our operational and financial systems to support its expected growth, increasingly complex business arrangements and rules governing revenue and expense recognition and any inability to do so will materially adversely affect its business and results of operations.

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Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our shares. On February 12, 2025, we received a notice from Nasdaq that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

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We have identified a material weakness in our internal control over financial reporting and if we are unable to remediate this material weakness we may not be able to accurately or timely report our financial condition or results of operations.

Risks Related to Taxes
•	We are subject to Canadian and United States tax on its worldwide income.
Risks Relating to the ELOC Agreement and Related Offering, including that:
•	It is not possible to predict the actual number of shares we will sell under the ELOC Agreement to Helena or the actual gross proceeds resulting from those sales.
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The issuance of Common Shares to Helena may cause substantial dilution to our existing shareholders, and the sale of such shares acquired by Helena could cause the price of our Common Shares to decline.

•	We have broad discretion in the use of the net proceeds we receive from the sale of shares to Helena and may not use them effectively.
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The Common Shares being offered under the Helena Registration Statement represent a substantial percentage of our outstanding Common Shares, and the sales of such shares, or the perception that these sales could occur, could cause the market price of our Common Shares to decline significantly.

Risks Related to Ownership of Our Securities
•	The Securities being offered could occur, could cause the market price of our Common Shares to decline significantly.
•	The market price of our securities may be volatile.
•	An active trading market for our Common Shares may not develop.
•	We are subject to changing laws and regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.
•	We may become subject to securities or class action litigation.
•	We do not anticipate paying any cash dividends on our Common Shares in the foreseeable future.
•	The outstanding warrants are exercisable for Common Shares, and, if exercised, would increase the number of shares eligible for future resale and would result in dilution to our stockholders.

The Offering
Securities offered by the Selling
Stockholders
26,419,091 Common Shares. including 10,855,040 shares issuable upon exercise of Sponsor Private Placement Warrants, 186,065 shares issuable upon exercise of the Other Private Placement Warrants and 4,847,924 Common Shares underlying the original principal amount of the New Convertible Notes (as defined below), assuming a conversion price of $0.867.
Common Shares outstanding prior to this offering
33,461,734 (as of the date of this prospectus)
Common Shares outstanding after this offering (assuming full exercise of the Warrants and the full conversion of the New Convertible Notes at an assumed conversion price of $0.867)
59,880,825
Terms of the offering
The Selling Stockholders will determine when and how it will dispose of the Common Shares registered for resale under this prospectus.
Use of proceeds
We will not receive any proceeds from the sale of the shares by the selling stockholders. However, to the extent that the Warrants are exercised for cash, we will receive proceeds from any exercise of the Warrants up to an aggregate of approximately $17 million. We intend to use any proceeds received from the exercise of the Sponsor Private Placement Warrants for working capital and other general corporate purposes. However, no assurance can be given that the Warrants will ever be exercised, particularly to the extent the current market price for our Common Shares continues to be significantly below the exercise price of the Warrants. When the market price for our Common Shares is less than the exercise price of the Warrants, which it is at the time of this prospectus, we believe that warrant holders will be unlikely to exercise their Warrants. See “Use of Proceeds.”
We will incur all costs associated with this prospectus and the registration statement of which it is a part.
Risk factors
Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 8.
Nasdaq ticker symbol
Our common stock is listed on The Nasdaq Capital Market under the symbol “DEVS”.
For additional information concerning the offering, see “Plan of Distribution” beginning on page [ ].

Risk Factors
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our Common Shares could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.
Risks Relating to this Offering
The sale of a substantial amount of our Common Shares, including resale of the Common Shares held by the Selling Stockholders in the public market could adversely affect the prevailing market price of our Common Shares.
We are registering for resale 26,419,091 Common Shares, including 10,855,040 shares issuable upon exercise of Sponsor Private Placement Warrants (as defined below), 186,065 shares issuable upon exercise of the Other Private Placement Warrants and 4,847,924 Common Shares underlying the original principal amount of the New Convertible Notes (as defined below), assuming a conversion price of $0.867. In comparison, we have 33,461,734 outstanding Common Shares as of the date of this prospectus. Sales of substantial amounts of shares of our Common Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Shares, and the market value of our other securities. We cannot predict if and when the Selling Stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional Common Shares or other equity or debt securities convertible into Common Shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.
Investors who buy shares at different times from the Selling Stockholders will likely pay different prices.
The Selling Stockholders will have discretion, subject to market demand, to vary the timing, prices, and numbers of Common Shares issuable upon the exercise of the warrants sold by them pursuant to this prospectus. If and when they do elect to sell Common Shares issuable upon the exercise of the warrants, the Selling Stockholders may sell all, some or none of such shares at any time or from time to time at their discretion and at different prices. As a result, investors who purchase our securities from Selling Stockholders in this offering at different times will likely pay different prices for those securities, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the securities they purchase from the Selling Stockholders as a result of future sales made by Selling Stockholders to other investors at prices lower than the prices such earlier investors paid for their securities from the Selling Stockholders.
The market price of our securities may be volatile.
The trading price of our Common Shares may be volatile and subject to fluctuations in response to various factors, some of which are beyond our control, including the risk factors contained in this prospectus.
Risks Related to the Helena ELOC
It is not possible to predict the actual number shares of our Common Shares, if any, we will sell under the ELOC Agreement to Helena or the gross proceeds we will receive from such sales.
We generally have the right to control the timing and amount of any sales of our Common Shares to Helena under the ELOC Agreement. Sales of our Common Shares, if any, to Helena under the ELOC Agreement will depend upon market conditions and other factors to be determined by us.
Because the purchase price per share of our Common Shares to be paid by Helena will fluctuate based on the market price of the our Common Shares at the time we elect to sell our Common Shares, if any, to Helena pursuant to the ELOC Agreement, it is not possible for us to predict prior to any such sales the number of our Common Shares that we will sell to under the ELOC Agreement, the purchase price per share that Helena will pay for our Common Shares purchased from us under Helena Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Helena under the ELOC Agreement. The number of our Common Shares ultimately offered for resale by Helena is dependent upon the number of our Common Shares, if any, we ultimately elect to sell to Helena under the ELOC Agreement. However, even if we elect to sell our Common Shares to Helena pursuant to the ELOC Agreement, Helena may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices.
Any issuance and sale by us under the ELOC Agreement, or the resale by Helena under the Helena Registration Statement of a substantial amount of our Common Shares will cause additional dilution to our shareholders, which dilution may be substantial. The number of our Common Shares ultimately offered for sale by Helena is dependent upon the number of our Common Shares, if any, we ultimately sell to Helena under the ELOC Agreement.
The sale and issuance of our Common Shares to Helena will cause dilution to our existing securityholders, and the resale of our Common Shares acquired by Helena, or the perception that such resales may occur, could cause the price of our Common Shares to decrease.
The purchase price per share of our Common Shares to be paid by Helena for our Common Shares that we may elect to sell to Helena under the ELOC Agreement, if any, will fluctuate based on the market prices of our Common Shares at the time we elect to sell our Common Shares to Helena pursuant to the ELOC Agreement. Depending on market liquidity at the time, resales of such our Common Shares by Helena may cause the trading price of our Common Shares to decrease, and any such decrease could be substantial.
If and when we elect to sell our Common Shares to Helena, sales of newly issued Common Shares by us to Helena will result in dilution to the interests of existing holders of our Common Shares, which dilution may be substantial. Additionally, the sale of a substantial number of our Common Shares to Helena, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.
We have broad discretion in the use of the net proceeds we receive from the sale of shares to Helena and may not use them effectively.
Our management will have broad discretion in the application of the proceeds we receive from Helena and you will not have the opportunity as part of your investment decision to assess whether our management is using the proceeds appropriately. Because of the number and variability of factors that will determine our use of our proceeds from Helena under the ELOC Agreement, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Shares to decline.
Risks Related to Our Business and Industry
We have limited operating history and financial results, which make our future results, prospects and the risks we may encounter difficult to predict. We have not generated any revenue to date.
We have a limited operating history upon which you can evaluate our business and prospects. We have never generated any revenue and are subject to business risks and uncertainties associated with starting a new business, including the risk that we will not achieve our financial objectives as estimated by our management. Since our formation in 2021, our operations to date have been limited primarily to organizing and staffing our company, business planning, raising capital, making carbon credits streaming project investments and signing contracts for the generation and sale of carbon credits. In addition, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the renewable energy industry.
The nature of our operations is highly speculative and there is a consequent risk of loss of investment. The success of our activities will depend on management’s ability to implement its strategy and on the availability of opportunities related to carbon credit trading, stream agreements for carbon credits, and greenhouse gas emission avoidance, reduction, and sequestration programs; government regulations; commitments to reduce greenhouse gas emissions by corporations, organizations, and individuals; and general economic conditions. There is no certainty that anticipated outcomes and sustainable revenue streams will be achieved and there is no certainty that we will continue to successfully make acquisitions of carbon credits, streams, or other interests, or that current or future carbon credits, streams, or other interests acquired by us will be profitable. In particular, our future growth and prospects will depend on our ability to expand our portfolio of investments while at the same time maintaining effective cost controls. Any failure to expand would have a material adverse effect on our business, financial condition, and results of operations. Because of the uncertainties and risks associated with these activities, we are unable to accurately and precisely predict the timing and amount of revenues, the extent of any further losses or if or when we might achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.
Our failure to become and remain profitable may depress the market price of our Common Shares and could impair our ability to raise capital, expand our business, or continue our operations. If we continue to suffer losses as we have in the past, investors may not receive any return on their investment and may lose their entire investment.
We have incurred significant losses and expect to incur additional expenses and continuing losses for the foreseeable future, and we may not achieve or maintain profitability.
We have incurred significant operating losses. Our operating losses were $8,614,060 and $5,110,574 for the 6 months ended January 31, 2025 and 2024, respectively. We may continue to incur operating losses in the future as we expect to incur additional costs as we develop our business and expand our portfolio of investments, which may be more costly than we expect and may not result in increased revenue, profits or growth in our business. Such costs include increased overhead costs, marketing and promotion costs, general and administrative expenses and costs associated with operating as a public company. Other unanticipated costs may also arise. Our unaudited condensed consolidated interim financial statements for the six months ended January 31, 2025 and 2024 do not include any adjustments that might result from the outcome of this uncertainty and have been prepared on a basis that assumes we will continue as a going concern, as described in the notes to our unaudited condensed consolidated interim financial statements included elsewhere in this annual report.
We have not yet started delivering carbon credits to any current or potential partners, making it difficult to predict our future operating results, and we believe that we will continue to incur operating losses until at least the time we begin delivering carbon credits. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.
We expect our operating expenses to increase as we further develop our business. We expect the rate at which we incur losses will be higher as we engage in the following activities:
•
researching potential carbon credit screening impact investments and project management opportunities, including conducting third-party feasibility studies as part of the project due diligence process;

•
providing project management services, including initial program development, validation, registry listing, any ongoing data collection, and fees charged by registries for credit issuance, transfer or retirement;

•	purchasing carbon credits generated by ongoing carbon credit streams (in cases where we have not purchased such carbon credits outright, without the need for additional consideration);
•	attracting and retaining buyers to purchase the carbon credits, through direct sales or on carbon credit marketplaces; and
•	increasing its general and administrative functions to support its growing operations and its responsibilities as a U.S.-listed public company.
Because we will continue to incur the costs and expenses from these efforts before we receive any associated revenue, our losses in future periods could be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in the revenue we anticipate, which would further increase our losses. Furthermore, if our future growth and operating performance fails to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.

We may lack sufficient funds to achieve our planned business objectives and may seek to raise further funds through equity or debt financing or other means. An inability to access the capital or financial markets may limit our ability to fund our ongoing operations and execute our business plan to pursue investments that we may rely on for future growth.
Even if we raise the maximum $40.0 million amount of financing pursuant to sales of Common Shares to Helena under the ELOC Agreement, of which there are no assurances, that will likely not be enough to satisfy our capital needs. We have had negative cash flow from operations since our inception. We will operate at a loss until we are able to realize cash flow from our investments or carbon management contracts. We may require additional financing to fund the business, business expansion, and/or negative cash flow. Our ability to arrange such financing in the future will depend, in part, upon prevailing capital market conditions, as well as our business success. There can be no assurance that we will be successful in our efforts to arrange additional financing on satisfactory terms, or at all. We cannot predict with certainty the timing or amount of any such capital requirements. If additional financing is raised by the issuance of shares from treasury, control of our company may change, and the shareholders may suffer additional dilution. If adequate funds are not available, or are not available on acceptable terms, we may not be able to operate our business at maximum potential, to expand, to take advantage of other opportunities, or otherwise remain in business.
If the assumptions used to determine our market opportunity are inaccurate, our future growth rate may be affected and the potential growth of our business may be limited.
Market opportunity estimates and growth strategies are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, and as such the estimates of growth included in this annual report may prove to be inaccurate and may not be indicative of future growth. Our current investment opportunity pipeline represents an estimate by management based on potential transactions which remain under various states of non-binding proposals and negotiations. To date, we have entered into a limited number of definitive agreements and one offtake agreement. There can be no assurance that we will be able to enter into further definitive agreements for or complete the acquisition of all or any other investments identified in our opportunity pipeline, or successfully monetize any carbon credits we may acquire. Further, our estimate of the total addressable market may not prove to be accurate and, even if the estimate of market opportunity and growth strategy does prove to be accurate, we could fail to capture a significant portion, or any portion, of the available market.
If demand for carbon credits does not grow as expected or develops more slowly than expected, our revenues may stagnate or decline and our business may be adversely affected.
The demand for, and the market price of, carbon credits can be adversely affected by any number of factors, including the implementation of lower emission infrastructure, an increase in the number of projects generating carbon credits, invention of new technology that assists in the avoidance, reduction or sequestration of emissions, increased use of alternative fuels, a decrease in the price of conventional fossil fuels, increased use of renewable energy, and the implementation and operation of carbon pricing initiatives such as carbon taxes and emissions trading systems (“ETSs”). There can be no assurance that carbon pricing initiatives or compliance or voluntary carbon markets will continue to exist. Carbon pricing initiatives may be subject to policy and political changes and may otherwise be diminished, terminated or not renewed upon their expiration. In addition, the demand for carbon credits is driven by the social and political demand to reduce greenhouse gas emissions globally. Any decrease in such social and political demand could limit opportunities in the marketplace for carbon credits and decrease the price of carbon, which would have a material adverse effect on our business, financial condition, and results of operations.
The carbon credit market is competitive, and we expect to face increasing competition in many aspects of our business, which could cause operating results to suffer.
There are many organizations, companies, non-profits, governments, asset managers and individuals that are buyers of carbon credits, or rights to or interest in carbon credits, and there is currently a limited supply of carbon credits, projects to generate future carbon credits and investment opportunities in carbon credits. We expect competitors to enter the carbon credit streaming space, and that many of these competitors will be larger, more established companies with substantial financial resources, operational capabilities, and long track-records in carbon markets. We may be at a competitive disadvantage in investing in carbon projects, acquiring carbon credits or interests in carbon credits, whether by way of purchases in carbon markets, streams, or other forms of investment, as our future competitors may have greater financial resources and technical staff. Accordingly, there can be no assurance that we will be able to compete successfully against other companies in building a portfolio of carbon credits and carbon credit-related investments. Our inability to acquire carbon credits and streams may result in a material and adverse effect on our profitability, results of operation and financial condition.
The carbon market is an emerging market and its growth is dependent on the development of a commercialized market for carbon credits.
From a global perspective, the market for carbon credits continues to be at a nascent stage. However, there can be no guarantee that the development of carbon markets will continue to occur at the expected rate or at all. Any such delay or failure to further develop a commercialized market could reduce demand for carbon credits or streams, which would significantly harm our expected revenues. Further, we may be unable to recover any losses or expenses incurred, or which we expect to continue to incur, in our investments in or related to carbon credits.
We have identified a material weakness in our internal control over financial reporting. If we are unable to remediate this material weakness, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and the market price of our common shares.
Based on an evaluation as of October 31, 2024, our management, including the Chief Executive Officer and Chief Financial Officer, has concluded that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) were not effective to provide reasonable assurance because of a material weakness in our internal control over financial reporting as described below. There have been no changes during the three months ended October 31, 2024.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected in a timely manner.
We did not design or maintain an effective control environment commensurate with financial reporting requirements. Specifically, we did not consistently have documented evidence of review procedures and, due to resource limitations, did not always maintain segregation of duties between preparing and reviewing analyses, and reconciliations. The above material weakness did not result in a material misstatement of our unaudited condensed consolidated financial statements or our consolidated financial statements, however, it could result in a misstatement of our account balances or disclosures that would result in a material misstatement that would not be prevented or detected.
We are working to remediate the material weakness and are taking steps to strengthen our internal control over financial reporting through the continued hiring of additional appropriately skilled finance and accounting personnel with the requisite technical knowledge and skills. With the additional skilled personnel, we are taking appropriate and reasonable steps to remediate this material weakness through the implementation of appropriate segregation of duties, formalization of accounting policies and controls and retention of appropriate expertise for complex accounting transactions. We will not be able to fully remediate these control deficiencies until these steps have been completed and have been operating effectively for a sufficient period of time. Management will continue to review and make necessary changes to the overall design of our internal control environment, as well as policies and procedures to improve the overall effectiveness of internal control over financial reporting. The material weakness will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and management has concluded that these controls are operating effectively.
We cannot assure you that the measures we have taken to date and those we expect to take in the future will be sufficient to remediate the material weakness we identified or avoid the identification of additional material weaknesses in the future. If the steps we take do not remediate the material weakness in a timely manner, there could continue to be a reasonable possibility that this material weakness or other control deficiencies could result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis, which could in turn cause the market price of our Common Shares to decline significantly and make raising capital more difficult. If we fail to remediate our material weakness, identify future material weaknesses in our internal control over financial reporting or fail to meet the demands that will be placed upon us as a public company, we may be unable to accurately report our financial results. If additional material weaknesses exist or are discovered in the future, and we are unable to remediate any such material weakness, our reputation, results of operations and financial condition could suffer.
If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.
We are dependent upon the continued availability and commitment of our key management, including Sunny Trinh, Chris Merkel, David Goertz and Bryan Went. The loss of any such members could negatively impact business operations. From time to time, we will also need to identify and retain additional skilled management and specialized technical personnel to efficiently operate the business. The number of persons experienced in carbon markets and the origination, registration, selling and trading of carbon credits is limited, and competition for such persons can be intense. In addition, the number of persons skilled in structuring streams is limited. Recruiting and retaining qualified personnel is critical to our success and there can be no assurance of such success. If we are not successful in attracting and training qualified personnel, our ability to execute our business model and growth strategy could be affected, which could have a material adverse impact on our profitability, results of operations and financial condition.
Increased scrutiny of sustainability matters, including our completion of certain sustainability initiatives, could have an adverse effect on our business, financial condition and results of operations, result in reputational harm and negatively impact the assessments made by sustainability-focused investors when evaluating us.
We are increasingly facing more stringent sustainability standards, policies and expectations, and expect to continue to do so as a listed company following the Closing with growing operations. Companies across all industries are facing increasing scrutiny from a variety of stakeholders, including investor advocacy groups, proxy advisory firms, certain institutional investors and lenders, investment funds and other influential investors and rating agencies, related to their sustainability and sustainability practices. We generally experience a strong sustainability emphasis among our customers, partners and competitors. Some of these stakeholders maintain standards, policies and expectations regarding environmental matters (e.g., climate change and sustainability), social matters (e.g., diversity and human rights) and corporate governance matters (e.g., taking into account employee relations when making business and investment decisions, ethical matters and the composition of the board of directors and various committees). There is no guarantee that we will be able to comply with applicable sustainability standards, policies and expectations, or that we will, from the perspective of other stakeholders and the public, appear to be complying with such sustainability standards, policies and expectations. If we do not adapt to or comply with investor or other stakeholder standards, policies, or expectations on sustainability matters as they continue to evolve, or if we are perceived to have not responded appropriately or quickly enough to growing concern for sustainability and sustainability issues, regardless of whether there is a regulatory or legal requirement to do so, we may suffer from reputational damage and our business, financial condition and/or stock price could be materially and adversely affected.
While we may at times engage in or prepare voluntary sustainability initiatives and disclosures to respond to stakeholder expectations or to improve our sustainability profile, such initiatives and disclosures may be costly and may not have the desired effect. Expectations regarding our management of sustainability matters continue to evolve rapidly, in many instances due to factors that are beyond our control. For example, we may ultimately be unable to complete certain initiatives or targets, either on the timelines initially announced or at all, due to technological, cost, or other constraints, which may be within or outside of our control. Moreover, our sustainability actions or statements may be based on expectations, assumptions, or third-party information that we currently believe to be reasonable, but which may subsequently be determined to be erroneous or be subject to misinterpretation. If we fail to, or are perceived to fail to, implement certain sustainability initiatives or achieve certain sustainability objectives, we may be subject to various adverse impacts, including reputational damage and potential stakeholder engagement and/or litigation, even if such initiatives are currently voluntary. Certain market participants, including major institutional investors and capital providers, use third-party benchmarks and scores to assess companies’ sustainability profiles in making investment or voting decisions. Unfavorable sustainability ratings could lead to increased negative investor sentiment towards us or our industry and to the diversion of investment to other industries, which could negatively impact our share price as well as our access to and cost of capital.
Moreover, because of the industry we are in, any of our operational or strategic efforts may be viewed as relating to our sustainability initiatives and, even if those initiatives are undertaken voluntarily, they may still be viewed as relating to our operational and strategic efforts. This means that if we fail, or are perceived to fail, to implement certain sustainability initiatives or achieve certain sustainability objectives it could have a disproportionately negative impact on our business.
Actual or perceived failure to comply with sustainability standards may detrimentally affect our business in a variety of ways. Among others, we could face challenges with procuring investments and financing, whether for general business purposes or for specific projects, and we could have difficulty attracting or retaining employees. Accordingly, failure to establish a sufficiently strong sustainability profile relative to our peers could limit our ability to generate and successfully utilize business opportunities. We also note that divergent views regarding sustainability principles are emerging in the U.S., and in particular, in U.S. state-level regulation and enforcement efforts. In the future, various U.S. regulators, state actors and other stakeholders may have views on sustainability matters, the renewable energy industry, the energy transition or our business that are unfavorable to our business or operations, or such stakeholders may seek to impose additional regulation and restrictions on us or our business. Any such events could have material adverse effects on our business, financial condition, results of operations, cash flow and prospects.
We also expect there will likely be increasing levels of regulation, disclosure-related and otherwise, with respect to sustainability matters. We may be subject to sustainability or sustainability-related regulation in multiple jurisdictions, including the U.S., and complying with these regulations in multiple jurisdictions may increase the complexity and cost of our compliance efforts. Moreover, increased regulation and increased stakeholder expectations will likely lead to increased costs as well as scrutiny that could heighten all of the risks identified in this risk factor. Additionally, many of our customers and suppliers may be subject to similar expectations, which may augment or create additional risks, including risks that may not be known to us.
Our ability to realize projects could be impaired if we fail to adhere to common sustainability standards in our industry. Moreover, such failure could result in reputational damage for us among both potential customers and investors. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.
Our due diligence process in connection with acquisitions, investments or streaming arrangements that we undertake may not reveal all relevant facts in connection with an acquisition, investment or streaming arrangement.
Before making any decision, we will conduct, or have independent consultants conduct, due diligence investigations that we deem reasonable and appropriate based on the facts and circumstances applicable to each acquisition, investment, or streaming arrangement. When conducting due diligence investigations, we may be required to evaluate important and complex business, environmental, financial, tax, accounting, regulatory, technical, and legal issues. Outside consultants, legal advisors, accountants, and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence investigations and making an assessment regarding an acquisition, investment or streaming arrangement, we rely on resources available, including information provided by the target of the acquisition or investment, the parties to the streaming arrangement and, in some circumstances, third party investigations. The due diligence investigations that are carried out with respect to any opportunity may not reveal or highlight all relevant facts that may be necessary.
We may not realize the anticipated benefits of past or future acquisitions, and integration of these acquisitions may disrupt our business.
As part of our business strategy, we may seek to grow by acquiring companies and/or assets or establishing joint ventures that we believe will complement our current or future business. Acquisition transactions involve inherent risks, including but not limited to: accurately assessing the value, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; ability to achieve identified and anticipated operating and financial synergies; unanticipated costs; diversion of management attention; potential loss of our key employees or key employees of any business acquired; unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition; and decline in the value of acquired assets, companies or securities. Any one or more of these factors or other risks could cause us not to realize the anticipated benefits of an acquisition of assets or companies and could have a material adverse effect on our financial condition. We may not effectively select acquisition candidates or negotiate or finance acquisitions or integrate the acquired businesses and their personnel or acquire assets for our business. We cannot guarantee that we can complete any acquisition we pursue on favorable terms, or that any acquisitions completed will ultimately benefit our business.
Our long-term success depends, in part, on properties and assets developed and managed by third-party project developers, owners and operators.
Carbon credits we receive are derived from projects that are operated by third parties. These third parties will be responsible for determining the manner in which the relevant properties are developed, operated and managed, including decisions that could expand, continue or reduce the number of carbon credits generated from a property or an asset. As a holder of streams or other interests, we may have little or no input on such matters. Our interests and those of third parties on the relevant properties or assets may not always be aligned. For example, in some cases, it may be in our best interest to advance development as rapidly as possible to maximize the receipt of near-term carbon credits, while third-party project developers, owners and operators may, in many cases, take a more cautious approach to development as they assume risk on the cost of development and operations. Our inability to control the operations of the properties or assets in which we have a stream or other interest may have a material adverse effect on our profitability, results of operation and financial condition.
We may have limited access to data and disclosure regarding the operations or projects for which we are not developer, owner or operator. This limited access may restrict our ability to assess the value and performance of our operations.
As a holder of streams and other non-operator interests, we do not serve as the project developer, owner or operator, and in almost all cases, we have no input into how the project is developed or the operations are conducted. As a result, we have limited access to data in the operations or to the actual projects themselves. This could affect our ability to assess the value of our streams or enhance their performance. This could also result in delays in the receipt of carbon credits we anticipate based on the stage of development of the applicable properties or assets covered by our streams. In addition, some streams may be subject to confidentiality arrangements which govern the disclosure of information regarding streams, and as such, we may not be in a position to publicly disclose non-public information with respect thereto. The limited access to data and disclosure regarding the operations of the properties or assets in which we have an interest may restrict our ability to assess the value or enhance our performance, which may have a material adverse effect on our profitability, results of operation and financial condition.
Our streams are largely contract-based and the terms of such contracts may not be honored by developers or operators of a project.
Streams are largely contract-based, and the terms of which may be subject to interpretation or technical defects. To the extent grantors of streams and other interests do not abide by their contractual obligations, we may be forced to take legal action to enforce our contractual rights. Further, not all project developers, owners or operators are credit worthy. Such litigation may be time consuming and costly, and there is no guarantee we will succeed. If such litigation leads to an adverse decision to us, our profitability, results of operations and financial condition could be materially adversely affected.
We may acquire future streams in which we have limited control and our interests in such streams may be subject to transfer or other related restrictions.
Future streams may be subject to: (i) buy-down right provisions pursuant to which an operator, developer, or property owner may buy back all or a portion of the stream; (ii) pre-emptive rights pursuant to which parties have the right of first refusal or first offer with respect to a proposed sale or assignment of the stream; or (iii) claw back rights pursuant to which the seller of a stream has the right to re-acquire the stream. Holders of these rights may exercise them such that certain streams may not be available for acquisition by us or that streams held by us may be subject to buy-back rights or first refusal rights upon a sale.
Physical and transition risks arising from climate change, including risks posed by the increased frequency or severity of natural and catastrophic events and regulations or policies related to climate change, may materially adversely affect our business and operations.
A natural disaster, or severe weather conditions, including in connection with climate change, or an accident that damages or otherwise adversely affects any of our current or future operations, assets, or third-party infrastructure could materially and adversely affect our business, financial condition and results of operations.

Severe floods, droughts, lightning strikes, earthquakes, extreme wind conditions, severe storms, heatwaves, wildfires, monsoons and other unfavorable weather conditions or natural disasters (including those related to climate change) could disrupt the operation of our projects and may require us to make additional expenditures to mitigate the impact of such events.
The projects we enter into streaming agreements in connection with and/or otherwise invest in to generate carbon credits are subject to risks associated with natural disasters, which could result in temporary or permanent damage to, or destruction of, projects that generate carbon credits. Any such natural disasters could impact the ability of our counterparties to deliver carbon credits to us and therefore adversely affect the viability of any of our investments in such products and may result in a material and adverse effect on our profitability, results of operations and financial conditions. Various actions to mitigate our business risks associated with climate change and other natural and catastrophic events may require us to incur substantial costs and may not be successful, due to, among other things, the uncertainty associated with the longer-term projections associated with managing climate risk. For example, to the extent natural and catastrophic events or severe weather conditions become more frequent and intense, the availability or cost of materials may be adversely impacted and insurance and other operating costs may increase, which may increase the costs of our products and materially adversely affect our profitability, results of operations and financial condition.
The threat of global economic, capital markets and credit disruptions pose risks to our business.
In recent years, global economies have suffered dramatic downturns as a result of the COVID-19 pandemic, a deterioration in the credit markets and related financial crisis, and a variety of other factors including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, inflation, ratings downgrades of certain investments and declining valuations of others. Governments in the United States and elsewhere have taken unprecedented actions in an attempt to address and rectify these extreme market and economic conditions by providing liquidity and stability to the financial markets.
Our performance will depend on the financial health and strength of carbon credit markets and businesses or investments related to carbon credits, which in turn will be dependent on the economic conditions of the markets in which we and our customers operate. A decline in the global economy, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties and other macroeconomic factors all affect the spending behavior of potential customers. The economic uncertainty in Europe, the United States, India, China and elsewhere arising out of increased monetary inflation may adversely impact our profitability and financial condition. Additionally, a global credit and liquidity crisis could adversely impact the cost and availability of financing and our overall liquidity. Volatility of carbon credit prices could materially and adversely impact our revenues, profits, losses, cash flow and the value of our carbon credit holdings, and continued recessionary pressures could adversely impact demand for carbon credits and our related investments.
Carbon markets, particularly the voluntary markets, are still evolving and there are no assurances that the carbon credits we purchase or generate through our investments will find a market.
The carbon credit market, particularly the voluntary markets, have experienced a high level of price and volume volatility. There is, or there may be in the future, a lack of liquidity for the purchase or sale of carbon credits. We may not be able to purchase or sell the volume of carbon credits as desired in a timely manner, at an attractive price, or at all. The pool of potential purchasers and sellers is limited, and each transaction may require the negotiation of specific provisions. Accordingly, a purchase or sale may take several months or longer to complete. In addition, as the supply of carbon credits is limited, we may experience difficulties purchasing carbon credits. The inability to purchase and sell on a timely basis in sufficient quantities could have a material adverse effect on our business, financial condition and results of operations.
We are subject to economic, political and other risks of doing business globally and in emerging markets.
Our investments may be focused in a particular country, countries, or region and therefore may be susceptible to adverse market, political, regulatory and geographic events affecting that country, countries or region. A significant proportion of our short-term and medium-term opportunities are located outside of North America. Such geographic focus may also subject us and our investments to a higher degree of volatility.
There is no guarantee that future political, or economic instability will not occur in countries in which we operate. The risks we may face with respect to any country where our current or future streams or investments may be located, include unforeseen government actions, acts of god, terrorism, hostage taking, military repression, extreme fluctuations in currency exchange rates, high rates of inflation, labor unrest, the risks of war or civil unrest, expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits and contracts, changes in taxation policies, restrictions on foreign exchange and repatriation, and changing political conditions, currency controls, export controls, and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction or other events.
Further, emerging markets are subject to different risks as compared to more developed markets. Operating a business in an emerging market can involve a greater degree of risk than operating a business in more developed markets, including, in some cases, increased political, economic and legal risks. Emerging market governments and judiciaries often exercise broad, unchecked discretion and are susceptible to abuse and corruption. Moreover, financial turmoil in any emerging market country tends to adversely affect the value of investments in all emerging market countries as investors move their money to more stable, developed markets. Financial problems or an increase in the perceived risks associated with investing in companies in emerging economies could dampen foreign investment and adversely affect local economies in which we operate. Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved in, and are familiar with, investing in emerging markets.
Any or all of these factors, limitations or the perception thereof could impede our activities, result in the impairment or loss of part or all of our interest in a stream or an investment, or otherwise have a material adverse effect on our valuation and the trading price of our securities.
We need to improve our operational and financial systems to support our expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will materially adversely affect its business and results of operations.
To manage the expected growth of our operations and increasing complexity, we will need to improve its operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect our business and results of operations. Our systems, procedures and controls may not be adequate to support our complex arrangements and the rules governing revenue and expense recognition for our operations and expected growth. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely affect its relationships with its customers, cause harm to its reputation and brand and could also result in errors in its financial and other reporting. We expect that complying with these rules and regulations will substantially increase its legal and financial compliance costs and will make some activities more time-consuming and costly. These increased costs will increase our net loss and it cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements.
Our Charter, together with our Bylaws, and Canadian laws and regulations applicable to the Company may adversely affect our ability to take actions that could be deemed beneficial to shareholders of the Company.
As a Canadian company, we are subject to different corporate requirements than a corporation organized under the laws of the United States. Our Charter, our Bylaws and the ABCA set forth various rights and obligations that are unique to us as a Canadian company. These requirements may limit or otherwise adversely affect our ability to take actions that could be beneficial to Company shareholders.
Risks Related to our Information Technology and Intellectual Property
Failure of a key information technology system, process or site could have a material adverse effect on our business.
We rely on our information technology (“IT”) systems to operate our business and are dependent upon the availability, capacity, reliability and security of our IT infrastructure and our ability to expand and continually update this infrastructure, to conduct daily operations. In the event that we are unable to secure our software and hardware, effectively upgrade systems and network infrastructure and take other steps to maintain or improve our systems, the operations of such systems could be interrupted or result in loss, corruption or release of confidential data. The IT systems are subject to a variety of security risks, which are growing in both complexity and frequency and could include potential breakdown, cyber phishing, invasion, virus, cyber-attack, cyber-fraud, security breach, and destruction or interruption of its IT systems by third parties or insiders. Unauthorized access to these systems by employees or third parties could lead to corruption or exposure of confidential fiduciary or proprietary information, in a loss or theft of our financial resources, critical data and information or could result in a loss of control of our technological infrastructure or financial resources, which could have a material adverse effect on our business, financial condition, and results of operations as well as on our reputation. Although we have implemented cybersecurity protections to safeguard our data, we can provide no assurances that these protections will prevent all cybersecurity breaches.
We have experienced security incidents or breaches in the past, and if we experience any future security incidents or breaches, our reputation may be harmed and we may suffer significant liabilities, any of which could have a material adverse effect on our business and results of operations.
Security incidents, in particular, cyberattacks, computer malware, viruses, social engineering (including phishing attacks), ransomware attacks and hacking are becoming more prevalent. We and our third-party providers, are at risk of security incidents which may affect our investments and the customer data we and our third-party providers process. A security incident could be caused by disasters, insiders or third parties, including through inadvertent acts or omissions, negligence, or malicious acts such as hacking or the use of viruses, ransomware, or malware. In addition, third parties may use phishing, fraud or other forms of deception to induce our employees, suppliers, research partners, or other third parties with whom we do business to disclose information, or to obtain access to our IT systems, facilities, data, or confidential and proprietary information and technologies. For example, in September 2023, an unauthorized third-party gained access to one of our officer’s email accounts through a phishing attack. This cyber-attacker contacted an investor of ours via email, impersonating our officer, resulting in the investor wiring money to the cyber attacker. Upon discovering that our officer’s email account was compromised, we have worked with a third-party IT service provider to conduct a forensic audit to determine the extent of the security breach. Based on the IT service provider’s findings, we do not believe that the cyber-attacker used the access that they gained to our officer’s account to access any of our other accounts or systems. However, there can be no assurance that the IT service provider’s forensic audit has uncovered all security breaches, nor that the security policies and procedures we have adopted since discovering this security breach will be sufficient to prevent future security breaches.
We may experience cybersecurity incidents and security breaches in the future. Any future security breach suffered by us or our third-party service providers or any unauthorized, accidental or unlawful access or loss of data, or the perception that any such event has occurred, could result in a disruption to our operations, litigation, an obligation to notify regulators and affected individuals, the triggering of indemnification and other contractual obligations to our customers, regulatory investigations, government fines and penalties, reputational damage, loss of sales, customers and prospects, expenses related to mitigation and remediation, and other significant costs and liabilities. In addition, we may incur significant costs and operational consequences in relation to investigating, remediating, and addressing actual or perceived security incidents, as well as the costs to comply with any notification or other obligations resulting from any such incidents. Any of the foregoing could materially affect our business, financial condition, results of operations, cash flow and prospects.
If we are unable to obtain, protect or enforce our rights in proprietary technology, brands or other intellectual property, our competitive advantage, business, financial condition, results of operations, cash flow and prospects could be materially adversely affected.
In the future, we may file patent applications, including provisional patent applications, for certain technologies related to our business. We may not be able to accurately predict all the countries where patent protection will ultimately be possible or desirable. If we have failed or fail to timely file a patent application in any such country, we may be precluded from doing so at a later date. In addition, we cannot assure you that any of our patent applications will be granted or will issue as patents. The scope of patent protection could be narrowed during the application process, and accordingly we cannot assure you that the resulting patents would be of sufficient scope to provide us with any meaningful protection or commercial advantage. Furthermore, any patents that we do obtain could be challenged, invalidated or circumvented by others, and our competitors could infringe our patents; however, we cannot assure you that we will learn of all instances of infringement, and even if we become aware of infringement, we cannot assure you that we will have adequate resources to enforce our patents. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our business, financial condition, results of operations, cash flow and prospects.

Risks Related to Legal, Compliance and Regulations
Our business and current and future operations are subject to liabilities and operating restrictions arising from regulatory requirements. We will be subject to regulatory requirements in multiple jurisdictions, which impose substantial compliance requirements on our operations. Our operating costs could be significantly increased in order to comply with new or more stringent regulatory standards in the jurisdictions in which we operate.
We are subject to, and may be adversely affected by changes in, regulatory requirements, customs, duties and other taxes in jurisdictions in which we operate, including Canada, the United States, and African countries. The costs associated with legal compliance may be substantial. In addition, possible future laws and regulations, changes to existing laws and regulations or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspension of projects generating carbon credits and planned operations and delays in the development of projects generating carbon credits. Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from environmental, health and safety impacts of the operations of projects generating carbon credits. Any failure by us or operators of projects in which we invest to comply with laws and regulators could lead to financial restatements, fines, penalties, loss, reduction or expropriation of entitlements, the imposition of additional local or foreign parties as joint venture partners with carried or other interests and other material negative impacts. Further, violations of environmental and other laws, regulations and permit requirements may also result in criminal sanctions or injunctions.
Many foreign, federal, state and local environmental laws, regulations and permitting requirements will apply to projects generating carbon credits and could negatively impact our ability to generate carbon credits. Violations of these laws and permit requirements could also result in negative publicity for us, which, in turn, would have a material adverse effect on our business and results of operations.
From time to time, we may be involved in litigation, regulatory actions or government investigations and inquiries, which could have an adverse impact on our profitability and financial position.
We may, from time to time, be involved in various claims, legal proceedings and disputes arising in the ordinary course of business. It is difficult to predict the outcome or ultimate financial exposure, if any, represented by these matters, and there can be no assurances that any such exposure will not be material. If such disputes arise and we are unable to resolve these disputes favorably, it may have a material and adverse effect on our profitability, results of operations and financial condition. Such disputes may also negatively affect our reputation and divert management’s attention from operations.
It may be difficult for our stockholders to acquire jurisdiction and enforce liabilities against our assets based in international jurisdictions.
Some or all of our assets, as well as certain of our directors and officers, reside outside of the United States. As a result, it may not be possible for certain stockholders to enforce their legal rights, to effect service of process upon our directors or executive officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and executive officers under United States federal securities laws.
We may not be able to have all our projects validated through a compliance market or by an internationally recognized carbon credits standard body.
In seeking to acquire and grow a diversified and high-quality portfolio of streams and investments in projects that generate carbon credits over the long term, our intention is to seek to have all such projects validated through a compliance market or by an internationally recognized carbon credits standard body in the voluntary market, such as the Verified Carbon Standard, a widely used greenhouse gas crediting program, administered by Verra, a nonprofit organization that operates standards in environmental and social markets. These standards organizations are meant to increase credibility in the marketplace. We may also seek to have co-benefits validated by standards such as the Climate, Community and Biodiversity Standard, which evaluates land management projects, SOCIALCARBON, an international greenhouse gas standard, or the Sustainable Development Verified Impact Standard, also administered by Verra, which is the standard for certifying the sustainable development benefits of social and environmental projects. Any actual or proposed changes to international carbon standards or verification requirements and/or the implementation of any national or international laws, treaties or regulations by governmental entities and/or any adverse changes to existing governmental policies with respect to carbon credits (including, without limitation, any changes to nationally determined contributions under the Paris Agreement or any other national or international initiatives) may result in a material and adverse effect on our profitability, results of operation and financial condition.
Carbon pricing initiatives are based on scientific principles that are subject to debate. Failure to maintain international consensus may negatively affect the value of carbon credits.
Carbon pricing initiatives, such as ETSs, carbon taxes and carbon credits have arisen primarily due to relative international and scientific consensus with respect to scientific evidence indicating a correlative relationship between the rise in global temperatures and extreme weather events, on the one hand, and the rise in greenhouse gas emissions in the atmosphere, on the other hand. New technologies may arise that may diminish or eliminate the need for carbon markets. Ultimately, the price of carbon credits is determined by the cost of reducing emissions levels. If the price of credits becomes too high it will be more economical for companies to develop or invest in lower emission technologies, thereby suppressing the demand and adversely affecting the price. Regulatory risk related to changes in regulation and enforcement of ETSs can adversely affect market behavior. If fines or other penalties for non compliance are not enforced, incentives to purchase carbon credits will deteriorate, which can result in a fall in the price of carbon credits and a drop in the value of our assets.
Our business may require numerous permits, licenses and other approvals from various governmental agencies, and the failure to obtain or maintain any of them, or delays in obtaining them, could materially adversely affect us.
We may acquire a property or an interest in a property with the intent to generate carbon credits from activities on that property. These future activities may require licenses and permits from various governmental authorities. We cannot give any assurances that we will be able to obtain or maintain all necessary licenses and permits that may be required to carry out development of our carbon offset projects on any future properties.
Carbon trading is heavily regulated and new legislation in the jurisdictions in which we operate may materially impact our operations.
Carbon trading is regulated by specific jurisdictions pursuant to regional legislation or may be voluntary. When regulated (e.g., in the European Union and in the Western Climate Initiative jurisdictions), governments compel emitters to reduce their greenhouse gas emissions through technological improvements or through the purchase of carbon credits. New legislation may arise in certain compulsory jurisdictions that may render our business plan and knowledge obsolete with respect to carbon credits. With respect to the voluntary trade of carbon credits, there is a significant risk that certain voluntary purchasers of carbon credits may elect to cease the purchase of carbon credits for various reasons that are inherent to their business plans, because of changing economic, political contexts or other conditions that cannot be controlled by us. If voluntary purchasers of carbon credits elect to stop purchasing carbon credits, it could have a material adverse effect on our business, results of operations and financial condition.
Risks Associated with Being a Public Company Listed on the Nasdaq
The Company will need to improve its operational and financial systems to support its expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will materially adversely affect its business and results of operations.
To manage the expected growth of its operations and increasing complexity, the Company will need to improve its operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect the Company’s business and results of operations. Prior to the Closing, DevvStream’s systems, procedures and controls may not be adequate to support its complex arrangements and the rules governing revenue and expense recognition for the Company’s future operations and expected growth. Delays or problems associated with any improvement or expansion of the Company’s operational and financial systems and controls could adversely affect its relationships with its customers, cause harm to its reputation and brand and could also result in errors in its financial and other reporting. the Company expects that complying with these rules and regulations will substantially increase its legal and financial compliance costs and will make some activities more time-consuming and costly. These increased costs will increase the Company’s net loss and it cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements.

The Company’s failure to meet Nasdaq’s continued listing requirements could result in a delisting of its shares.
On February 12, 2025, the Company received notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. The Company has 180 calendar days, or by August 13, 2025, to regain compliance with the minimum bid price requirement but could be eligible for an additional 180-day compliance period. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or will otherwise be in compliance with other applicable Nasdaq listing rules.
If the Company fails to satisfy Nasdaq’s continued listing requirements, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its shares. Such a delisting would likely have a negative effect on the price of the Company’s shares and would impair your ability to sell or purchase the Company’s shares when you wish to do so. In the event of a delisting, the Company can provide no assurance that any action taken by it to restore compliance with listing requirements would allow it shares to become listed again, stabilize the market price or improve the liquidity of the Company’s shares, prevent its shares from dropping below Nasdaq’s minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.
If securities or industry analysts do not publish research or reports about the Company’s business or publish negative reports about the Company’s business, its share price and trading volume could decline.
The trading market for the Company’s Common Shares will depend on the research and reports that securities or industry analysts publish about the Company or its business. the Company does not have any analyst coverage and may not obtain analyst coverage in the future. In the event the Company obtains analyst coverage, it will not have any control over such analysts. If one or more of the analysts who cover the Company downgrade its shares or change their opinion of the Company Common Shares, the share price would likely decline. If one or more of these analysts cease coverage of the Company or fail to regularly publish reports on the Company, it could lose visibility in the financial markets, which could cause its share price or trading volume to decline.
Because we do not anticipate paying any cash dividends on our Common Shares in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.
You should not rely on an investment in the Common Shares to provide dividend income. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. Investors seeking cash dividends should not purchase our Common Shares.
The Company is an “emerging growth company,” and its reduced SEC reporting requirements may make its shares less attractive to investors.
The Company is an “emerging growth company” as defined in the JOBS Act. The Company will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which the Company has total annual gross revenue of at least $1.235 billion or (c) in which the Company is deemed to be a large accelerated filer, which means the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of the Company’s prior second fiscal quarter, and (ii) the date on which the Company issued more than $1.0 billion in non-convertible debt during the prior three-year period. The Company intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, such as an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Company cannot predict if investors will find its shares less attractive because it intends to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find the Company’s shares less attractive as a result, there may be a less active, liquid and/or orderly trading market for its shares and the market price and trading volume of its shares may be more volatile and decline significantly.
U.S. and Canadian investors may find it difficult or impossible to effect service of process and enforce judgments against the Company, the Company directors, and the Company executive officers.
The Company is incorporated under the laws of Alberta, Canada. As a result, it may be difficult for U.S. investors to realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws.
Similarly, certain directors of the Company reside outside of Canada. Consequently, it may not be possible for Canadian investors to enforce judgments obtained in Canada against any person who resides outside of Canada, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada any judgment of a court of Canada against the directors of the Company who reside outside of Canada since a substantial portion of the assets of such person may be located outside of Canada.
The Company Charter, together with the Company Bylaws, and Canadian laws and regulations applicable to the Company may adversely affect the Company’s ability to take actions that could be deemed beneficial to shareholders of the Company.
As a Canadian company, the Company is subject to different corporate requirements than a corporation organized under the laws of the United States. The Company Charter, the Company Bylaws and the ABCA set forth various rights and obligations that are unique to the Company as a Canadian company. These requirements may limit or otherwise adversely affect the Company’s ability to take actions that could be beneficial to shareholders of the Company.
Risks Related to Taxes
The Company’s ability to utilize its net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations, including losses as a result of the Business Combination.
The Company has incurred and is likely to continue incurring significant tax losses, which may be limited in their usability under Canadian and other tax laws. Although the Company neither expects the Business Combination nor any of the ownership changes in the course of past financing rounds to result in a forfeiture of the Company’s Canadian tax loss attributes, the realization of future tax savings from such tax loss attributes will be limited under the Tax Act following the Amalgamation and will depend on the tax authorities’ acceptance of their continued availability and the Company’s ability to generate future taxable income in Canada against which such losses can be offset.
Following the SPAC Continuance, the Company will be subject to Canadian and United States tax on its worldwide income.
Following the SPAC Continuance, the Company will be deemed to be a resident of Canada for Canadian federal income tax purposes by virtue of existing under the ABCA, subject to the application of an applicable tax treaty or convention. Accordingly, subject to an applicable tax treaty or convention, the Company will be subject to Canadian taxation on its worldwide income, in accordance with the rules set forth in the Income Tax Act (Canada) (the “Tax Act”) generally applicable to corporations residing in Canada. Notwithstanding that the Company will be deemed to be a resident of Canada for Canadian federal income tax purposes, the Company will also be treated as a U.S. corporation for U.S. federal income tax purposes, pursuant to Section 7874(b) of the Code, and will be subject to U.S. federal income tax on its worldwide income. As a result, subject to an applicable tax treaty or convention, the Company will be subject to taxation both in Canada and the U.S., which could have a material adverse effect on the Company’s business, financial condition and results of operations. All shareholders and investors should consult with their own tax advisors in this regard.
Dividends, if ever paid, on the Company’s Common Shares will be subject to Canadian and/or United States withholding tax.
It is currently anticipated that the Company will not pay any dividends on its Common Shares in the foreseeable future. To the extent dividends are paid, dividends received by holders of the Company’s Common Shares who are not residents of the U.S. and who are residents of Canada for purposes of the Tax Act will be subject to U.S. withholding tax. Any dividends may not qualify for a reduced rate of withholding tax under the U.S.-Canada income tax treaty (“Canada-U.S. Tax Convention”). Any U.S. withholding taxes paid by or on behalf of a resident of Canada in respect of dividends received on the Company’s Common Shares may be eligible for foreign tax credit or deduction treatment where applicable under the Tax Act. Generally, a foreign tax credit in respect of a tax paid to a particular foreign country is limited to the Canadian tax otherwise payable in respect of income sourced in that country. Dividends received on the Company’s Common Shares by a resident of Canada may not be treated as income sourced in the United States for these purposes, such that a foreign tax credit under the Tax Act may not be available. Residents of Canada should consult their own tax advisors with respect to the availability of any foreign tax credits or deductions under the Tax Act in respect of any U.S. withholding taxes applicable to dividends on the Company’s Common Shares.
Dividends received by stockholders who are residents of the U.S. will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Any dividends may not qualify for a reduced rate of withholding tax under the Canada-U.S. Tax Convention. For U.S. federal income tax purposes, a U.S. holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Dividends paid by us will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. holders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. Subject to certain limitations, a U.S. holder should be able to take a deduction for the U.S. holder’s Canadian tax paid, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.
Dividends received by non-U.S. holders who are not residents of Canada for purposes of the Tax Act will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to our stockholders, subject to examination of the relevant treaty. These dividends may, however, qualify for a reduced rate of Canadian withholding tax under any income tax treaty otherwise applicable to our stockholders, subject to examination of the relevant treaty.
Each holder of the Company’s Common Shares should seek tax advice, based on such stockholder’s particular facts and circumstances, from an independent tax advisor.
Changes in tax laws may affect the Company and its stockholders and other investors.
There can be no assurance that the Company’s Canadian and U.S. federal income tax treatment or an investment in the Company will not be modified, prospectively or retroactively, by legislative, judicial or administrative action, in a manner adverse to the Company or its stockholders or other investors.

MARKET AND INDUSTRY DATA
This Registration Statement contains information concerning the market and industry in which we conduct our business. We operate in an industry in which it is difficult to obtain precise industry and market information. We have obtained market and industry data in this Registration Statement from industry publications and from surveys or studies conducted by third parties that it believes to be reliable. We cannot assure you of the accuracy and completeness of such information, and it has not independently verified the market and industry data contained in this Registration Statement or the underlying assumptions relied on therein. As a result, you should be aware that it is possible that any such market, industry and other similar data may not in fact be reliable. In addition, any such market, industry and other similar data speaks as of its original publication date (and not as of the date of this Registration Statement) and we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. While we are not aware of any misstatements regarding any industry data presented in this prospectus, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the section titled “Risk Factors” in this Registration Statement.

USE OF PROCEEDS
All of the Common Shares offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their own account. We will not receive any of the proceeds from the resale of the Common Shares.
However, to the extent that the Warrants are exercised for cash, we will receive proceeds from any exercise of the Warrants up to an aggregate of approximately $17 million. There are no assurances that the Warrants will ever be exercised, particularly to the extent the current market price for our Common Shares continues to be significantly below the exercise price of the Warrants. When the market price for our Common Shares is less than the exercise price of the Warrants, which it is at the time of this prospectus, we believe that warrant holders will be unlikely to exercise their Warrants.
The proceeds from any exercise of Warrants that we receive, if any, are currently expected to be used for general corporate purposes, including working capital. Accordingly, we retain broad discretion over the use of the net proceeds from the sale of our Warrants. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date hereof, we cannot specify with certainty the particular uses for the net proceeds from the exercise of Warrants.
We will incur all costs associated with this prospectus and the registration statement of which it is a part. See “Plan of Distribution” for additional information.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which Common Shares may be sold by the Selling Stockholders under this prospectus.
MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY
Market Information
Our Common Shares and warrants are currently listed on the Nasdaq Capital Market under the symbol “DEVS”. On May 27, 2025, there were 22 holders of record of the Common Shares.
Dividend Policy
We have never declared or paid any dividends on our Common Shares. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will depend on, among other things, the consent of our lender(s), our results of operations, cash requirements, financial condition, contractual restrictions, funds lawfully available therefor and other factors that our board of directors may deem relevant.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus.
Introduction
The unaudited pro forma combined financial information of New PubCo has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and presents the combination of the historical financial information of FIAC and DevvStream as adjusted to give effect to the Business Combination and the other related events contemplated by the Business Combination Agreement. The unaudited pro forma combined financial information also gives effect to certain completed transactions consummated by FIAC and DevvStream that are not yet reflected in the historical financial information of FIAC or DevvStream and are considered material to investors. These material transactions are described below in the section entitled “— Other Related Events in Connection with the Business Combination” below.
FIAC is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. FIAC was incorporated under the laws of the State of Delaware on February 23, 2021. The registration statement for FIAC’s IPO was declared effective on October 27, 2021. On November 1, 2021, FIAC consummated its IPO of 23,000,000 FIAC Units, which included the full exercise of the underwriters’ option to purchase an additional 3,000,000 FIAC Units at the IPO price to cover over-allotments. Each Unit consists of one share of Class A Common Stock and one-half of one FIAC Warrant, with each whole FIAC Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The FIAC Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000. Simultaneously with the closing of IPO, FIAC completed the private sale of 11,200,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds to FIAC of $11,200,000.
Upon the closing of the IPO (including the full exercise of the underwriters’ over-allotment option) and the concurrent Private Placement, $234,600,000 was placed in the Trust Account, representing the aggregate redemption value of the Class A Common Stock sold in the IPO, at their redemption value of $10.20 per share.
On April 25, 2023, FIAC held a special meeting of stockholders (the “Extension Meeting”) to amend FIAC’s amended and restated certificate of incorporation to (i) extend the Termination Date by which FIAC has to consummate a Business Combination from May 1, 2023 (the “Original Termination Date”) to August 1, 2023 (the “Charter Extension Date”) and to allow FIAC, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time after the Charter Extension Date, by resolution of the FIAC Board if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until May 1, 2024, or a total of up to twelve months after the Original Termination Date, unless the closing of FIAC’s initial Business Combination shall have occurred prior to such date (such amendment, the “Extension Amendment” and such proposal, the “Extension Amendment Proposal”) and (ii) remove the limitation that FIAC may not redeem shares of public stock to the extent that such redemption would result in FIAC having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended), of less than $5,000,000 (such amendment, the “Redemption Limitation Amendment” and such proposal, the “Redemption Limitation Amendment Proposal”). The stockholders of FIAC approved the Extension Amendment Proposal and the Redemption Limitation Amendment at the Extension Meeting on April 26, 2023.
In connection with the First Extension Meeting, the holders of 17,297,209 shares of Class A Common Stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.40 per share, for an aggregate redemption amount of $179,860,588. In connection with the Second Extension Meeting, the holders of 3,985,213 shares of Class A Common Stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.95 per share, for an aggregate redemption amount of $43,640,022.
In connection with the First Extension Meeting, on May 9, 2023, FIAC issued an unsecured promissory note in the total principal amount of up to $1,500,000 (the “Promissory Note”) to the Sponsor, and the Sponsor funded the initial principal amount of $487,500 and, as of December 31, 2023, $1,500,000 was outstanding. Such funds have been deposited into the Trust Account. The Promissory Note does not bear interest and matures upon closing of the FIAC’s initial Business Combination. In the event that FIAC does not consummate a Business Combination, the Promissory Note will be repaid only from amounts remaining outside of the Trust Account, if any. Up to the total principal amount of the Promissory Note may be converted, in whole or in part, at the option of the Lender into warrants of the Company at a price of $1.00 per warrant, which warrants will be identical to the Private Placement Warrants issued to the Sponsor at the time of the IPO.
In connection with the Second Extension Meeting, on December 1, 2023, the Company issued an unsecured promissory note in the total principal amount of up to $1,500,000 (the “Second Promissory Note”) to the Sponsor and the Sponsor funded deposits into the Trust Account. The Second Promissory Note does not bear interest and matures upon closing of the Company’s initial Business Combination. In the event that the Company does not consummate a Business Combination, the Second Promissory Note will be repaid only from amounts remaining outside of the Trust Account, if any. As of January 31, 2025, an aggregate of $1,475,000 had drawn under the Second Promissory Note.
Proceeds from promissory notes of $2,975,000 (and related uses) through January 31, 2025 are reflected in FIAC’s historical financial statements presented in the unaudited pro forma condensed combined financial information. Proceeds received and related uses after January 31, 2025 are not reflected in the unaudited condensed consolidated pro forma financial information.
DevvStream is a capex-light carbon credit generation company focused on high-quality and high-return technology-based projects. DevvStream offers investors exposure to carbon credits, a key instrument used to offset emissions of carbon dioxide from industrial activities to reduce the effects of global warming.
FIAC and DevvStream have different fiscal year ends. DevvStream’s fiscal year end is the last day in July, or July 31st, and FIAC’s fiscal year end is December 31st. As the fiscal years differ by more than 93 days, pursuant to Rule 11- 02(c)(3) of Regulation S-X for the purposes of presenting the unaudited pro forma condensed combined financial information, the fiscal year end of DevvStream has been conformed to the fiscal year end of FIAC. Following the consummation of the Business Combination, New PubCo will have a July 31st fiscal year end.
The unaudited pro forma combined statement of operations for the twelve months ended July 31, 2024 combines the historical unaudited statement of operations of FIAC for the twelve months ended June 30, 2024 with the historical audited statement of operations of DevvStream for the 12 months ended July 31, 2024 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on August 1, 2023, the beginning of the earliest period presented, under the maximum redemption scenario.
The 12-month period of FIAC’s historical statement of operations ending on June 30, 2024 is calculated by taking the unaudited statement of operations results of FIAC for the six months ended June 30, 2024 and adding the consolidated statements of operations and comprehensive loss of FIAC for the year ended December 31, 2023 and subtracting the unaudited statement of operations results of FIAC for the six months ended June 30, 2023.
The unaudited pro forma combined statement of operations for the six months ended January 31, 2025 combines the historical unaudited statement of operations of FIAC for the three months ended September 30, 2024, adding FIAC activities between October 1, 2024 and November 6, 2024, with the historical unaudited statement of operations of DevvStream for the six months ended January 31, 2025 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on August 1, 2024, the beginning of the earliest period presented.
The unaudited pro forma combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:
•	the historical audited financial statements of FIAC for the fiscal year ended December 31, 2023;
•	the historical unaudited financial statements of FIAC as of and for the nine months ended September 30, 2024;
•	the historical audited financial statements of Devvstream for the fiscal year ended July 31, 2024;

•	the historical unaudited interim condensed consolidated financial statements of DevvStream as of January 31, 2025; and
•	other information relating to FIAC and DevvStream included in this Prospectus.
The unaudited pro forma combined financial information should also be read together with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.
Description of the Business Combination
On September 12, 2023, FIAC entered into the Initial Business Combination Agreement, which was subsequently amended on May 1, 2024, August 10, 2024 and October 29, 2024 by and among FIAC, Amalco Sub and DevvStream. Pursuant to the Business Combination Agreement, among other things:
•
Prior to the Effective Time, FIAC will affect the SPAC Continuance and change its name to New PubCo. following the SPAC Continuance, and in accordance with the applicable provisions of the Plan of Arrangement and the BCBCA.

•
The exchange of all 76,954,288 DevvStream Company Shares issued and outstanding immediately prior to the Effective Time for 11,747,809 of New PubCo Common Shares in the maximum redemption scenario as adjusted by the Common Conversion Ratio.

•
The cancellation and conversion of 4,105,000 Company Options and 7,832,038 Company RSUs issued and outstanding immediately prior to the Effective Time into 626,668 Converted Options and 1,195,636 Converted RSUs in the maximum redemption scenario. Unvested Company Options and Company RSUs will accelerate and vest immediately upon the consummation of the Business Combination.

•
The exchange of 8,089,018 Company Warrants issued and outstanding immediately prior to the Effective Time for 1,234,866 of Converted Warrants in the maximum redemption scenario. The Converted Warrants shall become exercisable into New PubCo Common Shares in an amount equal to the Company Shares underlying such Company Warrant multiplied by the Common Conversion Ratio (and at an adjusted exercise price equal to the exercise price for such Company Warrant prior to the Effective Time divided by the Common Conversion Ratio).

Other Related Events in Connection with the Business Combination
Other related events that are contemplated to occur in connection with the Business Combination are summarized below:
•
DevvStream is in the process of issuing Convertible Bridge Notes, of which $1.0 million has been issued as of October 31, 2024, in accordance with Section 2.12(f) of the Initial Business Combination Agreement and the Convertible Bridge Notes Subscription Agreements. The principal loan amount and all accrued interest for the Convertible Bridge Notes is payable in cash, or may be converted, at each holder’s sole option, into Subordinated Voting Company Shares effective immediately upon Closing. For more information regarding the Convertible Bridge Notes, see the section of this prospectus titled “Certain Relationships and Related Person Transactions — DevvStream — Convertible Bridge Financing.” We have assumed for purposes of this disclosure that these Convertible Bridge Notes will be fully settled and paid in cash upon the consummation of the Business Combination. The Convertible Bridge Notes are referred to as the “Financing Transactions.”

•
In connection with the Business Combination, DevvStream and FIAC are expected to pay $13.4 million of transaction costs and an additional $2.9 million for the repayment of the Sponsor Working Capital Loans and $0.3 million for the settlement of Sponsor accrued administrative fees. In the maximum redemption scenario, there will not be sufficient cash to pay these fees at closing, no transaction expenses are paid at closing, and $13.4 million is recorded as accrued fees in the accompanying pro forma condensed balance sheet. Furthermore, within the context of the maximum redemption scenario, the First Sponsor Working Capital Loan is settled through the exchange for 1,500,000 Private Placement Warrants.

Accounting Treatment of the Business Combination
The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FIAC was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New PubCo will represent a continuation of the financial statements of DevvStream with the Business Combination treated as the equivalent of DevvStream issuing shares for the net assets of FIAC, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Operations prior to the Closing will be those of DevvStream in future reports of New PubCo. DevvStream has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•	DevvStream Shareholders have the largest portion of the voting power of New PubCo;
•	DevvStream Shareholders have the ability to nominate a majority of the members of the New PubCo Board;
•	DevvStream senior management comprise the senior management roles of New PubCo and are responsible for the day-to-day operations;
•	New PubCo assumed the DevvStream name as DevvStream Corp.; and
•	The intended strategy and operations of New PubCo continues DevvStream’s current strategy and operations in the post-combination company.
The FIAC Warrants and Private Placement Warrants remain liability classified instruments upon the Closing. New PubCo has evaluated the accounting for the Company Warrants, which shall be converted into warrants to purchase shares of New PubCo in accordance with the requirements of ASC 480 and ASC 815-40-15. For purposes of the unaudited pro forma condensed combined financial information, the New PubCo Warrants are classified as permanent equity. However, the evaluation and finalization of accounting conclusions including, but not limited to, classification of the instrument, impact to earnings per share, analysis of any potential embedded derivatives and the impact to other preferred/equity units are ongoing and subject to change.
Basis of Pro Forma Presentation
The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New PubCo upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma combined financial information are described in the accompanying notes.
The unaudited pro forma combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, nor does it reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma combined financial information does not purport to project the future operating results or financial position of New PubCo following the consummation of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed. FIAC and DevvStream have not had any historical operational relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information contained herein assumes that the FIAC stockholders approve the Business Combination on the terms and conditions set forth in the Business Combination Agreement. Pursuant to the current certificate of incorporation, FIAC’s public stockholders may elect to redeem their Public Shares for cash even if they approve the Business Combination. FIAC cannot predict how many of its public stockholders will exercise their right to redeem their shares of Class A Common Stocks for cash. The unaudited pro forma combined financial information has been prepared as follows:
•
Maximum Redemptions: Assuming that FIAC stockholders holding 1,717,578 of the Public Shares subject to redemption (prior to the application of the Reverse Split Factor) will exercise their redemption rights for their pro rata share (approximately $11.24 per share) of the funds in the Trust Account. Due to the cash constraints in the maximum redemption scenario, the First Sponsor Working Capital Loan is expected to be settled in exchange for 1,500,000 Private Placement Warrants.

The following summarizes the pro forma New PubCo Common Shares issued and outstanding immediately after the Business Combination:

	Share Ownership in DevvStream Holdings Inc.(1)
	Pro Forma Combined (Assuming Maximum Redemptions)(4)(5)
	Number of Shares	% Ownership
Sponsor and initial FIAC shareholders(2)(3)(4)	5,086,324	30.2%
FIAC public shareholders(5)	—	0.0%
Former DevvStream shareholders(6)	11,747,809	69.8%
Former DevvStream Convertible Note Holders	—	0.0%
Total	16,834,133	100.0%

(1)
Assumes a Reverse Split Factor of 0.9829, based on the closing price of the Subordinated Voting Company Shares on the Cboe Canada, as of October 31, 2024, converted into United States dollars based on the Bank of Canada daily exchange rate as of October 31, 2024.

(2)
Excludes the 1,474,297 Private Placement Warrants exchanged for the payment of the First Sponsor Working Capital Loan, given the expectation that these warrants will not be in the money at the time of closing.

(3)	Includes 3,390,883 Founder Shares held by FIAC’s Sponsor, 862,664 Founder Shares held by other investors that will convert into New PubCo Common Shares.
(4)	Excludes 11,008,084 Private Placement Warrants as the warrants are not expected to be in the money at Closing.
(5)	Excludes 11,302,943 FIAC Warrants as the warrants are not expected to be in the money at Closing.
(6)
Excludes shares underlying (i) Legacy Warrants, which will be exercisable for 1,234,866 shares at a weighted average exercise price of $9.29 per share, (ii) Converted Options, which will be exercisable for 626,668 shares at a weighted average exercise price of $7.87 per share and (iii) 1,195,636 Converted RSUs, as well as shares available for future issuance pursuant to the proposed Equity Incentive Plan.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions. Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this prospectus as anticipated, believed, estimated, expected or intended.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the 12 Months Ended July 31, 2024
(in thousands, except share data)

	Focus Impact Acquisition Corp. (Historical)	DevvStream Holdings Inc. (Historical)	Assuming Maximum Redemptions
			Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Operating costs	6,371	—	(6,371)	A	—
Sales and marketing	—	481	—		481
Depreciation	—	2	—		2
General and administrative	—	461	6,371	A	6,832
License fee	—	—	—		—
Professional fees	—	5,656	—		5,656
Salaries and wages	—	2,136	—		2,136
Share-based compensation	—	—	—		—
Total operating expenses	6,371	8,736	—		15,107

Other income
Interest (expense)	—	—	(330)	D	(330)
Interest and accretion expense	—	(82)	1,445	A	1,363
Unrealized loss on derivative liability	—	(846)	1,671	F	825
Foreign exchange gain (loss)	—	(108)	—		(108)
Unrealized loss on mandatory convertible debentures	—	(28)	—		(28)
Loss on impairment	—	—	—		—
Gain on forgiveness of accounts payable	—	—	—		—
Recovery of offering costs allocated to warrants	310	—	—		310
Change in fair value of warrant liabilities	681	—	89	E	770
Operating account interest income	5	—	(5)	A	—
Income from trust account	2,000	—	(2,000)	B	—
Total other income	2,996	(1,064)	869		2,801
Loss before provision for income taxes	(3,375)	(9,800)	869		(12,306)
Provision for income taxes	(505)	(73)	—	C	(578)

Net (loss) income	$(3,880)	$(9,873)	$869		$(12,884)

Pro Forma Earnings Per Share
Basic					$(0.77)
Diluted					$(0.77)

Pro Forma Number of Shares Used in Computing EPS
Basic (#)					16,834,133
Diluted (#)					16,834,133

See accompanying notes to the condensed consolidated interim financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the 6 Months Ended January 31, 2025
(in thousands, except share data)

	Focus Impact Acquisition Corp. (Historical)	DevvStream Holdings Inc. (Historical)	Assuming Maximum Redemptions
			Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Operating costs	3,421	—	(3,421)	A	—
Sales and marketing	—	677	—		677
Depreciation	—	1	—		1
General and administrative	—	391	3,421	A	3,812
License fee	—	—	—		—
Professional fees	—	6,005	—		6,005
Salaries and wages	—	659	—		659
Share-based compensation	—	—	—		—
Total operating expenses	3,421	7,733	—		11,154

Other income
Other Income (expense)	—	—	—		—
Interest and accretion expense	—	(246)	—		(246)
Unrealized loss on derivative liability	—	719	(719)	F	—
Foreign exchange gain (loss)	—	7	—		7
Unrealized loss on mandatory convertible debentures	—	71	—		71
Loss on impairment	—	(1,208)	1,208	G	—
Gain on forgiveness of accounts payable	—	899	(907)	H	8
Stop-loss provision loss	—	(1,025)	1,025	I	—
Equity loss on investment in associate	—	(107)	107	J	—
Recovery of offering costs allocated to warrants	—	—	—		—
Change in fair value of warrant liabilities	679	9	78	E	766
Operating account interest income	—	—	—		—
Income from trust account	175	—	(175)	B	—
Total other income	853	(881)	617		590
Loss before provision for income taxes	(2,568)	(8,614)	617		(10,564)
Provision for income taxes	(113)	—	—	C	(113)
Net (loss) income	$(2,680)	$(8,614)	$617		$(10,677)

Pro Forma Earnings Per Share
Basic					$(0.63)
Diluted					$(0.63)
Pro Forma Number of Shares Used in Computing EPS
Basic (#)					16,834,133
Diluted (#)					16,834,133

See accompanying notes to the condensed consolidated interim financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FIAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New PubCo will represent a continuation of the financial statements of DevvStream with the Business Combination treated as the equivalent of DevvStream issuing shares for the net assets of FIAC, accompanied by a recapitalization. The net assets of FIAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of DevvStream in future reports of New PubCo.
FIAC and DevvStream have different fiscal year ends. DevvStream’s fiscal year end is the last day in July, or July 31st, and FIAC’s fiscal year end is December 31st. As the fiscal years differ by more than 93 days, pursuant to Rule 11- 02(c)(3) of Regulation S-X for the purposes of presenting the unaudited pro forma condensed combined financial information, the fiscal year end of FIAC has been conformed to the fiscal year end of DevvStream. Following the consummation of the Business Combination, New PubCo will have a July 31st fiscal year end.
The unaudited pro forma combined statement of operations for the twelve months ended July 31, 2024 combines the historical unaudited statement of operations of FIAC for the twelve months ended June 30, 2024 with the historical audited statement of operations of DevvStream for the 12 months ended July 31, 2024 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on August 1, 2023, the beginning of the earliest period presented.
The 12-month period of FIAC’s historical statement of operations ending on June 30, 2024 is calculated by taking the unaudited statement of operations of FIAC for the six months ended June 30, 2024 and adding the consolidated statements of operations and comprehensive loss of FIAC for the year ended December 31, 2023 and subtracting the unaudited statement of operations results of FIAC for the six months ended June 30, 2023.
The unaudited pro forma combined statement of operations for the six months ended January 31, 2025 combines the historical unaudited statement of operations of FIAC for the three months ended September 30, 2024, adding FIAC activities between October 1, 2024 and November 6, 2024, with the historical unaudited statement of operations of DevvStream for the six months ended January 31, 2025 on a pro forma basis as if the Business Combination and the other events, summarized below, had been consummated on August 1, 2024, the beginning of the earliest period presented.
The unaudited pro forma combined financial information was derived from, and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this prospectus:
•	the historical audited financial statements of FIAC for the fiscal year ended December 31, 2023;
•	the historical unaudited financial statements of FIAC as of and for the nine months ended September 30, 2024;
•	the historical audited financial statements of Devvstream for the fiscal year ended July 31, 2024;
•	the historical unaudited interim condensed consolidated financial statements of DevvStream as of January 31, 2025 and for the six months ended January 31, 2025; and
•
other information relating to FIAC and DevvStream included in this prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “The Business Combination Proposal (Proposal 1).”

The unaudited pro forma combined financial information should also be read together with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma
See accompanying notes to the condensed consolidated interim financial statements.

combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.
One-time direct and incremental transaction costs incurred in connection with the Business Combination allocated to the liability classified warrants are recorded as a charge to other income (expense).
Management has not identified any material differences in accounting policies that would require adjustments in the pro forma financial information. Certain reclassifications have been reflected to conform financial statement presentation as described in the notes the pro forma financial statements below.
2. Adjustments to Unaudited Pro Forma Combined Financial Information
Adjustments to Unaudited Pro Forma Combined Statements of Operations
A. Represents reclassifications to conform FIAC’s financial information to financial statement line items and presentation of New PubCo based on DevvStream’s financial statement presentation.
B. Reflects the elimination of $0.2 million and $2.0 million of interest income for the six months ended September 30, 2024 and for the year ended July 31, 2024, respectively, related to historical income from the Trust Account.
C. The pro forma income statement adjustments do not reflect any income tax effect because DevvStream has a full valuation allowance offsetting any potential tax impact.
D. Reflects the recognition of $0.3 million of direct and incremental transaction costs allocated to the liability classified warrants.
E. Reflects the recognition of additional change in fair value of warrant liabilities, amounting to a gain of $89 thousand for the year ended July 31, 2024, assuming that the First Sponsor Working Capital Loan was extinguished in exchange for Private Placement Warrants with the fair value of $89 thousand. For the six months ended January 31, 2025, reflects the elimination of the change in fair value of warrant liabilities between November 7, 2024 and January 31, 2025, of $78 thousand, which is associated with warrants actually issued upon consummation of the Business Combination of FIAC and DevvStream.
F. Reflects the elimination of the change in fair value of the embedded derivative liability associated with the First Sponsor Working Capital Loan under the maximum redemption scenario. The Company is expected to settle the First Sponsor Working Capital Loan via the issuance of warrants, with which the Company eliminates the derivative liability balance outstanding and any subsequent fair value changes in derivative liability thereafter.
G. Reflects adjustments to eliminate of transactions that took place for the six months ended January 31, 2025 in DevvStream, with issuance of equity of the New PubCo subsequent to the consummation of the Business Combination, that were not contemplated contemporaneously with the Business Combination. Impairment was related to the impairment of carbon credits that were acquired via the issuance of New PubCo shares.
H. Reflects adjustments to eliminate of transactions that took place for the six months ended January 31, 2025 in DevvStream, with issuance of equity of the New PubCo subsequent to the consummation of the Business Combination to settle payables, that were not contemplated contemporaneously with the Business Combination.
I. Reflects adjustments to eliminate of transactions that took place for the six months ended January 31, 2025 in DevvStream, with issuance of equity of the New PubCo subsequent to the consummation of the Business Combination, that were not contemplated contemporaneously with the Business Combination. Stop-loss provision liabilities relate to certain make-whole obligations by DevvStream to sellers of carbon credits that were acquired via the issuance of New PubCo shares.
J. Reflects adjustments to eliminate of transactions that took place for the six months ended January 31, 2025 in DevvStream, with issuance of equity of the New PubCo subsequent to the consummation of the Business Combination, that were not contemplated contemporaneously with the Business Combination. Equity loss on investment in associate relate to interest in an associate that was acquired via the issuance of New PubCo shares.
See accompanying notes to the condensed consolidated interim financial statements.

3. Earnings per Share
The pro forma earnings per share calculation represents the net income (loss) per share calculated using the pro forma basic and diluted weighted average shares outstanding of New PubCo Common Shares (assuming a Reverse Split Factor of 0.9829, based on the closing price of the Subordinated Voting Company Shares on the Cboe Canada, as of October 31, 2024, converted into United States dollars based on the Bank of Canada daily exchange rate as of October 31, 2024) as a result of the pro forma adjustments as if the Business Combination had occurred on August 1, 2023, the beginning of annual period. The calculation of weighted average shares outstanding for pro forma basic and diluted net income per share reflects (i) the historical DevvStream shares, as adjusted by the Common Conversion Ratio, outstanding as of the respective original issuance date and (ii) assumes that the new shares issuable relating to the Other Related Events, as adjusted by the Common Conversion Ratio (where applicable), and the Business Combination have been outstanding as of August 1, 2023, the beginning of the earliest period presented. For potentially dilutive securities related to DevvStream’s historical stock-based compensation and DevvStream’s Converted Warrants, the treasury stock method is applied along with the Conversion Ratio has been applied to determine the potentially dilutive impact. Under the maximum redemption scenario, 100% of the shares of Class A Common Stock assumed to be redeemed by FIAC public stockholders and are eliminated as of August 1, 2023, the beginning of the annual period.
The unaudited pro forma combined per share information has been presented under the assumed redemption scenario as follows:

Twelve Months Ended July 31, 2024
(in thousands, except share and per share data)	Assuming Maximum Redemptions
Numerator:
Net income (loss) attributable to common shareholders - basic and diluted	$(12,884)
Denominator:
Sponsor and certain affiliates	5,086,324
Public Shareholders	—
Former DevvStream shareholders	11,747,809
Former DevvStream convertible note holders	—
PIPE Investors	—
Weighted average shares outstanding - basic	16,834,133
Diluted effect of DevvStream stock based compensation	—
Diluted effect of DevvStream Converted Warrants	—
Weighted average shares outstanding - diluted	16,834,133
Net income (loss) per share attributable to common shareholders - basic	$(0.77)
Net income (loss) per share attributable to common shareholders - diluted	$(0.77)

See accompanying notes to the condensed consolidated interim financial statements.

Upon Closing, the following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net income (loss) per share for the period and scenarios presented because including them would have had an anti-dilutive effect:

Twelve Months Ended July 31, 2024
Assuming Maximum Redemptions
Private placement warrants	12,482,381
Public warrants	11,302,943
New Pubco Warrants	1,234,866
New Pubco Stock Options	626,668
New Pubco RSUs	1,195,636

Six Months Ended January 31, 2025
(in thousands, except share and per share data)	Assuming Maximum Redemptions
Numerator:
Net income (loss) attributable to common shareholders - basic and diluted	$(10,677)
Denominator:
Sponsor and certain affiliates	5,086,324
Public Shareholders	—
Former DevvStream shareholders	11,747,809
Former DevvStream convertible note holders	—
Weighted average shares outstanding - basic	16,834,133
Diluted effect of DevvStream stock based compensation	—
Diluted effect of DevvStream Converted Warrants	—
Weighted average shares outstanding - diluted	16,834,133
Net income (loss) per share attributable to common shareholders - basic	$(0.63)
Net income (loss) per share attributable to common shareholders - diluted	$(0.63)

Following the Closing, the following outstanding shares of Common Stock equivalents were excluded from the computation of pro forma diluted net income (loss) per share for the period and scenarios presented because including them would have had an anti-dilutive effect:

Six Months Ended January 31, 2025
Assuming Maximum Redemptions
Private placement warrants	12,482,381
Public warrants	11,302,943
New Pubco Warrants	1,234,866
New Pubco Stock Options	626,668
New Pubco RSUs	1,195,636

See accompanying notes to the condensed consolidated interim financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Cautionary Note Regarding Forward-Looking Statements
The following discussion and analysis should be read in conjunction with DevvStream’s unaudited condensed consolidated interim financial statements and related notes for the three and six months ended January 31, 2025 and 2024 (“interim financial statements”) and the audited consolidated financial statements and related notes for the fiscal years ended July 31, 2024 and 2023, which have been prepared in accordance with US GAAP and are included elsewhere in this report. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those described in our other SEC filings, including those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our Current Report on Form 8-K/A filed with the SEC on March 7, 2025. All figures are in US dollars unless otherwise noted. Unless the context otherwise requires, for the purposes of this section, “DevvStream,” “we,” “us,” “our,” or the “Company” refer to DevvStream Corp., a company existing under the Laws of the Province of Alberta, Canada, and its subsidiaries.
Company Overview
DevvStream is a technology-based sustainability company that advances the development and monetization of environmental assets, with an initial focus on carbon markets. The Company’s mission is to create alignment between sustainability and profitability, helping organizations achieve their climate initiatives while directly improving their financial health.
With a diverse approach to the International Renewable Energy Certificate (“I-REC”) and carbon market, DevvStream operates across three strategic domains: (1) an offset portfolio consisting of I-REC’s, nature-based, tech-based, and carbon sequestration credits for immediate sale to corporations and governments seeking to offset their most difficult-to-reduce emissions; (2) project investment, acquisitions, and industry consolidation to extend the Company’s reach, allowing it to become a full end-to-end solutions provider; and (3) project development, where the Company serves as project manager for eligible activities such as EV charging in exchange for a percentage of generated credits.
Company Formation and Reverse Takeover Transaction
We are a company existing under the Business Corporations Act of Alberta, Canada. We were a special purpose acquisition corporation (“SPAC”) incorporated in Delaware, the United States on February 23, 2021.
On September 12, 2023 (and as amended May 1, 2024, August 10, 2024, and October 29, 2024, the “Business Combination Agreement”, or “BCA”), we entered into a Business Combination Agreement with DevvStream Holdings Inc. (the “Business Combination” or the “De-SPAC Transaction”). The Business Combination was structured as an amalgamation of DevvStream Holdings Inc. (“Devv Holdings”) into a wholly owned subsidiary of the Company, following our redomiciling as an Alberta company. We were then renamed from Focus Impact Acquisition Corp. to DevvStream Corp. and continue the business of Devv Holdings following the amalgamation. It was a condition of the transaction that the securities of the Combined Company will be listed on NASDAQ.
On November 6, 2024, we completed the business combination with Devv Holdings, pursuant to the BCA. In connection with the completion of the business combination, we consolidated all of our issued and outstanding common stock on a 1:0.9692 basis. All the outstanding Devv Holdings subordinate voting shares (“SVS”) were exchanged for common stock of the Company on a common conversion ratio of 0.152934 (the “Common Conversion Ratio”). All the outstanding Devv Holdings multiple voting shares (“MVS”), being the equivalent of 10 SVS, were exchanged for common stock of the Company on the basis of the Common Conversion Ratio. In addition, all of the outstanding convertible securities of Devv Holdings were exchanged for securities of the Company on the basis of the Common Conversion Ratio, with corresponding adjustments to exercise prices, and otherwise on substantially the same economic terms and conditions. Our common shares commenced trading on the NASDAQ under the new ticker symbol “DEVS” on November 7, 2024.

Devv Holdings is deemed as the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the consolidated financial statements at their historical carrying value. Our operations are considered to be a continuance of the business and operations of Devv Holdings. Our results of operations are those of Devv Holdings, with our operations being included from November 6, 2024, the closing date of the De-SPAC Transaction, onwards.
Recent Developments
Change in Functional Currency
Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for DevvStream Holdings Inc. and its subsidiary, Devv Stream Inc. (“DESG”). The functional currency for DevvESG Streaming Finco Ltd. (“Finco”), another subsidiary of ours, remained CAD$. This change aligns with the business’s future focus and the effective date of the Focus Impact Acquisition Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing. The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. Upon the change in functional currency on August 1, 2024, 1,220,668 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities. Determining the functional currency involved significant judgments to assess the primary economic environment in which the Company operates, including factors such as the currency of underlying transactions, the location of key operations, and the currency of expected cash flows. Upon the completion of the De-SPAC Transaction on November 6, 2024, 627,786 of the Company’s stock options which had strike prices denominated in CAD$ were reclassified as stock option liabilities, as exemptions from classification from derivative liability classification under ASC 718-10-25-14 that were previously applicable upon change in functional currency no longer apply upon the commencement of trading of the Company’s common shares on the NASDAQ.
Results of Operations — Three Months Ended January 31, 2025 Comparison Against the Three Months Ended January 31, 2024

	For the Three Months Ended January 31, 2025	For the Three Months Ended January 31, 2024
Sales and marketing	$404,797	$129,729
Depreciation	361	464
General and administrative	334,070	77,672
Professional fees	4,596,025	1,024,030
Salaries and wages	262,885	207,476
Share-based compensation	(91,799)	373,125
Total operating expenses	(5,506,339)	(1,812,496)
Accretion and interest expense	(188,241)	(2,544)
Loss on investment in associate	(106,850)	—
Change in fair value of derivative liabilities	2,067,350	(1,200)
Change in the fair value of warrant liabilities	497,355	—
Foreign exchange gain (loss)	4,220	77,740
Gain on settlement of debt	907,392	—
Impairment of carbon credits	(1,207,800)	—
Stop-loss provision	(1,024,713)	—
Net loss	$(4,557,626)	$(1,738,500)

During the three months ended January 31, 2025, we incurred a net loss of $4,557,626 compared to net loss of $1,738,500 for the three months ended January 31, 2024. An analysis of the increase in net loss of $2,819,126, including the major components thereof, is set forth below.

Share-based compensation
During the three months ended January 31, 2025, we incurred share-based compensation of $(91,779) compared to share-based compensation of $373,125 for the three months ended January 31, 2024. Share-based payments relating to the vesting of RSUs decreased by $52,806. Share-based payments relating to the vesting of Options decreased by $412,118.
Due to the listing of the Company on the NASDAQ on November 7, 2024 and commencement of trading of shares in the United States dollars, exemptions available under ASC 718-10-25-14 to classify stock options with strike prices in foreign currencies as equity were no longer met and all stock options outstanding were reassessed to be derivative liabilities. The fair value of the stock options upon the change in classification on November 6, 2024 was $330,090. Changes in fair value due to period end fair value remeasurements are reflected in compensation expense. Please refer to Note 12 of the interim financial statements.
Professional fees
During the three months ended January 31, 2025, we incurred $4,596,025 in professional fees, as compared to $1,024,030 during the three months ended January 31, 2024. The legal fees for both periods mainly related to the Business Combination.
Salaries and wages
During the three months ended January 31, 2025 and 2024, we incurred salaries and wages of $262,885 and $207,476, respectively, the majority of which were to officers of the Company.
Sales and marketing
Sales and marketing expenses for the three months ended January 31, 2025 and 2024 amounted to $404,797 and $129,729, respectively. These costs primarily related to publications, industry events and investor relations subsequent to our successful closing of the Business Combination.
General and administrative
General and administrative expenses for the three months ended January 31, 2025 and 2024 amounted to $334,070 and $77,672, respectively, and primarily comprised of insurance costs, filing fees and rent. The increase is primarily due to an increase in filing fees as a result of listing on the NASDAQ.
Loss on investment in associate
On November 6, 2024, the Company received 2,000,000 shares in Monroe Sequestration Partners, LLC (“MSP”), in connection with an agreement to acquire a stake in MSP in exchange for 2,000,000 shares of the Company that was entered into on October 28, 2024. At the time of acquisition, the 2,000,000 shares of MSP received by the Company represented 50% of MSP’s shares outstanding. During the 3 months ended January 31, 2025, the Company’s share of MSP’s loss was $106,850.
Change in fair value of derivative liabilities
During the three months ended January 31, 2025, we recognized a loss on derivative liabilities of $2,067,350 related to the convertible debt financings completed in January 2024 and April 2024. Please refer to Note 9 of the interim financial statements.
Change in fair value of warrant liabilities
Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for DevvStream Holdings Inc. and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Focus Impact Acquisition

Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing. The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. The Company’s presentation currency is and continues to be the United States dollar.
Upon the change in functional currency on August 1, 2024, 1,220,668 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities with an initial value of $454,571.
On November 6, 2024, 22,699,987 warrants were issued by the Company in connection with the De-SPAC transaction. The warrants were assessed to be derivative liabilities of the Company due to certain settlement provisions of the warrants that do not meet the criteria for equity classification under Topic 815. The warrants are each exercisable at $1.52 for 0.9692 common stock, expiring on November 6, 2029. The fair value of the warrants was $7,196,286 upon issuance.
As a result of above, during the three months ended January 31, 2025, we recognized a gain of $497,355 due to period end fair value remeasurement. Please refer to Note 11 of the interim financial statements.
Foreign exchange loss
During the three months ended January 31, 2025, we recognized a foreign exchange gain of $4,220. During the three months ended January 31, 2024, we recognized a foreign exchange gain of $77,740. The foreign exchange gains result from fluctuations in the Canadian dollar against the US dollar, as we hold cash balances and have accounts payable denominated in both Canadian and US dollars.
Gain on settlement of debt
In December 2024, the Company issued 412,478 shares with a fair value of $317,608 for the settlement of accounts payable in the amount of $1,225,000 and recognized a gain on the settlement of $907,392.
Impairment of carbon credits and stop-loss provision
On November 6, 2024, concurrent with the completion of the business combination, the Company issued 3,249,876 common shares in consideration for carbon credit purchase agreements.
All of the agreements contain adjustment clauses whereby if the Company’s share price falls below the respective purchase prices outlined in the agreements, in the 12 to 18 months following November 6, 2024, the Company is obligated to issue additional shares to cover the shortfall. The Company has assessed that the potential liability associated with the stop-loss provision for carbon credits received as of January 31, 2025 is $1,024,713.
The Company is currently in dispute with one of the vendors for which 1,200,000 shares with a fair value of $658,800 was issued. At the date of these financial statements, the vendor has not delivered the carbon credits which are due under the contract and the Company has issued a demand letter to the vendor. Management has assessed that it is improbable that these carbon credits will be received and has recorded an impairment charge of $658,800 during the three months ended January 31, 2025.
One of the carbon credit purchase agreements provides for the vendor to return the consideration shares received for cancellation in return for the carbon credits if a registration statement does not become effective within 45 days of the closing of the purchase agreement. As this deadline was not met, the vendor has triggered this clause under the agreement and is currently in negotiations with the Company to return 1,500,000 shares with a fair value of $549,000 issued under the contract in exchange for the carbon credits that were transferred to the Company. Management has assessed that it is probable that the carbon credits will be returned to the vendor and has recorded an impairment charge of $549,900 during the three months ended January 31, 2025.

Results of Operations — Six Months Ended January 31, 2025 Comparison Against the Six Months Ended January 31, 2024

	For the Six Months Ended January 31, 2025	For the Six Months Ended January 31, 2024
Sales and marketing	$676,692	$326,650
Depreciation	722	924
General and administrative	391,405	290,002
Professional fees	6,005,398	3,321,212
Salaries and wages	543,907	415,830
Share-based compensation	115,437	786,317
Total operating expenses	(7,733,561)	(5,140,935)
Accretion and interest expense	(245,546)	(2,544)
Loss on investment in associate	(106,850)	—
Change in fair value of derivative liabilities	719,000	(1,200)
Change in fair value of mandatory convertible debentures	70,500	—
Change in the fair value of warrant liabilities	9,223	—
Foreign exchange gain (loss)	6,672	34,105
Gain on settlement of debt	899,015	—
Impairment of carbon credits	(1,207,800)	—
Stop-loss provision	(1,024,713)	—
Net loss	$(8,614,060)	$(5,110,574)

During the six months ended January 31, 2025, we incurred a net loss of $8,614,060 compared to net loss of $5,110,574 for the six months ended January 31, 2024. An analysis of the increase in net loss of $3,503,486, including the major components thereof, is set forth below.
Loss on investment in associate
On November 6, 2024, the Company received 2,000,000 shares in Monroe Sequestration Partners, LLC (“MSP”), in connection with an agreement to acquire a stake in MSP in exchange for 2,000,000 shares of the Company that was entered into on October 28, 2024. At the time of acquisition, the 2,000,000 shares of MSP received by the Company represented 50% of MSP’s shares outstanding. During the six months ended January 31, 2025, the Company’s share of MSP’s loss was $106,850.
Share-based compensation
During the six months ended January 31, 2025, we incurred share-based compensation of $115,437 compared to share-based compensation of $786,317 for the six months ended January 31, 2024. Share-based payments relating to the vesting of options decreased by $365,608 during the six months ended January 31, 2025 compared to the six months ended January 31, 2024. Share-based payments relating to the vesting of RSU’s decreased by $305,572.
Due to the listing of the Company on the NASDAQ on November 7, 2024 and commencement of trading of shares in the United States dollars, exemptions available under ASC 718-10-25-14 to classify stock options with strike prices in foreign currencies as equity were no longer met and all stock options outstanding were reassessed to be derivative liabilities. The fair value of the stock options upon the change in classification on November 6, 2024 was $330,090. Changes in fair value due to period end fair value remeasurements are reflected in compensation expense. Please refer to Note 12 of the interim financial statements.
Professional fees
During the six months ended January 31, 2025, we incurred $6,005,398 in professional fees, the majority of which relate to legal, audit and accounting fees incurred relating to the Business Combination. During the six months ended January 31, 2024, we incurred $3,321,212 in professional fees, the majority of which relate to legal fees incurred relating to the Business Combination.

Salaries and wages
During the six months ended January 31, 2025 and 2024, we incurred salaries and wages of $543,907 and $415,830 respectively, the majority of which were to officers of the Company.
Sales and marketing
Sales and marketing expenses for the six months ended January 31, 2025 and 2024 amounted to $676,692 and $326,650, respectively. These costs primarily related to publications and industry events and investor relations subsequent to our successful closing of the Business Combination.
General and administrative
General and administrative expenses for the six months ended January 31, 2025 and 2024 amounted to $391,405 and $290,002, respectively, and primarily comprised of insurance costs, filing fees. The increase is a result of increased filing fees relating to the Business Combination, offset by a decrease in rent costs as the Company no longer leases office space in FY 2025.
Foreign exchange gain
During the six months ended January 31, 2025 and 2024, we recognized a foreign exchange gain of $6,672 and $34,105, respectively. The foreign exchange gain is the result of fluctuations in the Canadian dollar against the US dollar, as we hold cash balances and have accounts payable denominated in both Canadian and US dollars.
Change in fair value of derivative liabilities and mandatory convertible debenture
During the six months ended January 31, 2025, we recognized a loss on derivative liabilities of $719,000 and a gain on mandatory convertible debentures of $70,500, respectively, related to the convertible debt financings completed in January 2024 and April 2024. Please refer to Note 9 of the interim financial statements.
Loss on settlement of debt
On September 5, 2024, the Company issued 15,963 shares with a fair value of $47,904 in settlement of accounts payable in the amount of $39,527 and recognized a loss on the settlement of $8,377.
In December 2024, the Company issued 412,478 shares with a fair value of $317,608 for the settlement of accounts payable in the amount of $1,225,000 and recognized a gain on the settlement of $907,392.
Change in fair value of warrant liabilities
Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar (“CAD$”) to the United States dollar (“US$”) for DevvStream Holdings Inc. and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Focus Impact Acquisition Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing. The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. The Company’s presentation currency is and continues to be the United States dollar.
Upon the change in functional currency on August 1, 2024, 1,220,668 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities with an initial value of $454,571.
On November 6, 2024, 22,699,987 warrants were issued by the Company in connection with the De-SPAC transaction. The warrants were assessed to be derivative liabilities of the Company due to certain settlement provisions of the warrants do not meet the criteria for equity classification under Topic 815. The warrants are each exercisable at $1.52 for 0.9692 common stock, expiring on November 6, 2029. The fair value of the warrants was $7,196,286 upon issuance.
As a result of above, during the six months ended January 31, 2025, we recognized a gain of $9,223 due to period end fair value remeasurement. Please refer to Note 11 of the interim financial statements.

Impairment of carbon credits and stop-loss provision
On November 6, 2024, concurrent with the completion of the business combination, the Company issued 3,249,876 common shares in consideration for carbon credit purchase agreements.
All of the agreements contain adjustment clauses whereby if the Company’s share price falls below the respective purchase prices outlined in the agreements, in the 12 to 18 months following November 6, 2024, the Company is obligated to issue additional shares to cover the shortfall. The Company has assessed that the potential liability associated with the stop-loss provision for carbon credits received as of January 31, 2025 is $1,024,713.
The Company is currently in dispute with one of the vendors for which 1,200,000 shares with a fair value of $658,800 was issued. At the date of these financial statements, the vendor has not delivered the carbon credits which are due under the contract and the Company has issued a demand letter to the vendor. Management has assessed that it is improbable that these carbon credits will be received and has recorded an impairment charge of $658,800 during the six months ended January 31, 2025.
One of the carbon credit purchase agreements provides for the vendor to return the consideration shares received for cancellation in return for the carbon credits if a registration statement does not become effective within 45 days of the closing of the purchase agreement. As this deadline was not met, the vendor has triggered this clause under the agreement and is currently in negotiations with the Company to return 1,500,000 shares with a fair value of $549,000 issued under the contract in exchange for the carbon credits that were transferred to the Company. Management has assessed that it is probable that the carbon credits will be returned to the vendor and has recorded an impairment charge of $549,900 during the six months ended January 31, 2025.
Liquidity and Capital Resources
We continually monitor and manage cash flow to assess the liquidity necessary to fund operations and capital projects. We manage our capital resources and adjust them to take into account changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust our capital resources, we may, where necessary, control the amount of working capital, pursue financing or manage the timing of our capital expenditures. As of January 31, 2025, we had a working capital deficit of $20,936,427 (current assets of $1,068,622, less current liabilities of $22,005,049) and as of July 31, 2024, we had a working capital deficit of $8,362,363 (current assets of $141,905, less current liabilities of $8,504,268).
Our continuing operations are dependent upon our ability to obtain debt or equity financing, of which there are no assurances, until such time that we achieve profitable operations. There can be no assurance that we will gain adequate market acceptance for our products or be able to generate sufficient gross margins to reach profitability.
On October 29, 2024, we entered into a equity line of credit purchase agreement (the “ELOC Agreement”) with Helena Global Investment Opportunities I Ltd. (“Helena”). Pursuant to the ELOC Agreement, the Company has the right to issue and to sell to Helena from time to time, as provided in the ELOC Agreement, up to $40,000,000 of Company’s Common Shares, subject to the conditions set forth therein. Specifically, pursuant to the ELOC Agreement, the Company may require that Helena purchase Common Shares from the Company by delivering one or more advance notices to Helena setting forth, in each advance notice, the amount of the advance it is requesting, which amount many not exceed an amount equal to lesser of (i) one hundred percent (100%) of the average of the daily value traded of the Common Shares over the ten (10) trading days immediately preceding such advance notice, and (ii) eight million United States Dollars ($8,000,000). On March 18, 2025, the Company and Helena entered into a first amendment to ELOC Agreement, which provides the Company with greater flexibility by allowing Helena to permit Secondary Advances, as defined in the amendment, as well as to update references to “Common Stock” in the ELOC Agreement to “Common Shares”. However, in no event may the number of Common Shares issuable to Helena pursuant to an advance cause the aggregate number of shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by Helena and its affiliates as a result of previous issuances and sales of Common Shares to Helena under the ELOC Agreement to exceed 9.99% of the then outstanding Common Shares. Additionally, the Company may not affect any sales under the ELOC Agreement and Helena will have no obligation to purchase Common Shares under the ELOC Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under the ELOC Agreement would exceed 19.99% of the outstanding shares of Common Shares following the closing of the Business Combination Agreement

(the “Exchange Cap”), provided that, the Exchange Cap will not apply if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Nasdaq. The purchase price for the Common Shares so purchased by Helena pursuant to an advance notice is the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common shares relating to such advance. Because the per share purchase price that Helena will pay for Common Shares in connection with any advance notice we have elected to deliver to Helena pursuant to the ELOC Agreement will be determined by reference to the lowest intraday sale price for the Common Shares during the three (3) trading days commencing on the date of Helena’s receipt of the Common Shares relating to such advance, we cannot determine the actual purchase price per share that Helena will be required to pay for any Common Shares that we may elect to sell to Helena under the ELOC Agreement until after we deliver an advance notice and, therefore, we cannot be certain how many Common Shares, in the aggregate, we may issue and sell to Helena under the ELOC Agreement. Sales of Common Shares to Helena under the ELOC Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Share and determinations by us as to the appropriate sources of funding for our business and operations. We may not be able to raise sufficient funds under the ELOC Agreement to satisfy our obligations.
Since our inception, we have incurred operating losses and have experienced negative cash flows from operations. We do not anticipate that cash on hand will be adequate to satisfy our obligations in the ordinary course of business over the next 12 months. Based on this assessment, we have material uncertainties about our business that may cast substantial doubt about our ability to continue as a going concern. Accordingly, our ability to continue as a going concern is dependent upon our ability to raise sufficient funds to pay ongoing operating expenditures and to meet our obligations. See further discussion related to our ability to continue as a going concern within “— Critical Accounting Policies and Estimates.”
As of January 31, 2025 and July 31, 2024, we had $16,665 and $21,106 in cash, respectively. We are actively managing current cash flows until such time that we are profitable.
The chart below highlights our cash flows for the periods indicated:

	For the Six Months Ended January 31, 2025 $	For the Six Months Ended January 31, 2024 $
Net cash provided by (used in):
Operating activities	(4,051,780)	(1,067,670)
Financing activities	2,383,887	606,847
Investing activities	1,661,645	—
Effect of exchange rate changes on cash	1,807	(18,201)
(Decrease)/Increase in cash	(4,441)	(479,024)

Cash Used in Operating Activities
Our net cash used in operating activities is primarily due to cash payments for operating expenses that we incur in the day-to-day operations of the business. Net cash used in operating activities for the six months ended January 31, 2025 was $4,051,780 compared to $1,067,670 for the six months ended January 31, 2024. The loss for the six months ended January 31, 2025 of $8,614,060 was offset by $3,558,950 in changes in working capital items and $1,003,330 in non-cash items consisting mainly of the gain on derivative liability, and offset by the impairment loss and stop-loss provision on carbon credits. This compares to a loss of $5,110,574 for the prior period, that was offset by $3,200,815 in changes in working capital items and $842,089 in non-cash items consisting mainly of share-based compensation.
Cash Provided by Investing Activities
Net cash provided by investing activities for the six months ended January 31, 2025 was $1,661,645, consisting of the cash assumed upon the completion of the Business Combination. Net cash provided by investing activities for the six months ended January 31, 2024 was $nil.

Cash Provided by Financing Activities
We have funded our business to date from the issuance of our common stock and convertible debentures through private placements, from proceeds from the exercises of warrants, and from loans from related parties.
Net cash provided by financing activities for the six months ended January 31, 2025 was $2,383,887 compared to $606,847 for the six months ended January 31, 2024. The following financing activities occurred during the six months ended January 31, 2025:
(1)	Exercise of share purchase warrants:
On October 29, 2024, the Company issued 91,760 shares for the exercise of 91,760 share purchase warrants, at an exercise price of CAD$1.31 per share for gross proceeds of $86,237.
(2)	Non-brokered private placement of unsecured convertible notes:
On August 19, 2024, October 18, 2024, October 28, 2024, and November 1, 2024 the Company received additional proceeds of $41,500, $6,500, $7,650 and $12,000 under the amended terms of the Focus Impact Partners convertible debenture. Refer to Note 9 of our interim financial statements.
In October 2024, the mandatory convertible debentures were converted to 146,786 shares of the Company. Refer to Note 10 of the interim financial statements.
(3)	PIPE financing:
On November 6, 2024, the Company issued 1,694,808 shares to various investors for gross proceeds of $2,250,000, of which $20,000 remain receivable as of January 31, 2025.
Related party transactions and balances
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.
At January 31, 2025, the Company had amounts owing and accrued liabilities of $525,398 (July 31, 2024 - $478,072) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.
During the six months ended January 31, 2025, the Company accrued wages and management fees of $380,000 and $100,000 (2024 - $323,770 and $84,920), respectively, to officers of the Company.
During the six months ended January 31, 2025, the Company accrued interest of $76,601 (2024 - $1,104) on convertible debentures payable to related parties (Note 9).
During the six months ended January 31, 2025, the Company amended the terms of convertible debentures payable to Focus Impact Partners and Focus Impact Sponsor, LLC, with face values of $637,150 and $3,345,000, respectively. The convertible debentures have an amended maturity date of November 13, 2026, and the principal and interest are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $0.867 per share. Focus Impact Partners is owned by two of the Company’s directors: Carl Stanton and Wray Thorn.
During the six months ended January 31, 2025, the Company issued 557,290 common shares to Focus Impact Partners in consideration for services provided to the Company pursuant to the strategic consulting agreement between the Company and Focus Impact Partners dated November 13, 2024. See, Contractual Obligations below.
During the year ended July 31, 2024, the Company issued convertible debentures to Devvio Inc. (‘Devio”) and Envviron SAS (“Envviron”), who are related parties to the Company. The Devvio convertible debt had a principal amount of $100,000, while the Envviron convertible debt had a principal amount of $250,000. Devvio owns in excess of 10% of the outstanding shares of the Company. Envviron is controlled by Ray Quintana, a former director of the Company who stepped down on November 7, 2024 upon completion of the Business Combination. On November 12, 2024, the maturity for the convertible debentures issued to Devvio and Envviron are extended to May 30, 2025.

During the year ended July 31, 2024, the Company signed an amended strategic partnership agreement with Devvio dated November 28, 2021.
Contractual Obligations
Prepaid Royalties Agreement with Devvio
In September 2023, we agreed to pay prepaid royalty payments to Devvio, a related party, equal to a minimum of $2,270,000, to be paid by August 1, 2025 and $1,270,000 to be paid by August 1, 2026. On July 8, 2024, we further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027.
On February 16, 2024, we entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. We agreed to pay $42,000 within 15 days of the closing of the BCA. Commencing January 1, 2025, we must pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology.
Equity line of credit (“ELOC”) fee commitment with Helena Global Investment Opportunities I Ltd (“Helena I”)
On October 29, 2024, we entered into the ELOC Agreement with Helena I. Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, we issued to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $0.75. The Helena I Registration Statement became effective on March 17, 2025.
Strategic Consulting Agreement with Focus Impact Partners, LLC (“Focus Impact Partners”)
On November 13, 2024, we entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide us with certain consulting services (“Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023. Fees due under the Strategic Consulting Agreement accrue and not be payable until (a) we have successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) we have 2 or more consecutive quarters of positive cash flow from operations. We will pay Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one-year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement. Focus Impact Partners is owned by two of the Company’s directors: Carl Stanton and Wray Thorn.
Quantitative and Qualitative Disclosures about Market Risk
Our board of directors have overall responsibility for the establishment and oversight of our risk management policies on an annual basis. Management identifies and evaluates our financial risks and is charged with the responsibility of establishing controls and procedures to ensure financial risks are mitigated in accordance with the approved policies.
Our financial instruments consist of cash, GST receivable, accounts payable and accrued liabilities, convertible debt. mandatory convertible debentures, warrant liabilities and derivative liabilities. The carrying value of the Company’s cash, GST receivable and accounts payable and accrued liabilities approximate their fair value due to their short terms to maturity.
Our risk exposures and the impact on our financial instruments are summarized below:
Credit Risk
Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Our credit risk is primarily attributable to our liquid financial assets including cash. Our financial assets are cash, GST receivable, corporate taxes receivable, subscription receivable, and deposit on carbon credits purchase. Our maximum exposure to credit risk, as at period end, is the carrying value of our financial assets, being $992,488 and $106,764 as of January 31, 2025 and July 31, 2024, respectively. We hold cash with major financial institutions and with a publicly traded payment processing company therefore minimizing our credit risk.
Liquidity Risk
Liquidity risk is the risk that we will not be able to meet financial obligations as they fall due. We manage liquidity by maintaining adequate cash balances and by raising equity and debt financings. We have no assurance that such financings will be available on favorable terms in the future. In general, we attempt to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.
As of January 31, 2025, we had cash of $16,665 to settle current liabilities of $9,975,493 which fall due for payment within twelve months of the statement of financial position. As of July 31, 2024, we had cash of $21,106 to settle current liabilities of $7,595,974 which fall due for payment within twelve months of the statement of financial position. All of our contractual obligations are current and due within one year.
Market Risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or value of its holdings or financial instruments. At January 31, 2025, the Company has minimal exposure to these risks.
Inflation Risk
We do not believe that inflation had a significant impact on our results of operations for any periods presented in our interim financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.
Capital Management
Capital is comprised of our shareholders’ (deficiency) and any debt that we may issue. Our objectives when managing capital are to maintain financial strength and to protect our ability to meet ongoing liabilities, to continue as a going concern, to maintain creditworthiness and to maximize returns for our shareholders over the long term, of which there can be no assurances. Protecting the ability to pay current and future liabilities includes maintaining capital above minimum regulatory levels, current financial strength rating requirements and internally determined capital guidelines and calculated risk management levels. We manage capital structure to maximize financial flexibility by making adjustments in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. We do not presently utilize any quantitative measures to monitor our capital, but rather we rely on our management’s expertise to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given our size, is reasonable.
There were no changes to our approach to capital management during the period. We are not subject to externally imposed capital requirements.
Inflation Reduction Act of 2022 (the “IR Act”)
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other measures, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations. The excise tax is imposed on the repurchasing corporation and the amount of the excise tax is generally 1% of the fair market value of the stock repurchased. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

During the second quarter of 2024, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. For certain taxpayers affected by Hurricane Beryl, the deadline to file such returns and remit such payment has been extended to February 2025.
The Company is currently evaluating its options with respect to payment of this obligation. If the Company is unable to pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we will take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
Smaller Reporting Company
Additionally, we are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the last business day of our second fiscal quarter, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. If we continue to be a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from these certain reduced disclosure requirements that are available to smaller reporting companies.
Subsequent Events
NASDAQ Listing
On February 12, 2025, DevvStream Corp. received a notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. The Company has 180 calendar days, or by August 13, 2025, to regain compliance with the minimum bid price requirement but could be eligible for an additional 180-day compliance period.
Issuance of shares
On March 17, 2025, the Company issued 166,667 shares in accordance with the ELOC Agreement with Helena I in satisfaction of the $125,000 commitment (Note 17) upon the effectiveness of Helena I Registration Statement.

In March 2025, the Company issued 1,606,000 shares in accordance with the ELOC Agreement with Helena I for gross proceeds of $481,530.
Related Party Convertible Debt
On March 19, 2025, the Company received an additional advance of $218,000 into the Focus Impact Partners Convertible Debt.
Executive Officer Equity Awards
On March 26, 2025, the Board approved an award to (i) the Company’s Chief Executive Officer, Mr. Sunny Trinh, of 305,867 restricted stock units; (ii) 350,000 stock options to the Company’s Chief Operating Officer, Mr. Chris Merkel; and (iii) 50,000 options to the Company’s Chief Financial Officer, Mr. David Goertz.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF DEVVSTREAM FOR THE YEAR ENDED JULY 31, 2024 AND 2023
The following discussion and analysis should be read in conjunction with the DevvStream Holdings Inc. (defined as “DevvStream” for this section) audited consolidated financial statements and related notes for the year ended July 31, 2024 and 2023 (“consolidated financial statements”), which have been prepared in accordance with US GAAP and are included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” which is incorporated by reference into this prospectus. All figures are in US dollars unless otherwise noted. Unless the context otherwise requires, for the purposes of this section, “DevvStream,” “we,” “us,” “our,” or the “Company” refer to DevvStream Holdings Inc. and its subsidiaries.
Company Overview
DevvStream is a technology-based sustainability company that advances the development and monetization of environmental assets, with an initial focus on carbon markets. The Company’s mission is to create alignment between sustainability and profitability, helping organizations achieve their climate initiatives while directly improving their financial health.
With a diverse approach to the International Renewable Energy Certificate (“I-REC”) and carbon market, DevvStream operates across three strategic domains: (1) an offset portfolio consisting of I-REC’s, nature-based, tech-based, and carbon sequestration credits for immediate sale to corporations and governments seeking to offset their most difficult-to-reduce emissions; (2) project investment, acquisitions, and industry consolidation to extend the Company’s reach, allowing it to become a full end-to-end solutions provider; and (3) project development, where the Company serves as project manager for eligible activities such as EV charging in exchange for a percentage of generated credits.
Company Formation and Reverse Takeover Transaction
We were incorporated under the British Columbia Business Corporations Act on August 13, 2021. On December 17, 2021 (and as amended on March 30, 2022, May 18, 2022, August 11, 2022 and October 24, 2022), we entered into a business combination agreement (the “Transaction Agreement”) with DevvStream Inc. (“DESG”) and DevvESG Streaming Finco Ltd. (“Finco”). The transaction closed on November 4, 2022 and constituted a reverse takeover of DevvStream by DESG. We changed our name from 1319738 B.C. Ltd. to DevvStream Holdings Inc. upon the completion of the transaction.
Pursuant to the Transaction Agreement, we acquired all of the issued and outstanding Subordinate Voting Shares (“SVS”) and Multiple Voting Shares (“MVS”) of DESG by way of a three-cornered amalgamation among DevvStream, DESG and a Delaware subsidiary of DevvStream (the “Transaction”). Former SVS holders of DESG received one of our SVS for each SVS held and former MVS holders of DESG received one of our MVS for each MVS held.
Pursuant to the Transaction Agreement, we and Finco were required to complete private placements for aggregate gross proceeds of $10,000,000 (the “DESG Financing” and “Finco Financing”, respectively). The DESG Financing consisted of a unit private placement for our units at a price of CAD$0.80 per unit. Each unit under the DESG Financing consisted of one SVS and one SVS purchase warrant exercisable at a price of CAD$1.50 per share for a period of 24 months from the closing date of the Transaction. The Finco Financing consisted of a special warrant private placement at a price of CAD$0.80 per special warrant. Each special warrant converted into one unit of Finco consisting of one common share and one common share purchase warrant. Each Finco common share purchase warrant entitles the holder to purchase, upon exercise thereof, one Finco common share at a price of CAD$1.50 per share for a period of 24 months from the closing date of the Transaction.
In connection with the closing of the Transaction, we completed a consolidation of our shares on the basis of 28.09 pre-consolidation shares for each post-consolidation share.

DESG is deemed as the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the consolidated financial statements at their historical carrying value. Our operations are considered to be a continuance of the business and operations of DESG from the date of its incorporation on August 27, 2021. Our results of operations are those of DESG, with our operations and Finco’s operations both being included from November 4, 2022, the closing date of the Transaction, onwards.
Recent Developments
Focus Impact Acquisition Corp. (“FIAC”) Business Combination
On September 12, 2023 (and as amended May 1, 2024, August 10, 2024, and October 29, 2024, the “Business Combination Agreement”), we entered into a Business Combination Agreement with FIAC (the “Business Combination” or the “De-SPAC Transaction”). FIAC was a special purpose acquisition corporation focused on amplifying social impact through the pursuit of a merger or business combination with socially forward companies. The Business Combination was structured as an amalgamation of DevvStream into a wholly owned subsidiary of FIAC, following FIAC’s redomiciling as an Alberta company. FIAC would then be renamed DevvStream Corp. and continue the business of the Company following the amalgamation. It was a condition of the transaction that the securities of the Combined Company will be listed on NASDAQ.
On November 6, 2024, we completed the business combination with FIAC, pursuant to the BCA. In connection with the completion of the business combination, the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp., and (b) DevvStream and Amalco Sub amalgamated to form one corporate entity. DevvStream Corp’s common shares commenced trading on the NASDAQ under the new ticker symbol “DEVS” on November 7, 2024.  Refer below to “Subsequent Events” for additional information related to the De-SPAC Transaction.
Amended Agreement with Devvio
On September 12, 2023, we amended our existing strategic partnership agreement with Devvio. As part of this amendment, we have committed to making specific payments to Devvio. We will provide a minimum advance payment of $2,270,000 by August 1, 2025, followed by $1,270,000 payment by August 1, 2026. Additionally, starting from 2027, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the agreement with us.
On July 8, 2024, we further amended the agreement with Devvio, extending the minimum advances by one year. The revised due dates are as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026, and August 1, 2027. Additionally, starting in calendar year 2028, if advance royalty payments fall below $1,000,000 in any year, Devvio reserves the right to terminate the Strategic Partnership Agreement.
Mutual Termination of Agreement
On June 26, 2024, we mutually agreed to terminate the Carbon Credit Streaming Agreement, originally executed on May 27, 2023 with BC Road Builders and Heavy Construction Association (“BC Roadbuilders”). The termination, which was effective immediately, was reached amicably and without any event of default. As part of the termination, both parties released each other from any future obligations, claims, or liabilities related to the Agreement. The termination allows DevvStream to reallocate resources to alternative initiatives that align with its strategic goals and operational priorities, thereby enhancing its ability to generate long-term shareholder value.

Results of Operations — Three Months Ended July 31, 2024 Comparison Against the Three Months Ended July 31, 2023

	For the Three Months Ended July 31, 2024	For the Three Months Ended July 31, 2023
Sales and marketing	115,698	491,014
Depreciation	397	462
General and administrative	67,936	104,103
Professional fees	1,392,452	746,662
Salaries and wages	228,397	203,026
Share-based compensation	241,577	580,826
Total operating expenses	(2,046,457)	(2,126,093)
Other income	—	6,542
Accretion and interest expense	(46,174)	(2,134)
Unrealized loss on derivative liabilities	(795,000)	—
Unrealized loss on mandatory convertible debentures	(27,500)	—
Foreign exchange loss	(55,878)	(23,589)
Net loss before income tax	(2,971,009)	(2,145,274)
Current income tax expense	(72,546)	—
Net loss	(3,043,555)	(2,145,274)

During the three months ended July 31, 2024, we incurred a net loss of $3,043,555 compared to net loss of $2,145,274 for the three months ended July 31, 2023. An analysis of the increase in net loss of $898,281, including the major components our results for the periods, is below.
Share-based compensation
During the three months ended July 31, 2024, we incurred share-based compensation of $241,577 compared to share-based compensation of $580,826 for the three months ended July 31, 2023. Share-based payments relating to the vesting of RSUs decreased by $128,496. Share-based payments relating to the vesting of options decreased by $210,753.
Professional fees
During the three months ended July 31, 2024, we incurred $1,392,452 in professional fees, the majority of which relate to legal fees incurred relating to the De-SPAC Transaction. During the three months ended July 31, 2023, we incurred $746,662 in professional fees relating to legal fees incurred for the Transaction, general corporate matters and consulting fees related to advisory services.
Salaries and wages
During the three months ended July 31, 2024 and 2023, we incurred salaries and wages of $228,397 and $203,026, respectively, the majority of which were to officers of the Company.
Sales and marketing
Sales and marketing expenses for the three months ended July 31, 2024 and 2023 amounted to $115,698 and $491,014, respectively. These costs primarily related to publications, industry events and investor relations subsequent to our successful listing on the Cboe Exchange and the OTCQB.
General and administrative
General and administrative expenses for the three months ended July 31, 2024 and 2023 amounted to $67,936 and $104,103, respectively, and primarily comprised of insurance costs, filing fees and rent. The decrease is primarily a in rent as compared to the previously comparable period.

Foreign exchange loss
During the three months ended July 31, 2024 and 2023, we recognized a foreign exchange loss of $55,878 and $23,589, respectively. The foreign exchange loss is the result of fluctuations in the Canadian dollar against the US dollar, as we hold cash balances and have accounts payable denominated in both Canadian and US dollars.
Unrealized loss on derivative liability and convertible debt
During the three months ended July 31, 2024, we recognized a loss on derivative liabilities of $795,000 and a loss on mandatory convertible debentures measured at fair value through profit and loss of $27,500, respectively, related to the convertible debt financings completed during fiscal 2024. Please refer to Note 6 and Note 7 of the consolidated financial statements.
Results of Operations — Year Ended July 31, 2024 Comparison Against the Year Ended July 31, 2023

	For the Year Ended July 31, 2024	For the Year Ended July 31, 2023
Sales and marketing	481,104	914,409
Depreciation	1,771	1,849
General and administrative	461,167	440,509
Professional fees	5,656,352	1,994,826
Salaries and wages	845,797	777,112
Share-based compensation	1,290,327	1,838,811
Total operating expenses	(8,736,518)	(5,967,516)
Other income	—	10,139
Accretion and interest expense	(81,850)	(3,040)
Unrealized loss on derivative liabilities	(845,700)	—
Unrealized loss on mandatory convertible debentures	(27,500)	—
Foreign exchange gain (loss)	(107,634)	55,764
Net loss before income taxes	(9,799,202)	(5,904,653)
Current income tax expense	(72,546)	—
Net loss	(9,871,748)	(5,904,653)

During the year ended July 31, 2024, we incurred a net loss of $9,871,748 compared to net loss of $5,904,653 for the year ended July 31, 2023. An analysis of the increase in net loss of $3,967,095 including the major components our results for the periods, is below.
Share-based compensation
During the year ended July 31, 2024, we incurred share-based compensation of $1,290,327 compared to share-based compensation of $1,838,811 for the year ended July 31, 2023. Share-based payments relating to the vesting of RSUs decreased by $438,738. Share-based payments relating to the vesting of options decreased by $86,002. We also recognized $Nil in warrant modifications during the year ended July 31, 2024, compared to $23,744 during the year ended July 31, 2023.
Professional fees
During the year ended July 31, 2024, we incurred $5,656,352 in professional fees, the majority of which relate to legal, audit and accounting fees incurred relating to the De-SPAC Transaction. During the year ended July 31, 2023, we incurred $1,994,826 in professional fees relating to legal fees incurred for the Transaction, general corporate matters and consulting fees related to advisory services. Legal and accounting costs of $114,930 were incurred as part of the Transaction and recorded within professional fees during the year ended July 31, 2023.
Salaries and wages
During the years ended July 31, 2024 and 2023, we incurred salaries and wages of $845,797 and $777,112 respectively, the majority of which were to officers of the Company.

Sales and marketing
Sales and marketing expenses for the years ended July 31, 2024 and 2023 amounted to $481,104 and $914,409, respectively. These costs primarily related to publications, industry events and investor relations subsequent to our successful listing on the Cboe Exchange and the OTCQB.
General and administrative
General and administrative expenses for the years ended July 31, 2024 and 2023 amounted to $461,167 and $440,509, respectively, and primarily comprised of insurance costs, filing fees and rent.
Foreign exchange gain (loss)
During the years ended July 31, 2024 and 2023, we recognized a foreign exchange loss of $107,634 and a gain of $55,764, respectively. The foreign exchange gain is the result of fluctuations in the Canadian dollar against the US dollar, as we hold cash balances and have accounts payable denominated in both Canadian and US dollars.
Unrealized loss on derivative liabilities and mandatory convertible debentures
During the year ended July 31, 2024, we recognized a loss on derivative liabilities of $845,700 and a loss on mandatory convertible debentures measured at fair value through profit and loss of $27,500 related to the convertible debt financings completed during fiscal 2024. Please refer to Note 6 and Note 7 of the consolidated financial statements.
Liquidity and Capital Resources
We continually monitor and manage cash flow to assess the liquidity necessary to fund operations and capital projects. We manage our capital resources and adjust them to take into account changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust our capital resources, we may, where necessary, control the amount of working capital, pursue financing or manage the timing of our capital expenditures. As of July 31, 2024, we had a working capital deficit of $8,362,363 (current assets of $141,905, less current liabilities of $8,504,268) and as of July 31, 2023, we had a working capital deficit of $57,583 (current assets of $851,069, less current liabilities of $908,652).
Our continuing operations are dependent upon our ability to obtain debt or equity financing until such time that we achieve profitable operations. There can be no assurance that we will gain adequate market acceptance for our products or be able to generate sufficient gross margins to reach profitability.
Since our inception, we have incurred operating losses, have experienced negative cash flows from operations and have not generated revenue. We do not anticipate that cash on hand will be adequate to satisfy our obligations in the ordinary course of business over the next 12 months. Based on this assessment, we have material uncertainties about our business that cast substantial doubt about our ability to continue as a going concern. Accordingly, our ability to continue as a going concern is dependent upon our ability to raise sufficient funds to pay ongoing operating expenditures and to meet our obligations. See further discussion related to our ability to continue as a going concern within “— Critical Accounting Policies and Estimates.”
As of July 31, 2024 and July 31, 2023, we had $21,106 and $489,971 in cash, respectively. We are actively managing current cash flows until such time that we are profitable.
The chart below highlights our cash flows for the periods indicated:

	For the Fiscal Year Ended July 31, 2024 $	For the Fiscal Year Ended July 31, 2023 $
Net cash provided by (used in):
Operating activities	(1,548,947)	(3,408,144)
Investing activities	—	10
Financing activities	1,109,629	301,984
Effect of exchange rate changes on cash	(29,547)	(159,534)
(Decrease)/Increase in cash	(468,865)	(3,265,684)

Cash Used in Operating Activities
Our net cash used in operating activities is primarily due to cash payments for operating expenses that we incur in the day-to-day operations of the business. Net cash used in operating activities for the year ended July 31, 2024 was $1,548,947 compared to $3,408,144 for the year ended July 31, 2023. The loss for the year ended July 31, 2024 of $9,871,748 was offset by $6,035,925 in changes in working capital items and $2,286,876 in non-cash items consisting mainly of share-based compensation. This compares to a loss of $5,904,653 for the prior year, that was offset by $662,391 in changes in working capital items and $1,834,118 in non-cash items consisting mainly of share-based compensation.
Cash Provided by Investing Activities
Net cash provided by investing activities for the year ended July 31, 2024 was $nil, compared to $10 in the year ended July 31, 2023. Net cash provided by investing activities for the year ended July 31, 2023 relates to the Transaction.
Cash Provided by Financing Activities
We have funded our business to date from the issuance of our common stock and convertible debentures through private placements, from proceeds from the exercises of warrants, and from loans with related parties.
Net cash provided by financing activities for the year ended July 31, 2024 was $1,109,629 compared to $301,984 for the year ended July 31, 2023. The following financing activities occurred during the year ended July 31, 2024:
(1)	Exercise of share purchase warrants:
On August 4, 2023, we issued 600,000 shares for the exercise of 600,000 share purchase warrants, at an exercise price of CAD$0.20 per share for gross proceeds of $89,826.
On August 22, 2023, we issued 416,667 shares for the exercise of 416,667 share purchase warrants, at an exercise price of CAD$0.20 per share for gross proceeds of $61,535.
On September 22, 2023, we issued 166,666 shares for the exercise of 166,666 share purchase warrants, at an exercise price of CAD$0.20 per share for gross proceeds of $24,752.
(2)	Non-brokered private placement of unsecured convertible notes:
During the year ended July 31 2024, the Company closed several tranches of convertible debenture offerings under the following terms:
Devvio Tranche (Related Party Convertible Debt)
On January 12, 2024, the Company closed an unsecured convertible notes offering in the principal amount of $100,000 with Devvio that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted. The maturity is November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. Devvio is a related party to the Company through its ownership, as Devvio holds 100% of the Company’s MVS, and one of Devvio’s officers, directors and principal owners was a director of the Company during the year ended July 31, 2024.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) $7.65 multiplied by the common conversion ratio stipulated by the business combination agreement (the “Common Conversion Ratio”), and (b) CAD$1.03. The shares are thereafter exchanged for common shares of Combined Company at the Common Conversion Ratio.

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the earliest of October 8, 2024 (270 days from the issuance date of the notes) and the termination of the business combination agreement with Focus Impact, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•	At a conversion price equal to the greater of (a) the 30-day volume weighted average trading price (“VWAP”) of the shares on Cboe Canada stock exchange and (b) CAD$1.03.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$1.03. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
The Devvio Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $45,000 using the Monte Carlo model.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
Focus Impact Partners Convertible Debt
During the year, the Company closed an unsecured convertible notes offering with Focus Impact Partners, LLC (“Focus Impact Partners”) The convertible notes were initially closed on January 12, 2024 and additional advances were added under the same offering. The total principal amount of $550,000 was received in five installments: $150,000 on November 6, 2023, $150,000 on January 9, 2024, $100,000 on March 28, 2024, $100,000 on April 19, 2024, and $50,000 on June 13, 2024. The debentures will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted. The maturity date for all advances is November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange multiplied by the Common Conversion Ratio, and (b) $2.00 (the De-SPAC Floor Price”).

•	The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.
•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction of October 8, 2024 (270 days from the issuance date of the notes), or the termination of the business combination agreement with Focus Impact, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange calculated on the conversion date and b) the floor price defined as the current market price on the date of announcement of the offering which was CAD$0.475.

•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 20-day VWAP and (b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $0.475.

•	The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
On June 28, 2024, the Company and Focus Impact Partners agreed to amend the Focus Impact Partners Convertible Debt (“Focus Impact Partners Amendment”) such that the De-SPAC Floor Price would be amended from $2.00 to CA$0.475.
On June 28, 2024, the Company received additional proceeds of $20,000 under the amended terms.
The Focus Impact Partners Convertible Debt were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The total fair value of the derivative liabilities at the various issuance dates was estimated to be $25,800 as valued using the Monte Carlo model.
The amendment had no impact on the classification of the convertible debenture and therefore, the conversion feature was considered a derivative before and after the modification. As there was no change to the host instrument cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the host debt as a result of this change.
As the conversion option was bifurcated before and after the modification, the change in the fair value of the conversion feature was recognized as the loss on revaluation of the derivative liabilities through the consolidated statement of operations and comprehensive loss.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
Envviron Tranche (Related Party Convertible Debt)
On April 23, 2024, the Company closed an unsecured convertible note offering in the principal amount of $250,000 with Envviron SAS (a company controlled by a former director of the Company) that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted (“Envviron Tranche”). The maturity is February 15, 2025. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. The terms of the Envviron Tranche are identical to the original Focus Impact Partners Convertible Debt.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange, and (b) $2.00. The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of January 18, 2025 (270 days from the issuance date of the notes) and the termination of the BCA with Focus Impact (Note 1), the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•	At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$0.475.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$0.475. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.

The Environn Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $2,750 using the Monte Carlo model.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
A continuity of the Company’s convertible debentures is as follows:

Balance as at August 1, 2023	$—
Issued	920,000
Fair value of embedded derivatives	(73,550)
Transaction costs	(36,484)
Accretion	52,552
Interest	19,026
Balance as at July 31, 2024	$881,544

Below is a continuity of the embedded derivative liabilities:

Balance as at August 1, 2023	$—
Derivative liability component of certain issued convertible debentures	73,550
Unrealized loss on derivative liabilities	845,700
Balance as at July 31, 2024	$919,250

In connection with the issuance of these convertible debentures, the Company incurred $40,227 in directly attributable transaction costs. $36,484 was allocated to the host financial liability, $3,743 was allocated to the embedded derivative and recorded immediately in the consolidated statement of operations as general and administrative expenses.
The key inputs used in the Monte Carlo model for the derivative liabilities were as follows:

	At initial measurement	As at July 31, 2024
Probability of De-SPAC Transaction closing	90%	90%
Risk-free interest rate	4.60% - 4.87%	4.27% - 4.38%
Expected term (years)	0.35 - 0.82	0.26 - 0.54
Expected annual volatility for the Company	90% - 145%	85% - 112%
Expected annual volatility for Focus Impact	2.5% - 5%	2.5%
Common conversion ratio	0.083 - 0.155	0.083
Foreign exchange rate	0.727 - 0.747	0.7242

(3)	Mandatory convertible debentures
On January 12, 2024, the Company closed a tranche of unsecured convertible notes in the principal amount of $100,000 that bear interest at the rate of 15% per annum, payable only in Company securities on the Conversion Date, or payable in cash in connection with a Liquidating Event or Event of Default.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest automatically convert into SVS of the Company as follows:
•
At a conversion price equal to the greater of (a) $7.65 multiplied by the Common Conversion Ratio, and (b) CAD$1.03. The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio

•	The shares are thereafter exchanged for common shares of Focus Impact at the common conversion ratio.

In the event the Company does not complete a De-SPAC transaction by October 8, 2024 (270 days from the issuance date of the notes), the principal and accrued interest are automatically convertible into units consisting of one SVS and half of a share purchase warrant, as follows:
•	At a conversion price equal to the greater of (a) the 30-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$1.03.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$1.03. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
The mandatory convertible debentures are liability classified and initially recorded at fair value with subsequent changes in fair value being recorded in profit and loss (“FVTPL”). The initial fair value was estimated to be $100,000. As at July 31, 2024, the Company revalued the mandatory convertible debentures using a Monte Carlo Simulation and recorded a change in fair value of $27,500 in Other income as an unrealized loss on mandatory convertible debentures.
In connection with the issuance of these mandatory convertible debentures, the Company incurred $7,545 in directly attributable transaction costs which were recorded immediately in the consolidated statement of profit and loss as general and administrative expenses.
A continuity of the Company’s mandatory convertible debentures is as follows:

Balance as at August 1, 2023	$—
Issued	100,000
Unrealized loss on mandatory convertible debentures	27,500
Balance as at July 31, 2024	$127,500

The key inputs used in the Monte Carlo model for the revaluation of the mandatory convertible debentures as at July 31, 2024 were as follows:

As at July 31, 2024
Probability of De-SPAC Transaction closing by maturity date	85%
Risk-free interest rate	4.42%
Expected term (years)	0.19
Expected annual volatility for the Company	92.5%
Expected annual volatility for Focus Impact	2.5%
Common conversion ratio	0.083
Foreign exchange rate	0.7242

Related party transactions and balances
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.
Related party balances as at July 31, 2024 and 2023
At July 31, 2024, the Company had amounts owing and accrued liabilities of $478,072 (2023 - $23,534) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.
Related party transactions during the year ended July 31, 2024
During the year ended July 31, 2024, the Company issued convertible debentures to Devvio and Envviron who are related parties to the Company (Note 6).
During the year ended July 31, 2024, the Company signed an amended strategic partnership agreement with Devvio, as described in Note 13.

Related party transactions during the year ended July 31, 2023
During the year ended July 31, 2023, a related party of the Company was issued 180,000 shares from the exercise of 180,000 share purchase warrants, for proceeds of CAD$36,000 ($26,910).
Contractual Obligations
Prepaid Royalties Agreement with Devvio
On September 12, 2023, we amended our existing strategic partnership agreement with Devvio, a related party. We committed to making specific payments to Devvio and provide a minimum advance of $1,000,000 by August 1, 2024, followed by $1,270,000 by August 1, 2025 and August 1, 2026. Additionally, starting from 2027, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement. On July 8, 2024, we further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027. Additionally starting in calendar year 2028, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement.
On February 16, 2024, we entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. We agreed to pay $42,000 within 15 days of the closing of the BCA. Commencing January 1, 2025, we must pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology.
Quantitative and Qualitative Disclosures about Market Risk
Our board of directors have overall responsibility for the establishment and oversight of our risk management policies on an annual basis. Management identifies and evaluates our financial risks and is charged with the responsibility of establishing controls and procedures to ensure financial risks are mitigated in accordance with the approved policies.
Our financial instruments consist of cash, GST receivable, accounts payable and accrued liabilities, mandatory convertible debentures and derivative liabilities. The carrying value of the Company’s cash, GST receivable and accounts payable and accrued liabilities and convertible debentures, convertible debentures approximate their fair value due to their short terms to maturity.
Our risk exposures and the impact on our financial instruments are summarized below:
Credit Risk
Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. Our credit risk is primarily attributable to our liquid financial assets including cash. Our financial assets are cash and GST receivable. Our maximum exposure to credit risk, as at period end, is the carrying value of our financial assets, being $106,764 and $539,379 as of July 31, 2024 and July 31, 2023, respectively. We hold cash with major financial institutions and with a publicly traded payment processing company therefore minimizing our credit risk.
Liquidity Risk
Liquidity risk is the risk that we will not be able to meet financial obligations as they fall due. We manage liquidity by maintaining adequate cash balances and by raising equity and debt financings. We have no assurance that such financings will be available on favorable terms in the future. In general, we attempt to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.
As of July 31, 2024, we had cash of $21,106 to settle current contractual liabilities of $7,595,974 which are due for payment within twelve months of the statement of financial position. As of July 31, 2023, we had cash of $489,971 to settle current liabilities of $908,652 which were due for payment within twelve months of the statement of financial position. All of our contractual obligations are current and due within one year.
Refer to “— Liquidity and Capital Resources” above.

Market Risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect our income or value of holdings or financial instruments. As of July 31, 2024 and July 31, 2023, we had cash denominated in US dollars that is exposed to foreign exchange risk of $20,466 and $395,336, respectively. As of July 31, 2024 and July 31, 2023, a 10% strengthening or weakening in the Canadian dollar against the US dollar with all other variables held constant would have an unfavorable or favorable impact of approximately $2,800 and $30,000, respectively.
Inflation Risk
We do not believe that inflation had a significant impact on our results of operations for any periods presented in our consolidated financial statements. Nonetheless, if our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs, and our inability or failure to do so could harm our business, financial condition and results of operations.
Capital Management
Capital is comprised of our shareholders’ equity (deficiency) and any debt that we may issue. Our objectives when managing capital are to maintain financial strength and to protect our ability to meet ongoing liabilities, to continue as a going concern, to maintain creditworthiness and to maximize returns for our shareholders over the long term. Protecting the ability to pay current and future liabilities includes maintaining capital above minimum regulatory levels, current financial strength rating requirements and internally determined capital guidelines and calculated risk management levels. We manage capital structure to maximize financial flexibility by making adjustments in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. We do not presently utilize any quantitative measures to monitor our capital, but rather we rely on our management’s expertise to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given our size, is reasonable.
There were no changes to our approach to capital management during the period. We are not subject to externally imposed capital requirements.
Critical Accounting Policies and Estimates
Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the U.S. The preparation of our consolidated financial statements and related disclosures requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, costs and expenses, and the disclosure of contingent assets and liabilities in our consolidated financial statements. We base our estimates on historical experience, known trends and events and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions or conditions.
While our significant accounting policies are described in more detail in the notes to our consolidated financial statements, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.
Valuation of derivative liabilities and mandatorily convertible debentures
The estimates and judgments made in relation to the fair value of derivative liabilities and mandatory convertible debentures are subject to measurement uncertainty. The valuation techniques used to determine fair value requires inputs that involve assumptions and judgments such as the probability of the De-SPAC Transaction closing, volatility of the Company and Focus Impact’s share prices, expected life and foreign exchange rates. Such judgments and assumptions are inherently uncertain.
The Company accounts for convertible debentures in accordance with ASC 470, Debt.  Convertible debentures are recorded at face value less unamortized issuance costs, assuming the conversion feature does not meet the requirements for bifurcation.

If the conversion feature does not meet the requirements to be classified as equity, it is bifurcated and accounted for separately as a derivative liability under ASC 815, Derivatives and Hedging, and measured at fair value, with subsequent changes recognized in earnings.
If the conversion feature meets the equity classification criteria, no separate accounting for the conversion feature is required, and the entire instrument is classified as a liability.
Interest expense is recognized using the effective interest method, which includes the amortization of any debt issuance costs and discounts or premiums.
Going Concern
Since our inception, we have incurred operating losses, have experienced negative cash flows from operations and have not generated revenue. Accordingly, our ability to continue as a going concern is dependent upon our ability to raise sufficient funds to pay ongoing operating expenditures and to meet our obligations. Based on this assessment, we have material uncertainties about our business that cast substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not give effect to any adjustments that are required to realize our assets and discharge our liabilities in other than the normal course of business and at amounts different from those reflected in our financial statements. Such adjustments could be material.
Stock Compensation
We recognize stock compensation expense in accordance with ASC 718, Stock Compensation. In situations where equity instruments are issued to non-employees and some or all of the goods or services received by the entity as consideration cannot be specifically identified, they are measured at fair value of the share-based payment.
The fair value of the options and warrants granted to employees is estimated on the grant date using the Black-Scholes option pricing model. We use a third-party valuation firm to assist in calculating the fair value of our options and warrants. This valuation model requires us to make assumptions and judgments about the variables used in the calculation, including the volatility of our common stock and assumed risk-free interest rate, expected price volatility, and expected life.
Sales and Marketing
We expense costs relating to advertising and promotion either as costs are incurred or the first time the advertising takes place.
Salaries, Wages and Professional Fees
We record an expense for salaries, wages and professional fees as these expenses are incurred.
Off-Balance Sheet Arrangements
We have not entered into any material off-balance sheet arrangements such as guarantee contracts, contingent interests in assets transferred to unconsolidated entities, derivative financial obligations, or with respect to any obligations under a variable interest equity arrangement.
Emerging Growth Company Status
The JOBS Act permits an “emerging growth company” such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies, and our financial statements may not be comparable to other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.
We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more, (ii) the last day of our fiscal year following the fifth anniversary of the date of the closing of this offering, (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.
Further, even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.
Evaluation of Disclosure of Controls and Procedures
Based on an evaluation as of July 31, 2024, our management, including the Chief Executive Officer and Chief Financial Officer, has concluded that our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) were not effective to provide reasonable assurance because of a material weakness in our internal control over financial reporting as described below. There have been no changes during the year ended July 31, 2024.
While we and our independent registered public accounting firm did not and were not required to perform an audit of our internal control over financial reporting, in connection with the audit of our 2024 consolidated financial statements, we identified control deficiencies in the design and operation of our internal control over financial reporting that constituted a material weakness.
Material Weakness
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected in a timely manner.
We did not design or maintain an effective control environment commensurate with financial reporting requirements. Specifically, we did not consistently have documented evidence of review procedures and, due to resource limitations, did not always maintain segregation of duties between preparing and reviewing analyses, and reconciliations.
The above material weakness did not result in a material misstatement of our consolidated financial statements, however, it could result in a misstatement of our account balances or disclosures that would result in a material misstatement that would not be prevented or detected.
Remediation Activities
We are working to remediate the material weakness and are taking steps to strengthen our internal control over financial reporting through the continued hiring of additional appropriately skilled finance and accounting personnel with the requisite technical knowledge and skills. With the additional skilled personnel, we are taking appropriate and reasonable steps to remediate this material weakness through the implementation of appropriate segregation of duties, formalization of accounting policies and controls and retention of appropriate expertise for complex accounting transactions. We will not be able to fully remediate these control deficiencies until these steps have been completed and have been operating effectively for a sufficient period of time. Management will continue to review and make necessary changes to the overall design of our internal control environment, as well as policies and procedures to improve the overall effectiveness of internal control over financial reporting. The material weakness will not be considered remediated, however, until the applicable controls operate for a sufficient period of time and management has concluded that these controls are operating effectively.

Subsequent Events
Convertible Debt
Focus Impact Partners
On August 19, 2024, October 18, 2024, October 28, 2024, and November 1, 2024, the Company received additional proceeds of $41,500, $6,500, $7,650 and $12,000, from Focus Impact Partners, under the same terms as the Focus Impact Partners Convertible Debt.
On November 13, 2024, Devvstream Corp issued (i) $3,000,000 of new 5.3% convertible notes to the Focus Impact Sponsor, and (ii) $982,150 of new 5.3% convertible notes to Focus Impact Partners (together, the “New Convertible Notes”), in exchange for the cancellation and conversion of a $3,000,000 convertible note previously issued by Focus Impact, the Focus Impact Partners Convertible Debt which totaled $637,150 and unpaid fees in the amount of $345,000 which were owed by Focus Impact to Focus Impact Partners. The New Convertible Notes have a maturity date of November 13, 2026. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into DevvStream Corp. common shares at the option of the holder at a 25% discount to the 20-day volume weighted average price of the DevvStream Corp. shares, subject to a floor of $0.867 per share.
In connection with the New Convertible Notes, the Company agreed (i) to grant the Secured Parties a first ranking security interest in all of the carbon credits and similar environmental assets held by the Company, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Secured Parties a security agreement evidencing the Secured Parties’ security interest (the “Security Agreement”). On December 18, 2024, the Company executed and delivered to the Secured Parties the Security Agreement.
Devvio and Environ
On November 12, 2024, the Company amended the Devvio Tranche and the Environn Tranche convertible debentures by extending the maturity date to May 30, 2025.
Conversion of Mandatory Convertible Debentures
On October 28, 2024, the Company issued 146,786 shares upon the conversion of the mandatorily convertible debt. The warrants have not yet been issued as of the date of these financial statements.
Warrant Exercises
On October 29, 2024 the Company issued 600,000 shares for the exercise of 600,000 share purchase warrants, at an exercise price of CAD$0.20 per share.
De-SPAC Transaction
On November 6, 2024, the Company completed a business combination with Focus Impact (referred to as the “De-SPAC” transaction). Upon the completion of the business combination, Focus Impact was renamed DevvStream Corp. In conjunction with the closing of the De-SPAC, each of the DevvStream Holdings Inc. outstanding securities was exchanged for DevvStream Corp. securities on a 1 to 0.152934 basis and each of Focus Impact’s outstanding securities were converted into DevvStream Corp. securities on a 1 to 0.9692 basis. The former shareholders of DevvStream Holding Inc. and Focus Impact received 11,768,884 and 5,159,200 shares of DevvStream Corp., respectively. As such, immediately following the share exchange, former shareholders of DevvStream Holdings Inc. held the majority of the outstanding shares of the Combined Company (DevvStream Corp.), thereby resulting in the De-SPAC transaction being accounted for as a reverse merger of Focus Impact by DevvStream Holdings Inc. In conjunction with the transaction, DevvStream Corp. also issued the following securities:
•
22,699,984 warrants to the former shareholders of Focus Impact. Each warrant was initially exercisable into 0.9692 shares of DevvStream Corp at $11.86 until November 6, 2029, may be redeemed at the option of the Company and can be exercised on a cashless basis. These warrants contain a clause such that upon a successful business combination, the exercise price will be adjusted based on a specified formula as outlined in the warrant agreement. On December 6, 2024, DevvStream Corp. issued a notice under the warrant agreement notifying the warrant holders that the exercise price was adjusted to $1.52 per share of DevvStream Corp.;

•	199,064 warrants to the former shareholders of the DevvStream Holdings Inc. which are exercisable at CA$1.31 until October 7, 2026;
•
586,497 options to the former shareholders of the DevvStream Holdings Inc. which have exercise prices between CA$5.23 and CA$7.26 and expiry dates ranging from January 17, 2028 to February 6, 2033; and

•	1,177,296 RSU’s to the former shareholders of the DevvStream Holdings Inc.
As of the date of this report, the Company is in the process of gathering additional information to finalize the accounting for this acquisition, including the fair value of the assets acquired and liabilities assumed. The Company expects to provide a detailed acquisition note in its financial statements for the quarter ended January 31, 2025.
Shares Issued for Settlement of Payables
On September 5, 2024, the Company issued 104,379 shares to a consultant in settlement of accounts payable of $39,527 (CA$55,050).
During October 2024, the Company reached agreements with various vendors to settle approximately $5,900,000 of outstanding payables in exchange for shares of DevvStream Corp. as part of the closing of the business combination with Focus Impact. Concurrent with the closing of the De-SPAC Transaction, 1,187,538 DevvStream Corp. shares were issued in relation to the settlement of accounts payable.
On December 27, 2024, DevvStream Corp. issued 412,478 common shares to certain service providers as consideration for services provided.
Shares issued for Carbon Credit Purchases
Between October 17, 2024 and October 28, 2024, the Company entered into multiple agreements to acquire carbon credits in return for DevvStream Corp shares once the De-SPAC Transaction was completed. On November 6, 2024, concurrent with the completion of the business combination, DevvStream Corp issued 3,249,876 common shares in consideration for these agreements. The agreements contain a mechanism whereby if the Company’s share price drops below 80%-90% of the respective purchase prices outlined in the agreements, in the next 12 to 18 months, the Company is obligated to issue additional shares to cover the shortfall.
Acquisition of Monroe Sequestration Partners (“MSP”)
On October 28, 2024, the Company entered into an agreement to acquire a 50% stake in MSPPIP in exchange for 2,000,000 shares of DevvStream Corp., to be issued upon the completion of the De-SPAC transaction. On November 6, 2024, concurrent with the completion of the business combination, DevvStream Corp issued the 2,000,000 common shares in consideration for 50% interest in MSP.
PIPE Financing
On October 29, 2024, Focus Impact entered into subscription agreements with various investors (“PIPE Shares”). The investors committed to purchase shares of Devvstream Corp. contingent upon the closing of the De-SPAC transaction. If the closing did not occur as expected, Focus Impact was required to return the subscription funds advanced. As part of this arrangement, the Focus Impact Sponsor transferred their Focus Impact Class A shares (“Sponsor Shares”) to the investors in advance of the De-SPAC transaction, representing a portion of the shares subscribed. As compensation, the Focus Impact Sponsor received replacement shares upon the closing of the De-SPAC transaction for an equal amount. The investors subscribed for a total of $2,250,000 and received 1,547,000 Sponsor Shares prior to the De-SPAC closing. On November 6, upon the closing of the De-SPAC, DevvStream Corp. issued an additional 194,808 PIPE Shares to the investors, which were the remaining shares not previously advanced, and 1,500,000 replacement shares to the Focus Impact Sponsor.
Strategic Consulting Agreement
On November 13, 2024, DevvStream Corp. entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide DevvStream Corp. with certain consulting services ( “Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023. Fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) DevvStream Corp. has successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) DevvStream Corp. has 2 or more consecutive quarters of positive cash flow from operations. DevvStream Corp. will pay the Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction.
In connection with signing of the Strategic Consulting Agreement, DevvStream Corp. issued 557,290 common shares. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement.
Equity Line of Credit Purchase (“ELOC”) Agreement
On October 29, 2024, Focus Impact entered into the ELOC Agreement with Helena Global Investment Opportunities I Ltd (“Helena I”). Under the ELOC Agreement, DevvStream Corp. will have the right to issue and to sell to Helena I from time to time, up to $40,000,000 of DevvStream Corp. common shares following the closing of the De-SPAC Transaction and the effectiveness of the registration statement registering the DevvStream Corp. common shares being sold under the ELOC Agreement (the “Helena I Registration Statement”). As a commitment fee in connection with the execution of the ELOC Agreement, the Focus Impact Sponsor transferred 515,889 Sponsor Shares of Focus Impact to Helena I. As compensation, the Focus Impact Sponsor received 500,000 replacement shares of DevvStream Corp. upon closing of the De-SPAC transaction. Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, DevvStream Corp. will issue to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $0.75.
NASDAQ Listing
On February 12, 2025, DevvStream Corp. received a notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. The Company has 180 calendar days, or by August 13, 2025, to regain compliance with the minimum bid price requirement but could be eligible for an additional 180-day compliance period.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF DEVVSTREAM FOR THE YEAR ENDED DECEMBER 31, 2023 AND 2022
The following discussion and analysis should be read in conjunction with the Focus Impact Acquisition Corp. (defined as “FIAC” for this section) audited consolidated financial statements and related notes for the year ended December 31, 2023 and 2022 (“consolidated financial statements”), which have been prepared in accordance with US GAAP and are included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” which is incorporated by reference into this prospectus. All figures are in US dollars unless otherwise noted. Unless the context otherwise requires, for the purposes of this section, “FIAC,” “we,” “us,” “our,” or the “Company” refer to Focus Impact Acquisition Corp.
FIAC Overview
FIAC, a blank check company, was incorporated on February 23, 2021 as a Delaware corporation and formed for the purpose of effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). FIAC’s sponsor was Focus Impact Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for FIAC’s initial public offering was declared effective on October 27, 2021. On November 1, 2021, FIAC consummated its initial public offering (the “Initial Public Offering”) of 23,000,000 Units, including the full exercise of the underwriters’ over-allotment option to purchase 3,000,000 units, at a purchase price of $10.00 per Unit. For additional historical background on FIAC and Sponsor, please see Note 1 to FIAC’s audited financial statements filed herewith for the fiscal years ended December 31, 2023 and 2022.
Results of Operations
As of December 31, 2023, FIAC had not commenced any operations. All activity for the period from February 23, 2021 (inception) through December 31, 2023 relates to FIAC’s formation and the Initial Public Offering, and since the closing of the Initial Public Offering, the search for a prospective Initial Business Combination. As of December 31, 2023, FIAC had neither engaged in any operations nor generated any revenues to date. The only revenues generated prior to year-end 2023 consisted of non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
For the year ended December 31, 2023, FIAC had net income of $23,947 resulting from the change in fair value of warrants of $681,000, warrant transaction costs of $309,534, interest income from operating account of $14,786 and trust earnings of $5,350,288, partially offset by provision for income taxes of $1,111,731 and operating costs of $5,219,930.
For the year ended December 31, 2022, FIAC had net income of $11,635,200 resulting from the change in fair value of warrants of $10,669,000, interest income from operating account of $7,413 and trust earnings of $3,433,975, partially offset by provision for income taxes of $645,442 and operating costs of $1,829,746.
Contractual Obligations
As of year-end 2023 FIAC had no long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities.
Administrative Services Agreement
FIAC agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the Initial Business Combination, FIAC ceased paying these monthly fees.
Registration and Stockholder Rights
The holders of the founder shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights and stockholder agreement to be signed prior to the consummation of the Initial Public Offering, requiring FIAC to register such securities for resale (in the case of the founder shares, only after conversion to the Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that FIAC register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Initial Business Combination and rights to require FIAC to register for resale such securities pursuant to Rule 415 under the Securities Act.
Underwriter Agreement
The underwriters were entitled to a deferred underwriting fee of approximately $0.376 per unit sold in the Initial Public Offering, or $8,650,000 in the aggregate (including the commission related to the underwriters’ exercise of the over-allotment option) upon the completion of the Company’s Initial Business Combination. In the third quarter 2023, the underwriters waived any right to receive the deferred underwriting fee and will therefore receive no additional underwriting fee in connection with the Closing of the Business Combination. As a result, the Company recognized $309,534 of income and $8,340,466 was recorded to accumulated deficit in relation to the reduction of the deferred underwriting fee. As of December 31, 2023 and 2022, the deferred underwriting fee is $0 and $8,650,000, respectively.
To account for the waiver of the deferred underwriting fee, the Company analogized to the SEC staff’s guidance on accounting for reducing a liability for “trailing fees”. Upon the waiver of the deferred underwriter fee, the Company reduced the deferred underwriting fee liability to $0 and reversed the previously recorded cost of issuing the instruments in the Initial Public Offering, which included recognizing a contra-expense of $309,534, which is the amount previously allocated to liability classified warrants and expensed upon the Initial Public Offering, and reduced the accumulated deficit and increased income available to Class B common stock by $8,650,000, which was previously allocated to the Class A common stock subject to redemption and accretion recognized at the Initial Public Offering date.
Critical Accounting Estimates
Warrants
Warrants issued in connection with the Initial Public Offering and Private Placement were accounted for in accordance with the guidance contained in FASB ASC 815 “Derivatives and Hedging” whereby under that provision the warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, FIAC classified the warrant instrument as a liability at fair value. This liability required re-measurement at each balance sheet date until the warrants are exercised or expire, and any change in fair value must be recognized in FIAC’s statement of operations. The fair value of warrants was estimated using an internal valuation model. FIAC’s valuation model utilized inputs such as assumed share prices, volatility, discount factors and other assumptions and may not be reflective of the price at which they can be settled. Such warrant classification is also subject to re-evaluation at each reporting period.
Inflation
FIAC does not believe that inflation had a material impact on FIAC’s business, revenues or operating results during the period presented.

BUSINESS
Results could differ materially from the results discussed in the forward-looking statements as a result of certain of the risks set forth herein. We assume no obligation to update any forward-looking statements contained herein.
Overview
We are a capex-light environmental asset generation company focused on high quality and high return technology-based projects. We offer investors exposure to assets such as carbon credits, a key instrument used to offset emissions of carbon dioxide from industrial activities to reduce the effects of global warming and I-RECs (International Renewable Energy Certificate), a vehicle for businesses to claim renewable energy usage and reduce their carbon footprint.
Blockchain technology will be used for our carbon credit generating projects to drive trust and transparency across the credit cycle. Through leveraging partnerships with market leaders, we aim to provide a turnkey solution to help companies generate, manage, and monetize environmental assets through carbon credits. The blockchain technology will be used in conjunction with our platform to track, manage, and store data only. It will do so to keep an immutable record of the data. The blockchain technology will not be used to track any assets. The blockchain technology will not create a record of carbon credits. Carbon credits are tracked by third parties in traditional registries and those registries show ownership of the carbon credits. We will not use the blockchain technology to create or track any type of crypto asset, and our use of the blockchain does not involve or require the integration of any token or other crypto asset to support its functionality.
With a diverse approach to the I-REC and carbon market, we operate across three strategic domains: (1) an offset portfolio consisting of I-REC’s, nature-based, tech-based, and carbon sequestration credits for immediate sale to corporations and governments seeking to offset their most difficult-to-reduce emissions; (2) project investment, acquisitions, and industry consolidation to extend the company's reach, allowing it to become a full end-to-end solutions provider; and (3) project development, where the company serves as project manager for eligible activities such as EV charging in exchange for a percentage of generated credits.
History of DevvStream
DevvStream Inc., our wholly-owned operating subsidiary, was incorporated in Delaware on August 27, 2021, under the name “18798 Corp.” On October 7, 2021, 18798 Corp. changed its name to “DevvESG Streaming Inc.”, and on February 1, 2022, subsequently changed its name to “DevvStream Inc.” DevvStream Inc. was formed to operate as a sustainability principled, technology-based, impact-investing company focused on high quality and high return carbon credit generating projects.
On November 4, 2022, DevvStream Inc. completed a business combination transaction (the “2022 Business Combination”) with 1319738 B.C. Ltd., 1338292 B.C. Ltd., Devv Subco Inc., and DevvESG Streaming Finco Ltd., pursuant to which 1319738 B.C. Ltd., acquired all of the issued and outstanding securities of DevvStream Inc. by way of a three-cornered merger. In connection with the 2022 Business Combination, 1319738 B.C. Ltd. changed its name to “DevvStream Holdings Inc.” Upon closing of the 2022 Business Combination, DevvStream Inc. became a wholly owned subsidiary of DevvStream, and the business of DevvStream Inc. became the business of DevvStream. On January 17, 2023, DevvStream’s subordinate voting shares were listed and posted for trading on the NEO Exchange (now known as CBOE). The Company is no longer listed on the CBOE. On September 12, 2023, DevvStream entered into the Initial Business Combination Agreement.
Our Industry and Market Opportunity
Overview of Carbon Credits
Carbon credits—each equal to one metric ton of carbon dioxide removed or avoided—are designed to help organizations advance decarbonization efforts by funding environmentally-conscious projects. Carbon credits are generated in two ways: (i) nature-based solutions; and (ii) technology-based solutions. They can be traded directly between companies, organizations and countries, or on exchanges where carbon credits are sold and purchased. Companies or individuals may use carbon markets to compensate for their greenhouse gas emissions by purchasing carbon credits from an entity that removes or reduces their greenhouse gas emissions. Carbon markets exist around the world in many different forms, although they can generally be divided into mandatory (compliance) markets and voluntary markets.

Nature-based Solutions vs. Technology-based Solutions
Nature-based solutions include the protection, restoration, and management of natural ecosystems and currently make up the majority of the carbon credit market. Technology-based solutions leverage innovative technology to further avoid or reduce carbon emissions and include examples such as energy efficiency, fuel switching and methane avoidance. Recent studies done by American University shows that nature-based solutions will only contribute 20% of the carbon reductions needed to meet our global net zero goals. The other 80% needs to come from technology, which is where we plan to target. Accordingly, our business model focuses on generating carbon credits through efficient, repeatable, and scalable technology-based solutions.
Compliance Markets vs. Voluntary Markets
Compliance markets are created and regulated by government bodies and are usually set up as cap-and-trade emission trading schemes. In compliance markets, corporations buy and sell compliance carbon offsets to comply with the cap or limit imposed on their emissions by the government. Compliance markets are usually tied to a specific jurisdiction—for example, the European Union Emissions Trading System (“ETS”) is only applicable to entities domiciled in the European Union.
Voluntary markets, on the other hand, are traditionally set up by independent non-governmental organizations or various types of private consortia. In voluntary markets, carbon credits can be generated from projects including but not limited to, improved energy efficiency, forestry and land use, renewable energy, agriculture, transportation, household devices, biomass and biogas facilities, waste disposal, carbon capture, utilization and storage (“CCS/CCUS”), wetland restoration and other industrial projects. Voluntary markets set rules frameworks for sellers and buyers to trade offsets under a public registry. In voluntary markets, organizations choose to voluntarily offset emissions that otherwise would not be possible, or very expensive, by purchasing carbon emission reductions. Demand for voluntary carbon offsets is driven by companies seeking to address pressure from customers and investors to reduce their carbon footprint, as well as entities that purchase offsets before emissions reductions are required by regulation. In voluntary markets, a carbon credit represents one ton of carbon dioxide (“tCO2”) or the carbon dioxide equivalent (“tCO2e”) of another greenhouse gas (based on the amount of heat it traps in the atmosphere) that is prevented from entering or being absorbed from the atmosphere. Every 4.60 tCO2e removed from the atmosphere is the equivalent of removing one average passenger vehicle for a year.
Our Business Model
Overview of Streaming
A carbon credit stream is a flexible, customizable financing alternative that allows developers, aggregators, and/or owners of projects which require substantial capital to bring projects to fruition, advancing the transition to a low-carbon future. Similar financing structures, including streams and royalties, have been used extensively in the music, publishing, pharmaceutical, franchising and precious and base metals sectors to provide an alternative to traditional sources of capital at an attractive cost. In a stream agreement, the holder makes an upfront payment in exchange for the right to purchase all, a fixed percentage of, or a specified amount of the subject of the stream at a pre-agreed upon price or a percentage of a reference price for the term of the agreement, which is typically for a long term.
A carbon credit stream is a contractual agreement whereby the stream purchaser makes an upfront payment (in the form of cash, shares, or other consideration) in return for the right to receive all, or a portion of, the future carbon credits generated by a project or an asset over the term of the agreement. An additional payment may be paid per carbon credit to the project or asset developer or owner when the carbon credits are delivered to the stream purchaser or when the carbon credits are sold by the stream purchaser.
Benefits of streams to the project developer or asset owner include an upfront payment and annual income over the project life. The developer or owner may use the upfront payment to fund project development on existing or new project activities, verification of carbon credits or for general corporate purposes.
Revenue Streams
Our business model is focused on two forms of carbon credit generation activity. The two activity types, which we call our “direct investment model” and our “project management model,” can be distinguished based on whether a partner or we lead the development and maintenance of the offset project. On partner-led contracts under our direct investment model, the partner will manage all costs to develop and manage initial and ongoing program management, while we receive a share of the credits generated. On our led contracts under our project management model, we will bear the costs of generating and certifying the carbon credits for those projects. This includes contract development, validation, registry listing, any ongoing data collection and fees charged by registries for credit issuance, transfer or retirement. In either model, stream interests (which are not typically working interests in a property or an asset) are established through a contract between the holder and the property or asset owner.
While subsequent payments beyond the initial deployment of capital is a common function of typical royalty agreements, the majority of the agreements that we intend to put in place will allow us to own a portion of the future carbon credits outright without additional consideration (although there may be costs associated with managing the project or program depending on our involvement during the term of the contract).
We plan to use third-party greenhouse gas project evaluation and quantification studies as part of their project due diligence process in selecting projects. Third-party studies provide confirmation that the project aligns to offset criteria including ISO140640-2 and CCPs, reducing the risk of not meeting these after the offset project is completed. It also provides an estimate of carbon credits generated and the expected crediting period, according to selected quantification methodologies. The studies also identify potential risks which may prevent the generation of high-quality credits related to offset quality criteria, such as clear ownership, additionality, permanence and leakage. The third-party consultant used is based on experience and expertise in the carbon market that is tied to the specific project that is being evaluated.
In certain cases, once we select a project, we may assist the owner with implementation of the carbon offset project, including feasibility studies, registration, validation, and verification, all of which may be too costly and complex for an owner to do on its own. In this case, we will maintain a controlling interest in the offset project, the quality of the credits generated, and the issuance and trading timing and format. Given the collective experience of our management team and our Board, we believe we are ideally positioned to select projects and provide stream or royalty financing to those projects which will benefit from this financing structure.
We plan to continue to enhance the Company’s position in the International Renewable Energy Certificate (I-REC) market, following its recent approval to the Evident Registry and key agreements that expand its portfolio of renewable energy attributes. These strategic developments position the Company to capitalize on the growing demand for I-RECs, offering organizations verifiable solutions to meet sustainability and clean energy goals.
Together, we believe these agreements support our planned strategy of becoming a leading global aggregator and trader of I-RECs. By leveraging the Evident Registry’s global infrastructure, the Company plans to ensure full transparency, traceability, and credibility of its renewable energy attributes. Additionally, these transactions diversify our Company’s revenue streams, enabling the monetization of both carbon offsets and energy attribute certificates in parallel, positioning the Company as a key player in the environmental asset market.
Impact Investment
Our purpose is to generate positive, measurable social and environmental impact alongside attractive returns for stakeholders. We intend to achieve this through the provision of innovative capital solutions for projects that demonstrably advance the transition to a low-carbon future, with a particular focus on projects with Co-Benefits (as defined below) in alliance with principles of sustainability. This focus begins at the identification of potential investments. Due to the nature of our business, capital will necessarily be deployed to projects that combat climate change. For us, however, while every carbon credit represents one ton of CO2e in the atmosphere, not every carbon credit is equal in its contribution to a sustainable future.
Management will seek, wherever possible, investments that make a sustainable impact beyond the removal, avoidance or sequestering of greenhouse gas emissions. The Company’s sustainable investment screen, through our analysis, will ensure the consideration of factors that may augment the sustainable impact of our capital beyond advancing climate action, while also ensuring attractive financial returns. Additional considerations may take the form of protecting endangered species, improving the lives of people in under-developed nations, providing measurable tangible benefits to the communities in the project area, or other activities which advance sustainable development (“Co-Benefits”). It is our belief that by focusing on these goals, the carbon credits we expect to receive will attract a premium, which should increase the financial returns to shareholders. Given the decades long relationships that are expected to result from carbon streams, we believe it is important to partner with developers and project operators who share our goal to be instrumental in the transition to a sustainable, low-carbon economy.
Our choice of investments will meet the highest environmental integrity criteria such as ISO141064-2, the CCPs, SDGs, as well as additional environmental integrity criteria, on an activity-by-activity basis. Accordingly, we anticipate that most, if not all, of our projects will have additional social, environmental, and economic co-benefits in addition to their carbon reduction or removal potential. We aim to deliver long-term cash flow growth through the monetization of its carbon credit portfolio through direct sales to third-party buyers, or on carbon credit marketplaces.
We plan to make investments in a broad range of projects that generate carbon credits. In addition to the more common nature-based projects, we plan to also invest in a broad range of projects covering most carbon-mitigation activities, including renewable and non-renewable energy generation, energy and fuel efficiency, avoidance of the emission of potent gases such as hydrofluorocarbons and sulfur hexafluoride, waste handling and disposal and potentially CCS/CCUS.
Project Management
We plan to act as a carbon project manager controlling all major aspects of carbon credit generation within a project, again providing a long-term contractual revenue stream with minimal operating requirements. Our project management model is designed to help generate streams of revenue for other companies, municipalities and other organizations through the technology-focused generation of carbon credits. In this role, we would partner with entities that reduce energy consumption or greenhouse gas emissions and provide turnkey services allowing these entities to generate and monetize the associated carbon credits, in exchange for a portion of those credits. Since the process of generating carbon credits is very complicated and tedious, most of these companies do not have the expertise or resources to do it. As a result, we plan to be able to fill this role of generating carbon credits on their behalf at no cost to the companies. Instead, we will typically aim to retain approximately 25% of the carbon credit stream generated. The majority of investments needed are the costs to register, validate, verify and certify the carbon credits generated from the projects and typically is less than $150,000 per project.
Project Assessment
In order to assess our project pipeline to choose the best opportunities, we have developed a Project Assessment Tool. The tool is designed to undertake an efficient and reliable initial assessment of potential project opportunities, whether within our pipeline or for third-party projects, to decide which project opportunities to move forward with. First, the tool performs a project assessment using weighted categories covering commercial, technical, financial, and legal aspects of each project and provides a systematic and methodical process to mitigate the investment risk for every opportunity. In connection with any assessment, we also utilize third-party consultants where necessary to properly assess specific risk and feasibility factors associated with a prospective project. Third-party feasibility studies provide confirmation that carbon credits can be generated along with giving us a more exact estimate of the number of expected credits. The studies also highlight any potential risk of not being able to generate credits.
Devvio Blockchain
Pursuant to the Devvio Agreement, Devvio provides us with access to its proprietary blockchain, DevvX, which we intend to use in conjunction with our platform to store all relevant data related to the generation of carbon credits, including project design documents, quantification methodologies, validation and verification reports and project/program specific data. The DevvX blockchain is currently fully developed and functional to store all relevant data for our needs. By using DevvX in the future, we believe we will be able to provide full provenance, additional trust and transparency in every carbon credit generated, thus improving their quality.
Verification and Validation
We have engaged leading offset developers and greenhouse gas accounting firms to assist with establishing the strategic approach to maximize revenue potential while minimizing risk, determining appropriate voluntary carbon credit methodologies and developing voluntary offset projects leveraging existing greenhouse gas quantification methodologies for projects. These methodologies are internationally recognized. All our projects are intended to meet or exceed the requirements set out by companies seeking to offset their corporate emissions by purchasing carbon credits. These requirements include a clear description of any environmental claims, a conservative baseline of carbon credits generated, demonstration of all additionality barriers (including financial barriers), no leakage, permanence and third-party verification.
Registries set the project design, implementation, monitoring and reporting criteria against which a project’s carbon offsetting activities and/or environmental and social benefits can be verified. In voluntary markets, a number of standards have emerged with the intent to increase credibility in the marketplace. Some of the more commonly used and internationally recognized standards include the Verified Carbon Standard Program by Verra, Gold Standard, Global Carbon Council and ACR.
One of the major roles of registries is to develop and/or publish greenhouse gas quantification methodologies. The methodology(ies) applied during the initial project design stage will directly influence the projected greenhouse gas emission reductions and/or removals generated by the project during the project crediting period. The project developer/owner is responsible for, among other things, selecting the applicable methodology, engaging in the registration process with the applicable standard organization, and leading in the annual verification process that ensures the continued generation of credits over the crediting period of the project.
Xpansiv Relationship
We plan to use Xpansiv DataSystems Inc. (“Xpansiv”)’s trading platform, the premier global marketplace for sustainability-inclusive products. Xpansiv has the largest marketplace for environmental credits and has had the largest number of carbon credit transactions globally, with over one billion environmental credits having been processed through Xpansiv. Xpansiv acts as an efficient channel to offer high quality carbon credits to buyers and is expected to provide liquidity for our portfolio of carbon credits. Additionally, Xpansiv’s CBL Market and Environmental Management Account allow us to manage its credits held on multiple registries from one convenient location, including the sale of credits to partners. It is anticipated that a portion of our carbon credit buyers will come through Xpansiv.
Examples of Our Current Projects and Programs
The following is a brief summary of our active projects and programs:
EV Charging Project
We have an EV charging project in development that targets operators and owners of EV charging stations and networks within North America. After an intensive analysis of the marketplace, we remain focused on high-value states based on grid emissions for optimal carbon credit returns. We continue to build key partnerships within the industry with access to 2000 charging stations. Revenue from this project is expected in 2025.
Contribution and Exchange Agreement with Crestmont Investments LLC
On October 28, 2024, DevvStream entered into a Contribution and Exchange Agreement (the “C&E Agreement”) with Crestmont Investments LLC (“Crestmont”) and FIAC. Pursuant to the C&E Agreement, immediately following the closing of the business combination, Crestmont contributed 2,000,000 units of its interests in Monroe Sequestration Partners LLC (“MSP”) to DevvStream in exchange for 2,000,000 newly issued Common Shares. This transaction aligns with our strategic initiative to expand our portfolio of high-quality carbon sequestration assets, providing the Company with increased access to scalable, verifiable, and high-integrity carbon credits. The acquisition of an equity interest in MSP enhances our ability to generate long-term revenue from carbon credit markets and fortifies its competitive positioning as a leader in sustainability-focused investments. The C&E Agreement also establishes a structured framework for value realization, including stock liquidity mechanisms for Crestmont, while reinforcing our commitment to delivering shareholder value through accretive transactions and market-driven growth strategies.
Recent Carbon Credit Transactions and Strategic Partnerships
As part of our ongoing strategy to expand our portfolio of verified carbon credits and strengthen its position in the environmental asset market, we entered into a series of agreements with key counterparties. These agreements are expected to enhance our access to high-integrity carbon credits, bolster revenue potential, and support long-term growth through strategic asset acquisitions.

Karbon-X Agreement
We entered into a Carbon Credit Purchase Agreement with Karbon-X Corp., under which we agreed to acquire various verified carbon credits valued at approximately $1.14 million.
Paytech Ipixuna Agreement
The Company entered into a Carbon Credit Purchase Agreement with Paytech Intermediação Ltda., securing the acquisition of 1,200,000 carbon credits from the Ipixuna REDD+ Project. This agreement includes a stop-loss mechanism to protect both parties against fluctuations in carbon credit and share prices, ensuring a fair exchange valuation.
CDSA State of Acre Agreement
We have also entered into a Carbon Credit Purchase Agreement with Von Bohlen & Halbach Cie. FZ LLC (VBH), with consenting of Companhia de Desenvolvimento de Serviços Ambientais do Acre (CDSA) for the acquisition of 500,000 carbon credits. This agreement includes a stop-loss mechanism to protect both parties against fluctuations in carbon credit and share prices, ensuring a fair exchange valuation.
Expansion into the International Renewable Energy Certificate (I-REC) Market and Strategic Agreements
As part of our expansion, we have entered into an exclusive agreement with Sogod Energy Inc. (SEI), granting the Company the sole right to trade renewable energy attributes, including I-RECs and associated carbon attributes, from the Sogod Renewable Energy Plant in the Philippines. Under this agreement, we will manage the certification and monetization of these attributes while SEI retains up to 60% of the I-REC value as part of its compensation structure.
This agreement aligns with our strategy to secure long-term, high-quality renewable energy credits, providing a scalable pipeline for trading in international markets.
Marmota Joint Venture
In January 2023, we launched Marmota, a joint venture between us and 1824400 Alberta Limited. Brian Storseth, a former member of Canada’s Parliament and owner of iPolitics and Wellington Dupont, a North American public affairs firm with offices in Washington, D.C. and Ottawa, is the controlling shareholder of 18244000 Alberta Limited. We hold a 10% equity stake in the joint venture.
Marmota’s primary focus is the implementation of large-scale, technology-based decarbonization projects that generate revenue directly from carbon markets. Marmota seeks to enable organizations and governments at every level—municipal, provincial, and federal—to meet their sustainability objectives, generate high-value technology-based carbon credits, facilitate their participation in voluntary carbon markets, and help establish or expand their compliance market programs. Marmota has begun discussions with multiple Canadian municipalities for carbon projects to result in the production of carbon credits. Marmota is actively seeking similar engagements across Canada with organizations in both the public and private sector.
Our Competition and Competitive Advantage
We face competition from other organizations, companies, non-profits, governments, asset managers and individuals that are, or may be, in the process of offering similar services. Some of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources than us. Given the increasing focus on carbon projects, the industry is highly competitive and rapidly evolving, and we expect the level of competition to continue to increase. See “Risk Factors — Risks Related to Our Business and Industry — The carbon credit market is competitive, and we expect to face increasing competition in many aspects of our business, which could cause operating results to suffer” for more information.
Our current and potential competitors consist primarily of other organizations with a focus on carbon markets and the origination, registration, selling and trading of carbon credits. There is an increasing number of companies and organizations providing financing solutions and development expertise for carbon projects.

Our management believes the following factors and competitive advantages differentiate us from other companies providing similar services:
Focus on Technology-based Solutions to Climate Change
Our key focus is on technology-based solutions to climate change, while the majority of our competitors focus on nature-based solutions. As discussed above, nature-based solutions involve conserving, restoring or better managing natural ecosystems to remove carbon dioxide from the atmosphere, whereas technology-based solutions involve innovations that focus on the development of new technology and the use of such technology to reduce emissions or remove carbon-dioxide from the atmosphere.
A recent study estimates that nature-based solutions could contribute about 20% of mitigation needed between now and 2050 to keep global warning below two degrees Celsius, whereas the remaining 80% would have to come from other solutions including technology-based solutions. Accordingly, we believe that the market opportunities for technology-based solutions is significantly larger than that of nature-based solutions.
By focusing on technology-based projects to generate carbon credits, we are able to offer multiple advantages over nature-based solutions. These advantages include:
•	More accurate quantification due to the verifiable measurement of environmental benefits;
•	Quicker implementation compared to nature-based projects;
•	Easier replication or scalability than nature-based projects;
•	Often more financially efficient than nature-based projects due to lower costs;
•	More predictable and consistent results than nature-based projects; and
•	Alignment with many of the United Nations’ SDGs.
Use of Devvio’s Proprietary Blockchain
As discussed above, we will use Devvio’s proprietary blockchain with our platform to store the data from carbon credit projects that we develop. We believe this will provide more transparency and improved trust with respect to the provenance of the carbon credits we generate, which we believe will increase the quality and value of our carbon credits, as compared to those generated or acquired by many of our competitors.
Devvio Agreement
We entered into the Devvio Agreement on November 28, 2021, pursuant to which we became Devvio’s principal business partner for project financing for Devvio’s clients in connection with acquiring rights to greenhouse gas emission or climate change related credits or offsets. Pursuant to the Devvio Agreement, Devvio granted us a worldwide, non-exclusive, non-transferable, non-sublicensable, right and license (the “License”) to exclusively use, access, and otherwise utilize Devvio’s blockchain (as described below) in connection with our business, and to process, manipulate, copy, aggregate or otherwise use any data created, owned, produced or provided by us and compiled by or through the Devvio Platform, as reasonably required for our needs or our client’s needs. We pay royalties to Devvio equal to 5% of all sales revenue for transactions that use the Devvio blockchain and, pursuant to the Devvio Agreement, we prepaid $2,000,000 towards these royalties. Further, in July 2024, we agreed to additional prepaid royalty payments of a minimum of $1,000,000 by August 1, 2025 and $1,270,000 by August 1, 2026 and 2027. As of the date of this annual report, we are pre-revenue and no royalty payments (other than prepaid royalties) have been incurred or paid.
During the term of the Devvio Agreement and while we actively maintain client data on the Devvio blockchain, in the event that Devvio is approached, becomes aware of, or has any opportunity to pursue a potential referral initiating from the Devvio blockchain that is based in or materially connected to North America which we could support, then Devvio shall promptly but in any event within five (5) business days of becoming aware of such opportunity notify us in writing of such opportunity and grant us the exclusive right of first refusal to pursue, negotiate and/or engage such opportunity (the “ROFR”). Under the ROFR, we have a period of 10 business days to inform Devvio in writing of our intention to exercise the ROFR. If we fail to exercise the ROFR, Devvio will have the right to pursue such opportunity independently of us and our ROFR will expire for such opportunity.

Additionally, during the term of the Devvio Agreement, in the event that Devvio is approached, becomes aware of, or has any opportunity to pursue a potential referral initiating from the Devvio blockchain, which we could support, then we will have the right to participate in a pro-rata share of 20% of the economics in any such opportunity amongst other streaming entities using the Devvio Platform who are geographical exclusive partners with Devvio, each of which getting an equal share. Our pro-rata participation rights to such opportunity will be a minimum of 4% of such economics. During the term of the Devvio Agreement, in the event that we exercise a ROFR (each, a “Devvio Accepted Platform Opportunity”), Devvio will have the right to participate in 40% of the economics in any such Devvio Accepted Platform Opportunity, 20% of which will be available to Devvio and 20% of which will be available to the other platform partners on a pro-rata basis.
The term of the Devvio Agreement will continue perpetually unless an event of termination set out below occurs:
(1)
at any time immediately upon notice by one party if the other party is in material breach of the agreement and such material breach is not remedied within forty-five days following notice from the terminating party to the breaching party setting out the reasonable particulars of such breach;

(2)	starting from 2028, if advance royalty payments fall below $1,000,000 in any year;
(3)
immediately by either party if the other party is dissolved, has its existence terminated, has a receiver appointed over all or any material part of its property, has an assignment made for the benefit of its creditors, has a petition in bankruptcy made by it or against it, has commenced by or against it any proceedings under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness or composition or extension of indebtedness, in each case where it is not being contested in good faith by such other party;

(4)
upon a minimum of thirty days’ prior written notice by Devvio to us in the event that we fail to actively conduct our Streaming Business (as defined in the Devvio Agreement) for a period of at least six (6) months;

(5)	by either party upon written notice to the other party in the event of a direct or indirect change of control of such other party without the prior written consent of the first party; or
(6)	as otherwise mutually agreed in writing by the parties.
Government Regulation
We operate in an industry that is subject to many established environmental regulations. Greenhouse gas emissions are subject to environmental laws and regulations in the various jurisdictions in which our partners and customers have operations. In the normal course of business, our customers and partners may be involved in legal proceedings under various environmental laws across the globe relating to greenhouse gas emissions or remediation with respect to various environmental risks.
Our current and potential partners’ operations are within jurisdictions that have, or are developing, regulatory regimes governing emissions of greenhouse gasses, including carbon dioxide. These include existing coverage under the European Union Emission Trading System, the California cap-and-trade scheme, India’s Performance, Achieve and Trade scheme, South Africa’s Trade Exposure and Greenhouse Gas Benchmark Regulations, the Tokyo Cap-and-Trade Program, China’s Emission Trading Scheme and any potential expansions of these policies or related policies. In addition, the U.S. Environmental Protection Agency requires mandatory reporting of greenhouse gas emissions and is regulating greenhouse gas emissions for new constructions and major modifications to existing facilities.
Growing public concern regarding greenhouse gas emissions may result in more international, national or regional requirements to reduce or mitigate the effects of such greenhouse gas emissions. We cannot predict how, or the extent to which, such regulation may affect our customers and partners, and ultimately help or harm our business. Such changes may include regulation regarding the pricing of greenhouse gas emissions or other climate change regulations. It is difficult to estimate the likelihood of such regulations coming into effect, or predict the potential impact they may have on our customers. Potential consequences of new obligations could include increased technology, transportation, material and administrative costs, and may require us to make additional investments to our customers and their operations. We cannot determine at this time if the costs of compliance with these regulations will be material to our business or operations. Any failure by us to comply with any requirements of such regulations could subject us to potentially significant liabilities, monetary damages and fines or suspensions. Although we have not incurred, and do not currently anticipate, any material liabilities in connection with such regulations, we may be required to make expenditures related to such regulation in the future.
Trademarks and Licenses
We have a variety of intangible assets as is typical for businesses such as ours.
The DevvStream brand has been applied for as a registered trademark in the United States and other countries.
Pursuant to the Devvio Agreement, Devvio granted us the License to use, access, and otherwise utilize the Devvio blockchain, and to process, manipulate, copy, aggregate or otherwise use any data created, owned, produced or provided by us and compiled by or through the Devvio blockchain, as reasonably required for our needs or our client’s needs.
We have trademark rights in our logo and other identifiers of our services and products. Further, we hold copyrights on our website and will register copyrights when we believe that the benefits to our business are justified.
Our management consistently evaluates the importance of obtaining intellectual property protection for our brands, applications and protocols and maintaining trade secrets. When applicable to and merited by our business, we will seek to obtain, license and enforce patents, protect our proprietary information and maintain trade secret protection without infringing the proprietary rights of third parties. We will also make use of trade secrets, proprietary unpatented information and trademarks to protect our technology and enhance our competitive position.
We cannot assure you that any patent which we may be issued in the future will protect our intellectual property rights or provide us with any competitive advantage. While there is no active litigation involving any of our intellectual property rights and we have not received any notices of patent infringement, we may be required to enforce or defend our intellectual property rights against third parties in the future. See “Risk Factors—Risks Related to our Information Technology and Intellectual Property” for additional information regarding these and other risks related to our intellectual property portfolio and their potential effect on us.
Specialized Skills and Knowledge
A number of aspects of our business require specialized skills and knowledge. Our management has specialized skills and knowledge in the areas of carbon markets and the origination, registration, selling and trading of carbon credits. The number of persons experienced in carbon markets and the origination, registration, selling and trading of carbon credits is limited, and competition for such persons can be intense. In addition, the number of persons skilled in structuring streams is limited. Recruiting and retaining qualified personnel is critical to our success and there can be no assurance of such success.
A majority of carbon credit developers focus almost entirely on nature-based projects. As a result, their expertise are mostly in areas of botany, forestry and biology.
Our management team has acquired specialized skills and knowledge in the areas of carbon markets and the origination, registration, selling and trading of carbon credits through years of experience. Our CEO, Sunny Trinh, has over 25 years of experience working in technology, corporate social responsibility, sustainability and carbon markets.
Employees
As of the date of this registration statement we have a total of five full-time employees and five independent contractors.
Legal Proceedings
We have not been, are not currently a party to, nor are we aware of, any legal proceeding or claim which, in the opinion of management, is likely to materially adversely affect our business or financial results or condition.

From time to time, we may be subject to various claims, lawsuits and other legal and administrative proceedings that may arise in the ordinary course of business. Some of these claims, lawsuits and other proceedings may range in complexity and result in substantial uncertainty; it is possible that they may result in damages, fines, penalties, non-monetary sanctions or relief.
Available Information
Our website is https://devvstream.com. On our website we make available at no cost our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished as soon as reasonably practicable after we electronically file such material with, or furnish them to, the United States Securities and Exchange Commission (“SEC”). The information contained on our website is not a part of this annual report on Form 10-K.

MANAGEMENT
Directors and Executive Officers
The following sets forth certain information concerning our directors and executive officers:

Name	Age	Position(s)
Executive Officers:
Sunny Trinh	54	Chief Executive Officer
David Goertz	46	Chief Financial Officer
Chris Merkel	58	Chief Operating Officer
Non-Employee Directors(1):
Wray Thorn	53	Director
Carl Stanton	57	Director
Michael Max Bühler	51	Director
Stephen Kukucha	57	Director
Jamila Piracci	52	Director

(1)	Thomas G. Anderson and Ray Quintana were appointed to the Board in connection with the consummation of the Transactions and resigned from the Board on November 7, 2024.
Information regarding the executive officers, key employees, and directors is set forth below:
Executive Officers
Mr. Sunny Trinh serves as Chief Executive Officer of the Company. Mr. Trinh has served as Chief Executive Officer of DevvStream for the past two years and brings over 25 years of experience in the technology sector and directly in developing new verticals in sustainability and carbon markets. Mr. Trinh also served as the Chief Digital Alchemist for Devvio, where he utilized their blockchain technology to develop solutions and new business models in the sustainability and carbon markets. Prior to DevvStream, Mr. Trinh led innovation as the vice president of Strategic Partnerships and Ecosystem at Avnet Inc. (AVT: NASDAQ). He was also the chief operating officer for Jooster and vice president of sales for Arrow Electronics (ARW: NYSE) where he led the design team for a Corvette driven by a quadriplegic. Mr. Trinh also co-founded and served as Chief Executive Officer for 9:Fish Surfboards and was an adjunct professor for California Lutheran University’s master’s in business administration program, where he started the school’s technology tract. He also holds a patent on electronic accessories for cell phones. Mr. Trinh received his bachelor’s degree and master’s degree in engineering from Harvey Mudd College and his master’s in business administration from California Lutheran University.
Mr. David Goertz serves as the Chief Financial Officer of the Company. Mr. Goertz has served as the Chief Financial Officer of DevvStream since November 2022. Mr. Goertz is a partner with Dale Matheson Carr-Hilton Labonte, LLP Chartered Professional Accountants, where he has worked since 2005 and became a partner in 2011. Mr. Goertz provides accounting, assurance, taxation and business advisory services to private and public companies, not-for-profit organizations and incorporate professionals. Mr. Goertz has an extensive background in public company operations, restructurings, acquisitions and initial public offerings. Mr. Goertz also has a specialized knowledge of the manufacturing, mining, real estate and technology industries. Mr. Goertz received his bachelor’s degree from the University of Victoria and has been a Chartered Professional Accountant since 2004.
Mr. Chris Merkel serves as the Chief Operating Officer of the Company. Mr. Merkel has served as the Chief Operating Officer of DevvStream since December 2021. Prior to joining DevvStream, Mr. Merkel spent 24 years managing strategic customers, growing technical services verticals and held sales leadership roles at Avnet (AVT: NASDAQ) and Arrow Electronics (ARW:NYSE). He has engaged with companies at every stage, from pre-funded startups to global enterprises in markets such as the internet-of-things, consumer, industrial and medical. Mr. Merkel spent five years with Sierra Pacific Industries in a general sales and operations management role. Mr. Merkel has over 30 years of sales, operations and general management experience successfully managing diverse teams and projects.

Non-Employee Directors
Mr. Wray Thorn serves as a director of the Company. Mr. Thorn is a Partner and Co-Founder of Focus Impact Partners, LLC. He also serves as the Chief Investment Officer and a director of Focus Impact BH3 Acquisition Company, a special purpose acquisition corporation (Nasdaq: BHAC). Mr. Thorn is also the Founder and Chief Executive of Clear Heights Capital and a Board Member of Skipper Pets, Inc. Previously, Mr. Thorn was Managing Director and Chief Investment Officer - Private Investments at Two Sigma Investments, where he architected and led the firm’s private equity (Sightway Capital), venture capital (Two Sigma Ventures) and impact (Two Sigma Impact) investment businesses and was a leader in the creation of Hamilton Insurance Group and the incubation of Two Sigma’s insurance technology activities. With approximately three decades of experience as a chief investment officer, investment leader and lead director, Mr. Thorn has firsthand knowledge of investment firm leadership, private investing company value creation, asset allocation strategy and practice and risk management frameworks. Mr. Thorn has built and led businesses to source, structure, finance and make private investments, to allocate and risk manage capital across private investment strategies and to help companies, organizations and executives realize their growth and development objectives. Mr. Thorn has also been at the forefront of proactive impact investing and applying data and technology to innovate private investing. Mr. Thorn also serves as Co-Chair of the Board of Youth, INC, as Vice Chair of the Board and Chair of the Investment Committee for Futures and Options, as a grant monitor and event committee chair for Hour Children, and as an Associate of the Harvard College Fund.
Mr. Carl Stanton serves as a director of the Company. Mr. Stanton is a Partner and Co-Founder of Focus Impact Partners, LLC and currently serves as the Chief Executive Officer. He also serves as the Chief Executive Officer and a director of Focus Impact BH3 Acquisition Company, a special purpose acquisition corporation (Nasdaq: BHAC). Mr. Stanton brings nearly three decades of experience in leading companies across transformative Private Equity/Alternative Asset management with a proven track record in creating shareholder value. Mr. Stanton has unique knowledge and skills across all facets of Asset Management. He is a team builder and has managed and co-led two Alternative Asset Management firms totaling over $4.5 billion AUM, and has delivered best-in-class investment performance results along with colleagues over multiple funds. He has advised CEOs, CFOs, and boards of directors of multiple companies and spread managerial, financial, and strategic best practices with demonstrated expertise in value creation strategies including revenue growth strategies, industry transformation, cost control, supply chain management, and technology best practices. Mr. Stanton has also served as Board Member to more than 15 portfolio companies across Industrial Products & Services, Transportation & Logistics and Consumer industries; including his current role as a Board Member of Skipper Pets, Inc.
Mr. Michael Max Bühler serves as a director of the Company. Mr. Bühler is a member of various international committees, including the T20/G20 Task Force on Infrastructure Investment and the OECD Blue Dot Network. Mr. Bühler is actively involved in the formation of a data cooperative for the construction industry and sits on the board of the International Resilience and Sustainability (inRES) Partnership, supporting Botswana’s digital transformation. Currently, Mr. Bühler is a Professor of Construction Business Management at the University of Applied Sciences in Constance, Germany, with research interests in infrastructure planning and global challenges. Previously, he led initiatives at the World Economic Forum and worked with Deloitte in Vancouver. He also held roles at Bilfinger Berger in North America. He has over 25 years of experience in construction and real estate. Mr. Bühler has a PhD in civil engineering and an MBA with finance and accounting specialization.
Mr. Stephen Kukucha serves as a director of the Company. Mr. Kukucha is a partner at PacBridge Partners with over twenty years of experience in clean technology, renewable power, investing and their intersection with public policy. At PacBridge Capital Partners, he specializes in providing early stage and growth capital to companies seeking to take disruptive technologies and build scalable businesses. PacBridge is based in Hong Kong and Vancouver and invests in opportunities globally, with a particular focus in Asia and North America. As well, Stephen also serves as a Senior Advisor to Fort Capital Partners, focusing on origination of M&A, capital raising and advisory transactions. Prior to his current roles, Mr. Kukucha practiced law and was in a leadership position at Ballard Power Systems - leading their global External Affairs group (including emerging market business development in Asia). Following Ballard, Mr. Kukucha founded both a renewable power company and a strategic advisory firm. Mr. Kukucha also served as Chief Executive Officer and a director of CERO Technologies from April 2023 to June 2024, and as a director of Sustainable Development Technology Canada (SDTC) from March 2021 to May 2024. Mr. Kukucha has a Bachelor of Arts from the University of

British Columbia and a Bachelor of Laws from the University of New Brunswick and graduated from the ICD-Rotman, Directors Education Program and became a member of the Institute of Corporate Directors, ICD.D.
Ms. Jamila Piracci serves as a director of the Company. Ms. Piracci is the Founder of Roos Innovations, a financial services and commodities consultancy firm. She also serves on the boards of the Futures Industry Association and Fiùtur Information Exchange Inc., and is a member of the advisory board of Itegriti Corporation. Prior to becoming a consultant, Ms. Piracci led the National Futures Association’s regulatory program from 2011 to 2019, overseeing swap dealers under the Dodd-Frank Act, including creating NFA’s program. Ms. Piracci previously worked at the Federal Reserve Bank of New York, where she was an attorney with a primary focus on orderly liquidation authority and resolution planning under the Dodd-Frank Act, as well as on market and other developments pertaining to OTC derivatives. Ms. Piracci also spent nearly a decade advising a range of OTC derivatives market participants, including dealer banks, investment managers, and energy firms. In addition, she was an Assistant General Counsel at the International Swaps and Derivatives Association, where she chaired working groups developing market documentation and best practices primarily in the credit derivatives area. Ms. Piracci received her J.D. from Cornell Law School and MBA from the S.C. Johnson Graduate School of Management at Cornell University. Ms. Piracci earned her B.A. from Harvard-Radcliffe College at Harvard University.
Family Relationships
There are no family relationships among any of our executive officers or directors.
Independence of Board of Directors
Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person that, in the opinion of the Board, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Our Board has determined that Michael Max Bühler, Stephen Kukucha and Jamila Piracci are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Committees of the Board of Directors
The Board will have the authority to appoint committees to perform certain management and administration functions. The Board has a standing audit committee, compensation committee, and nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The charters for each of these committees are available on our website.
Audit Committee
The audit committee of the Board consists of Michael Max Bühler, Stephen Kukucha and Jamila Piracci. The Board has determined that each proposed member is independent under the Nasdaq listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The chairperson of the audit committee is Michael Max Bühler. Michael Max Bühler qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and each member of the audit committee possess financial sophistication, as defined under the rules of Nasdaq.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:
•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing policies on risk assessment and risk management;
•	reviewing related party transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.
Compensation Committee
The compensation committee of the Board consist of Jamila Piracci, Stephen Kukucha and Michael Max Bühler. The Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is expected to be Jamila Piracci. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.
Specific responsibilities of the compensation committee include:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our other executive officers;
•	reviewing and recommending to the Board the compensation of our directors;
•	reviewing our executive compensation policies and plans;
•
reviewing and approving, or recommending that the Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•	administering our incentive compensation equity-based incentive plans;
•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	if required, producing a report on executive compensation to be included in our annual proxy statement;
•	reviewing and establishing general policies relating to compensation and benefits of our employees; and
•	reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee of the Board consists of Stephen Kukucha, Jamila Piracci and Michael Max Bühler. The Board has determined each proposed member is independent under Nasdaq listing standards. The chairperson of the nominating and corporate governance committee is expected to be Stephen Kukucha.
Specific responsibilities of the nominating and corporate governance committee include:
•	identifying, evaluating and selecting, or recommending that the Board approves, nominees for election to the Board;
•	evaluating the performance of the Board and of individual directors;
•	reviewing developments in corporate governance practices;
•	evaluating the adequacy of our corporate governance practices and reporting;
•	reviewing management succession plans; and
•	developing and making recommendations to the Board regarding corporate governance guidelines and matters.
Code of Business Conduct and Ethics
We adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. The full text of the Code of Business Conduct and Ethics is included as Exhibit 14.1 to this Registration Statement and incorporated herein by reference.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

EXECUTIVE COMPENSATION
Unless the context otherwise requires, any reference in this section of this prospectus to “DevvStream,” “we,” “us” or “our” refers to DevvStream Holdings Inc. prior to the consummation of the Business Combination and to the Combined Company and its consolidated subsidiaries following the Business Combination. As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies” as such terms are defined in the Securities Act and the Exchange Act, and the rules promulgated thereunder.
Summary Compensation Table
The following table presents information regarding the compensation paid by DevvStream to Sunny Trinh, our Chief Executive Officer, Chief Merkel, our former Chief Operating Officer, and Bryan Went, our Chief Revenue Officer, during the fiscal years ended July 31, 2024 and July 31, 2023. We refer to these individuals as our “named executive officers.”

Name and Position	Year	Salary ($USD)	Bonus ($USD)	Stock Awards ($USD)	Option Awards ($USD)	Non-Equity Annual Incentive Plan Compensation ($USD)	Non-Equity Long Term Incentive Plan Compensation ($USD)	All Other Compensation ($USD)	Total ($USD)
Sunny Trinh Chief Executive Officer	2024	250,000	—	522,526	—	—	—	—	772,526
	2023	250,000	—	906,863	—	—	—	—	1,156,863
Chris Merkel Chief Operating Officer	2024	180,000	—	19,291	—	—	—	—	199,291
	2023	180,000	—	32,062	—	—	—	—	212,062
Bryan Went Former Chief Revenue Officer	2024	180,000	—	31,099	—	—	—	—	211,099
	2023	180,000	—	54,720	—	—	—	—	234,720

Narrative to the Summary Compensation Table
2024 Annual Base Salary
We pay our named executive officers a base salary to compensate them for services rendered to DevvStream. The base salary payable to our named executive officers is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
Equity Compensation
We have granted stock options to our employees, including our named executive officers, under the Equity Incentive Plan in order to attract and retain them, as well as to align their interests with the interests of our shareholders. Equity awards are granted to executives and employees taking into account a number of factors, including the amount and term of awards previously granted, base salary and bonuses and competitive factors.
In connection with the Closing of the Business Combination, each outstanding option (whether vested or unvested) to purchase shares of DevvStream (each, a “Company Option”) granted under DevvStream’s 2022 Equity Incentive Plan, as amended and restated from time to time, and DevvStream’s 2022 Non-Qualified Stock Option Plan (together, the “Company Equity Incentive Plans”) and each restricted stock unit representing the right to receive payment in Company Shares, granted under a restricted stock unit award agreement (each, a “Company RSU”) issued and outstanding immediately prior to the Closing was cancelled and converted into an option to purchase a number of New PubCo Common Shares (“Converted Options”) and New PubCo restricted stock units (“Converted RSUs”), respectively, in an amount equal to the Company Shares underlying such Company Option or Company RSU, respectively, multiplied by the Common Conversion Ratio (and, for Company Options, at an adjusted exercise price equal to the exercise price for such Company Option immediately prior to the Effective Time divided by the Common Conversion Ratio).
In connection with the Business Combination, the FIAC stockholders approved the DevvStream Corp. 2024 Equity Incentive Plan as may be amended, restated or modified from time to time, (the “Equity Incentive Plan”). A summary of the Equity Incentive Plan is set forth below. A copy of the full text of the Equity Incentive Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Pension Plan Benefits
We do not have any pension plans for our directors, officers or employees.
Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. We did not provide any perquisites or personal benefits to our named executive officers not otherwise made available to our other employees in 2024.
Employment Agreements
On November 6, 2024, in connection with the consummation of the Business Combination, we entered into employment agreements with Bryan Went, Chris Merkel, and Sunny Trinh (collectively, the “Executives”). We refer to the employment agreements herein collectively as the “Employment Agreements.”
The Employment Agreements provide for a three-year initial term with automatic renewals for additional one-year periods unless either the applicable Executive or the Company gives written notice of non-renewal at least 90 days prior to the expiration of the then-current initial term or renewal term.
The Employment Agreements provide for initial annualized base salary of $250,000 for Mr. Trinh and $180,000 for Mr. Went and $205,000 for Mr. Merkel, which will be reviewed by the Board annually, based on personal and corporate achievements and the overall financial performance of the Company. While employed under the Employment Agreements, the Executives are eligible for certain additional benefits, including reimbursement of reasonable travel and other business-related expenses and participation in the Company’s benefit plans or programs.
The Employment Agreements provide that upon a resignation by the applicable Executive for Good Reason or upon a termination by us without Cause (each as defined in the Employment Agreement), the Executive shall be entitled to receive 12 months of continued base salary payments (the “Severance Amount”), subject to the Executives execution and non-revocation of a release of claims.
Further, the Employment Agreements provide that upon a resignation by the applicable Executive for Good Reason (as defined in the Employment Agreement) or upon a termination by us without Cause, in either case, within 12 months following a Corporate Transaction (as defined in the Equity Incentive Plan), the Executive shall be entitled to receive the following payments or benefits: (i) the Severance Amount (as defined in the Employment Agreement), (ii) immediate vesting of any of the Company equity awards that vest solely based on continued service that are held by the Executive and (iii) immediate vesting of any the Company equity awards that were subject to performance-based vesting and held by the Executive based on the greater of (x) target level of performance and (y) our actual performance, measured as of the date of termination as determined by the Committee (as defined in the Equity Incentive Plan), subject to the Executives execution and non-revocation of a release of claims.
The Employment Agreements also contain certain restrictive covenants, including provisions that require the Executive to assign their rights to intellectual property to us and create restrictions, with certain limitations, on the Executives competing with us, soliciting any employees or individual service providers of, or soliciting or inducing any customers, clients, suppliers or licensees of the Company. These restrictions are generally intended to apply during the term and any renewal term and, subject to applicable state laws, for the twelve-month period following the Executive’s termination of employment.
The description of the Employment Agreements herein is qualified in its entirety by reference to the full text of the Employment Agreements, which are attached hereto as Exhibits 10.17, 10.18, and 10.19 incorporated by reference herein.
Director Compensation
We have not historically maintained a formal non-employee director compensation program but have made stock and option grants to non-employee directors when determined appropriate. Additionally, we provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and its committees.

The Board, or a committee thereof, will determine the annual compensation to be paid to the members of the Board. In April 2024, the compensation committee of our board of directors approved additional cash compensation of $3,000 per month for the period from April 2023 to April 2024, or $36,000 in the aggregate, to be paid to each of Mr. Bühler, Mr. Kukucha and Ms. Piracci following the consummation of the Business Combination. We intend to approve and implement a compensation program for our non-employee directors, to be effective in connection with the consummation of the Business Combination.
Summary of the Equity Incentive Plan
The following paragraphs provide a summary of the principal features of the Equity Incentive Plan and its operation. However, this summary is not a complete description of all of the provisions of the Equity Incentive Plan and is qualified in its entirety by the specific language of the Equity Incentive Plan. A copy of the Equity Incentive Plan is attached as Exhibit 10.4 and is incorporated herein by reference.
Purposes. The purposes of the Equity Incentive Plan are to align the interests of eligible participants with our stockholders by providing incentive compensation tied to our performance and to advance our interests and increase stockholder value by attracting, retaining and motivating personnel. These incentives will be provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other awards as the administrator of the Equity Incentive Plan may determine.
Shares Available. The maximum number of our Common Shares that may be issued under the Equity Incentive Plan is 1,900,000 shares. The number of our Common Shares reserved for issuance under the Equity Incentive Plan will automatically increase on the first business day of each fiscal year of the Company, beginning with Our fiscal year following the fiscal year of the Effective Date, by a number equal to the lesser of (1) five percent (5%) of the number of our Common Shares outstanding on the last day of the immediately preceding fiscal year of the Company, calculated on a fully diluted basis, or (2) such lesser number of our Common Shares as determined by the our Board.
Shares issued under the Equity Incentive Plan will be authorized but unissued or reacquired our Common Shares. Shares subject to awards granted under the Equity Incentive Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the Equity Incentive Plan. Additionally, shares issued pursuant to awards under the Equity Incentive Plan that the Company repurchases or that are forfeited, as well as shares used to pay the exercise price of an award or to satisfy the tax withholding obligations to an award, will become available for future grant under the Equity Incentive Plan.
Plan Administration. Our Board, or a duly authorized committee of Our Board, will administer the Equity Incentive Plan (as applicable, the “administrator”). The administrator may delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified awards, and (2) determine the number of shares subject to such awards.
The administrator has the authority to determine the terms of awards, including recipients, the exercise, purchase or strike price of awards, if any, the number of shares subject to each award, the fair market value of our Common Share, the vesting schedule applicable to the awards, including any vesting acceleration, and the form of consideration, if any, payable upon exercise or settlement of the award and the terms of the award agreements for use under the Equity Incentive Plan. In addition, subject to the terms of the Equity Incentive Plan, the administrator also has the power to modify outstanding awards under the Equity Incentive Plan, including the authority to reduce the exercise price (or strike price) of any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.
Eligibility. Any employee, officer, non-employee director, or any person who is a consultant or other personal service provider of our Board or any of its affiliates is eligible to participate in the Equity Incentive Plan, at the administrator’s discretion. In its determination of eligible participants, the administrator may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the administrator to designate that person to receive an award in any other year. Following the Closing, we expect to have seven non-employee directors, and as of the date of this prospectus, we expect our subsidiaries to have approximately twelve employees and two consultants, in each case, that will be eligible to participate in the Equity Incentive Plan.

Types of Awards. The Equity Incentive Plan provides for the grant of ISOs, nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based awards and other awards (collectively, “awards”). ISOs may be granted only to employees of the Company, employees of a “parent corporation” of our employees of a “subsidiary corporation” of ours (as such terms are defined in Sections 424(c) and (f) of the Code). All other awards may be granted to our employees, officers, non-employee directors and consultants and the employees and consultants of our affiliates.
Stock Options. A stock option granted under the Equity Incentive Plan entitles a participant to purchase a specified number of our Common Shares during a specified term at an exercise price. ISOs and NSOs are granted pursuant to stock option agreements adopted by the administrator. The administrator determines the exercise price for a stock option, within the terms and conditions of the Equity Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Share on the date of grant. Options granted under the Equity Incentive Plan vest at the rate specified in the stock option agreement as determined by the administrator.
The administrator determines the term of stock options granted under the Equity Incentive Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with The Company, or any of its affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that either an exercise of the option or an immediate sale of shares acquired upon exercise of the option following such a termination of service is prohibited by applicable securities laws or Our insider trading policy, provided that an option term may not be extended beyond 10 years (or such shorter option term, as set forth in the applicable stock option agreement). If an optionholder’s service relationship with our any of its affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. In the event of a termination for cause, options generally terminate immediately upon such termination. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of Common Shares issued upon the exercise of a stock option will be determined by the administrator and set forth in the applicable option grant agreements and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of Common Shares previously owned by the optionholder, (4) a net exercise of the option if it is an NSO and (5) other legal consideration approved by the administrator.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our Common Shares with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will be treated as NSOs. No ISOs may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of Our total combined voting power or that of any of Our or subsidiary corporations, unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (2) the term of the ISO does not exceed five years from the date of grant.
Stock Appreciation Rights. A stock appreciation right (“SAR”) granted under the Equity Incentive Plan entitles a participant to the right to receive, upon exercise or other payment of the SAR, an amount in cash, our Common Shares or a combination of both, equal to the product of (a) the excess of (1) the fair market value of one our Common Share on the date of exercise or payment of the SAR, over (2) the strike price of such SAR, and (b) the number of our Common Shares as to which such SAR is exercised or paid. Stock appreciation rights are granted pursuant to SAR grant agreements adopted by the administrator. The administrator determines the strike price for a SAR, which generally cannot be less than 100% of the fair market value of Common Shares on the date of grant. A SAR granted under the Equity Incentive Plan vests at the rate specified in the SAR agreement as determined by the administrator.
The administrator determines the term of SARs granted under the Equity Incentive Plan, up to a maximum of 10 years. Unless the terms of a participant’s SAR agreement provide otherwise, if a participant’s service relationship with any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested SAR for a period of three months following the cessation of service. The SAR term may be further extended in the event that exercise of the SAR following such a termination of service is prohibited by applicable securities laws, provided that a SAR term may not be extended beyond 10 years (or such shorter option term, as set forth in the applicable stock option agreement). If a participant’s service relationship with our any of its affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested SAR for a period of 12 months in the event of disability or death. In the event of a termination for cause, SARs generally terminate immediately upon such termination. In no event may a SAR be exercised beyond the expiration of its term.
Restricted Stock Awards. A restricted stock award granted under the Equity Incentive Plan is a grant of a specified number of our Common Shares to a participant, subject to vesting restrictions as specified in the award. Restricted stock awards may be granted in consideration for cash, check, bank draft or money order, services rendered to our its affiliates or any other form of legal consideration. our Common Shares acquired under a restricted stock award may, but need not, be subject to a share repurchase option in Our favor in accordance with a vesting schedule to be determined by the administrator. A restricted stock award may be transferred only upon such terms and conditions as set by the administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested may be forfeited or repurchased by us upon the participant’s cessation of continuous service for any reason.
Restricted Stock Unit Awards. A restricted stock unit (an “RSU”) granted under the Equity Incentive Plan provides a participant with to the right to receive, upon vesting and settlement of the restricted stock unit, one our Common Share per vested unit, or an amount in cash equal to the fair market value of one share, as determined by the administrator. Restricted stock unit awards are granted pursuant to RSU award agreements adopted by the administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. Additionally, dividend equivalents may be credited in respect of shares covered by a RSU award. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Performance Awards. The Equity Incentive Plan permits the grant of performance-based stock and cash awards. The administrator can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, our Common Shares.
The performance goals may be based on any measure of performance selected by the administrator. The administrator may establish performance goals on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.
Other Awards. The administrator may grant other awards based in whole or in part by reference to our Common Shares. The administrator will set the number of shares under the award and all other terms and conditions of such awards.
Non-Transferability of Awards. Except as provided in the applicable award agreement, the Equity Incentive Plan generally will not allow for the transfer of awards other than, in the case of options and SARs, by will or the laws of descent and distribution, and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Dissolution or Liquidation. Unless otherwise provided in the award agreements, if there is a proposed liquidation or dissolution of the Company, all awards, to the extent that they have not been previously exercised or vested, will terminate immediately before the consummation of such event. However, our Board may determine to cause some or all awards to become fully vested or exercisable before the dissolution or liquidation.
Corporate Transaction. In the event of a corporate transaction, the our Board may take any one or more of the following actions in respect of outstanding awards, as determined by the our Board in its sole discretion and without participant consent: (i) cancel such awards in exchange for an amount of cash or securities, where in the case of stock options and stock appreciation rights, the value of such amount will be equal to the in-the-money spread value of such awards; (ii) provide for the assumption or substitution of such awards with new awards that will substantially preserve the applicable terms of any affected awards previously granted under the Equity Incentive Plan; (iii) modify the terms of such awards to add events, conditions or circumstances (including termination of employment or service within a specified period after a corporate transaction) upon which the vesting of such awards will accelerate; (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue after closing or (v) provide that for a period of at least 20 days prior to the corporate transaction, any stock options or stock appreciation rights that would not otherwise become exercisable prior to the corporate transaction will be exercisable and that any stock options or stock appreciation rights not exercised prior to the consummation of the corporate transaction will terminate after the closing.
Under the Equity Incentive Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of Our assets, (2) a sale or other disposition of at least 50% of the total combined voting power of Our outstanding securities, (3) a merger, consolidation or similar transaction following which ours not the surviving entity, (4) a merger, consolidation or similar transaction following which the Company is the surviving entity but (x) the shares of Common Shares outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction or (y) the securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from those who held such securities prior to such merger or (5) a complete liquidation or dissolution of the Company.
Forfeiture and Clawback. Awards will be subject to any clawback policy the Company required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events. The administrator may require a participant to forfeit or return to the Company reimburse us for all or a portion of the award and any amounts paid under the award in order to comply with any clawback policy of the Company as described in the first sentence of this paragraph or with applicable laws.
Amendment or Termination. The Equity Incentive Plan will become effective upon the later to occur of (a) its adoption by the FIAC Board or (b) the Closing date, and will continue in effect until terminated by the administrator in accordance with its terms. However, no incentive stock options may be granted after the ten-year anniversary of the earlier of the adoption of the Equity Incentive Plan. In addition, the administrator will have the authority to amend, suspend, or terminate the Equity Incentive Plan or any part of the Equity Incentive Plan, at any time and for any reason, but such action generally may not materially impair the rights of any participant without his or her written consent. No awards may be granted under the Equity Incentive Plan while it is suspended or after it is terminated. The administrator has the authority to, subject to the consent of any participant whose award is materially impaired, reduce the exercise price (or strike price) of any outstanding options or SARs, cancel any outstanding options or SARs and grant substitution awards in the form of options, SARs, restricted stock, RSUs or other awards, cash and/or other valuable consideration; or take other actions that are treated as a repricing under generally accepted accounting principles.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Equity Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. This summary is not intended as tax advice to participants, and participants should consult their own tax advisors.
Incentive Stock Options
A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant or exercise of an option that qualifies as an incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise of the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the date of exercise of the option, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price.

However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise of the option (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a gain (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized with respect to the share disposition, there will be no ordinary income, and such loss will be a capital loss.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the date of exercise of the option is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise (unless the shares are disposed of in the same year as the option exercise). In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits.
Nonstatutory Stock Options
A participant generally recognizes no taxable income for ordinary income tax purposes as a result of the grant of such an option. However, upon exercising the option, the participant generally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale or other disposition of the shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss.
Stock Appreciation Rights
In general, no taxable income for ordinary income tax purposes is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant, pursuant to Section 83(b) of the Code, may elect to accelerate the ordinary income tax event to the date of acquisition of the shares by filing an election with the IRS generally no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Units and Performance Awards
There generally are no immediate tax consequences of receiving an award of restricted stock units or a performance award. A participant who is granted restricted stock units or performance awards generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the time of settlement of the award upon vesting. If the participant is an employee, generally such ordinary income is subject to income tax withholding and certain employment tax withholdings. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Section 409A
Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards with a deferral feature granted under the Equity Incentive Plan to a participant subject to U.S. income tax will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
Generally we will be entitled to a tax deduction in connection with an award under the Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our Chief executive officer and certain “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified individuals will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND OURWITH RESPECT TO AWARDS UNDER THE EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.
Plan Benefits
The number of awards that an employee, officer, director, or consultant may receive under the Equity Incentive Plan is in the discretion of the administrator and therefore cannot be determined in advance.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell Common Shares on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.
Emerging Growth Company Status
We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its chief executive officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Company adopted a formal written policy effective upon the consummation of the Business Combination providing that persons meeting the definition of “Related Person” under Item 404(a) of Regulation S-K, such as the Company’s executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock and any member of the immediate family of any of the foregoing persons, are not permitted to enter into a related party transaction with the Company without the approval of our audit committee, subject to the exceptions described below.
A related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which the Company was or is to be a participant in which the amount involves exceeds $120,000 in the aggregate, and in which a related party had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee or director and certain other transactions are not covered by this policy.
Under the policy, the audit committee will review information that it deems reasonably necessary to enable the Company to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
Pre-Business Combination Related Party Transactions
Class B Common Stock
In March 2021, the Sponsor acquired 7,187,500 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the outstanding shares upon completion of the FIAC IPO. The per share purchase price of the Founder Shares was determined by dividing the amount of cash contributed to FIAC by the aggregate number of Founder Shares issued. In October 2021, the Sponsor surrendered 1,437,500 Founder Shares resulting in the Sponsor holding 5,750,000 Founder Shares. On December 21, 2023, the Sponsor converted 5,000,000 shares of Class B Common Stock into Class A Common Stock pursuant to the FIAC Charter, resulting in the Sponsor holding 750,000 shares of Class B Common Stock. The Founder Shares will automatically convert into shares of Class A Common Stock upon consummation of the Business Combination at the Reverse Split Factor, subject to certain adjustments. In the Sponsor Side Letter, Sponsor agreed to forfeit an additional 575,000 Founder Shares upon consummation of the Business Combination, which shares will be automatically cancelled for no consideration therefor. Additionally, pursuant to the Sponsor Side Letter, Sponsor waived any right to adjustment or other anti-dilution protections with respect to the rate at which the Founder Shares convert into other shares of FIAC Common Stock or New PubCo Common Shares.
The Sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial business combination; or (B) subsequent to the initial business combination, (x) if the closing price of the FIAC’s Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading-day period commencing at least 150 days after the initial business combination, or (y) the date on which FIAC completes a liquidation, merger, stock exchange or other similar transaction that results in all of FIAC’s stockholders having the right to exchange their Public Shares for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the FIAC IPO, the Sponsor, pursuant to a written agreement, purchased 11,200,000 Private Placement Warrants for a purchase price of $1.00 per warrant in the Private Placement. Each Private Placement Warrant entitles the holder to purchase one share of Class A Common Stock at $11.50 per share. The Private Placement Warrants (including the Class A Common Stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Promissory Notes
No compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, officers and directors or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Prior to the closing of our IPO, the Sponsor agreed to loan us up to $300,000 to be used for a portion of the expenses of our IPO. The loan was repaid upon the closing of our IPO out of the offering proceeds not held in the Trust Account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of FIAC’s officers and directors may, but are not obligated to, loan FIAC funds as may be required (the “Working Capital Loans”). If FIAC completes an initial business combination, FIAC would repay such loaned amounts out of the proceeds of the Trust Account released to FIAC. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial business combination does not close, FIAC may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. On May 9, 2023, FIAC issued the Promissory Note to the Sponsor, and the Sponsor funded the initial principal amount of $487,500.
On August 1, 2023, FIAC drew $162,500 pursuant to the Promissory Note, which funds FIAC deposited into the Trust Account for its public stockholders. These deposits enabled FIAC to extend the Termination Date from August 1, 2023 to September 1, 2023. On September 1, 2023, FIAC drew $162,500 pursuant to the Promissory Note, which funds FIAC deposited into the Trust Account for its public stockholders. This deposit enabled FIAC to extend the Termination Date from September 1, 2023 to October 1, 2023. On October 1, 2023, FIAC drew $162,500 pursuant to the Promissory Note, which funds FIAC deposited into the Trust Account for its public stockholders. This deposit enabled FIAC to extend the Termination Date from October 1, 2023 to November 1, 2023. On November 1, 2023, FIAC drew $162,500 pursuant to the Promissory Note, which funds FIAC deposited into the Trust Account for its public stockholders. This deposit enabled FIAC to extend the Termination Date from November 1, 2023 to December 1, 2023. On November 30, 2023, FIAC drew $162,500 pursuant to the promissory note underlying the Second Sponsor Working Capital Loan, which funds FIAC deposited into the Trust Account for its public stockholders. This deposit enabled FIAC to extend the Termination Date from December 1, 2023 to January 1, 2024. In connection with the Second Extension Meeting, FIAC’s Sponsor agreed that if the Second Extension Proposal was approved, the Sponsor would deposit into the Trust Account the lesser of (a) $120,000 and (b) $0.06 per share of Class A Common Stock that was not redeemed in connection with the Second Extension Meeting. Because the Second Extension Proposal was approved, the Sponsor deposited $103,055 into the Trust Account, and the Termination Date was extended to April 1, 2024 (unless further extended). These extensions were permitted under the FIAC Charter and provided FIAC with additional time to complete its initial business combination. We also drew $50,000, $100,000, $187,500 and $25,000 in September 2023, October 2023, November 2023 and December 2023, respectively, pursuant to the Promissory Note for working capital.
On December 1, 2023, FIAC issued a promissory note underlying the Second Sponsor Working Capital Loan to the Sponsor. On the same date, the Sponsor funded an initial principal amount of $170,000. Further, in December 2023, we withdrew $205,000 pursuant to the Second Promissory Note for working capital.
Office Space, Secretarial and Administrative Services
FIAC agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support provided to FIAC. Upon completion of the Business Combination, we ceased paying these monthly fees. For the three months ended March 31, 2024 and 2023, FIAC incurred $30,000 in administrative support fees. No amounts have been paid for the administrative fee. At March 31, 2024 and December 31, 2023, $270,000 and $240,000 was reported on the condensed balance sheets under due to related party for this fee, respectively.

Sponsor Side Letter
In connection with signing the Initial Business Combination Agreement, FIAC and the Sponsor entered into the Sponsor Side Letter, pursuant to which the Sponsor agreed to forfeit (i) 10% of its Class B Common Stock effective as of the consummation of the SPAC Continuance at the Closing of the Proposed Transactions and (ii) with the Sponsor’s consent, up to 30% of its Class B Common Stock and/or warrants in connection with financing or non-redemption arrangements, if any, entered into prior to consummation of the Business Combination if any, negotiated by the Effective Date. Pursuant to the Sponsor Side Letter, the Sponsor also agreed to (1) certain transfer restrictions with respect to FIAC securities, lock-up restrictions (terminating upon the earlier of: (A) 360 days after the Closing Date, (B) a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of New PubCo’s stockholders having the right to exchange their equity for cash, securities or other property or (C) subsequent to the Closing Date, the closing price of the New PubCo Common Shares equaling or exceeding $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing) and (2) to vote any FIAC Common Stock held by it in favor of the Business Combination Agreement, the Arrangement Resolution and the Proposed Transactions, and provided customary representations and warranties and covenants related to the foregoing.
Other Relationships
We have entered into employment arrangements with members of our management team, as described in the section titled “Executive Compensation.”
Amended and Restated Registration Rights Agreement
At the Closing of the Business Combination, FIAC, the Sponsor, and the Legacy DevvStream Holders entered into Registration Rights Agreement, pursuant to which, among other things, the Legacy DevvStream Holders and the Sponsor were granted customary registration rights with respect to shares of the Company.
In addition, we have entered into a stockholder rights agreement pursuant to which the Sponsor is entitled to nominate three individuals for election to our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Company’s Common Shares as of May 30, 2025:
•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common shares;
•	each of Company’s executive officers and directors; and
•	all of the Company’s executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options and warrants, within 60 days. Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to the Company. The Company believes that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of the directors and executive officers of the Company is 2108 N St., Suite 4254 Sacramento, CA 95816. The percentage of beneficial ownership of the Company is calculated based on 33,461,734 Common Shares issued and outstanding.

Name and Address of Beneficial Owners	Number of Common Shares	% of Total Voting Power
Wray Thorn(8)	—	—
Carl Stanton(8)	—	—
Sunny Trinh(1)	1,023,777	2.99%
Stephen Kukucha(2)	64,991	*
Chris Merkel(3)	44,798	*
David Goertz(4)	24,188	*
Michael Max Buhler(5)	32,116	*
Jamila Piracci(6)	38,998	*
All directors and officers as a group (nine individuals)	1,237,614	3.59%
Five Percent Holders:
Devvio, Inc.(7)	7,176,424	21.41%
Focus Impact Sponsor, LLC(8)	19,888,147	41.63%
Crestmont Investments LLC(9)	2,000,000	5.98%

*	Less than 1%
1.
Consists of 887,015 restricted stock units granted on December 24, 2021 and March 14, 2022. 10% of the restricted stock units vested on January 17, 2023, and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Also consists of 39,319 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six-month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Also, consists of 305,867 restricted stock units granted on March 26, 2025. 214,107 restricted stock units vested on the grant date, a further 45,880 restricted stock units vest on July 17, 2025 and January 17, 2026. Each restricted stock unit represents the right to receive, at settlement, one Common Share.

2.
Consists of 45,880 stock options granted on March 1, 2022 and of 30,586 options granted on October 14, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter.

3.
Consists of 45,880 restricted stock units granted on December 24, 2021. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. Also consists of 23,206 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six-month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Each restricted stock unit represents the right to receive, at settlement, one Common Share. Also, consists of 350,000 stock options granted on March 26, 2025. 33.3% of the options vest on the one year anniversary of the grant, 2.78% vest each month thereafter for a period of 36 months.

4.
Consists of 30,586 restricted stock units granted on December 24, 2021. 10% of the restricted stock units vested on January 17, 2023 and 15% of the restricted stock units vest every six months thereafter. These restricted stock units were granted to DJG Enterprises Inc. (“DJG”). Mr. Goertz is the sole director of DJG and as a result, may be deemed to indirectly beneficially own the common shares issuable upon exercise of the restricted stock units that are directly beneficially owned by DJG. Mr. Goertz disclaims beneficial ownership other than to the extent of any pecuniary interest he may have therein. The business address of DJG is 1500 - 1140 West Pender Street, BC V6E 4G1. Also consists of 27,769 restricted stock units granted on July 30, 2024. 10% of the restricted stock units vest on the six month anniversary of the grant date and 15% of the restricted stock units vest every six months thereafter for a period of 36 months. Each restricted stock unit represents the right to receive, at settlement, one Common Share. Also, consists of 50,000 stock options granted on March 26, 2025. 33.3% of the options vest on the one year anniversary of the grant, 2.78% vest each month thereafter for a period of 36 months.
5.	Consists of 45,880 stock options granted on May 15, 2023. 10% of the options vested on May 15, 2023 and 15% of the options vest every six months thereafter.
6.	Consists of 45,880 stock options granted on October 14, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter.
7.
Consists of (i) 7,111,428 common shares issued to Devvio, Inc. (“Devvio”) in exchange for multiple voting company shares of DevvStream in connection with the closing of the Business Combination and (ii) 76,467 stock options granted on January 17, 2022. 10% of the options vested on January 17, 2023 and 15% of the options vest every six months thereafter. The business address of Devvio is 6300 Riverside Plaza Ln NW, Suite 100, Albuquerque, NM 87120.

8.
Consist of (i) 5,572,900 Common Shares held of record by Focus Impact Sponsor, LLC, the reporting person, (ii) 10,855,040 Common Shares issuable upon the exercise for cash of 11,200,000 private placement warrants held by the reporting person, each whole warrant is exercisable for 0.9692 Common Shares upon payment of $1.52 per share or can be exercised on a cashless basis (the “Private Placement Warrants”), as further described in the warrant agreement, dated November 1, 2021, by and between the the Company (as successor of Focus Impact Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), and (iii) 3,460,207 Common Shares issuable upon the conversion of $3,000,000 of the principal amount outstanding under Convertible Notes (as defined below) at a floor price of $0.867 per share (subject to adjustment and assuming no conversion of any unpaid and accrued interest under the Convertible Notes). The $3,000,000 of 5.3% convertible notes issued to the reporting person on November 13, 2024 have a maturity date that is 2 years from November 13, 2024 (the “Convertible Notes”). The $3,000,000 principal loan amount and any additional accrued and unpaid interest under the Convertible Notes are convertible into Common Shares at a 25% discount to the issuer's 20-day volume weighted average share price, subject to a floor price of $0.867 per share. The reporting person, Focus Impact Sponsor, LLC, is controlled by a four-member board of managers composed of Carl Stanton, Ernest Lyles, Howard Sanders and Wray Thorn. Each manager has one vote, and the approval of a majority of the managers is required to approve an action of the reporting person. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities. This is the situation with regard to the reporting person. Based upon the foregoing analysis, no individual manager of the reporting person exercises voting or dispositive control over any of the securities held by the reporting person, even those in which such manager holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such securities. The business address of the reporting person is 1345 Avenue of the Americas, 33rd Floor, New York, New York, 10105. sec.gov/Archives/edgar/data/1854480/000114036125004334/xslSCHEDULE_13G_X01/primary_doc.xml

9.
Represents Common Shares owned by Crestmont Investments LLC. Mr. David Beach is the majority owner of Crestmont. As a result, Mr. Beach may be deemed to beneficially own the 2,000,000 Common Shares of the Issuer owned by Crestmont. The address and principal business office of the Reporting Persons is 745 Fifth Avenue, Suite 500, New York, NY 10151.

TRANSACTIONS RELATED TO THE OFFERING UNDER THIS PROSPECTUS
The Common Shares to be offered by the Selling Stockholders under this prospectus include, in large part, Common Shares that were issued, and Common Shares underlying various warrants, pursuant to a number of transactions completed in connection with the closing of the Business Combination. We describe those transactions below:
The Warrants
In connection with the closing of the Business Combination, each private placement warrant which was issued to the Sponsor in connection with the FIAC IPO and which entitles the holder thereof to purchase one whole share of Class A Common Stock of FIAC at $11.50 per share were assumed by New PubCo and converted into 11,200,000 New PubCo warrants (the “Sponsor Private Placement Warrants”), which, if exercised, may be exercised for up to 10,855,040 Common Shares. Each converted Sponsor Private Placement Warrant is exercisable for 0.9692 Common Shares at an exercise price of $1.52. The converted Sponsor Private Placement Warrants are exerciseable on a cashless basis pursuant to the terms of the converted Sponsor Private Placement Warrants.
In October 2021, DevvStream (which was then known as 18708 Corp., a Delaware corporation, undertook a private placement in which it issued, among other things, the Other Private Placement Warrants to purchase shares of DevvStream’s common stock to Daniel Matthews, Matthew Sroka and James Reid, which subsequently transfer a portion of their warrants to Malach Business Solutions, Inc., Stephanie van Veen and Deanna Lawrence, all of whom are named selling stockholders in this Prospectus. Such Other Private Placement Warrants remain outstanding and, if exercised, may be exercised for up to 186,065 Common Shares, in the aggregate, at an exercise price of CAD$1.31 per share. The Other Private Placement Warrants expire on October 7, 2026.
Sponsor Side Letter Agreement and Waiver of Sponsor Lock up Agreement
On October 29, 2024, FIAC entered into an amendment (the “Amendment to the Sponsor Side Letter Agreement”) to the side letter agreement, dated September 12, 2023, which was subsequently amended on May 1, 2024, by and among FIAC and Focus Impact Sponsor, LLC (“Sponsor”). Pursuant to the Amendment to the Sponsor Side Letter Agreement, FIAC amended the transfer restrictions included therein to enable the Sponsor to transfer on October 29, 2024 5,572,900 Common Shares (such shares of common stock that were transferred, the “Sponsor Shares”) to:
(i)
certain advisor parties in full or partial satisfaction of such advisor parties’ fees and expenses incurred in connection with the Business Combination (approximately $15.1 million of fees and expenses were satisfied through the transfer of Sponsor Shares to advisor parties);

(ii)	certain investors subscribing to PIPE Agreements (as defined below); and
(iii)	Helena as consideration for the execution of the ELOC Agreement.
In connection therewith, the Company issued to the Sponsor an additional 5,572,900 Common Shares, which is an amount equal to the number of Sponsor Shares that the Sponsor transferred prior to the closing of the Business Combination, as described in the foregoing items (i) to (iii).
Convertible Debt
On November 13, 2024, the Company issued (1) $3,000,000 of new 5.3% convertible notes to the Sponsor and (2) $982,150 of new 5.3% convertible notes to Focus Impact Partners, LLC (collectively, the “New Convertible Notes”), in exchange for the cancellation and conversion of: (a) two convertible notes previously issued by FIAC to the Sponsor, in the aggregate amount of $3,000,000, (b) unsecured convertible notes issued to Focus Impact Partners, LLC, which totaled $637,150, and (c)  unpaid administrative fees in the amount of $345,000 that were owed by FIAC to Focus Impact Partners, LLC under the administrative services agreement, dated October 27, 2021. The prior notes payable to Sponsor and Focus Impact Partners, LLC related to loans provided by the Sponsor and Focus Impact Partners, LLC to FIAC to finance transactions costs in connection with the Business Combination.
On March 19, 2025, Focus Impact Partners invested an additional $218,000 into the Company's 5.30% Secured Convertible Note, due November 2026, and as a result, the total amount advanced by Focus Impact

Partners to the Company is currently $1,203,150. Focus Impact Partners is owned by two of the Company’s directors, Carl Stanton, Chairman of the Boad, and Wray Thorn. The funds are expected to support the Company’s ongoing efforts to expand into energy transition markets, grow its partnerships and solidify its position as a leader in the carbon offset market.
The New Convertible Notes have a maturity date of November 13, 2026. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into Common Shares at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Common shares, subject to a floor of $0.867 per share. In connection with the New Convertible Notes, the Company agreed (i) to grant the Sponsor and Focus Impact Partners, LLC a first ranking security interest in all of the carbon credits and similar environmental assets held by the Company, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Sponsor and Focus Impact Partners, LLC a security agreement evidencing their security interest.
Monroe Agreement
On October 29, 2024, FIAC entered into a contribution and exchange agreement (the “Monroe Agreement”), pursuant to which, among other things, Crestmont Investments LLC, a Delaware limited liability company, immediately following the closing of the Business Combination, contributed 2,000,000 units representing 50% of the limited liability company interests in Monroe Sequestration Partners LLC, a Delaware limited liability company, in exchange for 2,000,000 Common Shares, subject to the terms and conditions described in the Monroe Agreement.
PIPE Agreements
On November 6, 2024, in connection with its Business Combination, the Company issued (1) 1,694,808 Common Shares to certain investors pursuant to subscription agreements, dated October 29, 2024, including a subscription agreement with Helena (such agreements together, the “PIPE Agreements”) for $2,250,000 in the aggregate, and (ii) 3,249,876 Common Shares to certain investors, including Karbon-X Corp, pursuant to certain carbon credit subscription agreements dated October 29, 2024 (such agreements together, the “Carbon Subscription Agreements”) (items (i) and (ii) in the foregoing together, the “PIPE Financing”). The Carbon Subscription Agreements were executed in connection with certain Carbon Credit Purchase Agreements with DevvStream (the “Carbon Credit Purchase Agreements”), pursuant to which DevvStream is purchasing carbon credits from certain sellers (“Carbon Credit Sellers”). The Common Shares issued to such Carbon Credit Sellers pursuant to the Carbon Subscription Agreements were issued to the Carbon Credit Sellers in satisfaction of the purchase price owed to them under the Carbon Credit Purchase Agreements.
The issuance of Common Shares pursuant to the Monroe Agreement, the PIPE Agreements and Carbon Subscription Agreements and to the sponsor under the amended side letter, as applicable, were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.
The Company entered into registration rights agreements pursuant to which it agreed to register the resale of the Common Shares issued in the foregoing transactions. Specifically, on November 6, 2023, New PubCo, Sponsor and certain historical holders of Devvstream securities entered into an Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the Company agreed to register the resale of their Common Shares. Additionally, the Company and Karbon-X Corp., a Nevada corporation, entered into a registration rights agreement dated effective as of October 29, 2024, pursuant to which the Company agreed to registered Karbon-X Corp.’s Common Shares.
The foregoing description of the Amendment No.2 to Sponsor Letter Agreement, dated October 29, 2024, the Monroe Agreement, the Form of PIPE Agreement, Carbon Subscription Agreements, the registration rights agreements and the form of New Convertible Notes do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, copy of which have been as Exhibits 10.9, 10.10, 10,11, 10.12, 10.13, 10.14 and 10.21 to the Registration Statement of which this prospectus is a part.

THE SELLING STOCKHOLDERS
This prospectus relates to the resale of 26,419,091 Common Shares offered by the Selling Stockholders listed below. The Common Shares offered under this prospectus include 10,855,040 shares issuable upon exercise of Sponsor Private Placement Warrants owned by the Sponsor, 186,065 shares issuable upon exercise of 186,065 warrants issued to certain holders named herein pursuant to private placements (the “Other Private Placement Warrants” and collectively with the Sponsor Private Placement Warrants, the “Warrants”), and 4,847,924 Common Shares underlying the original principal amount of the New Convertible Notes, assuming a conversion price of $0.867, owned by, or issuable to, the Sponsor and Focus Impact Partners, LLC. For additional information regarding the issuance of those Common Shares and Warrants to the Selling Stockholders, see “Transactions Related to Offering Under This Prospectus” above.
We are registering the Common Shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their Common Shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the Common Shares when and as they deem appropriate in the manner described in the “Plan of Distribution”.
The table below presents information regarding the Selling Stockholders and that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder. The second column lists the number the Common Shares beneficially owned by each Selling Stockholder, based on its ownership of the Common Shares, including shares underlying the Sponsor Private Placement Warrants, as of the date of this prospectus, assuming exercise of the Sponsor Private Placement Warrants held by the Selling Stockholders on that date, without regard to any limitations on conversions or exercises. The third column (entitled “Maximum Number of Common Shares to be Offered Pursuant to this Prospectus”) represents all of the Common Shares that the Selling Stockholders may offer under this prospectus, including the Common Shares they may acquire upon exercise of Warrants, again without regard to any limitations on conversions or exercises. The fourth and fifth columns list the amount of Common Shares owned after the offering, by number of Common Shares and percentage of outstanding the Common Shares (assuming for the purpose of such percentage, 33,461,734 Common Shares outstanding as of the date of this prospectus) assuming in both cases the sale of all of the Common Shares offered by the Selling Stockholders pursuant to this prospectus, and without regard to any limitations on conversions or exercises.
Under the terms of the Sponsor Private Placement Warrants, the holder thereof may not exercise the Sponsor Private Placement Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of ordinary shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Shares following such exercise, excluding for purposes of such determination Common Shares not yet issuable upon exercise of the Sponsor Private Placement Warrants which have not been exercised. The number of Common Shares does not reflect this limitation.
The Selling Stockholders may sell some, all or none of their Common Shares in this offering. We do not know how long the Selling Stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares.
Other than the Sponsor, which acted as FIAC’s sponsor in connection with its formation, its initial public offering and the Business, Focus Impact Partners, LLC, which was a consultant to FIAC in connection with the Business Combination, and the Selling Stockholders, Helena Globa Investment Opportunities 1 Ltd., which was an investor in our PIPE financing and is a party to our ELOC Agreement, and except as set forth in the next sentence and for the ownership of the Common Shares issued pursuant to prior financings, none of the Selling Stockholders has been an officer or director of the Company or any of its predecessors or affiliates within the last three years, nor has any selling stockholder had a material relationship with the Company. However, the Sponsor is controlled by a four-member board of managers composed of Carl Stanton, Ernest Lyles, Howard Sanders and Wray Thorn. Wray Thorn and Carl Stanton are directors of the Company.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After the Offering
CDSA - COMPANHIA DE DESENVOLVIMENTO(2)	400,000	400,000	—
CRESTMONT INVESTMENTS LLC(3)	2,000,000	2,000,000	—
FIRSTFIRE GLOBAL OPPORTUNITIES FUND LLC(4)	43,291	43,291	—
FMW MEDIA WORKS LLC(5)	2,941	2,941	—
FOCUS IMPACT SPONSOR, LLC(6)	19,888,148	19,888,148	—
GLOBAL SYNERGIES CONSULTING, LLC(7)	86,000	86,000	—
HELENA GLOBAL INVESTMENT OPPORTUNITIES 1 LTD.(8)	108,226	108,226	—
KARBON-X CORP(9)	619,876	619,876	—
KARLSSON GROUP LIMITED|(D.B.A SCANDINAVIAN ALLIANCE)(10)	56,510	56,510	—
OUTSIDE THE BOX CAPITAL(11)	267,027	267,027	—
PAYTECH INTERMEDIACAO LTDA|CARDINALOBVIO UNIPESSOAL LTDA(12)	1,080,000	1,080,000	—
VON BOHLEN & HALBACH CIE. FZ LLC(13)	250,000	250,000	—
WHITE LION CAPITAL, LLC(14)	43,291	43,291	—
FOCUS IMPACT PARTNERS, LLC(15)	1,387,716	1,387,716
DANIEL MATTHEWS(16)	23,449	23,449	—
MATTHEW SROKA(17)	31,096	31,096	—
JAMES REID(18)	31,096	31,096	—
MALACH BUSINESS SOLUTIONS INC.(19)	16,312	16,312	—
STEPHANIE VAN VEEN(20)	30,586	30,586	—
DEANNA LAWRENCE(21)	53,526	53,526	—
(1)
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, including the Sponsor Private Placement Warrants, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

(2)
The securities offered pursuant to this prospectus consist of 400,000 Common Shares. The Stockholder is a corporation organized under the laws of Brazil and its business address is Rua Rui Barbosa, nº 470, Centro, Rio Branco - Acre, 69.900-120.

(3)
The securities offered pursuant to this prospectus consist of 2,000,000 Common Shares. The Stockholder is a Delaware limited liability company and its business address is 745 Fifth Avenue, Suite 500, New York, NY 10151.

(4)
The securities offered pursuant to this prospectus consist of 43,291 Common Shares acquired in the PIPE Financing. The Stockholder is a Delaware limited liability company and its business address is 1040 1st Avenue, Ste. 190, New York, NY 10022.

(5)
The securities offered pursuant to this prospectus consist of 2,941 Common Shares owned by Crestmont Investments LLC, a Wyoming limited liability company with a business address of 1309 Coffeen Ave., Suite 2279, Sheridan, WY 82801. Crestmont Investments LLC. David Beach is the majority owner of Crestmont Investments LLC. As a result, Mr. Beach may be deemed to beneficially own the 2,000,000 Common Shares of the Company owned by Crestmont.

(6)
The 19,888,148 Common Shares consist of: (a) 5,572,900 Sponsor Shares, (2) 10,855,040 Common Shares underlying Sponsor Private Placement Warrants and (3) 3,460,208 Common Shares underlying the original principal amount of the New Convertible Notes, assuming a conversion price of $0.867, owned by, or issuable to, Focus Impact Sponsor, LLC, a Delaware limited liability company. Focus Impact Sponsor, LLC’s business address is 1345 Ave of Americas, 33 FL, New York, NY 10105. Focus Impact Sponsor, LLC is controlled by a four-member board of managers composed of Carl Stanton, Ernest Lyles, Howard Sanders and Wray Thorn. Each manager has one vote, and the approval of a majority of the managers is required to approve an action of Focus Impact Sponsor, LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities. This is the situation with regard to Focus Impact Sponsor, LLC. Based upon the foregoing, no individual manager of Focus Impact Sponsor, LLC exercises voting or dispositive control over any of the securities held by the reporting, even those in which such manager holds a pecuniary interest. Accordingly, none are deemed to have or share beneficial ownership of such securities. Wray Thorn and Carl Stanton are directors of the Company.

(7)
The securities offered pursuant to this prospectus consist of 86,000 Common Shares. The Stockholder is a North Carolina limited liability company and its business address is 113 Dillon Ct., Rocky Mount, NC 27803.

(8)
The securities offered pursuant to this prospectus consist of 108,226 Common Shares acquired in the PIPE Financing. The Stockholder is a Cayman Islands limited company and its business address is 71 Fort Street, Third Floor, Grand Cayman, Cayman Islands CY1-111.

(9)
The securities offered pursuant to this prospectus consist of 619,876 Common Shares. The Stockholder is a corporation operating under the laws of Alberta, Canada and its business address is 510 5th St. SW, Suite 910, Calgary Alberta, CA T2P 3S2.

(10)
The securities offered pursuant to this prospectus consist of shares of 56,510 Common Shares. The Stockholder is a corporation organized and existing under the laws of the administrative region of Hong Kong (SAR) and its business address is 1203, 12/F, Tower 3, China Hong Kong City, 33 Canton Road, Tsimshatsui, Hong Kong.

(11)
The securities offered pursuant to this prospectus consist of 267,027 Common Shares. The Stockholder is a corporation operating under the laws of Ontario, Canada and its business address is 2202 Green Orchard Place, Oakville ON L6H 4V4 Canada.

(12)
The securities offered pursuant to this prospectus consist of 1,080,000 Common Shares. The Stockholder is a corporation organized under the laws of Brazil and its business address is Rua Fulvio Aducci, 627, suite 610, Estreito, Florianópolis/SC, 88.075-001.

(13)
The securities offered pursuant to this prospectus consist of 250,000 Common Shares. The Stockholder is a a limited liability company operating under the laws of the United Arab Emirates and its business address is FOAM0179 Compass Building, Al Shohada Road, AL Hamra Industrial Zone-FZ, Ras Al Khaimah.

(14)
The securities offered pursuant to this prospectus consist of 43,291 Common Shares acquired in the PIPE Financing. The Stockholder is a California limited liability company and its business address is 17631 Ventura Blvd., Suite 1008, Encino, CA 91316.

(15)
The 1,387,716 Common Shares consist of 1,387,716 Common Shares underlying the original principal amount of the New Convertible Notes, assuming a conversion price of $0.867, owned by, or issuable to, Focus Impact Partners, LLC, a Delaware limited liability company. Focus Impact Sponsor, LLC’s business address is 1345 Ave of Americas, 33 FL, New York, NY 10105. Focus Impact Partners, LLC is controlled by a four-member board of managers composed of Carl Stanton, Ernest Lyles, Howard Sanders and Wray Thorn. Each manager has one vote, and the approval of a majority of the managers is required to approve an action of Focus Impact Partners, LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity's securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity's securities. This is the situation with regard to Focus Impact Partners, LLC. Based upon the foregoing, no individual manager of Focus Impact Partners, LLC exercises voting or dispositive control over any of the securities held by the reporting, even those in which such manager holds a pecuniary interest. Accordingly, none are deemed to have or share beneficial ownership of such securities. Wray Thorn and Carl Stanton are directors of the Company.

(16)	Consist of 23,449 Common Shares underlying Other Private Placement Warrants owned by such holder.
(17)	Consist of 31,096 Common Shares underlying Other Private Placement Warrants owned by such holder.
(18)	Consist of 31,096 Common Shares underlying Other Private Placement Warrants owned by such holder.
(19)	Consist of 16,312 Common Shares underlying Other Private Placement Warrants owned by such holder.
(20)	Consist of 30,586 Common Shares underlying Other Private Placement Warrants owned by such holder.
(21)	Consist of 53,526 Common Shares underlying Other Private Placement Warrants owned by such holder.

DESCRIPTION OF SECURITIES
The following is intended as a summary only and does not constitute legal advice regarding those matters and should not be regarded as such. Unless stated otherwise, this description does not address any (proposed) provisions of Canadian law that have not become effective as per the date of this prospectus. The description is qualified in its entirety by reference to the complete text of the Company’s Articles and Bylaws. We urge you to read the full text of the Company’s Articles and the Company’s Bylaws.
Authorized Share Capital
The authorized share capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares (the “The Preferred Shares”), issuable in series.
Share Terms
The Common Shares
Voting Rights
The holders of the Common Shares are entitled to receive notice of, to attend and to one vote per Common Share held at any meeting of shareholders of the Company, except meetings at which only holders of a different class or series of shares of the Company are entitled to vote.
Dividend Rights
Subject to the prior satisfaction of all preferential rights and privileges attached to any other class or series of shares of the Company ranking in priority to the Company Common Shares in respect of dividends, the holders of the Company Common Shares are entitled to receive dividends at such times and in such amounts as the Company’s Board may determine from time to time.
Liquidation
Subject to the prior satisfaction of all preferential rights and privileges attached to any other class or series of shares of the Company ranking in priority to the Common Shares in respect of return of capital on dissolution, upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company or any other distribution of its assets among the shareholders of the Company for the purpose of winding up its affairs (such event, a “Distribution”), holders of the Company Common Shares shall be entitled to receive all declared but unpaid dividends thereon and thereafter to share ratably in such assets of the Company as are available with respect to such Distribution.
Preferred Shares
Subject to filing the articles of amendment in accordance with the ABCA, the Company’s Board may: (a) at any time and from time to time issue Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Company’s Board; and (b) from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to each such series, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series in accordance with the ABCA. The issuance of Preferred Shares could have the effect of decreasing the trading price of the Common Shares, restricting dividends on the Company’s share capital, diluting the voting power of the Common Shares, impairing the liquidation rights of the Company’s share capital, or delaying or preventing a change in control of the Company.
Notices
The Company’s Bylaws provide that, a notice of the time and place of each meeting of shareholders of the Company will be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting.
For the purpose of determining shareholders of the Company entitled to receive notice of or to vote at a meeting of shareholders of the Company, the directors of the Company may fix in advance a date as the record date for such determination, but that record date will not precede by more than fifty (50) days or by less than twenty-one (21) days the date on which such meeting is to be held.

Amendment/Variation of Class Rights
Under the ABCA, certain fundamental changes, such as changes to a corporation’s articles, changes to authorized share capital, continuances out of province, certain amalgamations, sales, leases or other exchanges of all or substantially all of the property of a corporation (other than in the ordinary course of business of the corporation), certain liquidations, certain dissolutions, and certain arrangements are required to be approved by special resolution.
A special resolution under the ABCA is a resolution: (i) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of such resolution; or (ii) signed by all shareholders entitled to vote on the resolution.
In certain cases, an action that prejudices, adds restrictions to or interferes with rights or privileges attached to issued shares of a class or series of shares must be approved separately by the holders of the class or series of shares being affected by special resolution.
The Company’s Directors — Appointment and Retirement
The Company’s Bylaws provide that, subject to the limitations and requirements provided in the Company’s Articles, the number of directors of the Company shall be determined from time to time by resolution of the shareholders of the Company or the Company Board. The Company’s Articles provide that the Company will have a board of directors consisting of a minimum of 3 directors and a maximum of 15 directors. Pursuant to the ABCA, if the Company is a reporting issuer, the Company’s Board shall not have less than 3 directors.
Directors are generally elected by shareholders by ordinary resolution; however, the Company’s Articles also provide that the Company’s Board may, between annual general meetings of shareholders, appoint one or more additional directors to serve until the next annual general meeting, but the number of additional directors so appointed may not at any time exceed one-third of the number of directors who held office at the expiration of the previous annual general meeting.
The Company’s Bylaws provide that director nominees may be made at the discretion of the Company’s Board as well as by shareholders of the Company if made in accordance with the Advance Notice Provisions of the Company’s Bylaws. The Advance Notice Provisions in the Company’s Bylaws set forth the procedure requiring advance notice to the Company from a shareholder who intends to nominate a person for election as a director of the Company. Among other things, the Advance Notice Provisions provide for a deadline by which a shareholder must notify the Company of an intention to nominate directors prior to any meeting of shareholders at which directors are to be elected and specify the information that the nominating shareholder must include in such notice in order for the director nominees to be eligible for nomination and election at the meeting. The full particulars of the requirements of the Advance Notice Provisions are set forth in the Company’s Bylaws.
The Company Directors — Voting
Questions arising at any meeting of the Company’s Board will be decided by a majority of votes. In the case of an equality of votes, the chair of the meeting will not have a second or casting vote. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors, as the case may be. A resolution in writing dealing with all matters required by the ABCA to be dealt with at a meeting of directors, and signed by all the directors entitled to vote at that meeting, satisfies all the requirements of the ABCA relating to meetings of directors.
Powers and Duties of The Company Directors
Under the ABCA, the directors of the Company are charged with the management, or supervision of the management, of the business and affairs of the Company. In discharging their responsibilities and exercising their powers, the ABCA requires that the directors: (a) act honestly and in good faith with a view to the best interests of the corporation; and (b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. These duties are commonly referred to as the directors’ “fiduciary duty” and “duty of care,” respectively. Further the directors’ responsibilities may not be delegated (or abdicated) to shareholders, unless provided for in a unanimous shareholders’ agreement, and include the obligation to consider the best interests of the corporation and, particularly in respect of directors’ duty of care, it may be appropriate for the directors to consider (and not unfairly disregard) a broad set of stakeholder interests including the interests of shareholders, employees, suppliers, creditors, consumers, government and the environment.
Directors’ and Officers’ Indemnity
Under subsection 124(1) of the ABCA, except in respect of an action by or on behalf of The Company to procure a judgment in the Company’s favor, The Company may indemnify a current or former director or officer or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which The Company is or was a shareholder or creditor and the heirs and legal representatives of any such persons (each, an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative, investigative or other actions or proceedings in which the Indemnified Person is involved by reason of being or having been director or officer of the Company, if (i) the Indemnified Person acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that such Indemnified Person’s conduct was lawful.
Notwithstanding the foregoing, subsection 124(3) of the ABCA provides that an Indemnified Person is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of the Company if the Indemnified Person (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and (ii) fulfills the conditions set out in subsection 124(1) of the ABCA. Under subsection 124(3.1) of the ABCA, the Company may advance funds to an Indemnified Person in order to defray the costs, charges and expenses of such a proceeding; however, the Indemnified Person must repay the funds if the Indemnified Person does not fulfill the conditions set out in subsection 124(3) of the ABCA. The indemnification may be made in connection with a derivative action only with court approval and only if the conditions set out in subsection 124(1) of the ABCA are met.
Subject to the aforementioned prohibitions on indemnification, an Indemnified Person will be entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by such person in connection with the defense of any civil, criminal, administrative, investigative or other action or proceeding in which the Indemnified Person is involved by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity: (i) was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done; and (ii) (a) the individual acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
As permitted by the ABCA, the Company’s Bylaws will require the Company to indemnify directors or officers of the Company, former directors or officers of the Company or other individuals who, at the Company’s request, act or acted as directors or officers or in a similar capacity of another entity of which the Company is or was a shareholder or creditor (and such individual’s respective heirs and personal representatives) to the fullest extent permitted by the ABCA. Because the Company’s Bylaws will require that indemnification be subject to the ABCA, any indemnification that the Company provides is subject to the same restrictions set out in the ABCA which are summarized, in part, above.
The Company may also, pursuant to subsection 124(4) of the ABCA, purchase and maintain insurance, or pay or agree to pay a premium for insurance, for each person referred to in subsection 124(1) of the ABCA against any liability incurred by such person as a result of their holding office in the Company or a related body corporate.
Take Over Provisions
National Instrument 62-104 — Take Over Bids and Issuer Bids (“NI 62-104”) is applicable to the Company and provides that a takeover bid is triggered when a person makes an offer to acquire outstanding voting securities or equity securities of a class made to one or more persons, any of whom are in the local jurisdiction, where the securities subject to the offer to acquire, together with the offeror’s securities, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. When a takeover bid is triggered, an offeror must comply with certain requirements. These include making the offer of identical consideration to all holders of the class of security that is the subject of the bid, making a public announcement of the bid in a newspaper and sending out a bid circular to securityholders which explains the terms and conditions of the bid. Directors of an issuer whose securities are the subject of a takeover bid are required to evaluate the proposed bid and circulate a directors’ circular indicating whether they recommend to accept or reject the bid or state that they are unable to make, or are not making, a recommendation regarding the bid. Strict timelines must be adhered to. NI 62-104 also contains a number of exemptions to the takeover bid and issuer bid requirements.
Compulsory Acquisitions
Subsection 195(2) of the ABCA provides that, if within the time limited in a takeover bid for its acceptance or within 120 days after the date of a takeover bid, whichever period is shorter, the bid is accepted by the holders of not less than 90% of the shares of any class of shares of a corporation to which the takeover bid relates, other than shares of that class held at the date of the takeover bid by or on behalf of the offeror or an affiliate or associate of the offeror, the offeror is entitled, on the bid being so accepted and on complying with the ABCA, to acquire the shares of that class held by an offeree who does not accept the takeover bid.
Reporting Obligations under Canadian Securities Law
The Company is a reporting issuer in the provinces of British Columbia, Alberta and Ontario and will become subject to continuous disclosure and other reporting obligations under applicable Canadian securities law. Among other things, these continuous disclosure obligations include the requirement for a reporting issuer to file annual and quarterly financial statements together with related management’s discussion and analysis, and prepare and file reports upon the occurrence of any “material change” (as defined under applicable Canadian securities law). In addition, a reporting issuer’s “reporting insiders” (as defined under applicable Canadian securities law) are required to file reports with respect to, among other things, their beneficial ownership of, or control or direction over, securities of the issuer and their interests in, and rights and obligations associated with, related financial instruments.
Certain Insider Trading and Market Manipulation Laws
Canadian and U.S. law each contain rules intended to prevent insider trading and market manipulation. The following is a general description of those laws as such laws exist as of the date of this prospectus and should not be viewed as legal advice for specific circumstances.
In connection with its listing on Nasdaq, The Company intends to adopt an insider trading policy to provide for, among other things, rules on transactions by members of the Company’s Board, the Company officers and the Company employees in respect of securities of the Company or financial instruments, the value of which is determined by the value of the Company’s securities.
United States
United States securities laws generally prohibit any person from trading in a security while in possession of material, non-public information or assisting someone who is engaged in doing the same. The insider trading laws cover not only those who trade based on material, non-public information, but also those who disclose material non-public information to others who might trade on the basis of that information (known as “tipping”). A “security” includes not just equity securities, but any security (e.g., derivatives). Thus, members of the Company’s Board, officers and other employees of the Company may not purchase or sell shares or other securities of the Company when he or she is in possession of material, non-public information about the Company(including the Company business, prospects or financial condition), nor may they tip any other person by disclosing material, non-public information about the Company.
Canada
Canadian securities laws prohibit any person or company in a special relationship with an issuer from purchasing or selling a security with the knowledge of a material fact or material change that has not been generally disclosed (known as “material, non-public information”). Further, Canadian securities laws also prohibit: (i) an issuer and any person or company in a special relationship with the issuer, other than when it is necessary in the course of business, from informing another person or company of a material fact or material change with respect to the issuer before the material fact or material change has been generally disclosed (known as “tipping”); and (ii) an issuer and any person or company in a special relationship with an issuer, with knowledge of a material fact or material change with respect to the issuer that has not been generally disclosed, from recommending or encouraging another person or company: (A) to purchase or sell a security of the issuer; or (B) to enter into a transaction involving a security the value of which is derived from or varies materially with the market price or value of a security of the issuer. A “security” includes not just equity securities, but any security (e.g., derivatives).
A person or company is in a special relationship with an issuer if: (a) the person or company is an insider, affiliate or associate of (i) the issuer, (ii) a person or company that is considering or evaluating whether to make a takeover bid, or a person or company that is proposing to make a takeover bid, for the securities of the issuer, or (iii) a person or company that is considering or evaluating whether, or a person or company that is proposing, (A) to become a party to a reorganization, amalgamation, merger or arrangement or a similar business combination with the issuer, or (B) to acquire a substantial portion of the property of the issuer; (b) the person or company has engaged, is engaging, is considering or evaluating whether to engage, or proposes to engage, in any business or professional activity with or on behalf of (i) the issuer, or (ii) a person or company described in clause (a)(ii) or (iii) above; (c) the person is a director, officer or employee of (i) the issuer, (ii) a subsidiary of the issuer, (iii) a person or company that controls the issuer, directly or indirectly, or (iv) a person or company described in clause (a)(ii) or (iii) or (b) above; (d) the person or company learned of material, non-public information about the issuer while the person or company was a person or company described in clause (a), (b) or (c) above; or (e) the person or company (i) learns of material, non-public information about the issuer from any other person or company described in this section, including a person or company described in this clause, and (ii) knows or ought reasonably to have known that the other person or company is a person or company in a special relationship with the issuer. Thus, directors, officers and employees of the Company may not purchase or sell The Company Common Shares or other securities of The Company when he or she is in possession of material, non-public information regarding the Company (including the Company business, prospects or financial condition), nor may they inform (or “tip”) anyone else of such material, non-public information regarding the Company.
Rule 144
All the Common Shares received by FIAC stockholders in the Business Combination are to be freely tradable, except that Common Shares received in the Business Combination by persons who become affiliates of the Company for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, pursuant to an effective registration under the Securities Act, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with, the Company and may include the directors and executive officers of The Company as well as its principal shareholders.
Registration Rights
Pursuant to the Amended and Restated Registration Rights Agreement, among other matters provided for therein, the Company will agree that, within 60 calendar days after Closing of the Business Combination, The Company will file the Resale Registration Statement with the SEC and the Company will use its commercially reasonable efforts to cause the Resale Registration Statement to become effective by the SEC as soon as reasonably practicable after the initial filing thereof. In certain circumstances, certain holders of the Company securities under the Investor Rights Agreement will be entitled to customary piggyback registration rights and may demand The Company assistance with underwritten offerings and block trades. As of the Closing Date, approximately     The Company Common Shares (including approximately 7,840,000 The Company Common Shares issuable with respect to Private Placement Warrants) will constitute “Registrable Securities” eligible for resale pursuant to the Resale Registration Statement. Because the Sponsor and the Legacy DevvStream holders acquired their Company Common Shares at an effective price that is less than FIAC’s IPO price of $10.00 per FIAC Unit, such persons may have an incentive to sell such securities even if the trading price of the Company Common Shares is less than $10.00 per share following the Closing. Therefore, upon the effectiveness of the aforementioned registration statement and the expiration of any applicable lock-up restrictions, the market price of the Company Common Shares may experience negative selling pressure from potential sales by the Sponsor and the Legacy DevvStream Holders.

The Company Warrants
The Company will assume the FIAC Warrant Agreement and enter into such amendments thereto as are necessary to give effect to the provisions of the Business Combination Agreement, and each FIAC Warrant then outstanding and unexercised will automatically without any action on the part of its holder be converted into a The Company Warrant. Each Company Warrant will be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding FIAC Warrant immediately prior to the SPAC Amalgamation, except to the extent such terms or conditions are rendered inoperative by the Business Combination. Accordingly, following the SPAC Amalgamation: (A) each Company Warrant will be exercisable solely for Company Common Shares; (B) the number of Company Common Shares subject to each Company Warrant will be equal to the number of Class A Common Shares subject to the applicable FIAC Warrant; and (C) the per share exercise price for Company Common Shares issuable upon exercise of such Company Warrant will be equal to the per share exercise price for the Class A Common Shares subject to the applicable FIAC Warrant, as in effect immediately prior to the SPAC Amalgamation. The terms of the FIAC Warrant Agreement are described below.
FIAC Warrants
Each FIAC Warrant entitles the registered holder to purchase one share of Class A Common Shares at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Initial Business Combination. Pursuant to the FIAC Warrant Agreement, a FIAC Warrant holder may exercise its warrants only for a whole number of shares of Class A Common Shares. This means only a whole warrant may be exercised at a given time by a FIAC Warrant holder. The warrants will expire five years after the completion of the Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
FIAC will not be obligated to deliver any shares of Class A Common Shares pursuant to the exercise of a FIAC Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to FIAC satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No FIAC Warrant will be exercisable and FIAC will not be obligated to issue a share of Class A Common Shares upon exercise of a FIAC Warrant unless the share of Class A Common Shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the FIAC Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a FIAC Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will FIAC be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised FIAC Warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Common Shares underlying such unit.
FIAC has agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Initial Business Combination, FIAC will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Common Shares issuable upon exercise of the FIAC Warrants, and FIAC will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A Common Shares until the FIAC Warrants expire or are redeemed, as specified in the FIAC Warrant Agreement; provided that if the Class A Common Shares is at the time of any exercise of a FIAC Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, FIAC may, at its option, require holders of FIAC Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event FIAC so elects, FIAC will not be required to file or maintain in effect a registration statement, but FIAC will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A Common Shares issuable upon exercise of the FIAC Warrants is not effective by the 60th day after the closing of the Initial Business Combination, FIAC Warrant holders may, until such time as there is an effective registration statement and during any period when FIAC will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but FIAC will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the FIAC Warrants for that number of shares of Class A Common Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Shares underlying the FIAC Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the FIAC Warrants by (y) the fair market value and (B) the product of 0.361 and the number of FIAC Warrants being exercised by such holder. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A Common Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $18.00.
Once the FIAC Warrants become exercisable, FIAC may redeem the outstanding FIAC Warrants (except as described herein with respect to the Private Placement Warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each FIAC Warrant holder; and
•
if, and only if, the closing price of the Class A Common Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before FIAC sends the notice of redemption to the FIAC Warrant holders.

FIAC will not redeem the FIAC Warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Shares issuable upon exercise of the FIAC Warrants is then effective and a current prospectus relating to those shares of Class A Common Shares is available throughout the 30-day redemption period. If and when the FIAC Warrants become redeemable by FIAC, FIAC may exercise its redemption right even if FIAC is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
FIAC has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and FIAC issues a notice of redemption of the FIAC Warrants, each FIAC Warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Common Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a FIAC Warrant as described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $10.00.
Once the FIAC Warrants become exercisable, FIAC may redeem the outstanding warrants:
•	in whole and not in part;
•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Class A Common Shares (as defined below) except as otherwise described below;

•
if, and only if, the closing price of Class A Common Shares equals or exceeds $10.00 per Public Share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before FIAC sends the notice of redemption to the FIAC Warrant holders; and

•
if the closing price of the Class A Common Shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which FIAC sends the notice of redemption to the FIAC Warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding FIAC Warrants, as described above.

Beginning on the date the notice of redemption is given until the FIAC Warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by FIAC pursuant to this redemption feature, based on the “fair market value” of Class A Common Shares on the corresponding redemption date (assuming holders elect to exercise their FIAC Warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of Class A Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of FIAC Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the FIAC Warrants, each as set forth in the table below. FIAC will provide the FIAC Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
Pursuant to the FIAC Warrant Agreement, references above to shares of Class A Common Shares shall include a security other than shares of Class A Common Shares into which the shares of Class A Common Shares have been converted or exchanged for in the event FIAC is not the surviving company in the Initial Business Combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A Common Shares to be issued upon exercise of the FIAC Warrants following the Initial Business Combination.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a FIAC Warrant or the exercise price of a FIAC Warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a FIAC Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a FIAC Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a FIAC Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a FIAC Warrant. If the exercise price of a FIAC Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Class A Common Shares
(period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361

Redemption Date	Fair Market Value of Class A Common Shares
(period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Shares to be issued for each FIAC Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of Class A Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the FIAC Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the FIAC Warrants, holders may choose to, in connection with this redemption feature, exercise their FIAC Warrants for 0.277 shares of Class A Common Shares for each FIAC Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of Class A Common Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the FIAC Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the FIAC Warrants, holders may choose to, in connection with this redemption feature, exercise their FIAC Warrants for 0.298 shares of Class A Common Shares for each FIAC Warrant. In no event will the FIAC Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the FIAC Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by FIAC pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Shares.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A Common Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding FIAC Warrants to be redeemed when the Class A Common Shares is trading at or above $10.00 per Public Share, which may be at a time when the trading price of Class A Common Shares is below the exercise price of the FIAC Warrants. FIAC has established this redemption feature to provide FIAC with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $18.00.” Holders choosing to exercise their FIAC Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the of this prospectus. This redemption right provides FIAC with an additional mechanism by which to redeem all of the outstanding warrants, and therefore to have certainty as its capital structure as the FIAC Warrants would no longer be outstanding and would have been exercised or redeemed. FIAC will be required to pay the applicable redemption price to FIAC Warrant holders if it chooses to exercise this redemption right and it will allow FIAC to quickly proceed with a redemption of the warrants if FIAC determines it is in FIAC’s best interest to do so. As such, FIAC would redeem the warrants in this manner when FIAC believes it is in its best interest to update its capital structure to remove the FIAC Warrants and pay the redemption price to the FIAC Warrant holders.
As stated above, FIAC can redeem the FIAC Warrants when the Class A Common Shares is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to FIAC’s capital structure and cash position while providing FIAC Warrant holders with the opportunity to exercise their FIAC Warrants on a cashless basis for the applicable number of shares. If FIAC chooses to redeem the FIAC Warrants when the Class A Common Shares is trading at a price below the exercise price of the warrants, this could result in the FIAC Warrant holders receiving fewer shares of Class A Common Shares than they would have received if they had chosen to wait to exercise their warrants for shares of Class A Common Shares if and when the Class A Common Shares was trading at a price higher than the exercise price of $11.50.
No fractional shares of Class A Common Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, FIAC will round down to the nearest whole number of the number of shares of Class A Common Shares to be issued to the holder. If, at the time of redemption, the FIAC Warrants are exercisable for a security other than the shares of Class A Common Shares pursuant to the FIAC Warrant Agreement (for instance, following the Initial Business Combination), the FIAC Warrants may be exercised for such security. At such time as the FIAC Warrants become exercisable for a security other than the Class A Common Shares, FIAC (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures.
A holder of a FIAC Warrant may notify FIAC in writing in the event such holder elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Shares issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.
If the number of outstanding shares of Class A Common Shares is increased by a stock dividend payable in shares of Class A Common Shares, or by a split-up of shares of Class A Common Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Shares issuable on exercise of each FIAC Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Shares. A rights offering made to all or substantially all holders of Class A Common Shares entitling holders to purchase shares of Class A Common Shares at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of Class A Common Shares equal to the product of (i) the number of shares of Class A Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Shares) and (ii) one minus the quotient of (x) the price per share of Class A Common Shares paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Shares, in determining the price payable for shares of Class A Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of the Class A Common Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Common Shares trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if FIAC, at any time while the FIAC Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of Class A Common Shares on account of such shares of Class A Common Shares (or other securities into which the FIAC Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Shares issuable on exercise of each FIAC Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of shares of Class A Common Shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of shares of Class A Common Shares in connection with a stockholder vote to amend FIACs amended and restated certificate of incorporation

(A) to modify the substance or timing of FIAC’s obligation to redeem 100% of the Public Shares if FIAC does not complete the Initial Business Combination within 18 months from the closing of the FIAC IPO, or (B) with respect to any other provisions relating to the rights of holders of Class A Common Shares, or (e) in connection with the redemption of the Public Shares upon FIAC’s failure to complete its initial business combination, then the FIAC Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Shares in respect of such event.
If the number of outstanding shares of Class A Common Shares is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Shares issuable on exercise of each FIAC Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Shares.
Whenever the number of shares of Class A Common Shares purchasable upon the exercise of the FIAC Warrants is adjusted, as described above, the FIAC Warrant exercise price will be adjusted by multiplying the FIAC Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Shares purchasable upon the exercise of the FIAC Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A Common Shares so purchasable immediately thereafter.
In addition, if (x) FIAC issues additional shares of Class A Common Shares or equity-linked securities for capital raising purposes in connection with the closing of the Initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Common Shares (with such issue price or effective issue price to be determined in good faith by the FIAC Board and, in the case of any such issuance to Sponsor or its affiliates, without taking into account any FIAC Founder Shares held by Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Initial Business Combination on the date of the consummation of the Initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of shares of Class A Common Shares during the 20 trading day period starting on the trading day prior to the day on which FIAC consummates the Initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the FIAC Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “— Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $18.00” and “— Redemption of FIAC Warrants when the price per shares of Class A Common Shares equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “— Redemption of FIAC Warrants when the price per share of Class A Common Shares equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
In case of any reclassification or reorganization of the outstanding shares of Class A Common Shares (other than those described above or that solely affects the par value of such shares of Class A Common Shares), or in the case of any merger or consolidation of FIAC with or into another corporation (other than a consolidation or merger in which FIAC is the continuing corporation and that does not result in any reclassification or reorganization of FIAC’s outstanding shares of Class A Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of FIAC as an entirety or substantially as an entirety in connection with which FIAC is dissolved, the holders of the FIAC Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the FIAC Warrants and in lieu of the shares of Class A Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of Class A Common Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the FIAC Warrants would have received if such holder had exercised their FIAC Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each FIAC Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by FIAC in connection with redemption rights held by stockholders of FIAC as provided for in FIAC’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A Common Shares by FIAC in connection with the presentation of the Initial Business Combination to the stockholders of FIAC for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A Common Shares, the holder of a FIAC Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such holder had exercised the FIAC Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A Common Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the FIAC Warrant Agreement. If less than 70% of the consideration receivable by the holders of shares of Class A Common Shares in such a transaction is payable in the form of shares of Class A Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the FIAC Warrant properly exercises the FIAC Warrant within thirty days following public disclosure of such transaction, the FIAC Warrant exercise price will be reduced as specified in the FIAC Warrant Agreement based on the Black-Scholes value (as defined in the FIAC Warrant Agreement) of the FIAC Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the FIAC Warrants when an extraordinary transaction occurs during the exercise period of the FIAC Warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the FIAC Warrants when an extraordinary transaction occurs during the exercise period of the FIAC Warrants pursuant to which the holders of the FIAC Warrants otherwise do not receive the full potential value of the FIAC Warrants.
The FIAC Warrants will be issued in registered form under a FIAC Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and FIAC.
The FIAC Warrant Agreement provides that the terms of the FIAC Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake or defective provision, (ii) amending the provisions relating to cash dividends on shares of Common Shares as contemplated by and in accordance with the FIAC Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the FIAC Warrant Agreement as the parties to the FIAC Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the FIAC Warrants, provided that the approval by the holders of at least 50% of the then-outstanding FIAC Warrants is required to make any change that adversely affects the interests of the registered holders of FIAC Warrants.
The FIAC Warrants may be exercised upon surrender of the FIAC Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the FIAC Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to FIAC, for the number of FIAC Warrants being exercised. The FIAC Warrant holders do not have the rights or privileges of holders of Class A Common Shares and any voting rights until they exercise their FIAC Warrants and receive shares of Class A Common Shares. After the issuance of shares of Class A Common Shares upon exercise of the FIAC Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the FIAC Warrants. If, upon exercise of the FIAC Warrants, a holder would be entitled to receive a fractional interest in a share, FIAC will, upon exercise, round down to the nearest whole number of shares of Class A Common Shares to be issued to the FIAC Warrant holder.

FIAC has agreed that, subject to applicable law, any action, proceeding or claim against FIAC arising out of or relating in any way to the FIAC Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and FIAC irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
The Private Placement Warrants (including the Class A Common Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Initial Business Combination (except, among other limited exceptions, to FIAC’s officers and directors and other persons or entities affiliated with Sponsor) and they will not be redeemable under certain redemption scenarios by FIAC so long as they are held by Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the FIAC Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by FIAC under all redemption scenarios and exercisable by the holders on the same basis as the FIAC Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their Private Placement Warrants for that number of shares of Class A Common Shares equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Shares underlying the Private Placement Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Private Placement Warrants by (y) the fair market value.
The “fair market value” shall mean the average reported closing price of the Class A Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Legacy Warrants
On November 4, 2022, DevvStream completed a business combination transaction (the “2022 Business Combination”) with DevvStream Inc. (“DESI”), 1338292 B.C. Ltd., Devv Subco Inc., and DevvESG Streaming Finco Ltd. (“Finco”), pursuant to which 1319738 B.C. Ltd., acquired all of the issued and outstanding securities of DevvStream Inc. by way of a three-cornered merger. In connection with the 2022 Business Combination, DevvStream issued replacement warrants (the “Replacement Warrants”) to former holders of warrants of DESI and Finco, in exchange for the cancellation of such warrants.
On May 1, 2023, DevvStream announced the implementation of a warrant exercise incentive program (the “Incentive Program”) intended to encourage the early exercise of the Replacement Warrants (other than the Legacy DESI 2021 Warrants). The terms of each eligible Replacement Warrant were amended to reduce the exercise price from CAD$1.50 to CAD$1.20. Furthermore, for every two eligible Legacy Warrants exercised between May 1, 2023 and June 30, 2023, DevvStream offered holders the right to receive one new DevvStream Subordinate Voting Share purchase warrant (the “Incentive Warrants,” and together with the Replacement Warrants, the “Legacy Warrants”) for no additional consideration. On July 14, 2023, DevvStream announced that the Incentive Program was extended from June 20, 2023 to August 31, 2023.
The Company will assume the Legacy Warrants and enter into such amendments thereto as are necessary to give effect to the provisions of the Business Combination Agreement, and each Legacy Warrant then outstanding and unexercised will automatically without any action on the part of its holder be converted into a warrant to purchase The Company Common Shares, subject to substantially the same terms and conditions (including exercisability terms) as were applicable to the corresponding Legacy Warrant immediately prior to the Business Combination (the “The Company Legacy Warrants”). Accordingly, following the Business Combination: (A) each The Company Warrant will be exercisable solely for the Company Common Shares; (B) the number of The Company Common Shares subject to each Legacy Warrant will be equal to the number of DevvStream Subordinate Voting Shares subject to the applicable Legacy Warrant, multiplied by the Common Conversion

Ratio; and (C) the per share exercise price for the Company Common Shares issuable upon exercise of such Company Legacy Warrant will be equal to the per share exercise price for the DevvStream Subordinate Voting Shares subject to the applicable Legacy Warrant, as in effect immediately prior to the Business Combination. The terms of the Legacy Warrants are described below.
Legacy DESI 2021 Warrants
In connection with the 2022 Business Combination, DevvStream issued 3,999,999 warrants to purchase DevvStream Subordinate Voting Shares with an exercise price of CAD$0.20 per share, subject to customary adjustments, to former holders of certain DESI warrants. As of the date of this prospectus, 1,216,667 Legacy DESI 2021 Warrants are currently outstanding, which are immediately exercisable and will expire on September 29, 2026.
Incentive Warrants
In connection with the Incentive Program, DevvStream issued 85,000 Incentive Warrants with an exercise price of CAD$2.00 per share, subject to customary adjustments, to former holders of certain Replacement Warrants. As of the date of this prospectus, 85,000 Incentive Warrants are currently outstanding, which are immediately exercisable and will expire on June 30, 2025.
Transfer Agent and Warrant Agent
The transfer agent for the Company Common Shares in the United States is expected to be Continental Stock Transfer & Trust Company. Each person investing in Company Common Shares to be held through Computershare must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a shareholder of the Company.
For as long as any Company Common Shares are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York will apply to the property law aspects of the Company Common Shares reflected in the register administered by The Company’s transfer agent.
The Company will list the Company Common Shares in registered form and such Company Common Shares, through The Company’s transfer agent, will not be certificated. The Company has appointed Continental Stock Transfer & Trust Company as its agent to maintain the shareholders’ register of the Company on behalf of the Company’s Board and to act as transfer agent and registrar for the Company’s Common Shares. The Company’s Common Shares will be traded on Nasdaq in book-entry form.
Anti-Takeover Effects of Provisions of the Charter, the Bylaws and the ABCA
The Business Corporations Act (Alberta) (“ABCA”) does not restrict related party transactions; however, in Canada, takeovers and other related party transactions are addressed in provincial securities legislation and policies which may apply, including MI 61-101, as discussed below.
Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions (“MI 61-101”) which is applicable to reporting issuers in Alberta, contains detailed requirements in connection with “related party transactions.” A “related party transaction” as defined under MI 61-101 means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. A “related party” as defined in MI 61-101 includes (1) directors and senior officers of the issuer; (2) holders of voting securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities; and (3) holders of a sufficient number of any securities of the issuer to materially affect control of the issuer. MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the proxy circular sent to securityholders in connection with a related party transaction where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the disinterested shareholders of the issuer have approved the related party transaction by a simple majority of the votes cast.

Further, our Charter and Bylaws contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board and therefore depress the trading price of our Common Shares. These provisions could also make it difficult for stockholders to take certain actions, including electing directors or taking other corporate actions, including effecting changes in management. Among other things, our Charter and Bylaws include provisions regarding:
•	the limitation of the liability of, and the indemnification of, our directors and officers;
•	the procedures for the conduct and scheduling of board and shareholder meetings; and
•
advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control over our Company.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Shares and the exercise, disposition and lapse of our warrants. The Common Shares and the warrants are referred to collectively herein as our “Securities”. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our securities.
This discussion is limited to considerations relevant to holders that hold our securities, as applicable, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion is limited to U.S. federal income tax considerations, and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare equivalent tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including, but not limited to:
•	the Sponsor, any of our directors or officers, and their respective affiliates;
•	financial institutions or financial services entities;
•	broker dealers;
•	insurance companies;
•	dealers or traders in securities subject to a mark-to-market method of accounting;
•	persons subject to special tax accounting rules;
•
persons holding securities (prior to, at the time of or following, the Business Combination) as part of a “straddle,” hedge, conversion, constructive sale, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•
“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax and stockholders or other investors therein;

•	U.S. expatriates or former long-term residents of the United States;
•	governments or agencies or instrumentalities thereof;
•
partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or beneficial owners of partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes);

•	regulated investment companies or real estate investment trusts;
•	persons who received their securities (prior to, at the time of, or following the Business Combination) as applicable, pursuant to the exercise of employee stock options or otherwise as compensation;
•	persons who have owned, own or will own (directly or through attribution) 5% or more (by vote or value) of the outstanding Common Shares (excluding treasury shares) as applicable;
•	S corporations (and stockholders thereof); and
•	tax-exempt entities, tax-qualified retirement plans and pension plans.
If you are a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes), the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and the activities of the partnership. Partnerships and their partners (or other owners) should consult their own tax advisors with respect to the consequences to them under the circumstances described herein.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. This summary does not address tax reporting requirements. This discussion also does not address the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. You are urged to consult your own tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
The Company has not sought, and does not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
As used in this summary, the term “U.S. holder” means a beneficial owner of our securities that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

As used in this summary, a “Non-U.S. holder” means a beneficial owner of our securities that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
Unless the context requires otherwise, references to “we,” “us” or “our” in this section are to the business and operations of FIAC prior to the Business Combination and to New PubCo and its subsidiaries following the Business Combination.
Tax Classification of the Company as a U.S. Domestic Corporation
For U.S. federal income tax purposes, a corporation is generally considered a U.S. or “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” or non-U.S. corporation (or non-U.S. tax resident) if it is not organized in the United States. Notwithstanding the fact that the Company incorporated under the laws of Canada, we expect it will be treated as a U.S. domestic corporation (and therefore, a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code and the Treasury Regulations promulgated thereunder.
Under Section 7874 of the Code, a corporation created or organized outside the United States will be treated as a U.S. corporation for U.S. federal income tax purposes if the following conditions are met: (i) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation, including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation; (ii) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the country in which the non-U.S. corporation is created or organized relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Test”); and (iii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Ownership Test”).
As a result of the SPAC Continuance, the Company acquired substantially all of the assets held by FIAC. “SPAC Continuance” means the redomicile or continuance of the Company from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta under the Business Corporations Act (Alberta). Further, it is not expected that the Company will satisfy the substantial business activities test immediately after the SPAC Continuance. Accordingly, the application of Section 7874 to the SPAC Continuance is expected to depend upon satisfaction of the ownership test. Based upon the terms of the SPAC Continuance, the rules for determining share ownership under Section 7874 and the Treasury Regulations promulgated thereunder, and certain factual assumptions, it is expected that all holders of FIAC Class A Common Stock immediately prior to the SPAC Continuance will continue to hold all of Common Shares immediately after the SPAC Continuance. Therefore, the ownership test will be satisfied and the Company will be treated as a U.S. corporation for U.S. federal income tax purposes. However, whether the ownership test has been satisfied must be finally determined at completion of the SPAC Continuance, by which time there could be changes to the relevant facts and circumstances. In addition, the rules for determining ownership under Section 7874 are complex, unclear and the subject of recent and ongoing legislative and regulatory review and change. Accordingly, there can be no assurance that the IRS would not assert that the Company should be treated as a non-U.S. corporation for U.S. federal income tax purposes or that such an assertion would not be sustained by a court. If the IRS were to successfully challenge the Company’s status as a U.S. corporation for U.S. federal income tax purposes, the tax consequences described herein would be materially and fundamentally different.
The remainder of this discussion assumes that the Company will be treated as a U.S. corporation for U.S. federal income tax purposes.
A number of significant and complicated U.S. federal income tax consequences may result from such classification, and this summary does not attempt to describe all such U.S. federal income tax consequences. Section 7874 of the Code and the Treasury Regulations promulgated thereunder do not address all of the possible tax consequences that arise from the Company being treated as a U.S. domestic corporation for U.S. federal income tax purposes. Accordingly, there may be additional or unforeseen U.S. federal income tax consequences to the Company that are not discussed in this summary.
Generally, the Company will be subject to U.S. federal income tax on its worldwide taxable income (regardless of whether such income is “U.S. source” or “foreign source”) and will be required to file a U.S. federal income tax return annually with the IRS. The Company anticipates that it will also be subject to tax in Canada. It is unclear how the foreign tax credit rules under the Code will operate in certain circumstances, given the treatment of the Company as a U.S. domestic corporation for U.S. federal income tax purposes and the taxation of the Company in Canada. Accordingly, it is possible that the Company will be subject to double taxation with respect to all or part of its taxable income. It is anticipated that such U.S. federal income, and Canadian, tax treatment will continue indefinitely and that the Common Shares will be treated indefinitely as shares in a U.S. domestic corporation for U.S. federal income tax purposes, notwithstanding future transfers.
U.S. Holders
This section applies to you if you are a “U.S. holder.”
SPAC Continuance
The SPAC Continuance is intended to qualify as an “F reorganization” pursuant to Section 368(a) of the Code. Accordingly, a U.S. holder that is deemed to exchange FIAC securities (as a Delaware corporation) for the Company securities (as continued to the Province of Alberta, Canada) following the SPAC Continuance in pursuance of the plan of reorganization should not recognize capital gain or loss on the deemed exchange. Each such U.S. holder will have the same aggregate basis in its the Company securities after the SPAC Continuance as such U.S. holder had in the corresponding FIAC securities immediately prior to the SPAC Continuance. Such U.S. holder’s holding period in the Company securities immediately following the SPAC Continuance will include such U.S. holder’s holding period in the corresponding FIAC securities immediately prior to the SPAC Continuance. Although the matter is not entirely clear, these consequences to the U.S. holders assume, and we intend to take the position, that the adoption of the post-continuance Articles in connection with the SPAC Continuance does not have any U.S. federal income tax consequences to U.S. holders. All U.S. holders of FIAC securities are urged to consult their tax advisers with respect to the potential tax consequences to them of the SPAC Continuance.
Ownership of the Common Shares and Warrants
Distributions on the Common Shares. A corporate distribution by the Company generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a non-taxable return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in the Common Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Shares and will be treated as described below under the section titled “— U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities.”
Dividends paid by the Company to a U.S. holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid by the Company to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.
Dividends received by a U.S. holder generally will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Such dividends may not qualify for a reduced rate of withholding tax under the Canada-U.S. Tax Convention. For U.S. federal income tax purposes, a U.S. holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Dividends paid by the Company will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. holders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. Subject to certain limitations, a U.S. holder should be able to take a deduction for the U.S. holder’s Canadian tax paid, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities. Upon a U.S. holder’s sale, taxable exchange or other taxable disposition of the Company Securities, such U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on the disposition of the Company securities and the U.S. holder’s adjusted tax basis in the corresponding the Company securities. A U.S. holder’s adjusted tax basis in its the Company securities generally will equal such U.S. holder’s acquisition cost (and, in the case of the Common Shares, less any prior distributions paid to such U.S. holder with respect to its the Common Shares treated as a return of capital). Any such capital gain or loss generally will be long-term capital gain or loss if such U.S. holder’s holding period for the relevant the Company securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of the Company Securities (i.e., the Company Securities purchased or acquired on different dates or at different prices) should consult their own tax advisors to determine how the above rules apply to them.
Exercise or Lapse of a Company Warrant. A U.S. holder generally will not recognize gain or loss upon the acquisition of a Common Share on the exercise of a Company Warrant for cash. A U.S. holder’s tax basis in the Common Shares received upon exercise of a Company Warrant generally should be an amount equal to the sum of the U.S. holder’s tax basis in the Company Warrant exchanged therefor and the exercise price. The U.S. holder’s holding period for the Common Shares received upon exercise of a Company Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Company Warrant and will not include the period during which the U.S. holder held the Company Warrant. If a Company Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Company Warrant.
The tax consequences of a cashless exercise of a Company Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. holder’s basis in the Common Shares received would equal the holder’s basis in the Company Warrants exercised therefor. If the cashless exercise were treated as a recapitalization, the holding period of the Common Shares would include the holding period of the Company Warrants exercised therefor. However, if the cashless exercise were treated as not being a realization event, a U.S. holder’s holding period in the Common Shares may instead be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Company Warrants.

It is also possible that a cashless exercise of a Company Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of the Company Warrants having a value equal to the aggregate exercise price of the total number of the Company Warrants to be exercised (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the total exercise price for the total number of warrants to be exercised and (ii) the U.S. holder’s adjusted basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Common Shares received would equal the U.S. holder’s tax basis in the Company Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered warrants. A U.S. holder’s holding period for the Common Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the Company Warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of the Company Warrants.
Possible Constructive Dividends. The terms of each the Company Warrant provide for an adjustment to the number of the Common Shares for which the Company Warrant may be exercised or to the exercise price of the Company Warrant in certain events, as discussed in the section of this Prospectus titled “Description of Securities of the Company.” An adjustment that has the effect of preventing dilution generally is not taxable. A U.S. holder of a Company Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of the Common Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash to the holders of the Common Shares which is taxable to the U.S. holders of such shares as described under “—Distributions on the Common Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from the Company equal to the fair market value of such increased interest.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.”
SPAC Continuance
The U.S. federal income tax consequences of the SPAC Continuance to non-U.S. holders generally will correspond to the U.S. federal income tax consequences described above under “— U.S. Holders — SPAC Continuance,” except that, to the extent the SPAC Continuance results in a taxable exchange of FIAC securities, the tax consequences for a non-U.S. holder of recognizing gain in such a taxable exchange would correspond to the tax consequences of recognizing gain on a sale or other disposition of the Company securities described below under the heading “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities.”
Ownership of the Common Shares and Warrants
Distributions on the Common Shares. A corporate distribution by the Company, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute a dividend for U.S. federal income tax purposes and, provided such dividend is not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, such dividend is not attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder), the Company will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its the Common Shares and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Shares, which will be treated as described below under the section titled “— Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities.”

The withholding tax described in the preceding paragraph does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30 percent (30%) (or a lower applicable income tax treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of the Company Securities. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of a sale, taxable exchange or other taxable disposition of the Company securities, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•	such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other conditions are met; or
•
the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held the Company securities and, in the circumstance in which such the Company securities are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of that class of the Company securities at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the Company securities. There can be no assurance that the Company securities will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30 percent (30%) rate (or lower income tax treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30 percent (30%).
If the third bullet point above applies to a Non-U.S. holder, any gain recognized by such Non-U.S. holder in the disposition will be subject to tax at generally applicable U.S. federal income tax rates. In addition, the Company may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. We believe that we are not, and have not been at any time since our formation, a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.
Exercise or Lapse of a Company Warrant. The U.S. federal income tax characterization of a non-U.S. holder’s exercise of a Company Warrant, or the lapse of a Company Warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax characterization of the exercise or lapse of a warrant by a U.S. holder, as described above in the section titled “— U.S. Holders — Exercise or Lapse of a Company Warrant.” To the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs for a non-U.S. holder’s gain on the sale or other disposition of the Company Warrants.
Possible Constructive Dividends. The characterization for U.S. federal income tax purposes of adjustments to the number of the Common Shares for which a Company Warrant may be exercised or the exercise price of a Company Warrant in certain events will generally correspond to the U.S. federal income tax characterization of such adjustments with respect to a U.S. holder’s the Company Warrant, as described above under “— U.S. Holders — Possible Constructive Distributions.” The U.S. federal income tax consequences for a non-U.S. holder of a constructive distribution would be the same as the U.S. federal income tax consequences of receiving a cash distribution from the Company equal to the fair market value of the increased interest in the Company’s assets or earnings and profits, as described above under “— Distributions on the Common Shares.”

Information Reporting and Backup Withholding
Dividend payments and proceeds from the sale, taxable exchange or taxable redemption of Common Shares may be subject to information reporting to the IRS and possible U.S. backup withholding at a twenty-four percent (24%) rate. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.
Amounts treated as dividends that are paid to a Non-U.S. holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
FATCA Withholding Taxes
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30 percent (30%) on payments of dividends (including amounts treated as dividends received pursuant to a redemption of stock) on Common Shares. Previously, withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest was scheduled to begin on January 1, 2019; however, such withholding has been eliminated under proposed U.S. Treasury regulations, which can be relied on until final regulations become effective. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or applicable IRS Form W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE SPAC CONTINUANCE AND THE ADOPTION OF THE POST-CONTINUANCE FIAC ARTICLES, THE BUSINESS COMBINATION AND THE OWNERSHIP AND DISPOSITION OF SECURITIES WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH HOLDER OF SECURITIES. HOLDERS OF SECURITIES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE FOREGOING, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.
Certain Canadian Federal Income Tax Considerations
The following is, as of the date of this Prospectus, a general summary of the principal Canadian federal income tax considerations under the Tax Act and the regulations thereunder (the “Regulations”) generally applicable to a holder of Per Common Share Amalgamation Consideration, being the Common Shares received by such holder in exchange for issued and outstanding Company Shares pursuant to the Amalgamation after the SPAC Continuance. This summary only applies to such a holder who, at all relevant times and for the purposes of the Tax Act, beneficially owns such the Common Shares and Company Shares, deals at arm’s length with FIAC and FIAC’s underwriters, is not affiliated with FIAC or FIAC’s underwriters, and holds such the Common Shares and Company Shares as capital property (each, a “Holder”), all within the meaning of the Tax Act. The

Common Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the Common Shares or is deemed to hold or use the Common Shares in the course of carrying on a business of trading or dealing in securities or has acquired them or is deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.
This summary does not apply to a Holder (a) that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act; (b) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (c) that is a “specified financial institution” as defined in the Tax Act; (d) that is a corporation resident in Canada (for the purposes of the Tax Act) or a corporation that does not deal at arm’s length with a corporation resident in Canada, and that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person, or group of non-resident persons not dealing at arm’s length for the purposes of the “foreign affiliate dumping” rules in Section 212.3 of the Tax Act, all within the meaning of the Tax Act; (e) that reports its “Canadian tax results”, as defined in the Tax Act, in a currency other than Canadian currency; (f) that is exempt from tax under the Tax Act; (g) that has entered into, or will enter into, a “synthetic disposition arrangement” or a “derivative forward agreement” with respect to the Common Shares, as those terms are defined in the Tax Act; (h) that has received or will receive the Common Shares as a result of the exercise of an employee stock option, settlement of a restricted stock unit or pursuant to any other equity-based compensation plan; or (i) that receives dividends on its the Common Shares under, or as part of, a “dividend rental arrangement” as defined in the Tax Act. Such Holders should consult their own tax advisors with respect to their acquisition and holding of the Common Shares.
This summary does not address (a) the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of the Common Shares, (b) the tax considerations applicable to holders of stock options, restricted stock units or any other equity-based compensation award, or (c) the tax considerations applicable in respect of the SPAC Continuance or the Business Combination, except only in respect of the Amalgamation and as expressly set out below under the heading “— SPAC Continuance.”
This summary is based on the current provisions of the Tax Act and the Regulations in force as of the date of this Prospectus, specific proposals to amend the Tax Act and the Regulations (the “Tax Proposals”) which have been announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada United States Tax Convention (1980) (the “Canada-U.S. Tax Convention”), and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law or any changes in the CRA’s administrative policies and assessing practices, whether by way of judicial, legislative or governmental decision or action, nor does it take into account any other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial, or administrative changes will not modify or change the statements expressed herein.
This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to the Amalgamation or the acquisition or holding of the Common Shares. This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business, or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.
SPAC Continuance
As a result of the SPAC Continuance, the DCGL ceased to apply to FIAC and FIAC became subject to the BCBCA. The SPAC Continuance, in and of itself, will not create a new legal entity, affect the continuity of FIAC as a legal entity, or result in a disposition, for purposes of the Tax Act, by FIAC stockholders of the issued and outstanding shares they hold in FIAC at the time of the SPAC Continuance.
Amounts Determined in Canadian Dollars
Generally, for purposes of the Tax Act, all amounts relating to the Common Shares (including dividends, cost, adjusted cost base, and proceeds of disposition) must be expressed in Canadian dollars. Amounts denominated in U.S. dollars or other currencies must be converted into Canadian dollars using the daily exchange rate published by the Bank of Canada on the particular date the particular amount arose, or such other rate of exchange as may be accepted by the CRA. Holders may therefore realize additional income or gain by virtue of changes in foreign exchange rates and are advised to consult with their own tax advisors in this regard. Currency tax issues are not discussed further in this summary.
Residents of Canada
The following portion of this summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Resident Holder”). Certain Resident Holders whose the Common Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Common Shares, and every other “Canadian security,” as defined in the Tax Act, owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.
Disposition of the Common Shares
A Resident Holder who disposes of, or is deemed to have disposed of, a Common Share (other than to FIAC, unless purchased by FIAC in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Common Share exceed (or are exceeded by) the aggregate of the adjusted cost base to the Resident Holder of such the Common Share immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a Resident Holder of a Common Share will be determined by averaging the cost of that the Common Share with the adjusted cost base (determined immediately before the acquisition of the Common Share) of all other the Common Shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “— Taxation of Capital Gains and Losses.”
Taxation of Capital Gains and Losses
Generally, one half of any capital gain (a “taxable capital gain”) realized by a Resident Holder must be included in the Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one half of any capital loss incurred by a Resident Holder (an “allowable capital loss”) must generally be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against taxable capital gains realized in such years, in the circumstances and to the extent provided in the Tax Act.
A capital loss realized on the disposition of a Common Share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on the Common Shares. Similar rules may apply where a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns the Common Shares. A Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.
Capital gains realized by an individual (including certain trusts) may result in the individual paying minimum tax under the Tax Act.
A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation,” as defined in the Tax Act, or a “substantive CCPC,” as defined in the Tax Proposals, may be liable to pay an additional refundable tax on its “aggregate investment income,” which is defined in the Tax Act to include an amount in respect of taxable capital gains.
Non-Residents of Canada
The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is neither resident nor deemed to be resident in Canada and does not use or hold, and will not be deemed to use or hold, the Common Shares in a business carried on in Canada (each, a

“Non-Resident Holder”). The term “U.S. Holder” solely for the purposes of this summary under the heading “Certain Canadian Federal Income Tax Considerations,” means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may not be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.
Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is (a) an insurer that carries on an insurance business in Canada and elsewhere; (b) an “authorized foreign bank” as defined in the Tax Act; or (c) a “foreign affiliate,” as defined in the Tax Act, of a person resident in Canada. Such Non-Resident Holders should consult their own advisors.
Taxation of Dividends
Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on the Common Shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of FIAC. In addition, under the Canada-U.S. Tax Convention, dividends may be exempt from such Canadian withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable tax exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits or benefits for the self-employed under one or more funds or plans established to provide pension or retirement benefits or other employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.
The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting, of which Canada is a signatory, affects many of Canada’s tax treaties and conventions (but not the Canada-U.S. Tax Convention), including the ability to claim benefits under those tax treaties and conventions. As a result, Non-Resident Holders should consult their own tax advisors to determine their entitlement to relief under any particular applicable tax treaty or convention in their particular circumstances.
Disposition of the Common Shares
A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares, unless the Common Shares constitute “taxable Canadian property,” as defined in the Tax Act, of the Non-Resident Holder at the time of the disposition and are not “treaty-protected property,” as defined in the Tax Act, of the Non-Resident Holder at the time of the disposition.
Generally, as long as the Common Shares are then listed on a designated stock exchange (which currently includes Nasdaq), the Common Shares will not constitute “taxable Canadian property” of a Non-Resident Holder at that time unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with which the Non-Resident Holder does not deal at arm’s length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder or persons which do not deal at arm’s length with the Non-Resident Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of shares in the capital of FIAC, and (b) more than 50% of the fair market value of the Common Shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource properties,” “timber resource properties” (each as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). Notwithstanding the foregoing, a Common Share may also be deemed to be taxable Canadian property of a Non-Resident Holder in certain circumstances. Even if the Common Shares are considered to be “taxable Canadian property” to a Non-Resident Holder, the Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of the Common Shares if the Common Shares are “treaty-protected property” of the Non-Resident Holder at the time of the disposition. In the case of a

U.S. Holder, the Common Shares of such U.S. Holder will generally constitute “treaty-protected property” for purposes of the Tax Act unless the value of the Common Shares are derived principally from real property situated in Canada. For this purpose, “real property” has the meaning that term has under the laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.
If the Common Shares are taxable Canadian property of a Non-Resident Holder and are not treaty-protected property of the Non-Resident Holder at the time of their disposition, the consequences above under “— Residents of Canada — Disposition of the Common Shares” and “— Residents of Canada — Taxation of Capital Gains and Losses” will generally apply.
Non-Resident Holders whose the Common Shares are taxable Canadian property should consult their own advisors.

PLAN OF DISTRIBUTION
The Selling Stockholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Shares (including Common Shares underlying Warrants) received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Common Shares or interests in our Common Shares on any stock exchange, market or trading facility on which shares of our Common Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any method permitted under applicable law, including one or more of the following methods when disposing of their shares of Common Shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Common Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares of Class A Common Stock or Private Placement Warrants at a stipulated price per share or warrant;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some shares of our Common Shares owned by them and, if a Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Shares, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Stockholders to include the pledgee, transferee or other successors in interest as the Selling Stockholders under this prospectus. The Selling Stockholders also may transfer shares of our Common Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our Common Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Shares short and deliver these securities to close out their short positions, or loan or pledge shares of our Common Shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Common Shares offered by this prospectus, which shares or warrants such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.
To the extent required, the Common Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Common Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
A holder of Warrants may exercise its Warrants in accordance with the applicable governing warrant agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the applicable warrant agreement.
We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Common Shares offered by this prospectus.
We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each Selling Stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.
We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until all of the Common Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.
Our Common Shares are currently listed on the Nasdaq Global Market under the symbol “DEVS”.

LEGAL MATTERS
McMillan LLP will pass upon the validity of the Common Shares of the Company to be offered pursuant to the offering under this prospectus and matters of the laws of Canada.
EXPERTS
The financial statements of FIAC as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report included herein, which report includes an explanatory paragraph about FIAC’s ability to continue as a going concern. Such financial statements have been so included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of DevvStream as of July 31, 2024 and 2023 and for the years ended July 31, 2024 and 2023 included in this prospectus have been audited by MNP LLP an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion. Such financial statements have been so included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to the Company and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.devvstream.com which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of DevvStream Corp.:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of DevvStream Holdings Inc. (the “Company”) as of July 31, 2024 and 2023 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficiency), and cash flows for each of the years in the two-year period ended July 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”).
In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2024 and 2023, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended July 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Material Uncertainty Related to Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has a working capital deficit, negative cash flows and losses since inception and requires additional capital to fund its operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MNP LLP
Toronto, Canada	Chartered Professional Accountants
March 6, 2025	Licensed Public Accountants

We have served as the Company’s auditor since 2022

MNP LLP
1 Adelaide Street East, Suite 1900, Toronto ON, M5C 2V9	1.877.251.2922 T: 416.596.1711 F: 416.596.7894

DevvStream Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars)

As at	July 31, 2024	July 31, 2023
ASSETS
Current assets
Cash	$21,106	$489,971
GST receivable	85,658	49,408
Prepaid expenses	35,141	311,690
Total current assets	141,905	851,069
Equipment	953	2,821
Total assets	$142,858	$853,890

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued liabilities	$6,575,974	$908,652
Mandatory convertible debentures	127,500	—
Convertible debentures	881,544	—
Derivative liabilities	919,250	—
Total current liabilities	8,504,268	908,652
Shareholders’ equity (deficiency)
Common shares (No par value, unlimited common shares authorized; 29,603,123 SVS and 4,650,000 MVS issued and outstanding) (2023 – 28,419,790 SVS and 4,650,000 MVS)	—	—
Additional paid in capital	13,321,266	11,883,289
Accumulated other comprehensive loss	43,553	(83,570)
Deficit	(21,726,229)	(11,854,481)
Total shareholders’ equity (deficiency)	(8,361,410)	(54,762)
Total liabilities and shareholders’ equity (deficiency)	$142,858	$853,890

Going concern (Note 2)
Commitments and contingencies (Note 13)
Subsequent events (Note 14)
See accompanying notes to these consolidated financial statements.

DevvStream Holding Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in United States dollars)

For the year ended July 31,	2024	2023
Operating expenses
Sales and marketing	$481,104	$914,409
Depreciation	1,771	1,849
General and administrative	461,167	443,549
Professional fees	5,656,352	1,994,826
Salaries and wages	2,136,124	2,615,923
Total operating expenses	(8,736,518)	(5,970,556)

Other income/expenses
Other income	—	10,139
Foreign exchange gain (loss)	(107,634)	55,764
Interest	(29,296)	—
Accretion expense	(52,554)	—
Unrealized loss on derivative liabilities	(845,700)	—
Unrealized loss on mandatory convertible debentures	(27,500)	—
Net loss before income taxes	(9,799,202)	(5,904,653)
Current income tax expense	(72,546)	—
Net loss	$(9,871,748)	$(5,904,653)

Other comprehensive loss
Foreign currency translation	127,123	878
Net loss and comprehensive loss	(9,744,625)	(5,903,775)
Weighted average number of shares – Basic and diluted	34,195,108	30,398,859
Loss per share – Basic and diluted	$(0.29)	$(0.19)

See accompanying notes to the consolidated financial statements.

DevvStream Holdings Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)
(Expressed in United States dollars)

	Number of Subordinate Voting Stock	Number of Multiple Voting Stock	Additional Paid-in Capital	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity (deficiency)
Balance, July 31, 2022	20,543,751	4,650,000	$6,818,147	$(5,949,828)	$(84,448)	$783,871
Share based compensation – RSUs	—	—	1,036,325	—	—	1,036,325
Share based compensation – Options	—	—	778,742	—	—	778,742
Shares issued for warrant exercises	1,170,000	—	301,984	—	—	301,984
Shares and warrants issued on RTO	6,706,039	—	3,721,852	—	—	3,721,852
Recapitalization on RTO			(797,505)			(797,505)
Warrant fair value modification	—	—	23,744	—	—	23,744
Foreign currency translation	—	—	—	—	878	878
Net loss	—	—	—	(5,904,653)	—	(5,904,653)
Balance, July 31, 2023	28,419,790	4,650,000	$11,883,289	$(11,854,481)	$(83,570)	$(54,762)
Share based compensation – RSUs	—	—	597,587	—	—	597,587
Share based compensation – Options	—	—	692,740	—	—	692,740
Shares issued for warrant exercises	1,183,333	—	147,650	—	—	147,650
Foreign currency translation	—	—	—	—	127,123	127,123
Net loss	—	—	—	(9,871,748)	—	(9,871,748)
Balance, July 31, 2024	29,603,123	4,650,000	13,321,266	(21,726,229)	$43,553	$(8,361,410)

See accompanying notes to the consolidated financial statements.

DevvStream Holdings Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in United States dollars)

For the year ended July 31,	2024	2023
Operating activities
Net loss for the period	$(9,871,748)	$(5,904,653)
Items not affecting cash:
Depreciation	1,771	1,849
Share based compensation	1,290,327	1,838,811
Unrealized loss on derivative liabilities	845,700	—
Unrealized loss on mandatory convertible debentures	27,500
Non-cash general and administrative	50,000	—
Accrued interest	19,024	—
Accretion expense	52,554	—
Gain on forgiveness of accounts payable	—	(6,542)
Changes in non-cash working capital items:
Other receivables	(39,121)	(44,147)
Prepaid expenses	267,294	115,817
Accounts payable and accrued liabilities	5,807,752	590,721
Net cash used in operating activities	(1,548,947)	(3,408,144)

Investing activities
Cash assumed on RTO	—	10
Net cash provided by (used in) financing activities	—	10

Financing activities
Proceeds from convertible debentures	883,516	—
Proceeds from warrant exercise	176,113	301,984
Proceeds from issuance of mandatory convertible debentures	50,000	—
Net cash provided by financing activities	1,109,629	301,984

Effect of exchange rate changes on cash	(29,547)	(159,534)

Net increase (decrease) in cash	(468,865)	(3,265,684)
Cash, Beginning	489,971	3,755,655
Cash, Ending	$21,106	$489,971

Supplemental information:
Taxes paid	$—	$—
Interest paid	$—	$—
Fair value of securities issued for the acquisition of DevvStream Inc. (Note 4)	$—	$3,721,852

See accompanying notes to the consolidated financial statements.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
1.	Nature of operations
DevvStream Holdings Inc. (the “Company” or “Devv Holdings”) was incorporated under the British Columbia Business Corporations Act on August 13, 2021. The head office is located at 2133 – 1177 West Hastings Street, Vancouver, BC V6E 2K3 and records and registered office is located at 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.
On November 4, 2022, the Company completed a reverse takeover (“RTO”) with DevvStream Inc. (“DESG”) and DevvESG Streaming Finco Ltd. (“Finco”), (the “Transaction”). DESG is an Environmental Social and Governance (“sustainability”) principled, high-tech, impact investing company focused on high quality and high return carbon credit generating projects. DESG was determined to be the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the consolidated financial statements at their historical carrying value. The Company’s operations are considered to be a continuance of the business and operations of DESG from its date of incorporation on August 27, 2021, with the Company and Finco’s operations being included from November 4, 2022, the closing date of the Transaction, onwards.
On September 12, 2023 (and as amended on May 1, 2024 , August 10, 2024 and October 29, 2024), the Company entered into a business combination agreement (“BCA”) with Focus Impact Acquisition Corp. (“Focus Impact”). Focus Impact was a special purpose acquisition corporation focused on amplifying social impact through the pursuit of a merger or business combination with socially forward companies. The transaction was structured as an amalgamation of the Company into a wholly owned subsidiary of Focus Impact, following Focus Impact’s redomiciling as an Alberta company. Focus Impact will be renamed “DevvStream Corp.” (the “Combined Company”) and continue the business of the Company following the amalgamation. It was a condition of the transaction that the securities of the Combined Company will be listed on the Nasdaq Stock Exchange (“NASDAQ”). This transaction is also referred to as the “De-SPAC”. The De-SPAC transaction closed on November 6, 2024 (Note 14).
The Company was listed on the Cboe Exchange under the symbol “DESG” until November 6, 2024, when the Company delisted from the Cboe Exchange.
2.	Basis of preparation
(a)	Statement of compliance
These consolidated financial statements reflect the accounts of the Company and have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for financial information. These consolidated financial statements have been prepared on a going concern basis, under the historical cost convention.
(b)	Going concern
These consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. As at July 31, 2024, the Company has a working capital deficit, incurred negative cash flows and losses since inception and has generated no revenue to date. The Company’s ability to continue its operations, realize its assets at their carrying values and discharge its liabilities is dependent upon its ability to raise adequate financing from external sources and generate profits and positive cash flows from operations.
The Company will require additional capital to fund its operations, to evaluate strategic opportunities, and for working capital purposes. However, there is no assurance that the Company will be able to secure such financing on favourable terms. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern. Such adjustments could be material.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
2.
Basis of preparation (continued)
(c)	Basis of consolidation
These consolidated financial statements include the accounts of the Company and entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All intercompany balances and transactions, income and expenses have been eliminated upon consolidation.
As of July 31, 2024, the Company’s subsidiaries were:

Name of subsidiary	Place of incorporation	Ownership
DESG	Delaware, USA	100%
Finco	British Columbia, Canada	100%

On November 10, 2022, the Company made an investment into Marmota Solutions Incorporated (“Marmota”). On the date of the initial investment, the Company owned 50% of Marmota and accounted for the investment as an equity investment. On October 16, 2023, the Company reduced its interest in Marmota to 10% by returning common shares to Marmota for cancellation in consideration of $19.
(d)	Variable interest entities (“VIE”)
A VIE is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE.
(e)	Functional and presentation currencies
The consolidated financial statements of the Company are presented in United States dollars, while the functional currency of the Company and its subsidiaries is the Canadian dollar.
(f)	Use of estimates and judgments
The preparation of consolidated financial statements in conformity with US GAAP requires the Company’s management to make judgments, estimates and assumptions about future events that the amounts reported in the consolidated financial statements. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are made prospectively.
Key estimates made by management with respect to the areas noted have been disclosed in the notes to these consolidated financial statements.
Valuation of embedded derivatives and mandatorily convertible debt
The estimates and judgments made in relation to the fair value of derivative liabilities and mandatory convertible debentures are subject to measurement uncertainty. The valuation techniques used to determine fair value requires inputs that involve assumptions and judgments such as the probability of the De-SPAC transaction closing (Note 6), volatility of the Company and Focus Impact’s share prices, expected life and foreign exchange rates. Such judgments and assumptions are inherently uncertain
Functional currency
The Company and its subsidiaries are required to determine their functional currencies based on the primary economic environment in which each entity operates. In order to do that, management has to analyze several

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
2.
Basis of preparation (continued)
factors, including which currency mainly influences the cost of undertaking the business activities, in which currency the entity has received financing, and in which currency it keeps its receipts from operating activities. Management uses its judgment to determine which factors are most important when the above indicators are mixed and the functional currency is not obvious.
Fair value of consideration in RTO
The fair value of consideration to acquire the Company in the RTO comprised of common shares and replacement warrants. The share price of DESG as at the date of issuance is a significant estimate. In determining the estimate, management considered recent financings. The replacement warrants were valued using the Black-Scholes option pricing model which utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, expected life and estimated forfeitures.
Equity-settled share-based payments
Share-based payments are measured at fair value. Options and warrants are measured using the Black-Scholes option pricing model based on estimated fair values of all share-based awards at the date of grant. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, expected life and estimated forfeitures. Non-market vesting conditions are estimated initially and re-assessed every reporting period. Changes in these input assumptions can significantly affect the fair value estimate.
Going concern
The assessment of the Company’s ability to continue as a going concern and to raise sufficient funds to pay its ongoing operating expenditures and to meet its liabilities for the ensuing year, involves significant judgment based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances.
(g)	Emerging growth company
The Company will be an “Emerging Growth Company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.
The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
3.	Significant accounting policies
The accounting policies set out below have been applied in the preparation of these consolidated financial statements. These policies have been applied consistently in the period unless otherwise stated.
(a)	Additional paid in capital
Additional paid in capital is presented at the value of the shares issued as the Company’s shares have no stated par value. Transaction costs directly attributable to the issuance of common shares are recognized as a deduction from equity. Transactions with shareholders are disclosed separately in equity.
The proceeds from the exercise of stock options or warrants together with amounts previously recorded in additional paid in capital over the vesting periods are recorded as additional paid in capital.
Share units
The Company uses the relative fair value method with respect to the measurement of shares and warrants issued as private placement units. Under the relative fair value method, the Company first determines the fair value of the common shares and warrants issued in a private placement, calculates the total fair value of the issued units, and then allocates the proceeds received between the common shares and warrants based on their respective percent of the total fair value.
Warrants modification
The modification of warrants is accounted for as a cancellation of the old warrants, and the issuance of post-modification warrants as the new warrants. The fair value incremental calculated on the modification would be considered an additional cost of issuing equity as part of the exchange of the old instrument for the new instrument. The impact of modifications to warrants previously issued for services is recognized as share-based compensation in the consolidated statements of operations and comprehensive loss.
(b)	Share-based payments
The Company records stock-based compensation in accordance with ASC 718 (“Compensation – Stock Compensation”) using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.
The Company uses the Black-Scholes option pricing model to calculate the fair value of stock-based awards. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to, the Company’s expected stock price volatility over the term of the awards. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.
The Company records restricted stock units based on their fair value at grant date and recognizes compensation expense on a graded basis over the vesting period. In circumstances where the restricted stock units vest on the date of grant, the expense would be immediately recognized on grant.
The cumulative expense is recognized for equity-settled transactions at each reporting date until the vesting date reflects the Company’s best estimate of the number of equity instruments that will ultimately vest. At the end of each reporting period, the Company re-assesses its estimates of the number of awards that are expected to vest and recognizes the impact of the revisions in the consolidated statements of loss and comprehensive loss. No expense is recognized for awards that do not ultimately vest.
Where the terms of an equity settled award are modified, the minimum expense recognized is the grant date fair value of the unmodified award, provided the original terms of the award are met. An additional expense or its reduction is recognized for any modification which increases or decreases the total fair value of the

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
3.
Significant accounting policies (continued)
share-based payment arrangement or is otherwise beneficial to the employee as measured at the date of modification. Where an award is cancelled by the Company or the counterparty, any remaining element of the fair value of the award is expensed immediately or reversed through profit or loss, depending on whether the award was cancelled or forfeited.
(c)	Equipment
Equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the asset using the following annual rates:

Computer equipment	3 years

(d)	Foreign currency translation
Foreign currency transactions and balances
Foreign currency transactions are translated into the functional currency of the Company, using the exchange rates prevailing at the dates of the transactions, with the resulting foreign exchange gains and losses recognized in the consolidated statements of loss and comprehensive loss. The foreign exchange gains and losses resulting from the remeasurement of monetary items denominated in foreign currency at year end exchange rates are recognized in the consolidated statements operations and comprehensive loss.
Non-monetary items are not retranslated at year end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.
Translation to presentation currency
The Company has a functional currency of the Canadian dollar and a presentation currency of the US dollar. For presentation, assets and liabilities have been translated into US Dollar at the closing rate at the reporting date and income and expenses are translated at average exchange rates prevailing during the period. Foreign currency translation gains and losses are recognized in other comprehensive loss.
(e)	Financial Instruments
A financial instrument is any contract that gives rise to a financial asset of one entity and a financial liability or equity instrument of another entity.
Financial assets are classified and measured at fair value with subsequent changes in fair value recognized in either profit and loss as they arise unless restrictive criteria are met for classifying and measuring the asset at either amortized cost or FVOCI. Financial liabilities are measured at amortized costs unless they are elected to be or required to be measured at fair value through profit and loss.
Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred, and the Company has transferred all risks and rewards of ownership. Financial liabilities are derecognized when the obligations specified in the contract are discharged, cancelled, or expire.
ASC 820, Fair Value Measurements and Disclosures, establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
3.
Significant accounting policies (continued)
ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements,
ASC 820 establishes a three-tier fair value hierarchy that distinguishes between the following, based on the nature of the valuation inputs:
•	Level 1: quoted prices (unadjusted) for identical assets or liabilities in active markets;
•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and,
•	Level 3: one or more significant inputs used in a valuation technique are unobservable in determining fair values of the asset or liability.
Determination of fair value and the resulting hierarchy requires the use of observable market data where available. The classification of an asset or liability in the hierarchy is based on the lowest level of input that is significant to the fair value measurement.
To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. The Company determined that the derivative liabilities relating to the embedded conversion feature in the convertible notes and the mandatory convertible debentures are liabilities at Level 3.
(f)	Income taxes
The Company’s tax provision consists of taxes currently payable or receivable, plus any change during the period in deferred tax assets and liabilities. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settles. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that is it more likely than note that some portion of the deferred tax asset will not be realized.
During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting for income taxes requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if available evidence indicates it is more likely than not that the tax position will be fully sustained upon review by taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount with a greater than 50 percent likelihood of being realized upon ultimate settlement. For tax positions that are 50 percent or less likely of being sustained upon audit, the Company does not recognize any portion of that benefit in the financial statements.
(g)	Loss per share
Basic loss per share is calculated by dividing the net loss attributable to the common shareholders of the Company by the weighted average number of subordinate voting stock outstanding and reduced by any shares held in escrow during the reporting period. Diluted loss per share is calculated by dividing the net loss applicable to subordinate voting stock by the sum of the weighted average number of subordinate

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
3.
Significant accounting policies (continued)
voting stock issued and outstanding, all additional subordinate voting stock that would have been outstanding if potentially dilutive instruments were converted and reduced by any shares held in escrow. If these computations prove to be anti-dilutive, diluted loss per share is the same as basic loss per share.
(h)	Advertising
The Company expenses advertising costs when the advertising first takes place. Advertising expense was approximately $481,104 for the year ended July 31, 2024 (2023 – $914,409).
(i)	Operating segments
Operating segments are components of the Company that engage in business activities which generate revenues and incur expenses. The operations of an operating segment are distinct, and the operating results are regularly reviewed by the CODM for the purposes of resource allocation decisions and assessing its performance. The Company has assessed the above criteria and has determined that the entity as a whole is one operating segment comprising of a single operating segment.
(j)	Convertible debentures
The Company accounts for convertible debentures in accordance with ASC 470, Debt. Convertible debentures are recorded at face value less unamortized issuance costs, assuming the conversion feature does not meet the requirements for bifurcation.
If the conversion feature does not meet the requirements to be classified as equity, it is bifurcated and accounted for separately as a derivative liability under ASC 815, Derivatives and Hedging, and measured at fair value, with subsequent changes recognized in earnings.
If the conversion feature meets the equity classification criteria, no separate accounting for the conversion feature is required, and the entire instrument is classified as a liability.
Interest expense is recognized using the effective interest method, which includes the amortization of any debt issuance costs and discounts or premiums.
Debt Modifications and Extinguishments
The Company evaluates modifications to convertible debt instruments in accordance with ASC 470-50, Modifications and Extinguishments.
A modification is deemed to be substantial if:
•
The present value of the cash flows under the terms of the modified debt differs by at least 10% from the present value of the remaining cash flows under the original debt terms, using the original effective interest rate (the “10% Test”); or

•	The modification results in a change in the embedded conversion option that requires re-evaluation under ASC 815.
If the modification is determined to be substantial, the original debt is extinguished, and the modified instrument is accounted for as a new debt issuance.
The Company also assesses whether a modification constitutes a troubled debt restructuring under ASC 470-60. A restructuring is considered troubled if the Company is experiencing financial difficulty and the creditor has granted a concession.
For modifications that are not substantial, the Company accounts for the changes prospectively, adjusting the effective interest rate to reflect the revised cash flows.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
3.
Significant accounting policies (continued)
In evaluating convertible debt where the conversion option is bifurcated as a derivative liability before and after the modification, the 10% cash flow test is applied to the host debt instrument (without the conversion feature). Any change in fair value of the bifurcated conversion option is recognized in earnings.
(k)	Comparative Information
Certain comparative figures have been reclassified to conform with the current year’s presentation.
(l)	Standards issued but not yet effective
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (the “FASB”) or other standard-setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.
Income Taxes (Topic 740)
In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU-740”). ASU-740 requires public entities to provide enhanced disclosure of specific categories of reconciling items included in the rate reconciliation; disclosure of the nature, effect and underlying causes of each reconciling item in the rate reconciliation and the judgment used in the categorization of such items; and enhanced disclosures for income taxes paid. The amendments in this ASU are effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is evaluating the impact of the adoption of ASU-740 on its consolidated financial statements and disclosures.
Segment Reporting (Topic 280)
In November 2023, the FASB issued Accounting Standards Update (“ASU”) No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 280”). ASU 280 requires public entities to disclose significant segment expenses that are regularly provided to the chief operating decision maker and to disclose how reported measures of segment profit or loss are used in assessing segment performance and allocating resources. The amendments in ASU-280 are effective for fiscal years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is evaluating the impact of the adoption of ASU-280 on its consolidated financial statements and related disclosures and does not expect the adoption of ASU-280 to have a material impact on the Company’s consolidated financial statements.
4.	Reverse takeover
On December 17, 2021, (and as amended on March 30, 2022, May 18, 2022, August 11, 2022, and October 24, 2022), the Company, a wholly-owned Canadian subsidiary of the Company (“BC Subco”), a wholly-owned Delaware subsidiary of the company (“Delaware Subco”), DESG and Finco, a related party of the Company, entered into an amalgamation agreement (the “Amalgamation Agreement”). Under the Amalgamation Agreement, the Company consolidated all of its issued and outstanding common shares on a 28.09:1 basis and amended its articles to redesignate the common shares as subordinate voting shares (“SVS”) and create a new class of multiple voting shares (“MVS”). Under the Amalgamation Agreement, Delaware Subco amalgamated with DESG and BC Subco amalgamated with Finco.
All the outstanding DESG Subordinate Voting Shares and Finco common shares were exchanged for SVS of the Company on a one for one basis. All the outstanding DESG MVS were exchanged for MVS of the

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
4.
Reverse takeover (continued)
Company on a one for one basis. In addition, all of the outstanding convertible securities of DESG and Finco were exchanged for securities of the Company on a one for one basis and on substantially the same economic terms and conditions. The Transaction was completed on November 4, 2022.
In consideration for the Transaction, the Company issued 20,543,751 SVS to former holders of subordinate voting shares of DESG, 5,456,250 SVS to former holders of common shares of Finco and 4,650,000 MVS the former holder of multiple voting shares of DESG. The former shareholders of the Company retained 1,249,789 Subordinate Voting Shares. The fair value per share was estimated to be CAD$0.60 ($0.44) based on DESG’s recent financings.
As at November 4, 2022, Finco had 2,997,975 warrants outstanding exercisable at CAD$1.50 expiring on November 4, 2024. The fair value of the warrants was estimated to be $760,932 based on the Black-Scholes Option Pricing Model using the following assumptions: share price – CAD $0.60, expected dividend yield - 0%, expected–volatility - 150%, risk-free interest rate – 4.08% and an expected remaining life – 2 years. Expected volatility was estimated by using the annualized historical volatility of publicly traded companies that the Company considers to be comparable. The expected warrant life represents the period of time that warrants granted are expected to be outstanding. The risk-free interest rate is based on Canadian government bonds with a remaining term equal to the expected life of the warrants.
Immediately after the completion of the Transaction, the former holders of DESG’s shares owned 91% of the shares of the combined entity. As a result of the Transaction, the former shareholders of DESG acquired control of the Company, thereby constituting a reverse takeover (“RTO”) of the Company. The RTO was determined to be a purchase of the Company and Finco’s net assets by the shareholders of DESG.
The Transaction is accounted for as a capital transaction of DESG and equivalent to the issuance of shares by DESG for the net assets of the Company and Finco accompanied by a recapitalization as the Company did not qualify as a business according to the definition in ASC 805 “Business Combinations” and met the definition of a non-operating public shell. As a result, the transaction has been accounted for as an asset acquisition with DESG being identified as the acquirer and the Company and Finco being treated as the accounting acquiree with the transaction being measured at the fair value of the equity consideration issued to the Company and Finco shareholders. DESG is the continuing entity from the date of its incorporation on August 27, 2021.
The excess of the fair value of the shares issued over the value of the net monetary assets acquired has been recognized as a reduction of equity.
The purchase price is allocated as follows:

Fair value of shares retained by former shareholders of the Company (1,249,789 post 28.09:1 consolidation shares at CAD$0.60 ($0.44))	$551,820
Fair value of shares issued to former shareholders of Finco (5,456,250 shares at CAD$0.60 ($0.44))	2,409,100
Fair value of replacement Finco warrants	760,932
Amounts due to Finco	(3,014,157)
Amounts due from the Company	14,425
Total consideration	722,120

Net Assets (Liabilities) Acquired of PubCo and Finco:
Cash	$10
Accounts payable and accrued liabilities	(75,396)
Total net assets (liabilities)	$(75,386)
Reduction to additional paid-in capital as a result of the recapitalization	$797,506

Transaction costs of $114,930 were incurred as part of the Transaction and recorded within professional fees in the statements of operations and comprehensive loss.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
5.	Accounts payable and accrued liabilities

	July 31, 2024	July 31, 2023
Accounts payable	$5,661,681	$490,287
Accrued liabilities	813,284	418,365
Income taxes payable	101,009	—
	$6,575,974	$ 908,652

6.	Convertible debentures
During the year ended July 31, 2024, the Company closed several tranches of convertible debenture offerings under the following terms:
Devvio Tranche (Related Party Convertible Debt)
On January 12, 2024, the Company closed an unsecured convertible notes offering in the principal amount of $100,000 with Devvio that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted. The maturity is November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. Devvio is a related party to the Company through its ownership, as Devvio holds 100%of the Company’s MVS, and one of Devvio’s officers, directors and principal owners was a director of the Company during the year ended July 31, 2024.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) $7.65 multiplied by the common conversion ratio as set forth in the BCA (the “Common Conversion Ratio”), and (b) CAD$1.03. The shares are thereafter exchanged for common shares of the Combined Company at the Common Conversion Ratio.

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes) and the termination of the business combination agreement with Focus Impact (Note 1), the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•	At a conversion price equal to the greater of (a) the 30-day volume weighted average trading price (“VWAP”) of the shares on Cboe Canada stock exchange and (b) CAD$1.03.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$1.03. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
The Devvio Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $45,000 using the Monte Carlo model.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
6.
Convertible debentures (continued)
Focus Impact Partners Convertible Debt
During the year, the Company closed an unsecured convertible notes offering with Focus Impact Partners, LLC (“Focus Impact Partners”). The convertible notes were initially closed on January 12, 2024 and additional advances were added under the same offering. The total principal amount of $550,000 was received in five installments: $150,000 on November 6, 2023, $150,000 on January 9, 2024, $100,000 on March 28, 2024, $100,000 on April 19, 2024, and $50,000 on June 13, 2024. The debentures will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction (Note 1) and the debentures are not converted. The maturity date for all advances is November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange multiplied by the Common Conversion Ratio, and (b) $2.00 (the De-SPAC Floor Price”).

•	The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.
•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes), or the termination of the BCA with Focus Impact, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange calculated on the conversion date and b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $0.475.

•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 20-day VWAP and (b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $0.475.

•	The warrants will expire 2 years after the conversion date.
The conversion price is subject to certain anti-dilution provisions.
On June 28, 2024, the Company and Focus Impact Partners agreed to amend the Focus Impact Partners Convertible Debt (“Focus Impact Partners Amendment”) such that the De-SPAC Floor Price would be amended from $2.00 to CA$0.475.
On June 28, 2024, the Company received additional proceeds of $20,000 under the amended terms.
The Focus Impact Partners Convertible Debt were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The total fair value of the derivative liabilities at the various issuance dates was estimated to be $25,800 as valued using the Monte Carlo model.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
6.
Convertible debentures (continued)
The Focus Impact Partners Amendment had no impact on the classification of the convertible debenture and therefore, the conversion feature was considered a derivative before and after the modification. As there was no change to the host instrument cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the host debt as a result of this change.
As the conversion option was bifurcated before and after the modification, the change in the fair value of the conversion feature was recognized as the loss on revaluation of the derivative liabilities through the consolidated statement of operations and comprehensive loss.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
Envviron Tranche (Related Party Convertible Debt)
On April 23, 2024, the Company closed an unsecured convertible note offering in the principal amount of $250,000 with Envviron SAS (a company controlled by a former director of the Company) that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted (“Envviron Tranche”). The maturity is February 15, 2025. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. The terms of the Envviron Tranche are identical to the original Focus Impact Partners Convertible Debt.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange, and (b) $2.00. The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of January 18, 2025 (270 days from the issuance date of the notes) and the termination of the BCA with Focus Impact (Note 1), the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•	At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$0.475.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$0.475. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
The Environn Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $2,750 using the Monte Carlo model.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
A continuity of the Company’s convertible debentures is as follows:

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
6.
Convertible debentures (continued)

Balance as at August 1, 2023	$—
Issued	920,000
Fair value of embedded derivative	(73,550)
Transaction costs	(36,484)
Accretion	52,552
Interest	19,026
Balance as at July 31, 2024	$881,544

Below is a continuity of the embedded derivative liabilities:

Balance as at August 1, 2023	$—
Derivative liability component of certain issued convertible debentures	73,550
Unrealized loss on derivative liabilities	845,700
Balance as at July 31, 2024	$919,250

In connection with the issuance of these convertible debentures, the Company incurred $40,227 in directly attributable transaction costs. $36,484 was allocated to the host financial liability, $3,743 was allocated to the embedded derivative and recorded immediately in the consolidated statement of profit and loss as general and administrative expenses.
The key inputs used in the Monte Carlo model for the derivative liabilities were as follows:

	At initial measurement	As at July 31, 2024
Probability of De-SPAC Transaction closing	90%	90%
Risk-free interest rate	4.60% - 4.87%	4.27% - 4.38%
Expected term (years)	0.35 – 0.82	0.26 - 0.54
Expected annual volatility for the Company	90% - 145%	85% - 112%
Expected annual volatility for Focus Impact	2.5% - 5%	2.5%
Common conversion ratio	0.083 - 0.155	0.083
Foreign exchange rate	0.727 - 0.747	0.7242

7.	Mandatory convertible debentures
On January 12, 2024, the Company closed a tranche of unsecured convertible notes in the principal amount of $100,000 that bear interest at the rate of 15% per annum, payable only in Company securities on the Conversion Date, or payable in cash in connection with a Liquidating Event or Event of Default.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest automatically convert into SVS of the Company as follows:
•	At a conversion price equal to the greater of (a) $7.65 multiplied by the Common Conversion Ratio, and (b) CAD$1.03.
•	The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.
In the event the Company does not complete a De-SPAC transaction by October 8, 2024 (270 days from the issuance date of the notes), the principal and accrued interest are automatically convertible into units consisting of one SVS and half of a share purchase warrant, as follows:
•	At a conversion price equal to the greater of (a) the 30-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$1.03.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
7.
Mandatory convertible debentures (continued)
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$1.03. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
The mandatory convertible debentures are liability classified and initially recorded at fair value with subsequent changes in fair value being recorded in profit and loss (“FVTPL”). The initial fair value was estimated to be $100,000. As at July 31, 2024, the Company revalued the mandatory convertible debentures using a Monte Carlo Simulation and recorded a change in fair value of $27,500 as an unrealized loss on mandatory convertible debentures.
In connection with the issuance of these mandatory convertible debentures, the Company incurred $7,545 in directly attributable transaction costs which were recorded immediately in the consolidated statement of profit and loss as general and administrative expenses.
A continuity of the Company’s mandatory convertible debentures is as follows:

Balance as at August 1, 2023	$—
Issued	100,000
Unrealized loss on mandatory convertible debentures	27,500
Balance as at July 31, 2024	$127,500

The key inputs used in the Monte Carlo model for the revaluation of the mandatory convertible debentures as at July 31, 2024 were as follows:

As at July 31, 2024
Probability of De-SPAC Transaction closing by maturity date	85%
Risk-free interest rate	4.42%
Expected term (years)	0.19
Expected annual volatility for the Company	92.5%
Expected annual volatility for Focus Impact	2.5%
Common conversion ratio	0.083
Foreign exchange rate	0.7242

8.	Share capital
(a)	Authorized
The Company is authorized to issue an unlimited number of SVS without par value and an unlimited number of MVS without par value. Each MVS can be converted into SVS at a rate of one MVS to 10 SVS and carries 10 voting rights per MVS.
(b)	Shares issued
Shares issued during the year ended July 31, 2024
On August 4, 2023 the Company issued 600,000 shares for the exercise of 600,000 share purchase warrants, at an exercise price of CAD$0.20 per share.
On August 22, 2023 the Company issued 416,667 shares for the exercise of 416,667 share purchase warrants, at an exercise price of CAD$0.20 per share.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
8.
Share capital (continued)
On September 22, 2023 the Company issued 166,666 shares for the exercise of 166,666 share purchase warrants, at an exercise price of CAD$0.20 per share.
Shares issued during year ended July 31, 2023
On November 4, 2022, the Company closed the Transaction and issued 6,706,039 SVS to former shareholders of Devv Holdings and Finco for consideration of $2,960,920 (Note 4).
On May 10, 2023 the Company issued 1,170,000 shares for the exercise of 1,170,000 share purchase warrants, 1,000,000 of which were exercised at CAD$0.20 per share, and 170,000 of which were exercised at CAD$1.20, for total cash proceeds of CAD$404,000 ($301,984).
(c)	Share purchase warrants
The continuity of share purchase warrants is as follows:

	Number of warrants	Weighted Average Exercise price	Remaining life (Years)
Balance, July 31, 2022	7,959,376	CAD$0.70	1.80
Replacement Finco Warrants (Note 4)	2,997,975	CAD$1.20	1.27
Issued	85,000	CAD$2.00	1.92
Exercised	(1,170,000)	CAD$0.35	—
Balance, July 31, 2023	9,872,351	CAD$0.90	1.85
Exercised	(1,183,333)	CAD$0.20	—
Balance, July 31, 2024	8,689,018	CAD$1.00	0.67

As at July 31, 2024, the following share purchase warrants were outstanding:

Number of warrants outstanding	Exercise price	Expiry date
6,787,351	CAD$1.20	November 4, 2024
85,000	CAD$2.00	June 30, 2025
1,816,667	CAD$0.20	September 29, 2026
8,689,018

On May 1, 2023, the Company announced the implementation of a Warrant Exercise Incentive Program (the “Incentive Program”), to reduce the exercise price of warrants priced at CAD$1.50 per share to CAD$1.20 per share, (the “Eligible Warrants”).
Under the Incentive Program, the Company offered holders of Eligible Warrants the right to receive one new share purchase warrant (a “New Warrant”) for each two Eligible Warrants exercised between May 1, 2023 and June 30, 2023, and subsequently extended to August 30, 2023. Each New Warrant will entitle the holder to acquire one additional share of the Company at an exercise price of CAD$2.00 per share until June 30, 2025.
On May 10, 2023, 170,000 Eligible Warrants were exercised, and 85,000 New Warrants were subsequently issued. As part of the issuances, $37,379 was assigned to the value of the New Warrants using the relative fair value method.
The modification of warrants resulting from the Incentive Program resulted in $23,744 being recorded to share-based compensation from the modification of previously granted finder’s warrants.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
8.
Share capital (continued)
(d)	Options
The continuity of the Company’s stock options is as follows:

	Number of options	Weighted average exercise price
Outstanding, July 31, 2022	1,980,000	CAD$0.80
Granted	2,125,000	CAD$0.89
Outstanding, July 31, 2024 and 2023	4,105,000	CAD$0.85
Exercisable, July 31, 2023	693,750	CAD$0.81
Exercisable, July 31, 2024	2,190,250	CAD$0.85

As at July 31, 2024, the weighted average remaining contractual life of outstanding options is 7.09 years (July 31, 2023 – 8.09 years).
As at July 31, 2024, the following stock options were outstanding and exercisable:

Number of options outstanding	Exercise price	Expiry date	Number of options exercisable
175,000	CAD$0.80	January 17, 2028	131,250
550,000	CAD$1.11	May 15, 2028	245,000
50,000	CAD$1.18	June 26, 2028	25,000
1,500,000	CAD$0.80	January 17, 2032	825,000
360,000	CAD$0.80	March 1, 2032	198,000
60,000	CAD$0.80	March 14, 2032	33,000
60,000	CAD$0.80	April 13, 2032	33,000
500,000	CAD$0.80	October 12, 2032	275,000
850,000	CAD$0.80	February 6, 2033	425,000
4,105,000			2,190,250

Stock options issued during the year ended July 31, 2024
No stock options were issued during the year ended July 31, 2024.
Stock options issued during the year ended July 31, 2023
On October 19, 2022, the Company granted 500,000 options with an exercise price of CAD$0.80 and a grant date fair value of $212,144. 10% of the options vest upon the Company’s listing on a recognized stock exchange which occurred on January 17, 2023 (the “Listing Date”), and 15% of the options vest every six months thereafter.
On January 17, 2023, the Company granted 175,000 options with an exercise price of CAD$0.80 and a grant date fair value of $79,180. 25% of the options vest every six months from their date of grant.
On February 6, 2023, the Company granted 850,000 options with an exercise price of CAD$0.80 and a grant date fair value of $393,786. 25% of the options vest every six months from their date of grant.
On May 15, 2023, the Company granted 300,000 options with an exercise price of CAD$1.11 and a grant date fair value of $203,989. 10% of the options vest one month from their date of grant, and 15% vest every six months thereafter.
On May 15, 2023, the Company granted 250,000 options with an exercise price of CAD$1.11 and a grant date fair value of $169,991. 25% of the options vest every six months from their date of grant.
On June 26, 2023, the Company granted 50,000 options with an exercise price of CAD$1.18 and a grant date fair value of $41,026. 25% of the options vest every six months from their date of grant.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
8.
Share capital (continued)
The fair value of stock options granted were estimated using the Black-Scholes Option Pricing Model with the following assumptions:

Assumptions
Risk-free interest rate	2.93% - 3.70%
Expected volatility	150%
Fair value of underlying share	CAD$0.60 - CAD$1.18
Exercise price	CAD$0.80 - CAD$1.18
Dividend yield	0%
Expected life (years)	5.00 - 10.00

Expected volatility was estimated by using the annualized historical volatility of publicly traded companies that the Company considers to be comparable. The expected option life represents the period of time that options granted are expected to be outstanding. The risk-free interest rate is based on Canadian government bonds with a remaining term equal to the expected life of the options.
Share-based compensation – Options
Share-based payments relating to the vesting of options for the year ended July 31, 2024 was $692,740 (2023 - $778,742) and is recorded as salaries and wages on the consolidated statement of operations.
(e)	Restricted stock units (“RSUs”)
The continuity of the Company’s RSU’s is as follows:

Number of RSU’s
Outstanding, July 31, 2022 and 2023	6,780,000
Granted	1,163,572
Outstanding, July 31, 2024	7,943,572

RSUs issued during the year ended July 31, 2024
On July 30, 2024, the Company granted 1,163,572 RSUs to directors, officers, employees and consultants of the Company. Each vested RSU can be exchanged for one SVS of the Company for no additional consideration. The RSUs will vest as follows:
•	10% vest upon the 6-month anniversary of the grant date
•	15% vest every 6 months thereafter for a period of 36 months
No RSUs were granted during the year ended July 31, 2023.
As at July 31, 2024, the Company had 7,943,572 (2023 – 6,780,000) restricted stock units (“RSUs”) outstanding, of which 3,736,000 (2023 – 1,700,000) had vested. All vested RSU’s are to be settled by December 31st of the calendar year in which the RSUs vest.
As at July 31, 2024, the following RSUs were outstanding and vested:

Number of RSUs outstanding	Grant date	Number of RSUs Vested
60,000	November 30, 2021	40,000
2,500,000	December 24, 2021	1,375,000
120,000	March 1, 2022	66,000
4,100,000	March 14, 2022	2,255,000
1,163,572	July 30, 2024	—
7,943,572		3,736,000

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
8.
Share capital (continued)
As at July 31, 2023 the following RSUs were outstanding and vested:

Number of RSUs outstanding	Grant date	Number of RSUs vested
60,000	November 30, 2021	20,000
2,500,000	December 24, 2021	625,000
120,000	March 1, 2022	30,000
4,100,000	March 14, 2022	1,025,000
6,780,000		1,700,000

Stock-based compensation – RSU’s
Share-based payments relating to the vesting of RSUs for the year ended July 31, 2024 was $597,587 (2023 - $1,036,325) and is recorded as salaries and wages on the consolidated statement of operations.
9.	Related party transactions and balances
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.
Related party balances as at July 31, 2024 and 2023
At July 31, 2024, the Company had amounts owing and accrued liabilities of $478,072 (2023 - $23,534) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.
Related party transactions during the year ended July 31, 2024
During the year ended July 31, 2024, the Company issued convertible debentures to Devvio and Envviron who are related parties to the Company (Note 6).
During the year ended July 31, 2024, the Company signed an amended strategic partnership agreement with Devvio, as described in Note 13.
Related party transactions during the year ended July 31, 2023
During the year ended July 31, 2023, a related party of the Company was issued 180,000 shares from the exercise of 180,000 share purchase warrants, for proceeds of CAD$36,000 ($26,910).
10.	Financial instruments
As at July 31, 2024, the Company’s financial instruments consist of cash, GST receivable accounts payable and accrued liabilities, convertible debentures, mandatory convertible debentures and derivatives liabilities. The Company classifies cash and GST receivable as financial assets held at amortized cost. The Company classifies accounts payable and accrued liabilities as financial liabilities which are held at amortized cost. The Company’s mandatory convertible debentures are carried at FVTPL. The Company’s convertible debentures are hybrid instruments where the debt host component is held at amortized cost and the embedded derivative is measured at FVTPL.
The Company’s mandatory convertible debentures and derivative liabilities are level 3 financial instruments. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Observable or market inputs

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
10.
Financial instruments (continued)
reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available. The unobservable inputs used for valuation of the mandatory convertible debentures and derivative liabilities included volatility and probability of De-SPAC transaction. Any significant changes in unobservable inputs could result in significantly lower or higher fair value measurements.
The risk exposure arising from these financial instruments is summarized as follows:
(a)	Credit risk
The Company’s financial assets are cash and GST receivable. The Company’s maximum exposure to credit risk, as at period end, is the carrying value of its financial assets, being $106,764. The Company holds its cash with a major financial institution and with a publicly traded payment processing company therefore minimizing the Company’s credit risk.
(b)	Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity by maintaining adequate cash balances and by raising equity financings. The Company has no assurance that such financings will be available on favorable terms. In general, the Company attempts to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.
As at July 31, 2024, the Company had cash of $21,106 to settle the contractual obligation of current liabilities of $7,595,974 which fall due for payment within twelve months of the statement of financial position. All of the Company’s contractual obligations are current and due within one year.
(c)	Market risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or value of its holdings or financial instruments. At July 31, 2024, the Company has cash of $20,466 denominated in US dollars that is exposed to foreign exchange risk. A 10% strengthening or weakening in the Canadian dollar against the US dollar with all other variables held constant would have an unfavorable or favorable impact of approximately $2,800.
11.	Income taxes
A reconciliation between the effective income tax rate and the federal statutory income tax rate is as follows:

	July 31, 2024	July 31, 2023
Domestic	$(7,403,278)	$(5,090,737)
International	(2,395,924)	(813,916)
(Loss) before income taxes	(9,799,202)	(5,904,653)

	July 31, 2024	July 31, 2023
Expected recovery at statutory rate	(2,057,832)	(1,239,977)
Permanent book/tax differences	241,919	21,517
Change in valuation allowance	1,873,989	1,267,017
Current tax true up	28,463	—
Tax rate differential	—	(48,835)
Impact of foreign currency translation	(13,993)	278
Total tax expense	$72,546	$—

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
11.
Income taxes (continued)
The components of the provision for income taxes are as follows:

	July 31, 2024	July 31, 2023
Current tax expense:
Federal	$—	$—
Foreign	72,546	—
Total current tax expense	72,546	—
Deferred tax benefit:
Federal	—	—
Foreign	—	—
Total deferred tax benefit	—	—
Total income tax expense	$72,546	$—

The effective tax rate for 2024 is materially consistent with the prior year comparable period due to the continued full valuation allowance recorded against net deferred tax assets:
Deferred Income Tax
The significant components of the deferred tax assets and liabilities consisted of the following:

	July 31, 2024	July 31, 2023
Deferred tax assets
Net operating loss carryforwards	$2,441,398	$1,141,657
Unexercised share-based compensation	823,579	583,213
Capital start-up costs	620,911	707,758
Derivative liability	193,043	—
Accrued payroll reserves	49,866	—
Financing fees	6,005	—
Unrealized foreign exchange gain/loss	11,434	—
Total gross deferred tax assets	4,146,236	2,432,628
Valuation allowance	(4,141,548)	(2,429,492)
Total deferred tax assets, net of valuation allowance	4,688	3,136
Deferred tax liability
Convertible debt	(4,410)	—
Depreciation	(278)	(592)
Unrealized foreign exchange gain/loss	—	(2,544)
Total gross deferred tax liabilities	(4,688)	(3,136)
Net deferred tax asset	$—	$—

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the Company’s ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are fully offset by a valuation allowance at July 31, 2024 and 2023. As of July 31, 2024, the Company recorded a valuation allowance of $4,141,548 compared to $2,429,492 as of July 31, 2023.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
11.
Income taxes (continued)
As of July 31, 2024, the Company had $Nil of unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of both July 31, 2024 and July 31, 2023 the Company had accrued $Nil for net interest and penalties.
As of July 31, 2024, the Company had Canadian federal net operating loss carryforwards (“NOLs”) of $1,464,527 which have a 20-year expiration period and will begin to expire in 2040, and U.S. federal NOLs of $10,043,004 which can be carried forward indefinitely.
DevvStream Holdings Inc. is subject to U.S. federal tax, as well as various foreign jurisdictions including Canadian federal and provincial tax that impose an income tax. The years that remain subject to examination are 2021 and onwards.
U.S. Income Tax Status
U.S. federal tax legislation was enacted in 2004 to address perceived U.S. tax concerns in “corporate inversion” transactions. A “corporate inversion” generally occurs when a non-U.S. corporation acquires “substantially all” of the equity interests in, or the assets of, a U.S. corporation or partnership, if, after the acquisition, former equity holders of the U.S. corporation or partnership own a specified level of stock in the non-U.S. corporation. The tax consequences of these rules depend upon the percentage identity of stock ownership that results. Generally, in the “80-percent identity” transactions, i.e. former equity holders of the U.S. corporation owns 80% or more of the equity of the non-U.S. acquiring entity (excluding certain equity interests), the tax benefits of the inversion are limited by treating the non-U.S. acquiring entity as a domestic entity for U.S. tax purposes, DevvStream Holdings Inc. is subject to both Canadian and US tax. Note, the ownership percentage is computed under section 7874 which varies from legal ownership.
Management is of the view that a corporate inversion has resulted from the RTO transaction completed on November 4, 2022. Management has determined that DevvStream Holdings Inc. is subject to the “80 percent” identity with respect to the transactions undertaken. The tax implication resulting from this transaction would be annual filing of US corporate income tax return and additional withholding tax payment to IRS on future distribution to minority shareholders.
12.	Segmented information
The Company operates in one reportable operating segment – the development and monetization of environmental assets. The Company has not generated revenue to date and as such has no reportable segment revenues. The Company’s assets are located in Canada.
13.	Commitments and contingencies
•
On September 12, 2023, the Company amended their existing strategic partnership agreement with Devvio, a related party. The Company has committed to making specific payments to Devvio. They will provide a minimum advance of $1,000,000 by August 1, 2024, followed by $1,270,000 by August 1, 2025 and August 1, 2026. Additionally, starting from 2027, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement. On July 8, 2024, the parties further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027. Additionally starting in calendar year 2028, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement.

•
On February 16, 2024, the Company entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. The Company has agreed to pay $42,000 within 15 days of the closing of the BCA. Commencing January 1, 2025, the Company has agreed to pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
13.
Commitments and contingencies (continued)
•
From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At July 31, 2024, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

14.	Subsequent events
Convertible Debt
Focus Impact Partners
On August 19, 2024, October 18, 2024, October 28, 2024, and November 1, 2024, the Company received additional proceeds of $41,500, $6,500, $7,650 and $12,000, from Focus Impact Partners, under the same terms as the Focus Impact Partners Convertible Debt (Note 6).
On November 13, 2024, Devvstream Corp issued (i) $3,000,000 of new 5.3% convertible notes to the Focus Impact Sponsor, and (ii) $982,150 of new 5.3% convertible notes to Focus Impact Partners (together, the “New Convertible Notes”), in exchange for the cancellation and conversion of a $3,000,000 convertible note previously issued by Focus Impact, the Focus Impact Partners Convertible Debt which totaled $637,150 (Note 6 and subsequent advances) and unpaid fees in the amount of $345,000 which were owed by Focus Impact to Focus Impact Partners. The New Convertible Notes have a maturity date of November 13, 2026. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into DevvStream Corp. common shares at the option of the holder at a 25% discount to the 20-day volume weighted average price of the DevvStream Corp. shares, subject to a floor of $0.867 per share.
In connection with the New Convertible Notes, the Company agreed (i) to grant the Secured Parties a first ranking security interest in all of the carbon credits and similar environmental assets held by the Company, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Secured Parties a security agreement evidencing the Secured Parties’ security interest (the “Security Agreement”). On December 18, 2024, the Company executed and delivered to the Secured Parties the Security Agreement.
Devvio and Environ
On November 12, 2024, the Company amended the Devvio Tranche and the Environn Tranche convertible debentures by extending the maturity date to May 30, 2025 (Note 6).
Conversion of Mandatory Convertible Debentures
On October 28, 2024, the Company issued 146,786 shares upon the conversion of the mandatorily convertible debt (Note 7). The warrants have not yet been issued as of the date of these financial statements.
Warrant Exercises
On October 29, 2024 the Company issued 600,000 shares for the exercise of 600,000 share purchase warrants, at an exercise price of CAD$0.20 per share.
De-SPAC Transaction
On November 6, 2024, the Company completed a business combination with Focus Impact (referred to as the “De-SPAC” transaction). Upon the completion of the business combination, Focus Impact was renamed DevvStream Corp. In conjunction with the closing of the De-SPAC, each of the DevvStream Holdings Inc. outstanding securities was exchanged for DevvStream Corp. securities on a 1 to 0.152934 basis and each of Focus Impact’s outstanding securities were converted into DevvStream Corp. securities on a 1 to 0.9692

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
14.
Subsequent events (continued)
basis. The former shareholders of DevvStream Holding Inc. and Focus Impact received 11,768,884 and 5,159,200 shares of DevvStream Corp., respectively. As such, immediately following the share exchange, former shareholders of DevvStream Holdings Inc. held the majority of the outstanding shares of the Combined Company (DevvStream Corp.), thereby resulting in the De-SPAC transaction being accounted for as a reverse merger of Focus Impact by DevvStream Holdings Inc. In conjunction with the transaction, DevvStream Corp. also issued the following securities:
•
22,699,984 warrants to the former shareholders of Focus Impact. Each warrant was initially exercisable into 0.9692 shares of DevvStream Corp at $11.86 until November 6, 2029, may be redeemed at the option of the Company and can be exercised on a cashless basis. These warrants contain a clause such that upon a successful business combination, the exercise price will be adjusted based on a specified formula as outlined in the warrant agreement. On December 6, 2024, DevvStream Corp. issued a notice under the warrant agreement notifying the warrant holders that the exercise price was adjusted to $1.52 per share of DevvStream Corp.;

•	199,064 warrants to the former shareholders of the DevvStream Holdings Inc. which are exercisable at CAD$1.31 until October 7, 2026;
•
586,497 options to the former shareholders of the DevvStream Holdings Inc. which have exercise prices between CAD$5.23 and CAD$7.26 and expiry dates ranging from January 17, 2028 to February 6, 2033; and

•	1,177,296 RSU’s to the former shareholders of the DevvStream Holdings Inc.
As of the issuance of these consolidated financial statements, the Company is in the process of gathering additional information to finalize the accounting for this acquisition, including the fair value of the assets acquired and liabilities assumed. The Company expects to provide a detailed acquisition note in its financial statements for the quarter ended January 31, 2025.
Shares Issued for Settlement of Payables
On September 5, 2024, the Company issued 104,379 shares to a consultant in settlement of accounts payable of $39,527 (CA$55,050).
During October 2024, the Company reached agreements with various vendors to settle approximately $5,900,000 of outstanding payables in exchange for shares of Devvstream Corp. as part of the closing of the business combination with Focus Impact. Concurrent with the closing of the De-SPAC Transaction, 1,187,538 Devvstream Corp. shares were issued in relation to the settlement of accounts payable.
On December 27, 2024, DevvStream Corp. issued 412,478 common shares to certain service providers as consideration for services provided.
Shares Issued for Carbon Credit Purchases
Between October 17, 2024 and October 28, 2024, the Company entered into multiple agreements to acquire carbon credits in return for DevvStream Corp shares once the De-SPAC Transaction was completed. On November 6, 2024, concurrent with the completion of the business combination, DevvStream Corp issued 3,249,876 common shares in consideration for these agreements. The agreements contain a mechanism whereby if the Company’s share price drops below 80%-90% of the respective purchase prices outlined in the agreements, in the next 12 to 18 months, the Company is obligated to issue additional shares to cover the shortfall.
Acquisition of Monroe Sequestration Partners (“MSP”)
On October 28, 2024, the Company entered into an agreement to acquire a 50% stake in MSPPIP in exchange for 2,000,000 shares of DevvStream Corp., to be issued upon the completion of the De-SPAC

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
14.
Subsequent events (continued)
transaction. On November 6, 2024, concurrent with the completion of the business combination, DevvStream Corp issued the 2,000,000 common shares in consideration for 50% interest in MSP.
PIPE Financing
On October 29, 2024, Focus Impact entered into subscription agreements with various investors (“PIPE Shares”). The investors committed to purchase shares of Devvstream Corp. contingent upon the closing of the De-SPAC transaction. If the closing did not occur as expected, Focus Impact was required to return the subscription funds advanced. As part of this arrangement, the Focus Impact Sponsor transferred their Focus Impact Class A shares (“Sponsor Shares”) to the investors in advance of the De-SPAC transaction, representing a portion of the shares subscribed. As compensation, the Focus Impact Sponsor received replacement shares upon the closing of the De-SPAC transaction for an equal amount. The investors subscribed for a total of $2,250,000 and received 1,547,000 Sponsor Shares prior to the De-SPAC closing. On November 6, upon the closing of the De-SPAC, DevvStream Corp. issued an additional 194,808 PIPE Shares to the investors, which were the remaining shares not previously advanced, and 1,500,000 replacement shares to the Focus Impact Sponsor.
Strategic Consulting Agreement
On November 13, 2024, DevvStream Corp. entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide DevvStream Corp. with certain consulting services ( “Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023. Fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) DevvStream Corp. has successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) DevvStream Corp. has 2 or more consecutive quarters of positive cash flow from operations. DevvStream Corp. will pay the Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction.
In connection with signing of the Strategic Consulting Agreement, DevvStream Corp. issued 557,290 common shares. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement.
Equity Line of Credit Purchase (“ELOC”) Agreement
On October 29, 2024, Focus Impact entered into the ELOC Agreement with Helena Global Investment Opportunities I Ltd (“Helena I”). Under the ELOC Agreement, DevvStream Corp. will have the right to issue and to sell to Helena I from time to time, up to $40,000,000 of DevvStream Corp. common shares following the closing of the De-SPAC Transaction and the effectiveness of the registration statement registering the DevvStream Corp. common shares being sold under the ELOC Agreement (the “Helena I Registration Statement”). As a commitment fee in connection with the execution of the ELOC Agreement, the Focus Impact Sponsor transferred 515,889 Sponsor Shares of Focus Impact to Helena I. As compensation, the Focus Impact Sponsor received 500,000 replacement shares of DevvStream Corp. upon closing of the De-SPAC transaction. Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, DevvStream Corp. will issue to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $0.75.

DevvStream Holdings Inc.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
For the years ended July 31, 2024 and 2023
14.
Subsequent events (continued)
NASDAQ Listing
On February 12, 2025, DevvStream Corp. received a notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) because the closing bid price of the Company’s common stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. The Company has 180 calendar days, or by August 13, 2025, to regain compliance with the minimum bid price requirement but could be eligible for an additional 180-day compliance period.

DevvStream Corp.
CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS
(Unaudited - Expressed in United States dollars)

As at	January 31, 2025	July 31, 2024
ASSETS
Current assets
Cash	$16,665	$21,106
GST receivable	116,347	85,658
Corporate taxes receivable	171,573	—
Subscription receivable	20,000	—
Deferred financing costs	101,667	—
Prepaid expenses	39,149	35,141
Deposit on carbon credits purchase	396,500	—
Carbon credits	206,721	—
Total current assets	1,068,622	141,905

Equipment	231	953
Deferred financing costs, long-term	203,333	—
Deposit on carbon credits purchase, long-term	271,403	—
Investment in associate	1,113,150	—
Total assets	$2,656,739	$142,858

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable and accrued liabilities	$9,085,972	$6,097,902
Accounts payable and accrued liabilities – related parties	525,398	478,072
Mandatory convertible debentures	—	127,500
Convertible debentures – related parties	3,870,693	881,544
Derivative liabilities	—	919,250
Warrant liabilities	7,345,642	—
Stock option liabilities	152,631	—
Stop loss provision liabilities	1,024,713	—
Total current liabilities	22,005,049	8,504,268

Shareholders’ deficiency
Common shares (No par value, unlimited common shares authorized; 28,343,067 common shares issued and outstanding) (July 31, 2024 – 11,638,713)	—	—
Additional paid in capital	10,946,618	13,321,266
Accumulated other comprehensive loss	45,361	43,553
Deficit	(30,340,289)	(21,726,229)
Total shareholders’ deficiency	(19,348,310)	(8,361,410)
Total liabilities and shareholders’ deficiency	$2,656,739	$142,858

Going concern (Note 2(b))
Commitments and contingencies (Note 17)
Subsequent events (Note 18)
See accompanying notes to the condensed consolidated interim financial statements.

DevvStream Corp.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited - Expressed in United States dollars)

	Six months ended January 31, 2025	Six months ended January 31, 2024	Three months ended January 31, 2025	Three months ended January 31, 2024
Operating expenses
Sales and marketing	$676,692	$326,650	$404,797	$129,729
Depreciation	722	924	361	464
General and administrative	391,405	290,002	334,070	77,672
Professional fees	6,005,398	3,321,212	4,596,025	1,024,030
Salaries and wages	659,344	1,202,147	171,086	580,601
Total operating expenses	(7,733,561)	(5,140,935)	(5,506,339)	(1,812,496)

Other income
Interest expense	(76,601)	(2,544)	(63,861)	(2,544)
Accretion expense	(168,945)	—	(124,380)	—
Change in fair value of derivative liabilities	719,000	(1,200)	2,067,350	(1,200)
Change in fair value of warrant liabilities	9,223	—	497,355	—
Change in fair value of mandatory convertible debentures	70,500	—	—	—
Impairment of carbon credits	(1,207,800)	—	(1,207,800)	—
Stop-loss provision loss	(1,024,713)	—	(1,024,713)	—
Equity loss on investment in associate	(106,850)	—	(106,850)	—
Gain on settlement of debt	899,015	—	907,392	—
Foreign exchange gain	6,672	34,105	4,220	77,740

Net loss	$(8,614,060)	$(5,110,574)	$(4,557,626)	$(1,738,500)

Other comprehensive gain (loss)
Foreign currency translation	1,808	(40,936)	313	(97,001)
Net loss and comprehensive loss	(8,612,252)	(5,151,510)	(4,557,313)	(1,835,501)

Weighted average number of common shares outstanding – Basic and diluted	19,321,120	11,621,064	26,991,083	11,638,712

Loss per share – Basic and diluted	$(0.45)	$(0.44)	$(0.17)	$(0.15)

See accompanying notes to the condensed consolidated interim financial statements.

DevvStream Corp.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIENCY
(Unaudited - Expressed in United States dollars)

	Number of Shares	Additional Paid-in Capital	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity (deficiency)
Balance, July 31, 2023	11,457,742	$11,883,289	$(11,854,481)	$(83,570)	$(54,762)
Share based compensation – RSUs	—	351,712	—	—	351,712
Share based compensation – Options	—	434,605	—	—	434,605
Shares issued for warrant exercises	180,971	176,113	—	—	176,113
Foreign currency translation	—	—	—	(40,936)	(40,936)
Net loss	—	—	(5,110,574)	—	(5,110,574)
Balance, January 31, 2024	11,638,713	$12,845,719	$(16,965,055)	$(124,506)	$(4,243,842)

Balance, July 31, 2024	11,638,713	$13,321,266	$(21,726,229)	$43,553	$(8,361,410)
Share based compensation - RSUs	—	245,705	—	—	245,705
Share based compensation - Options	—	47,191	—	—	47,191
Warrants reclassified to liabilities on change in functional currency	—	(454,571)	—	—	(454,571)
Stock options reclassified to liabilities on RTO	—	(330,090)	—	—	(330,090)
Conversion option derivative transferred to equity	—	266,000	—	—	266,000
Gain on modification of debt with related parties	—	582,167	—	—	582,167
Recapitalization on RTO	—	(23,548,887)	—	—	(23,548,887)
Shares issued for warrant exercises	91,760	389,729	—	—	389,729
Conversion of mandatory convertible debentures	22,448	49,500	—	—	49,500
Shares for settlement of debt	3,428,963	10,888,912	—	—	10,888,912
Shares issued in connection with RTO	5,159,209	3,147,117	—	—	3,147,117
Shares issued for acquisition of associate	2,000,000	1,220,000	—	—	1,220,000
Shares issued for PIPE financing	1,694,808	2,250,000	—	—	2,250,000
Shares issued for carbon credit purchases	3,249,876	1,982,424	—	—	1,982,424
Shares issued for ELOC commitment	500,000	305,000	—	—	305,000
Shares issued for services	557,290	585,155	—	—	585,155
Foreign currency translation	—	—	—	1,808	1,808
Net loss	—	—	(8,614,060)	—	(8,614,060)
Balance, January 31, 2025	28,343,067	$10,946,618	$(30,340,289)	$45,361	$(19,348,310)
Balance, October 31, 2023	11,638,713	$12,472,594	$(15,226,555)	$(27,505)	$(2,781,466)
Share based compensation - RSUs	—	172,168	—	—	172,168
Share based compensation - Options	—	200,957	—	—	200,957
Foreign currency translation	—	—	—	(97,001)	(97,001)
Net loss	—	—	(1,738,500)	—	(1,738,500)
Balance, January 31, 2024	11,638,713	$12,845,719	$(16,965,055)	$(124,506)	$(4,243,842)

See accompanying notes to the condensed consolidated interim financial statements.

	Number of Shares	Additional Paid-in Capital	Accumulated Deficit	Accumulated other comprehensive income (loss)	Total shareholders’ equity (deficiency)

Balance, October 31, 2024	11,768,884	$13,561,064	$(25,782,663)	$45,048	$(12,176,551)
Share based compensation - RSUs	—	119,362	—	—	119,362
Share based compensation - Options	—	(33,702)	—	—	(33,702)
Stock options reclassified to liabilities on RTO	—	(330,090)	—	—	(330,090)
Conversion option derivative transferred to equity	—	266,000	—	—	266,000
Gain on modification of debt with related parties	—	582,167	—	—	582,167
Recapitalization on RTO	—	(23,548,887)	—	—	(23,548,887)
Shares for settlement of debt	3,413,000	10,841,008	—	—	10,841,008
Shares issued in connection with RTO	5,159,209	3,147,117	—	—	3,147,117
Shares issued for acquisition of associate	2,000,000	1,220,000	—	—	1,220,000
Shares issued for PIPE financing	1,694,808	2,250,000	—	—	2,250,000
Shares issued for carbon credit purchases	3,249,876	1,982,424	—	—	1,982,424
Shares issued for ELOC commitment	500,000	305,000	—	—	305,000
Shares issued for services	557,290	585,155	—	—	585,155
Foreign currency translation	—	—	—	313	313
Net loss	—	—	(4,557,626)	—	(4,557,626)
Balance, January 31, 2025	28,343,067	$10,946,618	$(30,340,289)	$45,361	$(19,348,310)

See accompanying notes to the condensed consolidated interim financial statements.

DevvStream Corp.
CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
(Unaudited - Expressed in United States dollars)

	2025	2024
For the six months ended January 31,
Operating activities
Net loss for the period	$(8,614,060)	$(5,110,574)
Items not affecting cash:
Depreciation	722	924
Share based compensation	292,896	786,317
Change in fair value of derivative liabilities	(719,000)	1,200
Change in fair value of mandatory convertible debentures	(70,500)	—
Change in fair value of warrant liabilities	(9,223)	—
Change in fair value of stock option liabilities	(177,459)	—
Gain on settlement of accounts payable	(899,015)	—
Loss on investment in associate	106,850	—
Impairment of carbon credits	1,207,800	—
Stop-loss provision loss	1,024,713	—
Non-cash general and administrative	—	50,000
Accrued interest	76,601	1,104
Accretion expense	168,945	2,544
Changes in non-cash working capital items:
GST receivable	(30,689)	(25,008)
Other receivables	(171,573)	—
Carbon credits	(100,000)	—
Prepaid expenses	(4,008)	263,569
Accounts payable and accrued liabilities	3,865,220	2,962,254
Net cash used in operating activities	(4,051,780)	(1,067,670)

Investing activity
Cash assumed on RTO	1,661,645	—
Net cash provided by investing activity	1,661,645	—

Financing activities
Proceeds from convertible debentures	67,650	430,734
Proceeds from warrant exercise	86,237	176,113
Proceeds from PIPE financing	2,230,000	—
Net cash provided by financing activities	2,383,887	606,847

Effect of exchange rate changes on cash	1,807	(18,201)

Net decrease in cash	(4,441)	(479,024)
Cash, Beginning	21,106	489,971
Cash, Ending	$16,665	$10,947
Supplemental information:
Taxes paid	$—	$—
Interest paid	$—	$—
Fair value of warrants exercised	$389,729	$—
Fair value of securities issued for the RTO (Note 4)	$3,147,118	$—
Fair value of securities issued for settlement of accounts payable	$10,888,912	$—
Fair value of securities issued for services	$585,155	$—
Fair value of securities issued for carbon credits	$1,982,424	$—
Fair value of securities issued for the acquisition of interest in associate	$1,220,000	$—
Fair value of securities issued for ELOC commitment	$305,000	$—
See accompanying notes to the condensed consolidated interim financial statements.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
1.	Nature of operations
DevvStream Corp. (formerly Focus Impact Acquisition Corp.) (the “Company” or “Devv Corp”) is a company existing under the Business Corporations Act of Alberta, Canada. The head office is located at 2133 – 1177 West Hastings Street, Vancouver, BC V6E 2K3 and its records and registered office is located at #1700, 421 – 7th Avenue S.W., Calgary, Alberta, T2P 4K9.
The Company was a special purpose acquisition corporation incorporated in Delaware, the United States on February 23, 2021. On November 6, 2024, the Company completed a reverse takeover (“RTO”) with DevvStream Holdings Inc. (“Devv Holdings”) (Note 4) pursuant to a business combination agreement (“BCA”) entered into on September 12, 2023 (and as amended on May 1, 2024, August 10, 2024 and October 29, 2024). The transaction is also referred to as the “De-SPAC” transaction. The Company was redomiciled as an Alberta company as part of the De-SPAC transaction. Devv Holdings is an Environmental Social and Governance (“ESG”) principled, high-tech, impact investing company focused on high quality and high return carbon credit generating projects. Devv Holdings is deemed as the acquirer for accounting purposes, and therefore its assets, liabilities and operations are included in the condensed consolidated interim financial statements at their historical carrying values. The Company’s operations are considered to be a continuance of the business and operations of Devv Holdings, with the Company’s operations being included from November 6, 2024, the closing date of the De-SPAC transaction, onwards.
The Company is a public company which is listed on the Nasdaq Stock Exchange (“NASDAQ”) under the symbol “DEVS”.
2.	Basis of preparation
(a)	Statement of compliance
These unaudited condensed consolidated interim financial statements have been prepared on a going concern basis in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions in Article 10 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), effective for the six months ended January 31, 2025.
Certain information or footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying condensed consolidated interim financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended July 31, 2024. The interim period results do not necessary indicate the results that may be expected for any other interim period or for the full fiscal year.
These unaudited condensed consolidated interim financial statements have been prepared on a historical cost basis. In addition, these condensed consolidated interim financial statements have been prepared using the accrual basis of accounting, except for the cash flow information.
(b)	Going concern
These unaudited condensed consolidated interim financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
2.
Basis of preparation (continued)
normal course of operations. As at January 31, 2025, the Company has a working capital deficit, incurred negative cash flows and losses since inception and has generated no revenue to date. The Company’s ability to continue its operations, realize its assets at their carrying values and discharge its liabilities is dependent upon its ability to raise adequate financing from external sources and generate profits and positive cash flows from operations.
The Company will require additional capital to fund its operations, to evaluate strategic opportunities, and for working capital purposes. However, there is no assurance that the Company will be able to secure such financing on favourable terms. These matters raise substantial doubt regarding the Company’s ability to continue as a going concern. These unaudited condensed consolidated interim financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern. Such adjustments could be material.
(c)	Basis of consolidation
These unaudited condensed consolidated interim financial statements include the accounts of the Company and entities controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All intercompany balances and transactions, income and expenses have been eliminated upon consolidation.
As of January 31, 2025, the Company’s subsidiaries were:

Name of subsidiary	Place of incorporation	Ownership
Devv Holdings	Vancouver, British Columbia	100%
Devvstream, Inc. (“DESG”)	Delaware, USA	100%
DevvESG Streaming Finco Ltd (“Finco”)	British Columbia, Canada	100%

On November 10, 2022, the Company made an investment into Marmota Solutions Incorporated (“Marmota”). On the date of the initial investment, the Company owned 50% of Marmota and accounted for the investment as an equity investment. On October 16, 2023, the Company reduced its interest in Marmota to 10% by returning common shares to Marmota for cancellation in consideration of $19.
On November 6, 2024, the Company made an investment into Monroe Sequestration Partners, LLC (“MSP”). The Company owns 50% of MSP and accounted for the investment as an equity investment.
(d)	Variable interest entities (“VIE”)
A VIE is an entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to control the entity’s activities or do not substantially participate in the gains and losses of the entity. Upon inception of a contractual agreement, and thereafter, if a reconsideration event occurs, the Company performs an assessment to determine whether the arrangement contains a variable interest in an entity and whether that entity is a VIE. The primary beneficiary of a VIE is the party that has both the power to direct the activities that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. Where the Company concludes that it is the primary beneficiary of a VIE, the Company consolidates the accounts of that VIE.
(e)	Functional and presentation currencies
Effective August 1, 2024, the Company reassessed its functional currency and the functional currency of its subsidiaries due to changes in underlying transactions, events, and conditions. As a result of this reassessment, the Company determined that its functional currency changed from the Canadian dollar

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
2.
Basis of preparation (continued)
(“CAD$”) to the United States dollar (“US$”) for Devv Holdings and DESG. Finco’s functional currency remained CAD$. This change aligns with the business’s future focus and the effective date of the Devv Corp.’s Form S-4 Registration Statement with the SEC, a crucial part of the De-SPAC transaction closing. The change in functional currency was accounted for prospectively from August 1, 2024, with no impact on prior year comparative information. Upon the change in functional currency on August 1, 2024, 1,220,668 of the Company’s warrants which had strike prices denominated in CAD$ were reclassified as warrant liabilities (Note 11). Determining the functional currency involved significant judgments to assess the primary economic environment in which the Company operates, including factors such as the currency of underlying transactions, the location of key operations, and the currency of expected cash flows.
The Company’s presentation currency is and continues to be the United States dollar.
(f)	Use of estimates and judgments
In preparing these condensed consolidated interim financial statements, management has made judgements, estimates and assumptions that affect the applicability of the Company’s accounting policies. In preparing these condensed consolidated interim financial statements, the significant estimates and critical judgments were the same as those applied to the audited consolidated financial statements as at and for the year ended July 31, 2024, other than the below.
Critical Judgements
Investment in Associate
In October 2024, the Company acquired a 50% voting interest in MSP. Even though the Company holds 50% of the voting interest, it does not consider that it controls MSP. This is because the remaining 50% is held by one party and its affiliates and the operating agreement of MSP dictates that the other majority shareholder shall manage the affairs of MSP. The Company considers that it has significant influence over MSP based on its share of ownership, and accounts for the investment for using the equity method of accounting.
Significant Estimates
Warrant Liabilities
Warrant liabilities are measured at fair value. Warrants are measured using the Black-Scholes option pricing model. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, and expected life. Changes in these input assumptions can significantly affect the fair value estimate.
Stock Option Liabilities
Stock option liabilities are measured at fair value. Stock options are measured using the Black-Scholes option pricing model. The Black-Scholes option pricing model utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, and expected life. Changes in these input assumptions can significantly affect the fair value estimate.
Fair value of consideration in De-SPAC transaction
The fair value of consideration to acquire the Company in the De-SPAC transaction comprised of common shares and replacement warrants. The share price of Devv Holdings as at the date of issuance is a significant estimate. In determining the estimate, management considered recent financings and the trading prices of the entities. The replacement warrants were valued using the Black-Scholes option pricing model which utilizes subjective assumptions such as fair value of the underlying share, expected price volatility, expected life and estimated forfeitures.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
2.
Basis of preparation (continued)
(g)	Emerging growth company
The Company will be an “Emerging Growth Company”, as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it has taken advantage of certain exemptions that are not applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b) (1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial reporting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable.
The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public and private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
3.	Significant accounting policies
The significant accounting policies applied in the preparation of these condensed consolidated interim financial statements are consistent with the accounting policies disclosed in the Company’s audited consolidated financial statements for the year ended July 31, 2024 except for the addition below:
Warrant liabilities
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance ASC Topic 480, Distinguishing Liabilities from Equity (“Topic 480”) and ASC Topic 815, Derivatives and Hedging (“Topic 815”). This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.
For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance or modification. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. This liability is subject to re-measurement at each balance sheet date until exercised or expired, and any change in fair value is recognized in the Company’s consolidated statement of operations.
The Company has concluded that certain warrants no longer meet the criteria for equity classification and must be recorded as a liability, upon the change in the Company’s functional currency. Accordingly, the Company re-classified warrants denominated in functional currencies other than the Company’s functional currency as a liability at fair value and will adjust the liability to fair value at each reporting period.
Stock option liabilities
The Company accounts for stock options as either equity-classified or liability-classified instruments based on an assessment of the stock options’s specific terms and applicable authoritative guidance ASC Topic 480,

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
3.
Significant accounting policies (continued)
Distinguishing Liabilities from Equity (“Topic 480”) and ASC Topic 815, Derivatives and Hedging (“Topic 815”). This assessment, which requires the use of professional judgment, is conducted at the time of stock option issuance and as of each subsequent quarterly period end date while the stock options are outstanding.
For issued or modified stock option that meet all of the criteria for equity classification, the stock options are required to be recorded as a component of additional paid-in capital at the time of issuance or modification. For issued or modified stock options that do not meet all the criteria for equity classification, the stock options are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. This liability is subject to re-measurement at each balance sheet date until exercised or expired, and any change in fair value is recognized in the Company’s consolidated statement of operations.
The Company has concluded that certain stock options no longer meet the criteria for equity classification and must be recorded as a liability, upon the completion of the De-SPAC transaction and commencement of trading on the NASDAQ. Accordingly, the Company re-classified stock options denominated in functional currencies other than the Company’s functional currency as a liability at fair value and will adjust the liability to fair value at each reporting period.
Carbon credits
The Company acquires carbon credits for the purposes of resale, and as such accounts for the credits as inventories of the Company under ASC 330. Accordingly, the carbon credits are stated at the lower of cost and net realizable value.
Stop-loss provision liabilities
Certain contracts entered into for the purchases of carbon credits which were settled in shares include stop-loss provisions that requires the Company to issue additional shares of the Company to the sellers, representing the shortfall between the agreed upon value of the purchased credits and the market value of shares of the Company received by the sellers at the time of such stop-loss provisions being triggered. Such contractual obligations to reimburse sellers would take effect in various timeframes, up to 18 months from the date of purchase.
The Company accounts for stop-loss provision liabilities in accordance with ASC Topic 450, Contingencies (“Topic 450”) and Distinguishing Liabilities from Equity (“Topic 480”).
A loss contingency is accrued if it is both probable and reasonably estimable. Topic 450 defines “probable” as “the future event or events are likely to occur”, and the amount to be accrued shall be a better estimate than any other estimate within the range, or the minimum amount in the range if no amount within the range is a better estimate than any other amount.
An instrument falls within the scope of Topic 480 and is accounted for as a liability if the instrument is to be settled with a variable number of shares the monetary value of which is based solely or predominantly on a fixed monetary amount known at inception.
The Company assessed that such obligations are probable and estimable, insofar as the Company has received the carbon credits underlying the transaction, and accordingly, the Company accrued for liabilities on the stop-loss provisions based on the price of the Company’s common stock trading on the NASDAQ, and will adjust the liability at each reporting period.
4.	Reverse takeover
On September 12, 2023 (and as amended on May 1, 2024, August 10, 2024 and October 29, 2024), the Company entered into a BCA with Devv Holdings. The transaction was structured as an amalgamation of

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
4.
Reverse takeover (continued)
Devv Holdings into a wholly owned subsidiary of the Company, following the Company’s redomiciling as an Alberta company, in order to effect the De-SPAC transaction.
Under the BCA, the Company consolidated all of its issued and outstanding common stock on a 1:0.9692 basis. All the outstanding Devv Holdings subordinate voting shares (“SVS”) are exchanged for common stock of the Company on a common conversion ratio of 0.152934 (the “Common Conversion Ratio”). All the outstanding Devv Holdings multiple voting shares (“MVS”), being the equivalent of 10 SVS, are exchanged for common stock of the Company on the basis of the Common Conversion Ratio. In addition, all of the outstanding convertible securities of Devv Holdings were exchanged for securities of the Company on the basis of the Common Conversion Ratio, with corresponding adjustments to exercise prices, and otherwise on substantially the same economic terms and conditions. The De-SPAC transaction was completed on November 6, 2024.
In consideration for the De-SPAC transaction, the Company issued 4,657,479 common stock to the former holders of SVS of Devv Holdings and 7,111,405 common stock to the former holders of MVS of Devv Holdings. The former shareholders of the Company retained 5,159,209 shares. The fair value per share was estimated to be $0.61 (CAD$0.85) based on the last trading price of Devv Holdings on the Cboe Exchange.
As at November 6, 2024, the Company had 22,699,987 warrants outstanding, each exercisable at $1.52 for 0.9692 common stock, expiring on November 6, 2029. The fair value of the warrants was estimated to be $7,196,286 based on the Black-Scholes Option Pricing Model using the following assumptions: share price – $0.61, expected dividend yield – 0%, expected volatility – 87%, risk-free interest rate – 3.12% and an expected remaining life – 5 years. Expected volatility was estimated by using the average of historical volatility of Devv Holdings and of public traded companies that the Company considers to be comparable. The expected warrant life represents the period of time that warrants granted are expected to be outstanding. The risk-free interest rate is based on Canadian government bonds with a remaining term equal to the expected life of the warrants.
Immediately after the completion of the De-SPAC transaction, the former holders of Devv Holdings’ shares owned 70% of the shares of the combined entity. As a result of the De-SPAC transaction, the former shareholders of Devv Holdings acquired control of the Company, thereby constituting an RTO of the Company. The RTO was determined to be a purchase of the Company’s net assets by the shareholders of Devv Holdings.
The De-SPAC transaction was accounted for as a capital transaction of Devv Holdings and equivalent to the issuance of shares by Devv Holdings for the net assets of the Company accompanied by a recapitalization as the Company did not qualify as a business according to the definition of ASC Topic 805, Business Combinations, and met the definition of a non-operating public shell. As a result, the transaction has been accounted for as an asset acquisition with Devv Holdings being identified as the acquirer and the Company being treated as the accounting acquiree with the transaction being measured at the fair value of the equity consideration issued to the Company’s shareholders. Devv Holdings is the continuing entity.
The excess of the fair value of the shares issued over the value of the net monetary assets acquired has been recognized as a reduction in equity.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
4.
Reverse takeover (continued)
The purchase price is allocated as follows:

Fair value of shares retained by former shareholders of the Company (5,159,209 post 1:0.9692 consolidation shares at $0.61 (CAD$0.85))	$3,147,178
Fair value of replacement warrants of the Company	7,196,286
Total consideration	$10,343,403
Net assets (liabilities) acquired of the Company:
Cash and cash equivalents	$1,661,645
Accounts payable and accrued liabilities	(11,867,129)
Promissory note payable (Note 9)	(3,000,000)
Total net assets (liabilities)	$(13,205,484)
Reduction to additional paid in capital as a result of the recapitalization	$23,548,887

5.	Carbon credits
Between October 17, 2024 and October 28, 2024, Devv Holdings entered into multiple agreements to acquire carbon credits in return for shares of the Company once the De-SPAC Transaction was completed. On November 6, 2024, concurrent with the completion of the business combination, the Company issued 3,249,876 common shares in consideration for these agreements. The fair value of the shares issued was $1,982,424.
Stop-loss provision
All of the agreements contain adjustment clauses whereby if the Company’s share price falls below the respective purchase prices outlined in the agreements, in the next 12 to 18 months, the Company is obligated to issue additional shares to cover the shortfall. The Company has assessed that the potential liability associated with the stop-loss provision for carbon credits received as of January 31, 2025 is $1,024,713.
Deposit on carbon credits
Consideration paid of $667,903 related to the future delivery of carbon credits is recorded as a deposit on carbon credits. The stop-loss provision related to these contracts has not been recognized. As there is not yet certainty to the delivery of the credits, the obligation to issue additional shares is not probable as at January 31, 2025.
Impairment of carbon credits
The Company is currently in dispute with one of the vendors for which 1,200,000 shares with a fair value of $658,800 was issued. At the date of these financial statements, the vendor has not delivered the carbon credits which are due under the contract and the Company has issued a demand letter to the vendor. Management has assessed that it is improbable that these carbon credits will be received and has recorded an impairment charge of $658,800 during the six months ended January 31, 2025. The stop-loss provision related to this contract has not been recognized. As the vendor is in breach of the contract, the obligation to issue additional shares is not probable as at January 31, 2025.
One of the agreements provides for the vendor to return the consideration shares received for cancellation in return for the carbon credits if a registration statement does not become effective within 45 days of the closing of the purchase agreement. As this deadline was not met, the vendor has triggered this clause under the agreement and is currently in negotiations with the Company to return 1,500,000 shares with a fair value of $549,000 issued

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
5.
Carbon credits (continued)
under the contract in exchange for the carbon credits that were transferred to the Company. Management has assessed that it is probable that the carbon credits will be returned to the vendor and has recorded an impairment charge of $549,900 during the six months ended January 31, 2025. The stop-loss provision related to this contract has not been recognized. As the Company will likely be cancelling the shares issued under the contract, the obligation to issue additional shares is not probable as at January 31, 2025.
6.	Investment in associate
On November 6, 2024, the Company received 2,000,000 shares in MSP, in connection with an agreement to acquire a stake in MSP in exchange for 2,000,000 shares of the Company that was entered into on October 28, 2024. At the time of acquisition, the 2,000,000 shares of MSP received by the Company represented 50% of shares outstanding, and the initial balance of investment was determined to be $1,220,000 being the fair value of the shares issued by the Company in consideration for the exchange. As at January 31, 2025, the Company’s share of ownership remained at 50%. Management assessed that the Company has significant influence over MSP based on its share of ownership, and that the investment should be accounted for using the equity method of accounting.
Summarized financial information of MSP and a reconciliation of the carrying amount of the investment set forth in the condensed consolidated interim balance sheets are set out below:
Summarized balance sheet

January 31, 2025
ASSETS
Cash	$20,931
Due from related parties	81,340
Prepaid expenses	40,000
Start-up costs, net	104,000
Total assets	$246,271
LIABILITIES
Accrued liabilities	$10,000
Convertible notes	825,050
Total liabilities	$835,050

Summarized statement of loss

November 6, 2024 to January 31, 2025
Operating expenses
Consulting expenses	$140,000
General and administrative expenses	5,391
Legal and professional fees	54,770
Amortization	1,763
Total operating expenses	(201,924)
Interest expenses	(11,775)
Net loss	$213,699

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
6.
Investment in associate (continued)
A continuity of the Company’s investment in associate is as follows:

Balance as at July 31, 2024	$—
Investment by the Company	1,220,000
Company’s share of loss	(106,850)
Balance as at January 31, 2025	$1,113,150

7.	Equity Line of Credit (“ELOC”)
On October 29, 2024, the Company entered into the ELOC Agreement with Helena Global Investment Opportunities I Ltd (“Helena I”). Under the ELOC Agreement, the Company will have the right to issue and to sell to Helena I from time to time, up to $40,000,000 of the Company’s common shares following the closing of the De-SPAC Transaction and the effectiveness of the registration statement registering the Company’s common shares being sold under the ELOC Agreement (the “Helena I Registration Statement”). As a commitment fee in connection with the execution of the ELOC Agreement, 500,000 shares of the Company was issued upon closing of the De-SPAC transaction (Note 13). Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, the Company will also issue to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $0.75.
As at January 31, 2025, the Helena I Registration Statement was not yet effective and no amounts have been drawn against the ELOC.
8.	Accounts payable and accrued liabilities

	January 31, 2025	July 31, 2024
Accounts payable	$1,181,554	$5,503,968
Accrued liabilities	5,394,189	492,925
Excise taxes payable	2,410,973	—
Income taxes payable	99,256	101,009
	$9,085,972	$6,097,902

9.	Convertible debentures
Devvio Tranche (Related Party Convertible Debt)
On January 12, 2024, the Company closed a unsecured convertible notes offering in the principal amount of $100,000 with Devvio that will bear interest at a rate of 5.3% per annum, is payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted. The maturity was November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. Devvio is a related party to the Company through its ownership of the Company’s shares, and one of Devvio’s officers, directors and principal owners was a director of the Company during the year ended July 31, 2024 and the six months ended January 31, 2025.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) $7.65 multiplied by the common conversion ratio as set forth in the BCA (the “Common Conversion Ratio”), and (b) CAD$1.03. The shares are thereafter exchanged for common shares of the Combined Company at the Common Conversion Ratio.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
9.
Convertible debentures (continued)
•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes) and the termination of the business combination agreement for the De-SPAC transaction, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•	At a conversion price equal to the greater of (a) the 30-day volume weighted average trading price (“VWAP”) of the shares on Cboe Canada stock exchange and (b) CAD$1.03.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$1.03. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
At issuance, the Devvio Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $45,000 using the Monte Carlo model.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), and accordingly, the conversion terms of the principal amount and accrued interest crystalized such that they are convertible, at the option of the lender, at a conversion price of $1.17 (being $7.65 multiplied by the Common Conversion Ratio). If the convertible notes are not converted into shares, the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.
Upon the crystallization of the conversion price, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. The fair value of the conversion option was remeasured on November 6, 2024 to be $176,000 and was transferred into equity The fair value was estimated using the Black-Scholes Option Pricing mode using the following assumptions: expected dividend yield - 0%, expected volatility - 275%, risk-free interest rate – 3.10% and an expected remaining life – 0.6 years.
On November 12, 2024, the maturity of the Devvio Tranche was extended to May 30, 2025. As there was no change to the cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the debt as a result of this change.
Focus Impact Partners Convertible Debt (Related Party Convertible Debt)
In the prior year, the Company closed an unsecured convertible notes offering with Focus Impact Partners, LLC (“Focus Impact Partners”). Subsequent to the closing of the De-SPAC transaction, Focus Impact Partners became a related party of the Company as one of the directors of the Company is an officer of Focus Impact Partners. The convertible notes were initially closed on January 12, 2024 and additional advances were added under the same offering. The total initial principal amounts of $550,000 under the original Focus Impact Partners Convertible Debt were received in five installments: $150,000 on November 6, 2023, $150,000 on January 9, 2024, $100,000 on March 28, 2024, $100,000 on April 19, 2024, and $50,000 on June 13, 2024. The debentures will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction (Note 4) and the

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
9.
Convertible debentures (continued)
debentures are not converted. The maturity date for all advances was November 6, 2024. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange multiplied by the Common Conversion Ratio, and (b) $2.00 (the De-SPAC Floor Price”).

•	The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.
•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of October 8, 2024 (270 days from the issuance date of the notes), or the termination of the BCA with Focus Impact, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) a 25% discount to the 20-day VWAP of the shares on the Cboe Exchange calculated on the conversion date and b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $0.475.

•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 20-day VWAP and (b) the floor price defined as the current market price on the date of announcement of the offering which was CAD $0.475.

•	The warrants will expire 2 years after the conversion date.
The conversion price is subject to certain anti-dilution provisions.
On June 28, 2024, the Company and Focus Impact Partners agreed to amend the Focus Impact Partners Convertible Debt (“the June 2024 Amendment”) such that the De-SPAC Floor Price would be amended from $2.00 to CA$0.475.
On June 28, 2024, the Company received additional proceeds of $20,000 under the June 2024 Amendment.
On August 19, 2024, October 18, 2024, October 28, 2024 and November 1, 2024, the Company received additional proceeds of $41,500, $6,500, $7,650 and $12,000 under the June 2024 Amendment.
The Focus Impact Partners Convertible Debt were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The total fair value of the derivative liabilities at the various issuance dates for the proceeds received during the year ended July 31, 2024 was estimated to be $25,800 as valued using the Monte Carlo model. The total fair value of the derivative liabilities at the various issuance dates for the proceeds received during the six months ended January 31, 2025 was estimated to be $65,750 as valued using the Monte Carlo model.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
9.
Convertible debentures (continued)
The June 2024 Amendment had no impact on the classification of the convertible debenture and therefore, the conversion feature was considered a derivative before and after the modification. As there was no change to the host instrument cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the host debt as a result of this change.
As the conversion option was bifurcated before and after the modification, the change in the fair value of the conversion feature was recognized as the loss on revaluation of the derivative liabilities through the consolidated statement of operations and comprehensive loss.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
On November 13, 2024, the Company issued a new $637,150 convertible note bearing interest of 5.3% per annum, with a maturity date of November 13, 2026 (“New Focus Impact Partners Convertible Debt”), in exchange for the cancellation of the Focus Impact Partners Convertible Debt as described above (the “November 2024 Amendment”). The principal loan amount and any accrued interest under the New Focus Impact Partners Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $0.867 per share. The Company retains the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.
Accrued interest on the previously existing Focus Impact Partners Convertible Debt, amounting to $21,130, were not converted into the New Focus Impact Partners Convertible Debt, and were transferred to accrued liabilities of the Company.
As a result of the November 2024 amendment, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. As the conversion option was bifurcated before the amendment but not bifurcated after the amendment, a change in the fair value of the conversion option of over 10% of the of the carrying amount of the original debt without the bifurcation at inception constitutes a substantial change. Immediately prior to the November 2024 Amendment, the value of the conversion feature associated with the Focus Impact Partners Grid Note was $2,250,000. The fair value of the conversion feature was $59,000 after the November 2024 Amendment as estimated using the Monte Carlo model. With the 10% test being met, extinguishment accounting was applied. The carrying value of the old debt of $637,650 was derecognized and the fair value of the new debt of $544,441 (based on a 14% market yield) was recognized. The fair value of the conversion feature of $59,000 was transferred to equity. As Focus Impact Partners is a related party, the gain on the extinguishment of $93,209 was recognized in equity as a capital transaction pursuant to ASC 470-50-40-2.
Envviron Tranche (Related Party Convertible Debt)
On April 23, 2024, the Company closed an unsecured convertible note offering in the principal amount of $250,000 with Envviron SAS (a company controlled by a former director of the Company) that will bear interest at a rate of 5.3% per annum, payable at maturity, subject to acceleration if the Company completes the De-SPAC transaction and the debentures are not converted (“Envviron Tranche”). The maturity date was February 15, 2025. The Company has the right to prepay the whole or any portion of the principal amount, and together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment. The terms of the Envviron Tranche are identical to the original Focus Impact Partners Convertible Debt.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
9.
Convertible debentures (continued)
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest are convertible into SVS of the Company at the option of the lender, as follows:
•
At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange, and (b) $2.00. The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

•
If the Company completes the De-SPAC transaction, and the convertible notes are not converted into shares, the maturity date will accelerate and the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.

In the event the Company does not complete a De-SPAC transaction at the later of January 18, 2025 (270 days from the issuance date of the notes) and the termination of the BCA for the De-SPAC transaction, the principal and accrued interest are convertible into units consisting of one SVS and half of a share purchase warrant, at the option of the lender, as follows:
•	At a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$0.475.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$0.475. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
The Environn Tranche convertible debentures were determined to be a financial instrument comprising a host debt component and a conversion feature which is an embedded derivative that required bifurcation. On initial recognition, the embedded derivative was valued first, and the residual value was assigned to the host financial debt component. The fair value of the derivative liability at issuance was estimated to be $2,750 using the Monte Carlo model.
The prepayment option and the accelerated repayment condition were not separately accounted for as they were determined to be clearly and closely related to the host contract.
On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), and accordingly, the conversion terms of the principal amount and accrued interest crystalized such that they are convertible, at the option of the lender, at a conversion price equal to the greater of (a) the price that is a 25% discount to the 20-day VWAP of the shares on the NASDAQ, and (b) $2.00. If the convertible notes are not converted into shares, the principal plus interest will become repayable within 10 days after the closing of the De-SPAC transaction.
Upon the crystallization of the conversion price, the conversion option met the definition of equity under Topic 815 and bifurcation is no longer required. The fair value of the conversion option was remeasured on November 6, 2024 to be $31,000 and was transferred into equity. The fair value was estimated using the Monte Carlo model.
On November 12, 2024, the maturity of the Envviron Tranche are extended to May 30, 2025. As there was no change to the cash flows as a result of this change, the 10% test was not met and therefore, there was no extinguishment of the debt as a result of this change.
Debt Assumed on RTO
Upon the completion of the De-SPAC transaction (Note 4), the Company assumed two unsecured promissory notes amounting to $3,000,000 issued to Focus Impact Sponsor, LLC (the “Focus Impact Sponsor”), a significant shareholder of the Company. The promissory notes were interest-free and had a maturity date on the completion

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
9.
Convertible debentures (continued)
of the De-SPAC transaction (Note 4). Upon the completion of the De-SPAC transaction, $1,500,000 of the promissory notes was convertible into warrants of the Company at a price of $1.00 per warrant. The Company also assumed $345,000 of accrued administrative fees owing to Focus Impact Partners.
On November 13, 2024, the Company issued new convertible notes totaling $3,345,000, bearing interest of 5.3% per annum, with a maturity date of November 13, 2026 (“New Convertible Debt”), in exchange for the cancellation of the assumed debt described above.
The principal loan amount and any accrued interest under the New Convertible Debt are convertible into common stock of the Company at the option of the holder at a 25% discount to the 20-day volume weighted average price of the Company’s shares, subject to a floor of $0.867 per share. The Company has the right to prepay the whole or any portion of the principal amount, together with any accrued interest, at any time prior to the maturity date without notice or a penalty payment.
As the conversion feature was not bifurcated before and after the amendment, a difference in the present value of cash flows under the terms of the new debt instrument of at least 10% from the present value of the remaining cash flows under the terms of the original debt instrument constitutes a substantial change. The change was assessed to be in excess of 10%. With the 10% test being met, extinguishment accounting was applied. The carrying value of the old debt of $3,345,000 was derecognized and the fair value of the new debt of $2,856,042 (based on a 14% market yield) was recognized. As Focus Impact Partners and the Focus Impact Sponsor are related parties, the gain on the extinguishment of $488,957 was recognized in equity as a capital transaction pursuant to ASC 470-50-40-2.
In connection with the New Focus Impact Partners Convertible Debt and the New Convertible Debt, the Company agreed (i) to grant the Secured Parties a first ranking security interest in all of the carbon credits and similar environmental assets held by the Company, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Secured Parties a security agreement evidencing the Secured Parties’ security interest (the “Security Agreement”). On December 18, 2024, the Company executed and delivered to the Secured Parties the Security Agreement.
A continuity of the Company’s convertible debentures is as follows:

Balance as at August 1, 2023	$—
Issued	920,000
Fair value of embedded derivative	(73,550)
Transaction costs	(36,484)
Accretion	52,552
Interest	19,026
Balance as at July 31, 2024	$881,544
Issued	3,468,133
Fair value of embedded derivative	(65,750)
Accretion	168,945
Interest	76,601
Accrued interest transferred to accrued liabilities	(21,130)
Extinguishment	(3,982,650)
Assumed on RTO	3,345,000
Balance as at January 31, 2025	$3,870,693

The face value of the convertible debentures as of January 31, 2025 was $4,332,650.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
9.
Convertible debentures (continued)
Below is a continuity of the embedded derivative liabilities:

Balance as at August 1, 2023	$—
Derivative liability component	73,550
Change in fair value of derivative liabilities	845,700
Balance as at July 31, 2024	$919,250
Derivative liability component	65,750
Change in fair value of derivative liabilities	(719,000)
Transferred to equity	(266,000)
Balance as at January 31, 2025	$—

In connection with the issuance of the convertible debentures during the year ended July 31, 2024, the Company incurred $40,227 in directly attributable transaction costs. $36,484 was allocated to the host financial liability, $3,743 was allocated to the embedded derivative and recorded immediately in the consolidated statement of operations as general and administrative expenses.
The key inputs used in the Monte Carlo model for the derivative liabilities were as follows:

	At initial measurement (for the year ended July 31, 2024)	As at July 31, 2024	At initial measurement (for the period ended January 31, 2025)	As at January 31, 2025
Probability of De-SPAC Transaction closing	90%	90%	90% − 99%	N/A
Risk-free interest rate	4.60% − 4.87%	4.27% − 4.38%	0.61% − 4.25%	N/A
Expected term (years)	0.35 – 0.82	0.26 − 0.54	0.01 – 0.21	N/A
Expected annual volatility for the Company	90% − 145%	85% − 112%	92.5% − 100%	N/A
Expected annual volatility for Focus Impact	2.5% − 5%	2.5%	2.5% − 100%	N/A
Common conversion ratio	0.083 − 0.155	0.083	0.063 – 0.1462	N/A
Foreign exchange rate	0.727 − 0.747	0.7242	0.718 – 0.734	N/A

As at January 31, 2025, the conversion option attached to all of the convertible debt meet the definition of equity under Topic 815, and are accordingly no longer presented as derivative liabilities.
10.	Mandatory convertible debentures
On January 12, 2024, the Company closed a tranche of unsecured convertible notes in the principal amount of $100,000 that bear interest at the rate of 15% per annum, payable only in Company securities on the Conversion Date, or payable in cash in connection with a Liquidating Event or Event of Default.
In the event the Company completes a De-SPAC transaction, the principal amount and accrued interest automatically convert into SVS of the Company as follows:
•	At a conversion price equal to the greater of (a) $7.65 multiplied by the Common Conversion Ratio, and (b) CAD$1.03.
•	The shares are thereafter exchanged for common shares of Focus Impact at the Common Conversion Ratio.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
10.
Mandatory convertible debentures (continued)
In the event the Company does not complete a De-SPAC transaction by October 8, 2024 (270 days from the issuance date of the notes), the principal and accrued interest are automatically convertible into units consisting of one SVS and half of a share purchase warrant, as follows:
•	At a conversion price equal to the greater of (a) the 30-day VWAP of the shares on Cboe Canada stock exchange and (b) CAD$1.03.
•
Each warrant will carry the right to purchase a share with an exercise price equal to the greater of (a) a 20% premium on the 30-day VWAP and (b) the floor price of CAD$1.03. The warrants will expire 2 years after the conversion date.

The conversion price is subject to certain anti-dilution provisions.
The mandatory convertible debentures were liabilities classified and initially recorded at fair value with subsequent changes in fair value being recorded in profit and loss (“FVTPL”). The initial fair value was estimated to be $100,000. During the year ended July 31, 2024, the Company recognized a change in fair value of $27,500 using a Monte Carlo Simulation. In October 2024, the mandatory convertible debentures were revalued to $57,000 using a Monte Carlo Simulation and were converted to 22,448 shares of the Company. The debenture holders were also supposed to receive 11,224 warrants. As of the date of these financial statements, these warrants have not yet been issued. The Company recorded a gain on revaluation during the six months ended January 31, 2025 of $70,500.
In connection with the issuance of these mandatory convertible debentures, the Company incurred $7,545 in directly attributable transaction costs which were recorded immediately in the consolidated statement of profit and loss as general and administrative expenses.
Continuity of the Company’s mandatory convertible debentures is as follows:

Balance as at August 1, 2023	$—
Issued	100,000
Change in fair value of mandatory convertible debentures	27,500
Balance as at July 31, 2024	$127,500
Change in fair value of mandatory convertible debentures	(70,500)
Conversion of debentures	(57,000)
Balance as at January 31, 2025	$—

The key inputs used in the Monte Carlo model for the revaluation of the mandatory convertible debentures as at July 31, 2024 are set out in the table below. In October 2024, the mandatory convertible debentures were automatically converted into shares and warrants to be issued. Immediately prior to conversion, the Company revalued the mandatory convertible debentures. The fair value of the shares were valued using a share price of $0.34 and the warrants using the Black-Scholes option pricing model (Note 13).

As at July 31, 2024
Probability of De-SPAC Transaction closing by maturity date	85%
Risk-free interest rate	4.42%
Expected term (years)	0.19
Expected annual volatility for the Company	92.5%
Expected annual volatility for Focus Impact	2.5%
Common conversion ratio	0.083
Foreign exchange rate	0.7242

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
11.	Warrant liabilities
Impact of Change in Functional Currency on August 1, 2024
As at July 31, 2024, the Company had 1,328,846 warrants outstanding. The exercise price of these warrants is denominated in CAD. Due to the change in functional currency of the Company, a total of 1,220,668 warrants which were issued in connection with the Company’s reverse merger on November 4, 2022 and for private placements with an initial carrying value of $1,836,666 were reassessed to be derivative liabilities. The fair value of the warrants upon the change in classification on August 1, 2024 of $454,571, was remeasured using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield - 0%, expected volatility - 105%, risk-free interest rate – 3.49% and an expected remaining life – 0.7 years. The fair value of these warrants is classified as Level 2 in the fair value hierarchy. The difference between the previous carrying value which was initially recorded as equity and the fair value of the warrant liabilities on August 1, 2024 was $1,382,096. Pursuant to ASC 815-40-35-9, the difference is recognized within equity.
108,178 of the warrants outstanding on August 1, 2024 were issued to brokers as compensation for finders fees (the “Broker Warrants”) and fall under the Scope of ASC 718, Stock-based Compensation. As the Company’s stock was primarily traded on the Cboe Exchange in Canadian dollars during the three months ended October 31, 2024, the exemption under ASC 718-10-25-14A is met and the Broker Warrants remain equity classified.
Changes to warrant liability during the six months ended January 31, 2025
On October 8, 2024, the Company’s mandatory convertible debentures were automatically converted to shares of the Company. The debt holders were supposed to receive 11,224 warrants exercisable at CAD$6.73 for two years. The warrants to be issued are recorded as warrant liabilities as the exercise price is denominated in CAD. The fair value of the warrants to be issued at conversion date was estimated to be $7,500 using the Black-Scholes option pricing model, with the following assumptions: expected dividend yield - 0%, expected volatility – 92.5%, risk-free interest rate – 4.53% and an expected remaining life – 2 years.
On October 29, 2024, 91,760 liability classified warrants were exercised at an exercise price of CAD$1.31 per share. The difference between the fair value of the warrants immediately preceding the exercise of $303,492 and the previously measured fair value of these warrants on August 1, 2024 of $141,096 was recognized as a change in fair value of the warrant liabilities of $162,396.
On November 4, 2024, 929,838 liability classified warrants, and 108,178 equity classified warrants expired. The fair value of the liability classified warrants were remeasured to $Nil upon expiry, and the difference to the previously measured fair value of these warrants on August 1, 2024 of $25,067 was recognized as a change in fair value of the warrant liabilities of ($25,067). No recognition was required for the equity classified warrants as a result of their expiry.
On November 6, 2024, 22,699,987 warrants were issued by the Company in consideration for the De-SPAC transaction (Note 4). The warrants were assessed to be derivative liabilities of the Company due to certain settlement provisions of the warrants do not meet the criteria for equity classification under Topic 815. The warrants are each exercisable at $1.52 for 0.9692 common stock, expiring on November 6, 2029. The fair value of the warrants were $7,196,286 upon issuance.
As at January 31, 2025, the fair value of the liability classified warrants were remeasured at $7,345,642 using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield - 0%, expected volatility - 99%, risk-free interest rate – 2.74% and an expected remaining life of 4.74 years. The Company recognized ($146,552) as a change in fair value for the period ended January 31, 2025.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
11.
Warrant liabilities (continued)
The following is a continuity of the Company’s derivative warrant liabilities:

Balance as at July 31, 2024	$—
Warrants fair value upon change in functional currency (Note 2)	454,571
Warrants issued upon De-SPAC transaction (Note 4)	7,196,286
Warrants to be issued (mandatory convertible debentures)	7,500
Change in fair value of warrant liabilities (exercised warrants)	162,396
Change in fair value of warrant liabilities (expired warrants)	(25,067)
Fair value of warrants exercised	(303,492)
Change in fair value of warrant liabilities	(146,552)
Balance as at January 31, 2025	$7,345,642

12.	Stock option liabilities
Impact of listing on the NASDAQ on November 6, 2024
As at November 6, 2024, the Company had 627,786 stock options outstanding. The exercise price of these stock options is denominated in CAD. Due to the listing of the Company on the NASDAQ (Note 4) and commencement of trading of shares in the United States dollars, exemptions available under ASC 718-10-25-14 to classify stock options with strike prices in foreign currencies as equity were no longer met and all stock options outstanding were reassessed to be derivative liabilities. The fair value of the stock options upon the change in classification on November 6, 2024 of $330,090, was remeasured using the Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield - 0%, expected volatility - 97%, risk-free interest rate – 3.12% and an expected remaining life – 5.96 years. The fair value of these options is classified as Level 2 in the fair value hierarchy. The difference between the previous carrying value which was initially recorded as equity and the fair value of the option liabilities on August 1, 2024 was $1,381,715. Pursuant to ASC 815-40-35-9, the difference is recognized within equity.
Changes to stock option liability during the six months ended January 31, 2025
As at January 31, 2025, the fair value of the liability classified stock options were remeasured at $152,631 using Black-Scholes option pricing model, with the following assumptions (weighted average): expected dividend yield - 0%, expected volatility - 98%, risk-free interest rate – 2.86% and an expected remaining life of 5.59 years. The Company recognized ($177,459) as a change in fair value for the period ended January 31, 2025.
The following is a continuity of the Company’s derivative stock option liabilities:

Balance as at July 31, 2024	$—
Stock options fair value upon change De-SPAC transaction (Note 4)	330,090
Change in fair value of stock option liabilities	(177,459)
Balance as at January 31, 2025	$152,631

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
13.	Share capital
(a)	Authorized
The Company is authorized to issue an unlimited number of common stock without par value.
(b)	Shares issued
Shares issued during the six months ended January 31, 2025
On September 5, 2024, the Company issued 15,963 shares with a fair value of $47,904 in settlement of accounts payable in the amount of $39,527 and recognized a loss on the settlement of $8,377.
In October 28, 2024, the Company issued 22,448 shares with a fair value of $49,500 for the conversion of the mandatory convertible debentures (Note 10).
On October 29, 2024, the Company issued 91,760 shares for the exercise of 600,000 share purchase warrants, at an exercise price of CAD$1.31 per share for gross proceeds of $86,237. The fair value of the warrants was $303,492.
On November 6, 2024, the Company completed the De-SPAC transaction (Note 4), with each of former Devv Holdings shares converted to securities of the Company on a 1 to 0.152934 basis. All disclosures in these financial statements on number of shares have been accordingly converted on the same basis. 5,159,209 shares with a fair value of $3,147,118 were retained by former shareholders of the Company as consideration for the De-SPAC transaction.
On November 6, 2024, upon completion of the De-SPAC transaction (Note 4), the Company also issued:
•	2,000,000 shares with a fair value of $1,220,000 for the acquisition of 50% interest in an associate, MSP (Note 6).
•
3,000,522 shares with a fair value of $1,830,318 in settlement of accounts payable and accrued liabilities with various vendors of Devv Holdings and Devv Corp, in the amount of $10,523,400. On October 29, 2024, the Focus Impact Sponsor transferred their Focus Impact Class A shares (“Sponsor Shares”) to the various vendors in settlement of the debt. Upon the closing of the De-SPAC transaction, the Company issued 3,000,522 replacement shares to the Focus Impact Sponsor. As Focus Impact Sponsor transferred the Sponsor Shares on behalf of the Company, and assumed the risk of the De-SPAC transaction not occurring (wherein Devv Holdings and Devv Corp would not have been obliged to compensate Focus Impact Sponsor in that eventuality), the transaction is more akin to a capital transaction per ASC 470-50-40-2, to reflect the risk undertaken by Focus Impact Sponsor in its capacity as a significant shareholder of the Company. As such the gain on settlement of $8,693,082 was recognized in equity.

•	1,694,808 shares to various parties for gross proceeds of $2,250,000, of which $20,000 remain receivable as of January 31, 2025.
•
500,000 shares with a fair value of $305,000 as a commitment fee in connection the ELOC Agreement with Helena I (Notes 7 and 17). The fair value of the shares is recognized as deferred financing costs of the Company.

•	3,249,876 shares with a fair value of $1,982,424 for the acquisition of carbon credits, and for deposits on carbon credits purchases (Note 5).
On November 13, 2024, the Company issued 557,290 shares with a fair value of $585,155 in consideration to Focus Impact Partners, for entering into a strategic consulting agreement (Note 17).
On December 27, 2024, the Company issued 412,478 shares with a fair value of $317,608 in settlement of accounts payable and accrued liabilities with various vendors of the Company, in the amount of $1,225,000, and recognized a gain on settlement of $907,392.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
13.
Share capital (continued)
Shares issued during the six months ended January 31, 2024
On August 4, 2023 the Company issued 91,760 shares for the exercise of 91,760 share purchase warrants, at an exercise price of CAD$1.31 per share.
On August 22, 2023 the Company issued 63,722 shares for the exercise of 63,722 share purchase warrants, at an exercise price of CAD$1.31 per share.
On September 22, 2023 the Company issued 25,489 shares for the exercise of 25,489 share purchase warrants, at an exercise price of CAD$1.31 per share.
(c)	Share purchase warrants
The continuity of share purchase warrants is as follows:

	Number of warrants	Weighted Average Exercise price	Remaining life (Years)
Balance, July 31, 2023	1,509,817	$4.25	1.85
Exercised	(180,971)	$0.97	—
Balance, July 31, 2024	1,328,846	$4.72	0.67
Issued on RTO (Note 4)	22,699,987	$1.52	—
Exercised	(91,760)	$0.94	—
Expired	(1,038,016)	$5.64	—
Balance, January 31, 2025	22,899,057	$1.52	4.74

As at January 31, 2025, the following share purchase warrants were outstanding:

Number of warrants outstanding	Exercise price	Expiry date
12,999	CAD$13.08	June 30, 2025
186,071	CAD$1.31	September 29, 2026
22,699,987*	$1.52	November 6, 2029
22,899,057

*	Each warrant exercisable for 0.9692 common stock.
All of the warrants outstanding are liability classified (Note 11).
The Company has 11,224 warrants with an exercise price of CAD$6.73 to be issued as of January 31, 2025.
(d)	Options
The continuity of the Company’s stock options is as follows:

	Number of options	Weighted average exercise price
Outstanding, October 31, 2024 and July 31, 2024	627,786	CAD$5.56
Forfeited	(13,991)	CAD$5.24
Cancelled	(27,301)	CAD$5.24
Outstanding, January 31, 2025	586,494	CAD$5.56
Exercisable, July 31, 2024	334,964	CAD$5.56
Exercisable, January 31, 2025	419,338	CAD$5.53

As at January 31, 2025, the weighted average remaining contractual life of outstanding options is 5.59 years (July 31, 2024 – 7.09 years).

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
13.
Share capital (continued)
As at January 31, 2025, the following stock options were outstanding and exercisable:

Number of options outstanding	Exercise price	Expiry date	Number of options exercisable
26,763	CAD$5.24	January 17, 2028	26,763
91,760	CAD$5.24	February 6, 2028	68,820
84,113	CAD$7.26	May 15, 2028	53,909
7,646	CAD$7.72	June 26, 2028	5,734
229,398	CAD$5.24	January 17, 2032	160,578
45,880	CAD$5.24	March 1, 2032	32,116
9,176	CAD$5.24	March 14, 2032	6,424
76,466	CAD$5.24	October 12, 2032	53,526
15,292	CAD$5.24	February 6, 2033	11,468
586,494			419,338

No stock options were issued during the six months ended January 31, 2025 and 2024.
Share-based compensation – Options
Share-based payments relating to the vesting of options for the six months ended January 31, 2025 was $47,191 (2024 - $434,605) and is recorded as salaries and wages on the consolidated statement of operations.
As of November 6, 2024, upon the listing of the Company’s shares on the NASDAQ, all stock options outstanding are liability classified (Note 12).
(e)	Restricted stock units (“RSUs”)
The continuity of the Company’s RSU’s is as follows:

Number of RSU’s
Outstanding, July 31, 2023	1,036,892
Granted	177,949
Outstanding, July 31, 2024	1,214,841
Forfeited	(37,541)
Outstanding, January 31, 2025	1,177,300

No RSUs were granted during the six months ended January 31, 2025 and 2024.
As at January 31, 2025, the Company had 1,177,300 (July 31, 2024 – 1,214,841) restricted stock units (“RSUs”) outstanding, of which 571,361 (July 31, 2024 – 259,988) had vested. All vested RSU’s are to be settled by December 31st of the calendar year in which the RSUs vest.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
13.
Share capital (continued)
As at January 31, 2025, the following RSUs were outstanding and vested:

Number of RSUs outstanding	Grant date	Number of RSUs Vested
9,176	November 30, 2021	6,117
382,335	December 24, 2021	210,284
10,094	March 1, 2022	10,094
627,029	March 14, 2022	344,866
148,666	July 30, 2024	—
1,177,300		571,361

Stock-based compensation – RSU’s
Share-based payments relating to the vesting of RSUs for the six months ended January 31, 2025 was $245,705 (2024 - $351,712) and is recorded as salaries and wages on the consolidated statement of operations.
14.	Related party transactions and balances
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties.
At January 31, 2025, the Company had amounts owing and accrued liabilities of $525,398 (July 31, 2024 - $478,072) payable to directors and officers of the Company for salaries, expense reimbursements and professional fees. These amounts are non-interest bearing and have no terms of repayment.
During the six months ended January 31, 2025, the Company accrued wages and management fees of $380,000 and $100,000 (2024 - $323,770 and $84,920), respectively, to officers of the Company.
During the six months ended January 31, 2025, the Company accrued interest of $76,601 (2024 - $1,104) on convertible debentures payable to related parties (Note 9).
During the six months ended January 31, 2025, the Company amended the terms of convertible debentures payable to Focus Impact Partners and Focus Impact Sponsor (Note 9).
During the six months ended January 31, 2025, the Company issued 557,290 common shares with a fair value of $585,155 to Focus Impact Partners in consideration for a strategic consulting agreement (Note 13).
During the year ended July 31, 2024, the Company issued convertible debentures to Devvio and Envviron (Note 9). During the six months ended January 31, 2025, these loans were amended to extend their maturities.
During the year ended July 31, 2024, the Company signed an amended strategic partnership agreement with Devvio (Note 17).
15.	Financial instruments
As at January 31, 2025, the Company’s financial instruments consist of cash, GST receivable, corporate taxes receivable, subscription receivable, deposit on carbon credits purchase, accounts payable and accrued liabilities, convertible debentures, mandatory convertible debentures, warrant liabilities, stock option liabilities, stop loss provision liabilities and derivative liabilities. The Company classifies cash, GST receivable, corporate taxes receivable, subscription receivable and deposit on carbon credits purchase as

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
15.
Financial instruments (continued)
financial assets held at amortized cost. The Company classifies accounts payable and accrued liabilities as financial liabilities which are held at amortized cost. The Company’s mandatory convertible debentures, warrant liabilities, stock option liabilities, and stop loss provision liabilities are carried at FVTPL. The Company’s convertible debentures are hybrid instruments where the debt host component is held at amortized cost and the embedded derivative was measured at FVTPL, until upon their amendments (Note 9), or the completion of the De-SPAC transaction (Note 4) of the Company, when they met the criteria for equity classification and were transferred to equity.
The Company’s derivative liabilities and mandatory convertible debentures are level 3 financial instruments and its warrant liabilities and stock option liabilities are Level 2 instruments. In determining fair value, the Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. Observable or market inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s assumptions based on the best information available. The unobservable inputs used for valuation of the mandatory convertible debentures and derivative liabilities included volatility and probability of De-SPAC transaction. Any significant changes in unobservable inputs could result in significantly lower or higher fair value measurements.
The risk exposure arising from these financial instruments is summarized as follows:
(a)	Credit risk
The Company’s financial assets are cash, GST receivable, corporate taxes receivable, subscription receivable, and deposit on carbon credits purchase. The Company’s maximum exposure to credit risk, as at period end, is the carrying value of its financial assets, being $992,488. The Company holds its cash with a major financial institution and with a publicly traded payment processing company therefore minimizing the Company’s credit risk.
(b)	Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company manages liquidity by maintaining adequate cash balances and by raising equity financings. The Company has no assurance that such financings will be available on favorable terms. In general, the Company attempts to avoid exposure to liquidity risk by obtaining corporate financing through the issuance of shares.
As at January 31, 2025, the Company had cash of $16,665 to settle the contractual obligation of current liabilities of $9,975,493 which fall due for payment within twelve months of the statement of financial position. All of the Company’s contractual obligations are current and due within one year.
(c)	Market risk
Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or value of its holdings or financial instruments. At January 31, 2025, the Company has minimal exposure to these risks.
16.	Segmented information
The Company operates in one reportable operating segment – the development and monetization of environmental assets. The Company has not generated revenue to date and as such has no reportable segment revenues. The Company’s assets are located in Canada.

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
17.	Commitments and contingencies
•
On September 12, 2023, the Company amended their existing strategic partnership agreement with Devvio, a related party. The Company has committed to making specific payments to Devvio. They will provide a minimum advance of $1,000,000 by August 1, 2024, followed by $1,270,000 by August 1, 2025 and August 1, 2026. Additionally, starting from 2027, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement. On July 8, 2024, the parties further amended the agreement such that the minimum advances extended by one year and are now due as follows: $1,000,000 by August 1, 2025, followed by $1,270,000 by August 1, 2026 and August 1, 2027. Additionally starting in calendar year 2028, if advance royalty payments fall below $1,000,000 in any year, Devvio has the right to terminate the Strategic Partnership Agreement.

•
On February 16, 2024, the Company entered into a licensing agreement with Greenlines Technology Inc. for the use of certain technologies. The Company has agreed to pay $42,000 within 15 days of the closing of the BCA. Commencing January 1, 2025, the Company has agreed to pay an annual fee of $12,000 of the first day of each calendar year for the use of the technology.

•
On October 29, 2024, the Company entered into the ELOC Agreement with Helena I (Note 7). Following the closing of the De-SPAC Transaction and the Helena I Registration Statement becoming effective, the Company is to issue to Helena I common shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $0.75.

•
On November 13, 2024, the Company entered into a strategic consulting agreement with Focus Impact Partners, pursuant to which the Focus Impact Partners will provide the Company with certain consulting services (“Strategic Consulting Agreement”) in consideration of an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023. Fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) the Company has successfully raised $5,000,000 in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) the Company has 2 or more consecutive quarters of positive cash flow from operations. DevvStream Corp. will pay the Focus Impact Partners additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction. The Strategic Consulting Agreement has a term of three years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one-year periods at the end of each year unless either party provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement.

•
From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At January 31, 2025, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

18.	Subsequent events
NASDAQ Listing
On February 12, 2025, DevvStream Corp. received a notice from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive trading days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Nasdaq Listing

DevvStream Corp.
Notes to Condensed Consolidated Interim Financial Statements
(Unaudited - Expressed in United States dollars)

For the six months ended January 31, 2025 and 2024
18.
Subsequent events (continued)
Rule 5550(a)(2) because the closing bid price of the Company’s common stock for the prior 30 consecutive business days was lower than the minimum bid price requirement of $1.00 per share. The Company has 180 calendar days, or by August 13, 2025, to regain compliance with the minimum bid price requirement but could be eligible for an additional 180-day compliance period.
Issuance of shares
On March 17, 2025, the Company issued 166,667 shares in accordance with the ELOC Agreement with Helena I (Note 7) in satisfaction of the $125,000 commitment (Note 17) upon the effectiveness of the Helena I Registration Statement.
In March 2025, the Company issued 1,606,000 shares in accordance with the ELOC Agreement with Helena I (Note 7) for gross proceeds of $481,530.
Related Party Convertible Debt
On March 19, 2025, the Company received an additional advance of $218,000 into the Focus Impact Partners Convertible Debt (Note 9).
Executive Officer Equity Awards
On March 26, 2025, the Board approved an award of 305,867 restricted stock units and 400,000 stock options to officers of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and Board of Directors of
Focus Impact Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Focus Impact Acquisition Corp. (the “Company”) as of December 31, 2023 and December 31, 2022, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and December 31, 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. As further described in Note 1 to the consolidated financial statements, the Company is a Special Purpose Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses on or before May 1, 2024 or make deposits monthly into Company’s trust account to extend the business combination deadline by an additional six months through November 1, 2024. The Company entered into a business combination agreement with a business combination target on September 12, 2023; however, the completion of this transaction is subject to the approval of the Company’s stockholders among other conditions. There is no assurance that the Company will obtain the necessary approvals, satisfy the required closing conditions, raise the additional capital it needs to fund its operations, and complete the transaction prior to May 1, 2024, if at all. The Company also has no approved plan in place to extend the business combination deadline and fund operations for any period of time after May 1, 2024, in the event that it is unable to complete a business combination by that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2021.
New York, New York
April 5, 2024

FOCUS IMPACT ACQUISITION CORP.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
Assets:
Current assets:
Cash	$224,394	$1,426,006
Restricted cash	75,773	—
Income tax receivable	13,937	—
Prepaid expenses	4,091	367,169
Total current asset	318,195	1,793,175

Cash and Investment held in Trust Account	62,418,210	237,038,010
Total assets	$62,736,405	$238,831,185

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$4,408,080	$1,001,990
Due to Sponsor	240,000	120,000
Franchise taxes payable	40,030	63,283
Income taxes payable	—	645,442
Excise tax payable	2,235,006	—
Redemption payable	43,640,022	—
Promissory note - related party	1,875,000	—
Total current liabilities	52,438,138	1,830,715

Warrant liability	454,000	1,135,000
Marketing agreement	150,000	150,000
Deferred underwriting fee	—	8,650,000
Total liabilities	53,042,138	11,765,715

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 1,717,578 and 23,000,000 shares at redemption value of $10.98 and 10.31 per share as of December 31, 2023 and 2022, respectively	18,853,961	237,020,680

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 5,000,000 and none issued and outstanding, (excluding 1,717,578 and 23,000,000 shares subject to possible redemption), respectively	500	—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 750,000 and 5,750,000 shares issued and outstanding, respectively	75	575
Additional paid-in capital	—	—
Accumulated deficit	(9,160,269)	(9,955,785)
Total stockholders’ deficit	(9,159,694)	(9,955,210)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$62,736,405	$238,831,185

The accompanying notes are an integral part of these consolidated financial statements.

FOCUS IMPACT ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2023	2022
Operating costs	$5,219,930	$1,784,832
Marketing service fee	—	150,000
Loss from operations	(5,219,930)	(1,934,832)

Other Income
Change in fair value of warrant liabilities	681,000	10,669,000
Recovery of offering costs allocated to warrants	309,534	—
Operating account interest income	14,786	7,413
Income from Trust Account	5,350,288	3,433,975
Total other income	6,355,608	14,110,388

Loss before provision for income taxes	1,135,678	12,175,556
Provision for income taxes	(1,111,731)	(645,442)
Net income	$23,947	$11,530,114

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	11,072,452	23,000,000
Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.00	$0.40
Basic and diluted weighted average shares outstanding, Class A (non-redeemable) and Class B common stock	5,750,000	5,750,000
Basic and diluted net income per share, Class A (non-redeemable) and Class B common stock	$0.00	$0.40

The accompanying notes are an integral part of these consolidated financial statements.

FOCUS IMPACT ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2023 AND 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	—	$—	5,750,000	$575	$—	$(19,065,219)	$(19,064,644)
Accretion for Class A common stock to redemption amount	—	—	—	—	—	(2,420,680)	(2,420,680)
Net income	—	—	—	—	—	11,530,114	11,530,114
Balance as of December 31, 2022	—	—	5,750,000	575	—	(9,955,785)	(9,955,210)
Excise tax payable in connection with redemptions	—	—	—	—	—	(2,235,006)	(2,235,006)
Extension funding of Trust Account	—	—	—	—	—	(1,300,000)	(1,300,000)
Waiver of Deferred Underwriting Fee	—	—	—	—	—	8,340,466	8,340,466
Conversion of Class B common stock to Class A common stock	5,000,000	500	(5,000,000)	(500)	—	—	—
Accretion for Class A common stock to redemption amount	—	—	—	—	—	(4,033,891)	(4,033,891)
Net income	—	—	—	—	—	23,947	23,947
Balance as of December 31, 2023	5,000,000	$500	750,000	$75	$—	$(9,160,269)	$(9,159,694)

The accompanying notes are an integral part of these consolidated financial statements.

FOCUS IMPACT ACQUISITION CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income	$23,947	$11,530,114
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liability	(681,000)	(10,669,000)
Recovery of offering costs allocated to warrants	(309,534)	—
Income from investments held in Trust Account	(5,350,288)	(3,433,975)
Changes in assets and liabilities:
Prepaid expenses	363,078	452,365
Accounts payable and accrued expenses	3,406,090	345,676
Franchise tax payable	(23,253)	645,442
Marketing service fee	—	150,000
Due to related party	120,000	120,000
Income taxes payable	(659,379)	(107,676)
Net cash used in operating activities	(3,110,339)	(967,054)

Cash flows from investing activities:
Trust extension funding	(1,300,000)	—
Cash withdrawn from Trust Account in connection with redemption	179,860,588	—
Cash withdrawn from Trust Account to pay taxes obligation	1,409,500	999,121
Net cash provided by investing activities	179,970,088	999,121

Cash flows from financing activities:
Redemption of common stock	(179,860,588)	—
Proceeds from issuance of promissory note to related party	1,875,000	—
Net cash used in financing activities	(177,985,588)	—

Net change in cash	(1,125,839)	32,067
Cash, beginning of the year	1,426,006	1,393,939
Cash, end of the year	$300,167	$1,426,006

Supplemental disclosure of cash flow information:
Remeasurement adjustment of carrying value of Class A common stock to redemption amount	$5,333,891	$2,420,680
Conversion of Class B common stock to Class A common stock	$500	$—
Excise tax payable in connection with redemption	$2,235,006	$—
Impact of the waiver of deferred commission by the underwriters	$8,340,466	$—
Payable to redeemable shareholders	$43,640,022	$—
Income taxes paid	$1,770,029	$—

The accompanying notes are an integral part of these consolidated financial statements.

FOCUS IMPACT ACQUISITION CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2023
Note 1 - Organization and Business Operations
Organization and General
Focus Impact Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 23, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2023, the Company had not commenced any operations. All activity for the period from February 23, 2021 (inception) through December 31, 2023 relates to the Company’s formation and the Initial Public Offering (“IPO”) (as defined below), and since the closing of the IPO, the search for a prospective initial business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.
Sponsor and Financing
The Company’s sponsor is Focus Impact Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).
The registration statement for the Company’s IPO was declared effective on October 27, 2021 (the “Effective Date”). On November 1, 2021, the Company consummated its IPO of 23,000,000 units (the “Units”) which included the exercise of the underwriters’ option to purchase an additional 3,000,000 Units at the IPO price to cover over-allotments. Each Unit consists of one share of Class A common stock, $0.0001 par value per share (the “Class A common stock”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000, which is discussed in Note 3.
Simultaneously with the closing of IPO the Company completed the private sale of 11,200,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $11,200,000.
Upon the closing of the IPO (including the full exercise of the underwriters’ over-allotment option) and the private placement, $234,600,000 has been placed in a trust account (the “Trust Account”), representing the redemption value of the Class A common stock sold in the IPO, at their redemption value of $10.20 per share.
Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the value of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable) at the time of the Company signing a definitive agreement in connection with the Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
Upon the closing of the IPO, $10.20 per Unit sold in the IPO (including the full exercise of the underwriters’ over-allotment option) and the proceeds of the sale of the Private Placement Warrants, are held in a trust account (“Trust Account”) and will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The trust account is intended as a holding place for funds pending the earliest to occur of: (a) the completion of the initial Business Combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (i) to modify the substance or timing of the Company’s obligation to provide holders of the Company’s Class A common stock the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination by May 1, 2024, which can be extended to November 1, 2024 (with required funding in the Trust Account) or (ii) with respect to any other provisions relating to the rights of holders of the Company’s Class A common stock, and (c) the redemption of the Company’s public shares if the Company has not consummated the initial Business Combination by May 1, 2024, which can be extended to November 1, 2024 (with required funding in the Trust Account) subject to applicable law.
The Company will provide its public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed Business Combination or conduct a tender offer will be made by the Company, solely in the Company’s discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek stockholder approval under the law or stock exchange listing requirement. The public stockholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be approximately $10.20 per public share. All of the Public Shares contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with an initial Business Combination and in connection with certain amendments to the amended and restated certificate of incorporation. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. The Class A common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). While redemptions cannot cause the Company’s net tangible assets to fall below $5,000,001, the Public Shares are redeemable and will be classified as such on the balance sheet until such date that a redemption event takes place. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.
The Company’s amended and restated certificate of incorporation provides that the Company will have until the Termination Date (as defined below) to complete the initial Business Combination. If the Company does not complete the initial Business Combination by the Termination Date, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors entered into a letter agreement with us, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of the initial Business Combination and a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) that would modify the substance or timing of the Company’s obligation to provide holders of shares of Class A common stock the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination by May 1, 2024, which can be extended to November 1, 2024 (with required funding in the Trust Account) or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A commons stock and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if the Company fails to consummate an initial Business Combination by May 1, 2024, which can be extended to November 1, 2024 (with required funding in the Trust Account) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame). Further, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor. If the Company submits the initial Business Combination to the Company’s public stockholders for a vote, the Company will complete the initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial Business Combination.
The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay the Company’s franchise and income taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of the Company. The Company has not asked the Sponsor to reserve for such indemnification obligations. None of the Company’s officers will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Extension of Combination Period
On April 25, 2023, the Company held a special meeting of stockholders (the “Extension Meeting”) to amend the Company’s amended and restated certificate of incorporation to (i) extend the date (the “Termination Date”) by which the Company has to consummate a Business Combination from May 1, 2023 (the “Original Termination Date”) to August 1, 2023 (the “Charter Extension Date”) and to allow the Company, without another shareholder vote, to elect to extend the Termination Date to consummate a Business Combination on a monthly basis for up to nine times by an additional one month each time after the Charter Extension Date, by resolution of the Company’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until May 1, 2024, or a total of up to twelve months after the Original Termination Date, unless the closing of the Company’s initial Business Combination shall have occurred prior to such date (such amendment, the “Extension Amendment” and such proposal, the “Extension Amendment Proposal”) and (ii) remove the limitation that the Company may not redeem shares of public stock to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended, of less than $5,000,000 (such amendment, the “Redemption Limitation Amendment” and such proposal, the “Redemption Limitation Amendment Proposal”). The shareholders of the Company approved the Extension Amendment Proposal and the Redemption Limitation Amendment at the Extension Meeting and on April 26, 2023, the Company filed the Extension Amendment and the Redemption Limitation Amendment with the Secretary of State of Delaware.
In connection with the vote to approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the holders of 17,297,209 shares of Class A common stock, par value $0.0001 per share, of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.40 per share, for an aggregate redemption amount of $179,860,588.
As disclosed in the proxy statement relating to the Extension Meeting, the Sponsor agreed that if the Extension Amendment Proposal is approved, it or one or more of its affiliates, members or third-party designees (the “Lender”) will contribute to the Company as a loan, within ten (10) business days of the date of the Extension Meeting, of the lesser of (a) an aggregate of $487,500 or (b) $0.0975 per share that is not redeemed in connection with the Extension Meeting, to be deposited into the Trust Account. In addition, in the event the Company does not consummate an initial business combination by August 1, 2023, the Lender may contribute to the Company the lesser of (a) $162,500 or (b) $0.0325 per each share of public stock that is not redeemed in connection with the Extension Meeting as a loan to be deposited into the Trust Account for each of nine one-month extensions following August 1, 2023. On October 31, 2023, the Company deposited an additional $162,500 in the Trust Account to extend the Termination Date to December 1, 2023. On December 1, 2023, the Company deposited an additional $162,500 in the Trust Account to extend the Termination Date to January 1, 2024. As of December 31, 2023 a total of $1,300,000 has been paid regarding the extensions.
In association with the approval of the Extension Amendment Proposal, on May 9, 2023, the Company issued an unsecured promissory note in the total principal amount of up to $1,500,000 (the “Promissory Note”) to the Sponsor and the Sponsor funded deposits into the Trust Account. The Promissory Note does not bear interest and matures upon closing of the Company’s initial Business Combination. In the event that the Company does not consummate a Business Combination, the Promissory Note will be repaid only from amounts remaining outside of the Trust Account, if any. Up to the total principal amount of the Promissory Note may be converted, in whole or in part, at the option of the Lender into warrants of the Company at a price of $1.00 per warrant, which warrants will be identical to the Private Placement Warrants issued to the Sponsor at the time of the IPO.
On December 29, 2023, the Company held a special meeting of stockholders (the “Extension Meeting 2”) to amend the Company’s amended and restated certificate of incorporation to (i) extend the Termination Date from January 1, 2024 to April 1, 2024 (the “Charter Extension Date 2”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to seven times by an additional one month each time after the Charter Extension Date 2, by resolution of the Company’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until November 1, 2024, or a total of up to ten months after January 1, 2024, unless the closing of the Company’s initial Business Combination shall have occurred prior to such date (such amendment, the “Extension Amendment 2” and such proposal, the “Extension Amendment Proposal 2”). The stockholders of the Company approved the Extension Amendment Proposal 2 at the Extension Meeting 2 and on December 29, 2023, the Company filed the Extension Amendment 2 with the Secretary of State of Delaware.
In connection with the vote to approve the Extension Amendment Proposal 2, the holders of 3,985,213 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.95 per share, for an aggregate redemption amount of approximately $43,640,022. As of December 31, 2023, funds related to these redemptions have not been distributed and are reported on the consolidated balance sheet as redemption payable.
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
On October 16, 2023, the Company, received a written notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with Nasdaq Listing Rule 5450(a)(2), which requires a minimum of 400 total holders for continued listing on the Nasdaq Global Market (the “Minimum Public Holders Rule”).
Based on the Company’s plan of compliance submitted to Nasdaq on November 17, 2023, Nasdaq granted the Company an extension until April 15, 2024 to regain compliance with the Minimum Public Holders Rule. In the event the Company does not regain compliance with the Minimum Public Holders Rule, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Listing Qualifications Panel.
Additionally, on December 21, 2023, the Sponsor, converted 5,000,000 shares of the company’s Class B common stock to Class A common stock. The converted shares of Class A common stock hold no interest in the Trust Account and are non-redeemable.

Proposed Business Combination
On September 12, 2023, Focus Impact Acquisition Corp., a Delaware corporation (“FIAC”) entered into a Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, collectively, the “Business Combination”), by and among FIAC, Focus Impact Amalco Sub Ltd., a wholly-owned subsidiary of FIAC and a company existing under the laws of the Province of British Columbia (“Amalco Sub”) and DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (“Devvstream”). Pursuant to the Business Combination Agreement, among other things FIAC will acquire DevvStream for consideration of shares in FIAC following its continuance to the Province of Alberta (as further explained below). The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions and other terms relating to the mergers and the other transactions contemplated thereby, are summarized below.
Structure of the Business Combination
The acquisition is structured as a continuance followed by an amalgamation transaction, resulting in the following:
(a)
prior to the Effective Time, FIAC will continue (the “FIAC Continuance”) from the State of Delaware under the Delaware General Corporation Law (“DGCL”) to the Province of Alberta under the Business Corporations Act (Alberta) (“ABCA”) and change its name to DevvStream Corp. (“New PubCo”).

(b)
following the FIAC Continuance, and in accordance with the applicable provisions of the Plan of Arrangement and the Business Corporations Act (British Columbia) (the “BCBCA”), Amalco Sub and DevvStream will amalgamate to form one corporate entity (“Amalco”) in accordance with the terms of the BCBCA (the “Amalgamation”), and as a result of the Amalgamation, (i) each Company Share issued and outstanding immediately prior to the Effective Time will be automatically exchanged for that certain number of New PubCo Common Shares equal to the applicable Per Common Share Amalgamation Consideration, (ii) each Company Option and Company RSU issued and outstanding immediately prior to the Effective Time will be cancelled and converted into Converted Options and Converted RSUs, respectively, in an amount equal to the Company Shares underlying such Company Option or Company RSU, respectively, multiplied by the Common Conversion Ratio (and, for Company Options, at an adjusted exercise price equal to the exercise price for such Company Option prior to the Effective Time divided by the Common Conversion Ratio), (iii) each Company Warrant issued and outstanding immediately prior to the Effective Time shall become exercisable for New PubCo Common Shares in an amount equal to the Company Shares underlying such Company Warrant multiplied by the Common Conversion Ratio (and at an adjusted exercise price equal to the exercise price for such Company Warrant prior to the Effective Time divided by the Common Conversion Ratio), (iv) each holder of Company Convertible Notes, if any, issued and outstanding immediately prior to the Effective Time will first receive Company Shares and then New PubCo Common Shares in accordance with the terms of such Company Convertible Notes and (v) each common share of Amalco Sub issued and outstanding immediately prior to the Effective Time will be automatically exchanged for one common share of Amalco (the FIAC Continuance and the Amalgamation, together with the other transactions related thereto, the “Proposed Transactions”).

(c)
Simultaneously with the execution of the Business Combination Agreement, FIAC and Focus Impact Sponsor, LLC, a Delaware limited liability company (“FIAC Sponsor”) entered into a Sponsor Side Letter, pursuant to which, among other things, FIAC Sponsor agreed to forfeit (i) 10% of its SPAC Class B Shares effective as of the consummation of the Continuance at the closing of the Proposed Transactions and (ii) with FIAC Sponsor’s consent, up to 30% of its SPAC Class B Shares and/or warrants in connection with financing or non-redemption arrangements, if any, entered into prior to consummation of the Business Combination Pursuant to the Sponsor Side Letter, FIAC Sponsor also agreed to (1) certain transfer restrictions with respect to SPAC securities, lock-up restrictions (terminating upon the earlier of: (A) 360 days after the Closing Date, (B) a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of New PubCo’s stockholders having the right to exchange their equity for cash, securities or other property or (C) subsequent to the Closing Date, the closing price of the New Pubco Common Shares equaling or exceeding $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing) and (2) to vote any FIAC shares held by it in favor of the Business Combination Agreement, the Arrangement Resolution and the Proposed Transactions, and provided customary representations and warranties and covenants related to the foregoing.
(d)
In addition, contemporaneously with the execution of the Business Combination Agreement, DevvStream, FIAC and each of Devvio, Inc., the majority and controlling shareholder of DevvStream, and DevvStream’s directors and officers (the “Core Company Securityholders”) entered into Company Support & Lock-Up Agreements (the “Company Support Agreements”), pursuant to which, among other things, (i) each of the Core Company Securityholders agreed to vote any Company Shares held by him, her or it in favor of the Business Combination Agreement, the Arrangement Resolution and the Proposed Transactions, and provided customary representations and warranties and covenants related to the foregoing, and (ii) each of the Core Company Securityholders has agreed to certain transfer restrictions with respect to DevvStream securities prior to the Effective Time and lock-up restrictions with respect to the New PubCo Common Shares to be received by such Core Company Securityholder under the Business Combination Agreement, which lock-up restrictions are consistent with those agreed to by FIAC Sponsor in the Sponsor Side Letter.

Consideration
The aggregate consideration to be paid to DevvStream shareholders and securityholders is that number of New PubCo Common Shares (or, with respect to Company Options, Company RSUs and Company Warrants, a number of Converted Options, Converted Options and Converted Warrants consistent with the aforementioned conversion mechanics) equal to (a)(i) $145 million plus (ii) the aggregate exercise price of all in-the-money options and warrants immediately prior to the Effective Time (or exercised in cash prior to the Effective Time) divided by (b) $10.20 (the “Share Consideration”). The Share Consideration is allocated among DevvStream shareholders and securityholders as set forth in the Business Combination Agreement.
Closing
The Closing will be on a date no later than two Business Days following the satisfaction or waiver of all of the closing conditions. It is expected that the Closing will occur on or before June 12, 2024. The Business Combination Agreement contains customary representations, warranties and covenants of (a) DevvStream and (b) FIAC and Amalco Sub relating to, among other things, their ability and authority to enter into the Business Combination Agreement and their capitalization and operations.
Expenses
The Business Combination Agreement provides for the following with respect to expenses related to the Proposed Transactions
•	If the Proposed Transactions are consummated, New PubCo will bear Expenses of the parties, including the SPAC Specified Expenses and any Excise Tax Liability (as defined below).
•
If (a) FIAC or DevvStream terminate the Business Combination Agreement as a result of a mutual written consent, the Required SPAC Shareholder Approval not being obtained, or the Effective Time not occurring by the Outside Date or (b) DevvStream terminates the Business Combination Agreement due to a breach of any representation or warranty by FIAC or Amalco Sub, then all Expenses incurred in connection with the Business Combination Agreement and the Proposed Transactions will be paid by the party incurring such Expenses, and no party will have any liability to any other party for any other expenses or fees.

•
If (a) FIAC or DevvStream terminate the Business Combination Agreement due to the Required Company Shareholder Approval not being obtained or (b) DevvStream terminates the Business Combination Agreement due to a Change in Recommendation by DevvStream’s board of directors or DevvStream entering into a Superior Proposal or (c) FIAC terminates the Business Combination Agreement due to a breach of any representation or warranty by DevvStream or a Company Material Adverse Effect, DevvStream will pay to FIAC all Expenses incurred by FIAC in connection with the Business Combination Agreement and the Proposed Transactions up to the date of such termination

(including (i) SPAC Specified Expenses incurred in connection with the transactions, including SPAC Extension Expenses and (ii) any Excise Tax Liability provided that, solely with respect to Excise Tax Liability, notice of such termination is provided after December 1, 2023).
Sponsor Side Letter
In connection with signing the Business Combination Agreement, FIAC and FIAC Sponsor entered into a letter agreement, dated September 12, 2023 (the “Sponsor Side Letter”), pursuant to which FIAC Sponsor agreed to forfeit (i) 10% of its SPAC Class B Shares effective as of the consummation of the Continuance at the closing of the Proposed Transactions and (ii) with FIAC Sponsor’s consent, up to 30% of its SPAC Class B Shares and/or warrants in connection with financing or non-redemption arrangements, if any, entered into prior to consummation of the Business Combination if any, negotiated by the Effective Date. Pursuant to the Sponsor Side Letter, FIAC Sponsor also agreed to (1) certain transfer restrictions with respect to SPAC securities, lock-up restrictions (terminating upon the earlier of: (A) 360 days after the Closing Date, (B) a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of New PubCo’s stockholders having the right to exchange their equity for cash, securities or other property or (C) subsequent to the Closing Date, the closing price of the New Pubco Common Shares equaling or exceeding $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing) and (2) to vote any SPAC Shares held by it in favor of the Business Combination Agreement, the Arrangement Resolution and the Proposed Transactions, and provided customary representations and warranties and covenants related to the foregoing.
Company Support & Lock-up Agreement
In connection with signing the Business Combination Agreement, Devvstream, FIAC and the Core Company Securityholders entered into the Company Support Agreements, dated September 12, 2023, pursuant to which (i) each of the Core Company Securityholders agreed to vote any Company Shares held by him, her or it in favor of the Business Combination Agreement, the Arrangement Resolution and the Proposed Transactions, and provided customary representations and warranties and covenants related to the foregoing, and (ii) each of the Core Company Securityholders has agreed to certain transfer restrictions with respect to DevvStream securities prior to the Effective Time and lock-up restrictions with respect to the New PubCo Common Shares to be received by such Core Company Securityholder under the Business Combination Agreement, which lock-up restrictions are consistent with those agreed to by FIAC Sponsor in the Sponsor Side Letter.
Financial and Capital Market Advisors
The Company has engaged (the “Engagement”) J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), to act as its (i) its financial advisor and capital markets advisor in connection with a possible acquisition of DevvStream (“Target”) (the “Sale Transaction”) and (ii) its placement agent in connection with a private placement of debt, equity, equity-linked or convertible securities (the “Securities”) or other capital or debt raising transaction in connection with the Sale Transaction (the “Offering”, and, together with the Sale Transaction, each a “Transaction” and collectively the “Transactions”).
The Company will pay CCM the sum of (i) an advisory fee in an amount equal to $2,500,000 simultaneously with the closing of the Sale Transaction plus (ii) a transaction fee in connection with the Offering of an amount equal to 4.0% of the sum of (A) the gross proceeds raised from investors and received by Company or Target simultaneously with or before the closing of the Offering and (B) the proceeds released from the Trust Account in connection with the Business Combination with respect to any stockholder of Client that (x) entered into a non-redemption or other similar agreement or (y) did not redeem the Company’s common stock, in each instance to the extent such stockholder was identified to the Company by CCM (collectively, the “Offering Fee” and together with the Advisory Fee, the “Transaction Fee”); provided, however, CCM shall receive no fee for any gross proceeds received from, or non-redemptions obtained from any investors holding capital stock of Target (other than any investor who acquired their capital stock of Target in open market activities). The Transaction Fee shall be payable to CCM simultaneously with the closing of the Transaction. In addition, the Company may, in its sole discretion, pay to CCM a discretionary fee in an amount up to $500,000 (the “Discretionary Fee”), simultaneously with the closing of the Sale Transaction, if the Company determines in its discretion and reasonable judgment that the performance of CCM in connection with its leadership role in connection with the

Transaction warrants such additional fee, taking into account, without limitation, (a) timing of the Transaction, (b) quality and delivery of services and advice hereunder, and (c) overall valuation attributable to the Transaction. No Advisory Fee, Offering Fee or Discretionary Fee shall be due to CCM if the Company does not complete the Sale Transaction.
Risks and Uncertainties
The Company’s results of operations and ability to complete an initial Business Combination may be adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending and geopolitical instability, such as the military conflict in Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and the Company’s ability to complete an initial business combination.
Consideration of Inflation Reduction Act Excise Tax
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.
On December 27, 2022, the Treasury published Notice 2023-2, which provided clarification on some aspects of the application of the excise tax. The notice generally provides that if a publicly traded U.S. corporation completely liquidates and dissolves, distributions in such complete liquidation and other distributions by such corporation in the same taxable year in which the final distribution in complete liquidation and dissolution is made are not subject to the excise tax. Although such notice clarifies certain aspects of the excise tax, the interpretation and operation of aspects of the excise tax (including its application and operation with respect to SPACs) remain unclear and such interim operating rules are subject to change.
Because the application of this excise tax is not entirely clear, any redemption or other repurchase effected by the Company, in connection with a Business Combination, extension vote or otherwise, may be subject to this excise tax. Because any such excise tax would be payable by the Company and not by the redeeming holders, it could cause a reduction in the value of the Company’s Class A common stock, cash available with which to effectuate a Business Combination or cash available for distribution in a subsequent liquidation. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination will depend on a number of factors, including (i) the structure of the Business Combination, (ii) the fair market value of the redemptions and repurchases in connection with the Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the Business Combination (or any other equity issuances within the same taxable year of the Business Combination) and (iv) the content of any subsequent regulations, clarifications, and other guidance issued by the Treasury. Further, the application of the excise tax in respect of distributions pursuant to a liquidation of a publicly traded U.S. corporation is uncertain and has not been addressed by the Treasury in regulations, and it is possible that the proceeds held in the Trust Account could be used to pay any excise tax owed by the Company in the event the Company is unable to complete a Business Combination in the required time and redeem 100% of the remaining Class A common stock in accordance with the Company’s amended and restated certificate of incorporation, in which case the amount that would otherwise be received by the public stockholders in connection with the Company’s liquidation would be reduced.
Liquidity and Capital Resources, Going Concern
In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believes that the funds which the Company has available following the completion of the IPO may not enable it to sustain operations for a period of at least one-year from the issuance date of these financial statements. Based on the foregoing, management believes that the Company may not have sufficient working capital to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation, working capital deficiency, and subsequent dissolution, should the Company be unable to complete a Business Combination, raises substantial doubt about the Company’s ability to continue as a going concern. The Company has until May 1, 2024, which can be extended to November 1, 2024 (with required funding in the Trust Account) to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after May 1, 2024, which can be extended to November 1, 2024 (with required funding in the Trust Account).
Note 2 - Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the consolidated financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2023 and 2022, the Company had cash of $224,394 and $1,426,006, respectively, and no cash equivalents. At December 31, 2023, the Company also had $75,773 of restricted cash related to funds withdrawn from the Trust Account reserved to the payment of taxes.
Cash and Investment Held in Trust Account
As of December 31, 2023, funds held in Trust Account consisted of interest bearing demand deposits and generally have a readily determinable fair value. Interest on the demand deposit account is included in income from cash and investments held in Trust Account in the accompanying statements of operations.
At December 31, 2022, investments held in the Trust Account are held in a money market fund characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below).
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2023 and 2022, the Company had not experienced losses on this account and management believes the Company was not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheet, primarily due to its short-term nature.
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.
Level 2—Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.
Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Net Income Per Common Stock
The Company has two classes of common stock, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of stockholders. Private and public warrants to purchase 22,700,000 Class A common stock at $11.50 per share were issued on November 1, 2021. No warrants were exercised during the year ended December 31, 2023 and 2022. The calculation of diluted income per common stock does not consider the effect of the warrants issued in connection with (i) the Initial Public Offering, (ii) the exercise of the over-allotment and (iii) the Private Placement since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted net income per common stock is the same as basic net income per common stock for the periods. Accretion associated with the redeemable Class A common stock is excluded from income per common stock as the redemption value approximates fair value.

	For the Year Ended December 31,
	2023		2022
	Redeemable Class A	Non-redeemable Class A and Class B	Redeemable Class A	Non-redeemable Class A and Class B
Basic and diluted net income per share
Numerator:
Allocation of net income	$15,762	$8,185	$9,224,091	$2,306,023
Denominator:
Weighted average shares outstanding	11,072,452	5,750,000	23,000,000	5,750,000
Basic and diluted net income per share	$0.00	$0.00	$0.40	$0.40

Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the consolidated statement of operations. Derivative assets and liabilities are classified in the consolidated balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date.
Warrant Liability
The Company accounted for the 22,700,000 warrants issued in connection with the IPO and Private Placement in accordance with the guidance contained in FASB ASC 815 “Derivatives and Hedging” whereby under that provision the warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classified the warrant instrument as a liability at fair value and will adjust the instrument to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the warrants are exercised or expire, and any change in fair value will be recognized in the Company’s consolidated statement of operations. The fair value of privately-held warrants was estimated using an internal valuation model. Our valuation model utilized inputs such as assumed share prices, volatility, discount factors and other assumptions and may not be reflective of the price at which they can be settled. Such warrant classification is also subject to re-evaluation at each reporting period.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of December 31, 2023 and 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it. Our effective tax rate was 97.9% and 5.3% for the year ended December 31, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the year ended December 31, 2023 and 2022, primarily due to changes in fair value in warrant liability, warrant transaction costs, business combination expenses and the valuation allowance on the deferred tax assets.

ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States as its only “major” tax jurisdiction.
The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Common Stock Subject to Possible Redemption
All of the common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all shares of Class A common stock have been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
As of December 31, 2023 and 2022, the Class A common stock subject to possible redemption reflected on the consolidated balance sheet are reconciled in the following table:

	December 31, 2023	December 31, 2022
As of beginning of the period	$237,020,680	$234,600,000
Less:
Redemptions	(223,500,610)	—
Plus:
Extension funding of Trust Account	1,300,000	—
Remeasurement adjustment of carrying value to redemption value	4,033,891	2,420,680
Class A common stock subject to possible redemption	$18,853,961	$237,020,680

At December 31, 2023, an excess of $75,773 was withdrawn from the interest earned in the Trust Account related to the timing of payments of taxes. As of the date of this filing, the Company has repaid the excess withdrawals from the Trust Account.
Recent Accounting Pronouncements
In August 2020, FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. The Company adopted ASU 2020-06 on January 1, 2022 and the standard was applied on a full retrospective basis. There was no material impact on the Company’s financial position, results of operations or cash flows.
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.
Note 3 - Initial Public Offering
On November 1, 2021, the Company sold 23,000,000 Units at a purchase price of $10.00 per Unit which included the exercise of the underwriters’ option to purchase an additional 3,000,000 Units at the initial public offering price to cover over-allotments. Each Unit had an offering price of $10.00 and consists of one share of Class A common stock of the Company, par value $0.0001 per share, and one-half of one warrant of the Company. Each full Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share.
Following the closing of the IPO on November 1, 2021, $234,600,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was deposited into the Trust Account. The net proceeds deposited into the Trust Account will be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Public Warrants
Each whole warrant entitles the registered holder to purchase one whole share of the Class A common stock at a price of $11.50 per share, subject to adjustment, at any time commencing on the later of twelve months from the closing of the IPO and 30 days after the completion of the initial Business Combination. The warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company has agreed that as soon as practicable, but in no event later than twenty business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants, and the Company will use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Company’s Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, will not be required to file or maintain in effect a registration statement, but will use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but will use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) the product of 0.361 and the number of whole warrants being exercised by such holder. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise the Company’s redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.
Once the warrants become exercisable, we may redeem the outstanding warrants:
•	in whole and not in part;
•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption;
•
if, and only if, the closing price of the Company’s Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Note 4 - Private Placement
On November 1, 2021, simultaneously with the closing of the IPO, the Company completed the private sale of 11,200,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $11,200,000.

A portion of the proceeds from the Private Placement Warrants has been added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination by the Termination Date, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the public shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.
The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis.
The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of the initial Business Combination and a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) that would modify the substance or timing of the Company’s obligation to provide holders of shares of Class A common stock the right to have their shares redeemed in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the initial Business Combination until May 1, 2024, which can be extended to November 1, 2024 (with required funding in the Trust Account) or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A commons stock and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if the Company fails to consummate an initial Business Combination until May 1, 2024, which can be extended to November 1, 2024 (with required funding in the Trust Account) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame). Further, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.
Note 5 - Related Party Transactions
Founder Shares
The Sponsor paid $25,000 to the Company in consideration for 5,750,000 shares of Class B common stock.
The founder shares will automatically convert into shares of Class A common stock upon consummation of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8.
Pursuant to the Sponsor Side Letter, the Sponsor agreed to (1) certain transfer restrictions with respect to the Company's securities, lock-up restrictions (terminating upon the earlier of: (A) 360 days after the Closing Date, (B) a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of New PubCo's stockholders having the right to exchange their equity for cash, securities or other property or (C) subsequent to the Closing Date, the closing price of the New Pubco Common Shares equaling or exceeding $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing) and (2) to vote any Company shares held by it in favor of the Business Combination Agreement, the Arrangement Resolution and the Proposed Transactions, and provided customary representations and warranties and covenants related to the foregoing.
Related Party Loans
In order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). If the Company completes an initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the

Private Placement Warrants, including as to exercise price, exercisability and exercise period. On May 9, 2023, the Company issued an unsecured promissory note in the total principal amount of up to $1,500,000 (the “Promissory Note”) to the Sponsor. At December 31, 2023 and 2022, $1,500,000 and $0 was outstanding and reported on the consolidated balance sheets as Promissory note - related party.
On December 1, 2023, the Company issued an unsecured promissory note in the total principal amount of up to $1,500,000 (the “Promissory Note”) to the Sponsor. The Promissory Note does not bear interest and matures upon closing of the Company’s initial Business Combination. In the event that the Company does not consummate a Business Combination, the Promissory Note will be repaid only from amounts remaining outside of the Trust Account, if any. As of December 31, 2023, $375,000 was outstanding and reported on the consolidated balance sheets as Promissory note - related party.
Administrative Fees
The Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support provided to the Company. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2023 and 2022, the Company incurred $120,000 in administrative support fees. No amounts have been paid for the administrative fee. At December 31, 2023 and 2022, $240,000 and $120,000 is reported on the consolidated balance sheets under due to related party for this fee, respectively.
Note 6 - Commitments and Contingencies
Registration and Stockholder Rights
The holders of the founder shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights and stockholder agreement to be signed prior to the consummation of the IPO, requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to the Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.
Underwriter Agreement
The underwriters were entitled to a deferred underwriting fee of approximately $0.376 per unit sold in the IPO, or $8,650,000 in the aggregate (including the fee related to the underwriters’ exercise of the over-allotment option) upon the completion of the Company’s initial Business Combination. In the third quarter 2023, the underwriters waived any right to receive the deferred underwriting fee and will therefore receive no additional underwriting fee in connection with the Closing. As a result, the Company recognized $309,534 of income and $8,340,466 was recorded to accumulated deficit in relation to the reduction of the deferred underwriting fee. As of December 31, 2023 and 2022, the deferred underwriting fee is $0 and $8,650,000, respectively.
The Company complies with ASC 405 “Liabilities” and derecognized the deferred underwriting fee liability upon being released of the obligation by the underwriters. To account for the waiver of the deferred underwriting fee, the Company reduced the deferred underwriting fee liability to $0 and reversed the previously recorded cost of issuing the instruments in the IPO, which included recognizing a contra-expense of $309,534, which is the amount previously allocated to liability classified warrants and expensed upon the IPO, and reduced the accumulated deficit and increased income available to Class B common stock by $8,650,000, which was previously allocated to the Class A common stock subject to redemption and accretion recognized at the IPO date.
Marketing Fee Agreement
The Company engaged advisors to assist the Company in validating existing acquisition strategies and providing recommendations or potential amendments and refinements to said strategy. The fee structure is set as a minimum of $150,000 due upon a Business Combination for advisory services. If the advisors provide lead information of a potential target company in a Business Combination, the Company will pay the advisors between $2,000,000 and $6,000,000 (“Advisory Fee”) upon successful close of the Business Combination. The advisors did not provide lead information related to the proposed Business Combination. As such, if the proposed Business Combination is consummated, the advisors are not due the Advisory Fee.
Excise Tax
In connection with the extension meetings to amend the Company’s amended and restated certificate of incorporation, holders of 21,282,422 shares of Class A common stock properly exercised their right to redeem their shares of Class A common stock for an aggregate redemption amount of $223,500,610. As such, the Company has recorded a 1% excise tax liability in the amount of $2,235,006 on the consolidated balance sheets as of December 31, 2023. The liability does not impact the consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available.
This excise tax liability can be offset by future share issuances within the same fiscal year which will be evaluated and adjusted in the period in which the issuances occur.
Note 7 - Recurring Fair Value Measurements
At December 31, 2023, investments held in the Trust Account are held in an interest bearing demand deposit account and at December 31, 2022, substantially all of the Company’s trust assets on the consolidated balance sheet consist of U. S. Money Market funds which are classified as cash equivalents. Fair values of these investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets.
Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity classification. As such, these financial instruments must be recorded on the consolidated balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, these financial instruments valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s consolidated statement of operations.
The Company’s warrant liability for the Private Placement Warrants is based on valuation models utilizing inputs from observable and unobservable markets. The inputs used to determine the fair value of the Private Warrant liability, is classified within Level 3 of the fair value hierarchy.
The Company’s Public Warrants are trading on the Nasdaq Stock Market LLC (“NASDAQ”) and the Company’s warrant liability was based on unadjusted quoted prices in an active market (NASDAQ) for identical assets or liabilities that the Company has the ability to access. The fair value of the Public Warrant liability is classified within Level 1 of the fair value hierarchy.
The Company’s Promissory Note contains an embedded option whereby up to $1,500,000 of the Promissory Note may be converted into the Company’s warrants. The embedded Working Capital Loan conversion option is accounted for as a liability in accordance with ACS 815-40 on the balance sheet and is measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value in the consolidated statement of operations. Valuation of the Working Capital Loan conversion option was derived from the valuation of the underlying Private Placement Warrants and is classified as a level 3 valuation.
The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2023 and 2022, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31, 2023
	Level 1	Level 2	Level 3
Assets
Investments held in Trust Account	$62,418,210	$ —	$—
Liabilities
Public Warrants	$230,000	$—	$—
Private Warrants	$—	$—	$224,000
Working Capital Loan Conversion Option	$—	$—	$—

	December 31, 2022
	Level 1	Level 2	Level 3
Assets
Investments held in Trust Account	$237,038,010	$ —	$—
Liabilities
Public Warrants	$575,000	$—	$—
Private Warrants	$—	$—	$560,000

Measurement
The Private Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement.
The key inputs into the binomial lattice model were as follows at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Input
Risk-free interest rate	3.81%	3.95%
Expected term to initial Business Combination (years)	0.25	0.25
Expected volatility	de minimis%	de minimis
Common stock price	$10.89	$10.18
Dividend yield	0.0%	0.0%

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for the Company’s warrants classified as Level 3 for the period ended December 31, 2023 and December 31, 2022:

Fair value of the Private Placement Warrants measured with level 3
December 31, 2021	$5,824,000
Change in fair value	(5,264,000)
December 31, 2022	$560,000
December 31, 2022	$560,000
Change in fair value	(336,000)
December 31, 2023	$224,000

Note 8 - Stockholders’ Deficit
Preferred Stock
The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2023 and 2022, there were no shares of preferred stock issued or outstanding.
Class A Common Stock
On December 21, 2023, the Sponsor converted 5,000,000 shares of Class B common stock into shares of Class A common stock. Notwithstanding the conversions, the Sponsor will not be entitled to receive any monies held in the Trust Account as a result of its ownership of shares of Class A common stock issued upon conversion of the Class B common stock.
The Company is authorized to issue 500,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2023 and 2022, there were 5,000,000 and no shares of Class A common stock issued or outstanding, excluding 1,717,578 and 23,000,000 shares subject to possible redemption, respectively.

Class B Common Stock
The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each common stock. At December 31, 2023 and 2022, there were 750,000 and 5,750,000 shares of Class B common stock issued and outstanding, respectively.
Other than with regard to the election of directors prior to the consummation of a Business Combination, holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination, or earlier at the option of the holder thereof, on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Note 9 - Income Tax
The Company’s net deferred tax assets at December 31, 2023 and 2022 are as follows:

	December 31, 2023	December 31, 2022
Deferred tax asset
Federal net operating loss	$—	$—
Organizational costs/Startup expenses	966,411	418,972
Total deferred tax asset	966,411	418,972
Valuation allowance	(966,411)	(418,972)
Deferred tax asset, net of allowance	$—	$—

The income tax provision for the year ended December 31, 2023 and 2022 consists of the following:

	December 31, 2023	December 31, 2022
Federal
Current	$1,078,985	$645,442
Deferred	(531,316)	(329,066)
State and Local
Current	32,746	—
Deferred	(16,125)	—
Change in valuation allowance	547,441	329,066
Income tax provision	$1,111,731	$645,442

As of December 31, 2023 and 2022, the Company had $0 of U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2023 and 2022, the change in the valuation allowance was $547,441 and $329,066, respectively.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2023 and 2022 is as follows:

	December 31, 2023	December 31, 2022
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.6%	0.0%
Tax penalty	0.1%	0.0%
Change in fair value of warrant liability	(13.0)%	(18.4)%
Warrant transaction costs	(5.9)%	0.0%
Business Combination expenses	47.4%	0.0%
Change in valuation allowance	47.7%	2.7%
Income tax provision	97.9%	5.3%

The Company files US federal and New York City and State tax returns and is subject to examination by various taxing authorities.
The Company’s effective tax rates for the period presented differ from the expected (statutory) rates due to the recording of full valuation allowances on deferred tax assets, changes in fair value of warrants and transaction costs associated with warrants.
Note 10 - Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring through the date the consolidated financial statements were issued, require potential adjustment to or disclosure in the consolidated financial statements and did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
On January 8, 2024, the Sponsor deposited $103,055 in the Trust Account extending the Termination Date to April 1, 2024 and in March 2024, the Sponsor deposited $34,352 in the Trust Account extending the Termination Date to May 1, 2024, which can be extended to November 1, 2024 (with required funding in the Trust Account).
On March 27, 2024, the Company transferred $75,773 to the Trust Account related to related to excess funds withdrawn and the timing of the payment of taxes.

DEVVSTREAM CORP. (F.K.A. FOCUS IMPACT ACQUISITION CORP.)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024 (Unaudited)	December 31, 2023
Assets:
Current assets:
Cash	$2,032	$224,394
Restricted cash	25,843	75,773
Income tax receivable	171,573	13,937
Prepaid expenses	8,469	4,091
Total current asset	207,917	318,195
Cash held in Trust Account	19,307,014	62,418,210
Total assets	$19,514,931	$62,736,405

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$7,283,393	$4,408,080
Due to Sponsor	330,000	240,000
Franchise taxes payable	29,896	40,030
Excise tax payable	2,235,006	2,235,006
Redemption payable	—	43,640,022
Promissory note - related party	2,975,000	1,875,000
Total current liabilities	12,853,295	52,438,138
Warrant liability	681,000	454,000
Marketing agreement	150,000	150,000
Total liabilities	13,684,295	53,042,138

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 1,717,578 shares at redemption value of $11.34 and 10.98 per share as of September 30, 2024 and December 31, 2023, respectively	19,479,401	18,853,961

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 5,000,000 issued and outstanding, (excluding 1,717,578 shares subject to possible redemption), as of September 30, 2024 and December 31, 2023, respectively	500	500
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 750,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	75	75
Additional paid-in capital	—	—
Accumulated deficit	(13,649,340)	(9,160,269)
Total stockholders’ deficit	(13,648,765)	(9,159,694)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$19,514,931	$62,736,405

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DEVVSTREAM CORP. (F.K.A. FOCUS IMPACT ACQUISITION CORP.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Operating costs	$1,372,525	$2,485,780	$4,065,418	$4,027,550
Loss from operations	(1,372,525)	(2,485,780)	(4,065,418)	(4,027,550)

Other Income, net
Change in fair value of warrant liabilities	227,000	(227,000)	(227,000)	(681,000)
Recovery of offering costs allocated to warrants	—	309,534	—	309,534
Operating account interest income	116	2,434	1,479	13,363
Income from Trust Account	174,594	784,704	644,756	4,604,705
Total other income, net	401,710	869,672	419,235	4,246,602

(Loss) income before provision for income taxes	(970,815)	(1,616,108)	(3,646,183)	219,052
Provision for income taxes	(40,918)	(154,799)	(217,448)	(938,294)
Net loss	$(1,011,733)	$(1,770,907)	$(3,863,631)	$(719,242)

Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	1,717,578	5,702,791	1,717,578	12,925,801
Basic and diluted net loss per share, Class A common stock subject to possible redemption	$(0.14)	$(0.15)	$(0.52)	$(0.04)
Basic and diluted weighted average shares outstanding, non-redeemable Class A and Class B common stock	5,750,000	5,750,000	5,750,000	5,750,000
Basic and diluted net loss per share, non-redeemable Class A and Class B common stock	$(0.14)	$(0.15)	$(0.52)	$(0.04)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DEVVSTREAM CORP. (F.K.A. FOCUS IMPACT ACQUISITION CORP.)
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

	Class A Common Stock		Class B Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance as of January 1, 2024	5,000,000	$500	750,000	$75	$—	$(9,160,269)	$(9,159,694)
Net loss	—	—	—	—	—	(2,234,269)	(2,234,269)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	—	(220,115)	(220,115)
Balance as of March 31, 2024	5,000,000	$500	750,000	$75	$—	$(11,614,653)	$(11,614,078)
Net loss	—	—	—	—	—	(617,629)	(617,629)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	—	(213,978)	(213,978)
Balance as of June 30, 2024	5,000,000	$500	750,000	$75	$—	$(12,446,260)	$(12,445,685)
Net loss	—	—	—	—	—	(1,011,733)	(1,011,733)
Remeasurement of Class A common stock subject to possible redemption to redemption amount	—	—	—	—	—	(191,347)	(191,347)
Balance as of September 30, 2024	5,000,000	$500	750,000	$75	$—	$(13,649,340)	$(13,648,765)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class B Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit
Balance as of January 1, 2023	5,750,000	$575	$—	$(9,955,785)	$(9,955,210)
Net income	—	—	—	1,522,559	1,522,559
Accretion for Class A common stock to redemption amount	—	—	—	(1,961,604)	(1,961,604)
Balance as of March 31, 2023	5,750,000	575	—	(10,394,830)	(10,394,255)
Excise tax payable in connection with redemptions	—	—	—	(1,798,606)	(1,798,606)
Net loss	—	—	—	(470,894)	(470,894)
Extension funding of Trust Account	—	—	—	(487,500)	(487,500)
Remeasurement adjustment of carrying value of Class A common stock to redemption amount	—	—	—	(811,227)	(811,227)
Balance as of June 30, 2023	5,750,000	$575	$—	$(13,963,057)	$(13,962,482)
Waiver of Deferred Underwriters’ Fee	—	—	—	8,340,466	8,340,466
Net loss	—	—	—	(1,770,907)	(1,770,907)
Extension funding of Trust Account	—	—	—	(487,500)	(487,500)
Remeasurement adjustment of carrying value of Class A common stock to redemption amount	—	—	—	(631,704)	(631,704)
Balance as of September 30, 2023	5,750,000	$575	$—	$(8,512,702)	$(8,512,127)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DEVVSTREAM CORP. (F.K.A. FOCUS IMPACT ACQUISITION CORP.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,863,631)	$(719,242)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrant liability	227,000	681,000
Recovery of offering costs allocated to warrants	—	(309,534)
Income from investments held in Trust Account	(644,756)	(4,604,705)
Changes in assets and liabilities:
Prepaid expenses	(4,378)	323,705
Accounts payable and accrued expenses	2,875,313	2,731,643
Franchise tax payable	(10,134)	(33,303)
Due to related party	90,000	90,000
Income taxes payable	(157,636)	(639,735)
Net cash used in operating activities	(1,488,222)	(2,480,171)

Cash flows from investing activities:
Trust extension funding	—	(975,000)
Investments in trust account	(343,516)	—
Cash withdrawn from Trust Account in connection with redemption	43,640,022	179,860,588
Cash withdrawn from Trust Account to pay taxes obligation	535,219	1,217,500
Return of excess withdrawals for taxes	(75,773)	—
Net cash provided by investing activities	43,755,952	180,103,088

Cash flows from financing activities:
Redemption of common stock	(43,640,022)	(179,860,588)
Proceeds from issuance of promissory note to related party	1,100,000	1,025,000
Net cash used in financing activities	(42,540,022)	(178,835,588)

Net change in cash	(272,292)	(1,212,671)
Cash, beginning of the period	300,167	1,426,006
Cash, end of the period	$27,875	$213,335

Supplemental disclosure of cash flow information:
Accretion for Class A common stock to redemption amount	$625,440	$4,379,535
Excise tax payable in connection with redemption	$—	$1,798,606
Impact of the waiver of deferred commission by the underwriters	$—	$8,340,466

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

DEVVSTREAM CORP. (F.K.A. FOCUS IMPACT ACQUISITION CORP.)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2024
Note 1 - Organization and Business Operations
Organization and General
Prior to the closing of its Business Combination (as defined below) on November 6, 2024 (see Note 9 (Subsequent Events)), Focus Impact Acquisition Corp. (the “Company” or “FIAC”), the predecessor of DevvStream Corp., was a blank check company incorporated in Delaware on February 23, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”). The Company was an early stage and emerging growth company and, as such, the Company was subject to all of the risks associated with early stage and emerging growth companies.
As of September 30, 2024, the Company had not commenced any operations. All activity for the period from February 23, 2021 (inception) through September 30, 2024 related to the Company’s formation and the initial public offering (“IPO”), and since the closing of the IPO, the search for a prospective and consummation of an Initial Business Combination. The Company did not generate any operating revenues until after the closing of its Business Combination. The Company generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.
Sponsor and Financing
The Company’s sponsor was Focus Impact Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).
The registration statement for the Company’s IPO was declared effective on October 27, 2021 (the “Effective Date”). On November 1, 2021, the Company consummated its IPO of 23,000,000 units (the “Units”) which included the exercise of the underwriters’ option to purchase an additional 3,000,000 Units at the IPO price to cover over-allotments. Each Unit consisted of one share of Class A common stock, $0.0001 par value per share (the “Class A common stock”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $230,000,000, which is discussed in Note 3.
Simultaneously with the closing of IPO, the Company completed the private sale of 11,200,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $11,200,000.
Upon the closing of the IPO (including the full exercise of the underwriters’ over-allotment option) and the private placement, $234,600,000 had been placed in a trust account (the “Trust Account”), representing the redemption value of the Class A common stock sold in the IPO, at their redemption value of $10.20 per share.
Nasdaq rules provide that the Initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable) at the time of the Company signing a definitive agreement in connection with the Initial Business Combination. The Company would only complete an Initial Business Combination if the post-Initial Business Combination company would own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquired a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There was no assurance that the Company would be able to successfully effect an Initial Business Combination.
Upon the closing of the IPO, $10.20 per Unit sold in the IPO (including the full exercise of the underwriters’ over-allotment option) and the proceeds of the sale of the Private Placement Warrants, are held in a Trust Account and were invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The Trust Account was intended as a holding place for funds pending the earliest to occur of: (a) the completion of the Initial Business Combination, (b) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, as amended (“Certificate of Incorporation”) (i) to modify the substance or timing of the Company’s obligation to provide holders of the Company’s Class A common stock the right to have their shares redeemed in connection with the Initial Business Combination or to redeem 100% of the Company’s public shares if the Company did not complete the Initial Business Combination within the time period specified by the Certificate of Incorporation (with required funding in the Trust Account) or (ii) with respect to any other provisions relating to the rights of holders of the Company’s Class A common stock, and (c) the redemption of the Company’s public shares if the Company had not consummated the Initial Business Combination within the time period specified by the Certificate of Incorporation (with required funding in the Trust Account) subject to applicable law.
The Company would have provided its public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of the Initial Business Combination either (i) in connection with a stockholder meeting called to approve the Initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company would seek stockholder approval of a proposed Initial Business Combination or conduct a tender offer would have been made by the Company, solely in the Company’s discretion, and would be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require the Company to seek stockholder approval under the law or stock exchange listing requirement. The public stockholders would have been entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account was initially anticipated to be approximately $10.20 per public share. All of the Public Shares contained a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there was a stockholder vote or tender offer in connection with an Initial Business Combination and in connection with certain amendments to the Certificate of Incorporation. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the Public Shares would be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A common stock classified as temporary equity would be the allocated proceeds determined in accordance with ASC 470-20. The Class A common stock was subject to ASC 480-10-S99. If it was probable that the equity instrument would become redeemable, the Company had the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company had elected to recognize the changes immediately. The accretion or remeasurement were treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital). The Public Shares were redeemable and were classified as such on the balance sheet until such date that a redemption event takes place.
The Certificate of Incorporation provided that the Company had until the Termination Date (as defined below) to complete the Initial Business Combination. If the Company did not complete the Initial Business Combination by the Termination Date, the Company would: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption would completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors entered into a letter agreement with the Company, pursuant to which they agreed (i) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of the Initial Business Combination and a stockholder vote to approve an amendment to the Certificate of Incorporation (A) that would modify the substance or timing of the Company’s obligation to provide holders of shares of Class A common stock the right to have their shares redeemed in connection with the Initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete the Initial Business Combination within the time period specified by the Certificate of Incorporation (with required funding in the Trust Account) or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A commons stock and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they held if the Company failed to consummate an Initial Business Combination within the time period specified by the Certificate of Incorporation (with required funding in the Trust Account) (although they would be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company failed to complete the Initial Business Combination within the prescribed time frame). Further, the Company agreed not to enter into a definitive agreement regarding an Initial Business Combination without the prior consent of the Sponsor. If the Company submitted the Initial Business Combination to the Company’s public stockholders for a vote, the Company would have completed the Initial Business Combination only if a majority of the outstanding shares of common stock voted were voted in favor of the Initial Business Combination.
The Sponsor agreed that it would be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or by a prospective target business with which the Company had discussed entering into a transaction agreement, reduced the amount of funds in the trust account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay the Company’s franchise and income taxes. This liability did not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under the Company’s indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor would not be responsible to the extent of any liability for such third-party claims. The Company did not independently verify whether the Sponsor had sufficient funds to satisfy its indemnity obligations and believed that the Sponsor’s only assets were securities of the Company. The Company did not ask the Sponsor to reserve for such indemnification obligations. None of the Company’s officers indemnified the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
On August 9, 2024, the Company filed a definitive prospectus with the Securities and Exchange Commission (“SEC”) for the solicitation of proxies in connection with a special meeting of the Company’s stockholders to be held on September 10, 2024, to vote upon, among other things, a proposal to adopt and approve as amended from time to time, the Business Combination Agreement (as defined below).
On September 6, 2024, the Company determined to postpone the August 2024 special meeting until September 13, 2024. In connection with the postponement of the special meeting until September 13, 2024, the deadline for the submission of public shares of Class A common stock for redemption was extended to September 11, 2024.
On September 10, 2024, the Company filed definitive additional materials with the SEC. The original Nasdaq Proposal included in the definitive proxy statement contemplated the issuance of any and all New PubCo Common Shares (as defined below) in connection with the Business Combination Agreement. The Revised Nasdaq Proposal contemplated the issuance of Class A Common Stock or New PubCo Common Shares contemplated by both (i) the Business Combination Agreement and (ii) any financing arrangement to be entered into by the Company prior to the Closing. The Company may have issued up to an additional 5,000,000 shares of Class A Common Stock or New PubCo Common Shares pursuant to such financing arrangements.
On September 13, 2024, the Company held a special meeting relating to its proposed Business Combination (discussed below). The proposals submitted for a vote of the stockholders at the special meeting included (i) the Business Combination Proposal, (ii) the SPAC Continuance Proposal, (iii) the Nasdaq Proposal, (iv) the Charter Proposal, (v) the Advisory Charter Proposal, (vi) the Incentive Plan Proposal and (vii) the Adjournment Proposal. Such proposals are described in greater detail in the definitive prospectus of the Company, which was filed with the SEC on August 9, 2024. The stockholders of the Company approved (i) the Business Combination Proposal, (ii) the SPAC Continuance Proposal, (iii) the Nasdaq Proposal, (iv) the Charter Proposal, (v) the Advisory Charter Proposal, (vi) the Incentive Plan Proposal and (vii) the Adjournment Proposal at the special meeting on September 13, 2024.
Extension of Combination Period
On April 25, 2023, the Company held a special meeting of stockholders (the “Extension Meeting”) to amend the Certificate of Incorporation to (i) extend the date (the “Termination Date”) by which the Company had to consummate an Initial Business Combination from May 1, 2023 (the “Original Termination Date”) to August 1, 2023 (the “Charter Extension Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate an Initial Business Combination on a monthly basis for up to nine times by an additional one month each time after the Charter Extension Date, by resolution of the Company’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until May 1, 2024, or a total of up to twelve months after the Original Termination Date, unless the closing of the Company’s Initial Business Combination shall have occurred prior to such date (such amendment, the “Extension Amendment” and such proposal, the “Extension Amendment Proposal”) and (ii) remove the limitation that the Company may not redeem shares of public stock to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended, of less than $5,000,000 (such amendment, the “Redemption Limitation Amendment” and such proposal, the “Redemption Limitation Amendment Proposal”). The stockholders of the Company approved the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal at the Extension Meeting and on April 26, 2023, the Company filed the Extension Amendment and the Redemption Limitation Amendment with the Secretary of State of Delaware.
In connection with the vote to approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the holders of 17,297,209 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.40 per share, for an aggregate redemption amount of $179,860,588.
As disclosed in the proxy statement relating to the Extension Meeting, the Sponsor agreed that if the Extension Amendment Proposal was approved, it or one or more of its affiliates, members or third-party designees (the “Lender”) would contribute to the Company as a loan, within ten (10) business days of the date of the Extension Meeting, of the lesser of (a) an aggregate of $487,500 or (b) $0.0975 per share that is not redeemed in connection with the Extension Meeting, to be deposited into the Trust Account. In addition, in the event the Company did not consummate an Initial Business Combination by August 1, 2023, the Lender may contribute to the Company the lesser of (a) $162,500 or (b) $0.0325 per each share of public stock that is not redeemed in connection with the Extension Meeting as a loan to be deposited into the Trust Account for each of nine one-month extensions following August 1, 2023. Because the Extension Amendment Proposal was approved, the Sponsor deposited $1,300,000 into the Trust Account, and the Termination Date was extended to January 1, 2024.
On December 29, 2023, the Company held a special meeting of stockholders (the “Second Extension Meeting”) to amend the Certificate of Incorporation to extend the Termination Date from January 1, 2024 to April 1, 2024 (the “Second Charter Extension Date”) and to allow the Company, without another stockholder vote, to elect to extend the Termination Date to consummate an Initial Business Combination on a monthly basis for up to seven times by an additional one month each time after the Second Charter Extension Date, by resolution of the Company’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable Termination Date, until November 1, 2024, or a total of up to ten months after January 1, 2024, unless the closing of the Company’s Initial Business Combination shall have occurred prior to such date (such amendment, the “Second Extension Amendment” and such proposal, the “Second Extension Amendment Proposal”). The stockholders of the Company approved the Second Extension Amendment Proposal at the Second Extension Meeting and on December 29, 2023, the Company filed the Second Extension Amendment with the Secretary of State of Delaware.
In connection with the vote to approve the Second Extension Amendment Proposal, the holders of 3,985,213 shares of Class A common stock properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.95 per share, for an aggregate redemption amount of $43,640,022.

As disclosed in the proxy statement relating to the Second Extension Meeting, the Sponsor agreed that if the Second Extension Amendment Proposal were approved, the Lender would deposit into the Trust Account the lesser of (a) $120,000 and (b) $0.06 per public share that is not redeemed in connection with the Second Extension Meeting. In addition, in the event the Company did not consummate an Initial Business Combination by April 1, 2024, the Lender may have contributed to the Company the lesser of (a) $40,000 or (b) $0.02 per each public share that was not redeemed in connection with the Second Extension Meeting as a loan to be deposited into the Trust Account for each of seven one-month extensions following April 1, 2024. As described in more detail in Note 9 (Subsequent Events), the Company also held an additional special meeting of stockholders on October 31, 2024.
At September 30, 2024 and December 31, 2023, the Company had $25,843 and $75,773, respectively, of restricted cash related to funds withdrawn from the Trust Account reserved to the payment of taxes. On March 27, 2024, the Company transferred $75,773 to the Trust Account related to excess funds withdrawn and the timing of the payment of taxes and no longer has restricted cash related to December 31, 2023. As of the filing of this Form 10-Q, the $25,843 of excess funds withdrawn from the Trust Account has not been returned to the Trust Account.
Promissory Notes
In connection with the approval of the Extension Amendment Proposal, on May 9, 2023, the Company issued an unsecured promissory note in the total principal amount of up to $1,500,000 (the “Promissory Note”) to the Sponsor and the Sponsor funded deposits into the Trust Account. The Promissory Note did not bear interest and matured upon closing of the Company’s Initial Business Combination. In the event that no Initial Business Combination was consummated, the Promissory Note would be repaid only from amounts remaining outside of the Trust Account, if any. Up to the total principal amount of the Promissory Note was converted, in whole or in part, at the option of the Lender into warrants of the Company at a price of $1.00 per warrant, which warrants would be identical to the Private Placement Warrants issued to the Sponsor at the time of the Company’s Initial Public Offering. As of September 30, 2024, an aggregate of $1,500,000 had been drawn under the Promissory Note.
In connection with the extension of the Termination Date, on December 1, 2023, the Company issued an unsecured promissory note in the total principal amount of up to $1,500,000 (the “Second Promissory Note”) to the Sponsor and the Sponsor funded deposits into the Trust Account. The Second Promissory Note did not bear interest and matured upon closing of the Company’s Initial Business Combination. In the event that the Company did not consummate an Initial Business Combination, the Second Promissory Note would be repaid only from amounts remaining outside of the Trust Account, if any. As of September 30, 2024, an aggregate of $1,475,000 had been drawn under the Second Promissory Note. As described in more detail in Note 9 (Subsequent Events), the Company agreed, in connection with the closing of the Business Combination, to issue New Convertible Notes (as defined below) in exchange for the cancellation and conversion of the Focus Partners Convertible Note (as defined below), the Focus Sponsor Convertible Notes (as defined below) and the Unpaid Fees (as defined below).
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard
On October 16, 2023, the Company, received a written notice (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was no longer in compliance with Nasdaq Listing Rule 5450(a)(2), which requires a minimum of 400 total holders for continued listing on the Nasdaq Global Market (the “Minimum Public Holders Rule”).
Based on the Company’s plan of compliance submitted to Nasdaq on November 17, 2023, Nasdaq granted the Company an extension until April 15, 2024 to regain compliance with the Minimum Public Holders Rule. On April 12, 2024, the Company regained compliance with the Minimum Public Holders Rule.
On October 28, 2024, the Company received a notice (the “Delisting Notice”) from the staff of the Listing Qualifications Department of Nasdaq stating that Nasdaq has determined to delist FIAC’s securities from Nasdaq and will suspend trading in those securities effective at the open of business on November 4, 2024. Nasdaq reached its decision pursuant to Nasdaq IM-5101-2 because the Company did not complete one or more business combinations within 36 months of the effectiveness of its Initial Public Offering registration statement. In connection with the consummation of the Business Combination described below, the New PubCo Common Shares were listed on Nasdaq.

Conversion of Class B common stock to Class A common stock
On December 21, 2023, the Sponsor, converted 5,000,000 shares of the company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”) to shares of Class A common stock. Notwithstanding the conversions, the Sponsor was not entitled to receive any monies held in the Trust Account as a result of its ownership of shares of Class A common stock issued upon conversion of the Class B common stock. The converted shares of Class A common stock held no interest in the Trust Account and were non-redeemable. Following such conversion and taking into account the redemptions described above, we had an aggregate of 6,717,578 shares of Class A common stock issued and outstanding and an aggregate of 750,000 shares of Class B common stock issued and outstanding. As described in more detail in Note 9 (Subsequent Events), the Company converted additional Class B common stock to Class A common stock on October 29, 2024 and November 6, 2024.
Proposed Business Combination
On September 12, 2023, FIAC entered into a Business Combination Agreement (as amended on May 1, 2024 and as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, collectively, the “Business Combination”), by and among FIAC, Focus Impact Amalco Sub Ltd., a company existing under the laws of the Province of British Columbia (“Amalco Sub”) and DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (“DevvStream”). On May 1, 2024, FIAC, Amalco Sub and DevvStream entered into Amendment No. 1 to the Business Combination Agreement (the “First Amendment”). On August 10, 2024, FIAC, Amalco Sub and DevvStream entered into Amendment No. 2 to the Business Combination Agreement (the “Second Amendment”) to extend the Outside Date (as defined in the Business Combination Agreement) from August 11, 2024 to October 31, 2024. For more information on the Third Amendment (as defined below) and the consummation of the Business Combination on November 6, 2024, see Note 9 (Subsequent Events) of these financial statements.
Financial and Capital Market Advisors
On September 12, 2023, the Company engaged J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), to act as its (i) its financial advisor and capital markets advisor in connection with the Business Combination and (ii) its placement agent in connection with a private placement of debt, equity, equity-linked or convertible securities or other capital or debt raising transaction in connection with the Business Combination.
Pursuant to the engagement letter with CCM (“Cohen EL”), the Company agreed to pay CCM the sum of (i) an advisory fee in an amount equal to $2,500,000 simultaneously with the closing of the Business Combination (the “Advisory Fee”) plus (ii) a transaction fee in connection with the Offering of an amount equal to 4.0% of the sum of (A) the gross proceeds raised from investors and received by Company or DevvStream simultaneously with or before the closing of the Offering and (B) the proceeds released from the Trust Account in connection with the Business Combination with respect to any stockholder of the Company that (x) entered into a non-redemption or other similar agreement or (y) did not redeem the Company’s common stock, in each instance to the extent such stockholder was identified to the Company by CCM; (collectively, the “Offering Fee” together with the Advisory Fee, the “Transaction Fee”) provided, however, CCM shall receive no fee for any gross proceeds received from, or non-redemptions obtained from any investors holding capital stock of DevvStream (other than any investor who acquired their capital stock of DevvStream in open market activities). The Transaction Fee shall be payable to CCM simultaneously with the closing of the Transaction. In addition, the Company may, in its sole discretion, pay to CCM a discretionary fee in an amount up to $500,000 (the “Discretionary Fee”), simultaneously with the closing of the Business Combination, if the Company determines in its discretion and reasonable judgment that the performance of CCM in connection with its leadership role in connection with the Transaction warrants such additional fee, taking into account, without limitation, (a) timing of the Transaction, (b) quality and delivery of services and advice hereunder, and (c) overall valuation attributable to the Transaction. No Advisory Fee, Offering Fee or Discretionary Fee shall be due to CCM if the Company does not complete the Business Combination. As described in more details in Note 9 (Subsequent Events), the Cohen EL was amended on October 28, 2024.

Risks and Uncertainties
The Company’s results of operations and ability to complete an Initial Business Combination were adversely affected by various factors that could cause economic uncertainty and volatility in the financial markets, many of which are beyond the Company’s control. The Company’s business could be impacted by, among other things, downturns in the financial markets or in economic conditions, increases in oil prices, inflation, increases in interest rates, supply chain disruptions, declines in consumer confidence and spending and geopolitical instability, such as the military conflict in Ukraine. The Company cannot at this time fully predict the likelihood of one or more of the above events, their duration or magnitude or the extent to which they may negatively impact our business and the Company’s ability to complete an Initial business combination.
Consideration of Inflation Reduction Act Excise Tax
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other measures, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations. The excise tax is imposed on the repurchasing corporation and the amount of the excise tax is generally 1% of the fair market value of the stock repurchased. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.
During the second quarter of 2024, the IRS issued final regulations with respect to the timing and payment of the excise tax. Pursuant to those regulations, the Company would need to file a return and remit payment for any liability incurred during the period from January 1, 2023 to December 31, 2023 on or before October 31, 2024. For certain taxpayers affected by Hurricane Beryl, the deadline to file such returns and remit such payment has been extended to February 2025.
The Company is currently evaluating its options with respect to payment of this obligation. If the Company is unable to pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.
Liquidity and Capital Resources, Going Concern
Prior to the closing of its Business Combination on November 6, 2024 (see Note 9 (Subsequent Events)), in connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management believed that the funds which the Company had available following the completion of the IPO may not enable it to sustain operations for a period of at least one-year from the issuance date of these financial statements.
In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management had determined that the mandatory liquidation, working capital deficiency, and subsequent dissolution of FIAC prior to the closing of the Business Combination raised substantial doubt about the Company’s ability to continue as a going concern. The Company had until May 1, 2025 to consummate an Initial Business Combination. If an Initial Business Combination was not consummated by this date, there would have been a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after May 1, 2025. For more information on the Third Extension Meeting and the closing of the Business Combination on November 6, 2024, see Note 9 (Subsequent Events) of these financial statements. Following the closing of the Business Combination, management believes that the Company may not have sufficient working capital to meet its needs during the year following this filing.

Note 2 - Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed consolidated financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of September 30, 2024 and December 31, 2023, the Company had cash of $2,032 and $224,394, respectively, excluding $25,843 and $75,773, respectively, of restricted cash related to funds withdrawn from the Trust Account reserved to the payment of taxes. The Company had no cash equivalents at September 30, 2024 or December 31, 2023.
Cash Held in Trust Account
As of September 30, 2024 and December 31, 2023, funds held in Trust Account consisted of interest bearing demand deposits and generally had a readily determinable fair value. Interest on the demand deposit account is included in income from Trust Account in the accompanying statements of operations.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of September 30, 2024 and December 31, 2023, the Company had not experienced losses on this account and management believes the Company was not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed consolidated balance sheet, primarily due to its short-term nature.
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.
Level 2—Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.
Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Net Loss Per Common Stock
Prior to the closing of its Business Combination on November 6, 2024 (see Note 9 (Subsequent Events)), the Company had two classes of common stock, which are referred to as redeemable Class A common stock and non-redeemable Class A common stock and Class B common stock. Earnings and losses were shared pro rata between the two classes of stockholders. Private and public warrants to purchase 22,700,000 Class A common stock at $11.50 per share were issued on November 1, 2021. No warrants were exercised during the period ended September 30, 2024 and December 31, 2023. The calculation of diluted loss per common stock does not consider the effect of the warrants issued in connection with (i) the Initial Public Offering, (ii) the exercise of the over-allotment and (iii) the Private Placement since the exercise of the warrants is contingent upon the occurrence of future events. As a result, diluted net loss per common stock is the same as basic net loss per common stock for the periods. Accretion associated with the redeemable Class A common stock is excluded from loss per common stock as the redemption value approximates fair value.

	For the Three Months Ended September 30,
	2024		2023
	Redeemable Class A	Non-redeemable Class A and Class B	Redeemable Class A	Non-redeemable Class A and Class B
Basic diluted net loss per share
Numerator:
Allocation of net loss	$(232,703)	$(779,030)	$(881,804)	$(889,103)
Denominator:
Weighted average shares outstanding	1,717,578	5,750,000	5,702,791	5,750,000
Basic and diluted net loss per share	$(0.14)	$(0.14)	$(0.15)	$(0.15)

	For the Nine Months Ended September 30,
	2024		2023
	Redeemable Class A	Non-redeemable Class A and Class B	Redeemable Class A	Non-redeemable Class A and Class B
Basic diluted net loss per share
Numerator:
Allocation of net (loss) income	$(888,653)	$(2,974,978)	$(497,798)	$(221,444)
Denominator:
Weighted average shares outstanding	1,717,578	5,750,000	12,925,801	5,750,000
Basic and diluted net loss per share	$(0.52)	$(0.52)	$(0.04)	$(0.04)

Derivative Financial Instruments
Prior to the closing of its Business Combination on November 6, 2024 (see Note 9 (Subsequent Events)), the Company evaluated its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are initially recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statement of operations. Derivative assets and liabilities are classified in the condensed consolidated balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the condensed consolidated balance sheet date.
Warrant Liability
The Company accounted for the 22,700,000 warrants issued in connection with the IPO and Private Placement in accordance with the guidance contained in FASB ASC 815 “Derivatives and Hedging” whereby under that provision the warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classified the warrant instrument as a liability at fair value and will adjust the instrument to fair value at each reporting period. This liability will be re-measured at each balance sheet date until the warrants are exercised or expire, and any change in fair value will be recognized in the Company’s condensed consolidated statement of operations. The fair value of privately-held warrants was estimated using an internal valuation model. Our valuation model utilized inputs such as assumed share prices, volatility, discount factors and other assumptions and may not be reflective of the price at which they can be settled. Such warrant classification is also subject to re-evaluation at each reporting period.
Income Taxes
Prior to the closing of its Business Combination on November 6, 2024 (see Note 9 (Subsequent Events)), the Company accounted for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2024 and December 31, 2023, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was (4.21)% and (9.58)% for the three months ended September 30, 2024 and 2023, respectively, and (5.96)% and 428.34% for the nine months ended September 30, 2024 and 2023, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2024 and 2023, primarily due to changes in fair value in warrant liability, non-deductible transaction costs, state and city taxes and the valuation allowance on the deferred tax assets. Additionally, the effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2024 due to Initial Business Combination expenses and New York State and City taxes.
While ASC 740 identifies usage of an effective annual tax rate for purposes of an interim provision, it does allow for estimating individual elements in the current period if they are significant, unusual or infrequent. Computing the effective tax rate for the Company was complicated due to the potential impact of the Company’s change in fair value of warrants (or any other change in fair value of a complex financial instrument), the timing of any potential business combination expenses and the actual interest income that will be recognized during the year. The Company has taken a position as to the calculation of income tax expense in a current period based on ASC 740-270-25-3 which states, “If an entity is unable to estimate a part of its ordinary income (or loss) or the related tax (benefit) but is otherwise able to make a reasonable estimate, the tax (or benefit) applicable to the item that cannot be estimated shall be reported in the interim period in which the item is reported.” The Company believes its calculation to be a reliable estimate and allows it to properly take into account the usual elements that can impact its annualized book income and its impact on the effective tax rate. As such, the Company is computing its taxable income and associated income tax provision based on actual results through September 30, 2024.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits and income taxes, if any, as income tax expense. There were no unrecognized tax benefits as of September 30, 2024 and December 31, 2023. As of September 30, 2024 and December 31, 2023 the Company accrued $4,064 and $0 for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company has identified the United States, New York State and New York City as its only “major” tax jurisdiction.
The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Common Stock Subject to Possible Redemption
All of the common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the

Certificate of Incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Therefore, all shares of Class A common stock have been classified outside of permanent equity.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.
As of September 30, 2024 and December 31, 2023, the Class A common stock subject to possible redemption reflected on the condensed consolidated balance sheet are reconciled in the following table:

	September 30, 2024	December 31, 2023
As of beginning of the period	$18,853,961	$237,020,680
Less:
Redemptions	—	(223,500,610)
Plus:
Extension funding of Trust Account	343,516	1,300,000
Remeasurement adjustment of carrying value to redemption value	281,924	4,033,891
Class A common stock subject to possible redemption	$19,479,401	$18,853,961

At December 31, 2023, an excess of $75,773 was withdrawn from the interest earned in the Trust Account related to the timing of payments of taxes. During the first quarter of 2024, the Company has repaid the excess withdrawals from the Trust Account.
Recent Accounting Pronouncements
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.
Note 3 - Initial Public Offering
On November 1, 2021, the Company sold 23,000,000 Units at a purchase price of $10.00 per Unit which included the exercise of the underwriters’ option to purchase an additional 3,000,000 Units at the initial public offering price to cover over-allotments. Each Unit had an offering price of $10.00 and consists of one share of Class A common stock of the Company, par value $0.0001 per share, and one-half of one warrant of the Company. Each full Warrant entitled the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share.
Following the closing of the IPO on November 1, 2021, $234,600,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was deposited into the Trust Account. The net proceeds deposited into the Trust Account were invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Public Warrants
Prior to the adjustment of the warrant terms, as described in Note 9 (Subsequent Events), each whole warrant entitled the registered holder to purchase one whole share of the Class A common stock at a price of $11.50 per share, subject to adjustment, at any time commencing on the later of twelve months from the closing of the IPO and 30 days after the completion of the Initial Business Combination. The warrants will expire five years after the completion of the Initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company had agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Initial Business Combination, the Company would use commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants, and the Company would use commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expired or were redeemed, as specified in the warrant agreement; provided that if the Company’s Class A common stock was at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfied the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at the Company’s option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elected, would not be required to file or maintain in effect a registration statement, but would use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company would have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but use commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) the product of 0.361 and the number of whole warrants being exercised by such holder. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by the Company, the Company may exercise the Company’s redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants:
•	in whole and not in part;
•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption;
•
if, and only if, the closing price of the Company’s Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

For more information on the adjustment of the warrant terms following the closing of the Business Combination, see Note 9 (Subsequent Events).
Note 4 - Private Placement
On November 1, 2021, simultaneously with the closing of the IPO, the Company completed the private sale of 11,200,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant to the Sponsor, generating gross proceeds to the Company of $11,200,000.
A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the IPO to be held in the Trust Account. If the Company did not complete an Initial Business Combination by the Termination Date, the proceeds of the sale of the Private Placement Warrants would be used to fund the redemption of the public shares (subject to the requirements of applicable law), and the Private Placement Warrants would expire worthless.
The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the Initial Business Combination and they will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis.
The Sponsor, officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed (i) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of the Initial Business Combination and a stockholder vote to approve an amendment to the Certificate of Incorporation (A) that would modify the substance or timing of the Company’s obligation to provide holders of shares of Class A common stock the right to have their shares redeemed in connection with the Initial Business Combination or to redeem 100% of the Company’s public shares if the Company did not complete the Initial Business Combination within the time period specified by the Certificate of Incorporation (with required funding in the Trust Account) or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A commons stock and (ii) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if the Company failed to consummate an Initial Business Combination within the time period specified by the Certificate of Incorporation (with required funding in the Trust Account) (although they would be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company failed to complete the Initial Business Combination within the prescribed time frame). Further, the Company had agreed not to enter into a definitive agreement regarding an Initial Business Combination without the prior consent of the Sponsor.

Note 5 - Related Party Transactions
Founder Shares
The Sponsor paid $25,000 to the Company in consideration for 5,750,000 shares of Class B common stock.
The founder shares will automatically convert into shares of Class A common stock upon consummation of an Initial Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 8. For more information on the conversion of the founder shares, see Note 9 (Subsequent Events).
In connection with signing the Business Combination Agreement, FIAC and the Sponsor entered into a letter agreement, dated September 12, 2023, as amended (the “Sponsor Side Letter”), pursuant to which the Sponsor agreed to forfeit (i) 10% of its founder shares effective as of the consummation of the continuance at the closing of the Transactions and (ii) with Sponsor’s consent, up to 30% of its SPAC Class B Shares and/or Private Placement Warrants in connection with financing or non-redemption arrangements, if any, entered into prior to consummation of the Business Combination if any, negotiated by the Effective Date. Pursuant to the Sponsor Side Letter, the Sponsor agreed to (1) certain transfer restrictions with respect to the Company’s securities, lock-up restrictions (terminating upon the earlier of: (A) 360 days after the Closing Date, (B) a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of New PubCo’s stockholders having the right to exchange their equity for cash, securities or other property or (C) subsequent to the Closing Date, the closing price of the New Pubco Common Shares equaling or exceeding $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing) and (2) to vote any Company shares held by it in favor of the Business Combination Agreement, the arrangement resolution and the Transactions, and provided customary representations and warranties and covenants related to the foregoing. For more information on amendments to the Sponsor Sider Letter, see Note 9 (Subsequent Events).
Related Party Loans
In order to finance transaction costs in connection with an intended Initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may have, but were not obligated to, loan the Company funds as may have been required (the “Working Capital Loans”). If the Company completed an Initial Business Combination, the Company would repay such loaned amounts out of the proceeds of the Trust Account released to the Company. Otherwise, such loans would be repaid only out of funds held outside the Trust Account. In the event that the Initial Business Combination did not close, the Company may have used a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans were convertible into warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. On May 9, 2023, the Company issued the Promissory Note. At September 30, 2024 and December 31, 2023, $1,500,000 was outstanding and reported on the condensed consolidated balance sheets as a component of Promissory note - related party.
On December 1, 2023, the Company issued the Second Promissory Note. The Second Promissory Note did not bear interest and matured upon closing of the Company’s Initial Business Combination. In the event that the Company did not consummate an Initial Business Combination, the Promissory Note would be repaid only from amounts remaining outside of the Trust Account, if any. As of September 30, 2024 and December 31, 2023, $1,475,000 and $375,000, respectively, was outstanding and reported on the condensed consolidated balance sheets as a component of Promissory note - related party.
Administrative Fees
The Company agreed to pay the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support provided to the Company. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company ceased paying these monthly fees. For the three and nine months ended September 30, 2024 and 2023, the Company incurred $30,000 and $90,000 in administrative support fees, respectively. At September 30, 2024 and December 31, 2023, $330,000 and $240,000, respectively, is included on the condensed consolidated balance sheets under due to related party for this fee. For more information on the conversion of the Unpaid Fees following the closing of the Business Combination, see Note 9 (Subsequent Events).

Restricted Cash
At September 30, 2024 and December 31, 2023, an excess of $25,843 and $75,773, respectively, was withdrawn from the interest earned in the Trust Account related to the timing of payments of taxes. As such, the restriction on the cash was included on the condensed consolidated balance sheet as a reduction in the cash balance in the Company’s operating bank account.
Note 6 - Commitments and Contingencies
Registration and Stockholder Rights
The holders of the founder shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the founder shares) were entitled to registration rights pursuant to a registration rights and stockholder agreement, requiring the Company to register such securities for resale (in the case of the founder shares, only after conversion to the Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the Initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. For more information on the amendment of the Registration and Stockholder Rights Agreement in connection with the closing of the Business Combination on November 6, 2024, see Note 9 (Subsequent Events) of these financial statements.
Underwriter Agreement
The underwriters were entitled to a deferred underwriting fee of approximately $0.376 per unit sold in the IPO, or $8,650,000 in the aggregate (including the fee related to the underwriters’ exercise of the over-allotment option) upon the completion of the Company’s Initial Business Combination. In the third quarter 2023, the underwriters waived any right to receive the deferred underwriting fee and will therefore receive no additional underwriting fee in connection with the Closing. As a result, the Company recognized $309,534 of income and $8,340,466 was recorded to accumulated deficit in relation to the reduction of the deferred underwriting fee. As of September 30, 2024 and December 31, 2023, the deferred underwriting fee is $0.
The Company complies with ASC 405 “Liabilities” and derecognized the deferred underwriting fee liability upon being released of the obligation by the underwriters. To account for the waiver of the deferred underwriting fee, the Company reduced the deferred underwriting fee liability to $0 and reversed the previously recorded cost of issuing the instruments in the IPO, which included recognizing a contra-expense of $309,534, which is the amount previously allocated to liability classified warrants and expensed upon the IPO, and reduced the accumulated deficit and increased income available to Class B common stock by $8,650,000, which was previously allocated to the Class A common stock subject to redemption and accretion recognized at the IPO date.
Excise Tax
In connection with the extension meetings to amend the Certificate of Incorporation, as of September 30, 2024, holders of 21,282,422 shares of Class A common stock properly exercised their right to redeem their shares of Class A common stock for an aggregate redemption amount of $223,500,610. As such, the Company has recorded a 1% excise tax liability in the amount of $2,235,006 on the condensed consolidated balance sheets as of September 30, 2024 and December 31, 2023. The liability does not impact the condensed consolidated statements of operations and is offset against additional paid-in capital or accumulated deficit if additional paid-in capital is not available.
This excise tax liability can be offset by future share issuances within the same fiscal year which will be evaluated and adjusted in the period in which the issuances occur.
The 2023 excise tax return is normally due on October 31, 2024, however, due to the Company’s tax preparer being located in a Texas disaster area related to Hurricane Beryl, the Company’s 2023 excise tax return is not due until February 2025.

The Company has made no payments with respect to such taxes and is currently evaluating its options with respect to payment of this obligation. If the Company is unable to pay its obligation in full, it will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.
Note 7 - Recurring Fair Value Measurements
Under the guidance in ASC 815-40 the warrants do not meet the criteria for equity classification. As such, these financial instruments must be recorded on the condensed consolidated balance sheet at fair value. This valuation is subject to re-measurement at each balance sheet date. With each re-measurement, these financial instruments valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s condensed consolidated statement of operations.
The Company’s warrant liability for the Private Placement Warrants is based on valuation models utilizing inputs from observable and unobservable markets. The inputs used to determine the fair value of the Private Warrant liability, is classified within Level 3 of the fair value hierarchy.
Prior to the closing of its Business Combination on November 6, 2024 (see Note 9 (Subsequent Events)), the Company’s Public Warrants were trading on the Nasdaq Stock Market LLC (“Nasdaq”) and the Company’s Public Warrant liability was based on unadjusted quoted prices in an active market (Nasdaq) for identical assets or liabilities that the Company has the ability to access. The fair value of the Public Warrant liability is classified within Level 1 of the fair value hierarchy.
The Promissory Note contained an embedded option whereby up to $1,500,000 of the Promissory Note may be converted into the Company’s warrants. The embedded Working Capital Loan conversion option is accounted for as a liability in accordance with ACS 815-40 on the balance sheet and is measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value in the condensed consolidated statement of operations. Valuation of the Working Capital Loan conversion option was derived from the valuation of the underlying Private Placement Warrants and is classified as a level 3 valuation.
The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of September 30, 2024 and December 31, 2023, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	September 30, 2024
	Level 1	Level 2	Level 3
Public Warrants	$345,000	$ —	$—
Private Warrants	$—	$—	$336,000
Working Capital Loan Conversion Option	$—	$—	$—

	December 31, 2023
	Level 1	Level 2	Level 3
Public Warrants	$230,000	$ —	$—
Private Warrants	$—	$—	$224,000
Working Capital Loan Conversion Option	$—	$—	$—

Measurement
The Private Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement.
The key inputs into the binomial lattice model were as follows at September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Input
Risk-free interest rate	3.56%	3.81%
Expected term to Initial Business Combination (years)	0.25	0.25

	September 30, 2024	December 31, 2023
Expected volatility	de minimis%	de minimis
Common stock price	$11.89	$10.89
Dividend yield	0.0%	0.0%

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for the Company’s warrants classified as Level 3 for the period ended September 30, 2024 and 2023:

December 31, 2023	$224,000
Change in fair value	336,000
March 31, 2024	$560,000
Change in fair value	(112,000)
June 30, 2024	$448,000
Change in fair value	(112,000)
September 30, 2024	$336,000

December 31, 2022	$560,000
Change in fair value	—
March 31, 2023	$560,000
Change in fair value	224,000
June 30, 2023	$784,000
Change in fair value	112,000
September 30, 2023	$896,000

Note 8 - Stockholders’ Deficit
Preferred Stock
Prior to the closing of the Business Combination, in connection with which the Trust Account was liquidated, on November 6, 2024 (see Note 9 (Subsequent Events)), the Company was authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2024 and December 31, 2023, there were no shares of preferred stock issued or outstanding.
Class A Common Stock
On December 21, 2023, the Sponsor converted 5,000,000 shares of Class B common stock into shares of Class A common stock. Notwithstanding the conversions, the Sponsor was not entitled to receive any monies held in the Trust Account as a result of its ownership of shares of Class A common stock issued upon conversion of the Class B common stock.
Prior to the closing of the Business Combination, in connection with which the Trust Account was liquidated, on November 6, 2024 (see Note 9 (Subsequent Events)), the Company was authorized to issue 500,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock were entitled to one vote for each share. As of September 30, 2024 and December 31, 2023, there were 5,000,000 shares of Class A common stock issued or outstanding, excluding 1,717,578 shares subject to possible redemption, respectively.
Class B Common Stock
Prior to the closing of the Business Combination, in connection with which the Trust Account was liquidated, on November 6, 2024 (see Note 9 (Subsequent Events)), the Company was authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock were entitled to one vote for each common stock. At September 30, 2024 and December 31, 2023, there were 750,000 shares of Class B common stock issued and outstanding.

Other than with regard to the election of directors prior to the consummation of an Initial Business Combination, holders of Class A common stock and Class B common stock voted together as a single class on all matters submitted to a vote of stockholders, except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of an Initial Business Combination, or earlier at the option of the holder thereof, on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like), and subject to further adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of an Initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with an Initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in an Initial Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).
Note 9 - Subsequent Events
FIAC Extension Meetings
On October 31, 2024, FIAC held a special meeting of stockholders (the “October 2024 Extension Meeting”) to amend FIAC’s Certificate of Incorporation to extend the Termination Date from November 1, 2024 (the “Amended Termination Date”) to May 1, 2025, or a total of up to 6 months after the Amended Termination Date, unless the closing of a Business Combination shall have occurred prior thereto (the “Extension Amendment Proposal”). The stockholders of the Company approved the Extension Amendment Proposal at the October 2024 Extension Meeting.
In connection with the vote to approve the Extension Amendment Proposal and the vote that was held on September 13, 2024 to approve the Business Combination, the holders of 1,569,414 shares of Class A Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $11.21 per share, for an aggregate redemption amount of approximately $17,596,703.
Resulting from the Extension Meeting and the Second Extension Meeting, from August 2023 through, the Company deposited an aggregate of $1,643,516 into the Trust Account extending the Termination Date to November 1, 2024. Following the October 2024 Extension Meeting, the Company was able to extend the termination date up to May 1, 2025 without additional deposits into the trust account and was able to close the Business Combination on November 6, 2024, as further described below.
Notice of Delisting from Nasdaq to FIAC
On October 28, 2024, FIAC received a notice (the “Delisting Notice”) from the staff of the Listing Qualifications Department of Nasdaq stating that Nasdaq had determined to delist FIAC’s securities from Nasdaq and will suspend trading in those securities effective at the open of business on November 4, 2024. Nasdaq reached its decision pursuant to Nasdaq IM-5101-2 because FIAC did not complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement. In connection with the consummation of the Business Combination described below, the New PubCo Common Shares were listed on Nasdaq.
Amendment No. 3 to the Business Combination Agreement
On October 29, 2024, FIAC, DevvStream and Focus Impact Amalco Sub Ltd. entered into an amendment (the “Third Amendment”) to the Business Combination Agreement, dated September 12, 2023, by and between FIAC, DevvStream and Focus Impact Amalco Sub Ltd. (as amended by the First Amendment and the Second Amendment), pursuant to which the parties to the Business Combination Agreement mutually agreed, among other things, that the following will not cause a failure of any condition set forth in the Business

Combination Agreement to be met or be considered a Company Material Adverse Effect (as defined in the Business Combination Agreement): (i) election by DevvStream to halt trading of its stock on Cboe Canada, (ii) termination by David Oliver of any agreements by and between him and DevvStream, (iii) termination by David Oliver of his status as an individual independent contractor of DevvStream, (iv) failure by David Oliver to deliver an employment agreement with New PubCo, (v) any Action (as defined in the Business Combination Agreement) or Proceeding (as defined in the Business Combination Agreement) threatened or brought against DevvStream by David Oliver or his Affiliates (as defined in the Business Combination Agreement), or (vi) any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the foregoing clauses (i)-(v).
Closing of the Business Combination and Certain Pre-Closing Transactions
On November 6, 2024 (the “Closing Date”), subsequent to the fiscal quarter ended September 30, 2024, FIAC, the predecessor company of New PubCo (as defined below), consummated the previously announced business combination with DevvStream pursuant to the Business Combination Agreement.
Pursuant to the Business Combination Agreement, on the Closing Date, (a) FIAC changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp. (“New PubCo”), and (b) DevvStream and Amalco Sub amalgamated to form one corporate entity (such entity, “Amalco” and such transaction, the “Amalgamation”).
On November 6, 2024, New PubCo also issued (i) 194,809 common shares of New PubCo (the “New PubCo Common Shares”) to certain investors pursuant to subscription agreements, dated October 29, 2024, including a subscription agreement with Helena Global Investment Opportunities I Ltd. (such agreements together, the “PIPE Agreements”) for $2,250,000 in the aggregate, and (ii) 3,249,877 New PubCo Common Shares to certain investors, including Karbon-X Corp, pursuant to certain carbon credit subscription agreements dated October 29, 2024 (such agreements together, the “Carbon Subscription Agreements”) (items (i) and (ii) in the foregoing together, the “PIPE Financing”). The Carbon Subscription Agreements were executed in connection with certain Carbon Credit Purchase Agreements with DevvStream (the “Carbon Credit Purchase Agreements”), pursuant to which DevvStream is purchasing carbon credits from certain sellers (“Carbon Credit Sellers”). The New PubCo Common Shares that are being issued to such Carbon Credit Sellers pursuant to the Carbon Subscription Agreements are being issued to the Carbon Credit Sellers in satisfaction of the purchase price owed to them under the Carbon Credit Purchase Agreements.
Prior to the consummation of the Business Combination, on October 29, 2024, FIAC entered into an amendment (the “Amendment to the Sponsor Side Letter Agreement”) to the side letter agreement, dated September 12, 2023, which was subsequently amended on May 1, 2024, by and among FIAC and the Sponsor (as amended, the “Letter Agreement”). Pursuant to the Amendment to the Sponsor Side Letter Agreement, FIAC amended the transfer restrictions included therein to enable the Sponsor to transfer on October 29, 2024 up to 5,750,000 shares of common stock of FIAC (such shares of Class B common stock that were converted by the Sponsor into shares of Class A common stock of FIAC prior to the transfer are being transferred, the “Sponsor Shares”) to (i) certain advisor parties in full or partial satisfaction of such advisor parties’ fees and expenses incurred in connection with the Business Combination with DevvStream (approximately $15.1 million of fees and expenses are being satisfied through the transfer of Sponsor Shares to advisor parties) (the “Equitization”), (ii) certain investors subscribing to PIPE Agreements (as defined below), and (iii) Helena Global Investment Opportunities I Ltd. (“Helena I”) as consideration for the execution of an equity line of credit purchase agreement, dated October 29, 2024 with FIAC and the Sponsor (the “ELOC Agreement”). On October 29, 2024, FIAC had also determined that it is advisable and in the best interest of FIAC and its stockholders to waive the transfer restrictions to which the Sponsor Shares were subject and that were included in the certain letter agreement, dated November 1, 2021, by and between FIAC and the Sponsor. Pursuant to the Amendment to the Sponsor Side Letter Agreement, FIAC agreed that in connection with the Closing (as defined below), the Sponsor will be issued New PubCo Common Shares in an amount that is equal to the number of Sponsor Shares that the Sponsor agreed to transfer prior to the Closing, as described in the foregoing items (i) to (iii).
Completion of Acquisition or Disposition of Assets
In connection with the closing of the Business Combination (“Closing”) on November 6, 2024, (i) 3,444,686 New PubCo Common Shares were issued in the PIPE Financing, (ii) 5,148,164 shares of Class A Common Stock held by pre-Business Combination holders of FIAC were converted into 4,989,600 New PubCo Common Shares, (iii) the Sponsor forfeited 575,000 shares of Class B Common Stock of FIAC and was issued 5,000,531 New PubCo Common Shares pursuant to the Letter Agreement, (iv) the Sponsor received 15,079 New PubCo Common Shares upon conversion of 15,558 shares Class B Common Stock held by the Sponsor at the time of the Closing, (v) each redeemable warrant that was issued in connection with FIAC’s initial public offering that closed November 1, 2021 (the “FIAC IPO”) and that was exercisable for one share of Class A Common Stock at an exercise price of $11.50 (collectively, the “FIAC Warrants”) and each private placement warrant which was issued to the Sponsor in connection with the FIAC IPO and which entitles the holder thereof to purchase one whole share of Class A Common Stock at $11.50 per share (the “Private Placement Warrants” and together with the FIAC Warrants, the “Warrants”), were assumed by New PubCo and converted into a warrant to purchase a number of New PubCo Common Shares equal to the Reverse Split Factor at an exercise price equal to the Adjusted Exercise Price, on substantially similar terms as the Private Placement Warrants (the “Converted Private Placement Warrants” and together with the Converted Public Warrants, the “New PubCo Warrants”), (vi) each of DevvStream’s multiple voting shares (the “Multiple Voting Company Shares”) and DevvStream’s subordinate voting shares (the “Subordinated Voting Company Shares” and together with the Multiple Voting Company Shares, the “Company Shares”) issued and outstanding immediately prior to the effective time of the Amalgamation (the “Effective Time”) were automatically exchanged for that certain number of New PubCo Common Shares equal to the applicable Per Common Share Amalgamation Consideration (as defined below), (vii) each option (whether vested or unvested) to purchase Company Shares (each, a “Company Option”) granted under DevvStream’s 2022 Equity Incentive Plan, as amended and restated from time to time, and DevvStream’s 2022 Non-Qualified Stock Option Plan (together, the “Company Equity Incentive Plans”) and each restricted stock unit representing the right to receive payment in Company Shares, granted under a restricted stock unit award agreement (each, a “Company RSU”) issued and outstanding immediately prior to the Effective Time was cancelled and converted into an option to purchase a number of New PubCo Common Shares (“Converted Options”) and New PubCo restricted stock units (“Converted RSUs”), respectively, in an amount equal to the Company Shares underlying such Company Option or Company RSU, respectively, multiplied by the Common Conversion Ratio, as defined below (and, for Company Options, at an adjusted exercise price equal to the exercise price for such Company Option immediately prior to the Effective Time divided by the Common Conversion Ratio), (viii) each warrant of DevvStream (each, a “Company Warrant”) issued and outstanding immediately prior to the Effective Time became exercisable for New PubCo Common Shares in an amount equal to New PubCo Shares underlying such Company Warrant multiplied by the Common Conversion Ratio (“Converted Warrants”) (and at an adjusted exercise price equal to the exercise price for such Company Warrant prior to the Effective Time divided by the Common Conversion Ratio), (ix) the holder of convertible notes to be issued by DevvStream, if any, issued and outstanding immediately prior to the Effective Time (the “Company Convertible Notes”) received New PubCo Common Shares in accordance with the terms of such Company Convertible Notes, and (x) each common share of Amalco Sub issued and outstanding immediately prior to the Effective Time was automatically exchanged for one common share of Amalco.
The “Per Common Share Amalgamation Consideration” means (i) with respect to each Multiple Voting Company Share, an amount of New PubCo Common Shares equal to (a) ten (10), multiplied by (b) the Common Conversion Ratio, and (ii) with respect to each Subordinated Voting Company Share, an amount of New PubCo Common Shares equal to the Common Conversion Ratio. The “Common Conversion Ratio” means, in respect of a Company Share, 0.152934, which is equal to the Common Amalgamation Consideration divided by the Fully Diluted Common Shares Outstanding. The “Common Amalgamation Consideration” means (a)(i) the Reverse Split Factor multiplied by (ii)(x) $145 million plus the aggregate exercise price of all in-the-money Company Options and Company Warrants outstanding immediately prior to the Effective Time (or exercised in cash prior to the Effective Time) divided by (y) $10.20, plus (b) solely to the extent any Company Shares are required to be issued to Approved Financing Sources (as defined below) pursuant to Approved Financings (as defined below) in connection with the Closing, (i) each such Company Share multiplied by (ii) the Per Common Share Amalgamation Consideration in respect of such Company Share. The “Approved Financing Source” means a person engaged by DevvStream after the date of the First Amendment to act as an investment bank, financial advisor, broker or similar advisor in connection with any financing which has been approved by FIAC in accordance with the terms of the Business Combination Agreement (an “Approved Financing”). The “Fully Diluted Common Shares Outstanding” means, without duplication, at any measurement time (a)(i) ten (10), multiplied by (ii) the aggregate number of Multiple Voting Company Shares that are issued and outstanding, plus (b) the aggregate number of Subordinated Voting Company Shares that are issued and outstanding, plus (c) the aggregate number of Subordinated Voting Company Shares to be issued pursuant to the exercise and conversion of the Company Options in accordance therewith, plus (d) the aggregate number of Subordinated Voting Company Shares to be issued pursuant to the exercise and conversion of the Company Warrants in accordance therewith, plus (e) the aggregate number of Subordinated Voting Company Shares to be issued pursuant to the vesting of the Company RSUs in accordance therewith; provided, that “Fully Diluted Common Shares Outstanding” shall not include any Subordinary Voting Company Shares to be issued (including pursuant to the exercise and conversion of Company Warrants) to any Approved Financing Source pursuant to an Approved Financing. The “Reverse Split Factor” means 0.9692, which is equal to the lesser of (a) the quotient obtained by dividing the Final Company Share Price by $0.6316 and (b) one. The “Final Company Share Price” means the closing price of the Subordinated Voting Company Shares on the Cboe Canada stock exchange (the “Cboe Canada”), as of the end of last trading day on the Cboe Canada prior to the Closing (and if there is no such closing price on the last trading day prior to the Closing, the closing price of the Subordinated Voting Company Shares on the last trading day prior to the Closing on which there is such a closing price), converted into United States dollars based on the Bank of Canada daily exchange rate on the last business day prior to the Closing.
Each New PubCo Warrants is exercisable for 0.9692 New PubCo Common Shares for $11.86 (the “Adjusted Exercise Price”). The Converted Private Placement Warrants are also exercisable cashless pursuant to the terms of the Converted Private Placement Warrants. Pursuant to the terms of the New PubCo Warrants, the exercise price of the New PubCo Warrants will be further adjusted pursuant to a provision in the New PubCo Warrants that was triggered in connection with the financing transactions that closed in connection with consummation of the Business Combination and will be adjusted to an exercise price that is equal to 115% of the higher of the Market Value and the New Issued Price. “Market Value” as used in the foregoing shall mean the volume-weighted average trading price of the New PubCo Common Shares during the twenty (20) trading day period starting on the trading day prior to the day on which New PubCo consummated the Business Combination.
Immediately after giving effect to the transactions contemplated by the Business Combination Agreement, including the PIPE Financing (the “Transactions”), there were 33,461,734 [   ] New PubCo Common Shares (excluding 557,290 New PubCo Common Shares that are issued pursuant to the Strategic Consulting Agreement after the Closing), 11,495,295 Converted Public Warrants (which are exercisable for cash for up to 11,141,239 New PubCo Common Shares), 11,200,000 Converted Private Placement Warrants (which are exercisable cashless or for cash, and if exercised for cash maybe be exercised for up to 10,855,040 New PubCo Common Shares), 186,065 Converted Warrants, 523,799 Converted Options and 1,168,124 Converted RSUs issued and outstanding. On November 7, 2024, the New PubCo Common Shares began trading on Nasdaq.
Monroe Agreement
FIAC entered into a contribution and exchange agreement (the “Monroe Agreement”) on October 29, 2024, pursuant to which, among other things, Crestmont Investments LLC, a Delaware limited liability company, immediately following the Closing, contributed 2,000,000 units representing 50% of the limited liability company interests in Monroe Sequestration Partners LLC, a Delaware limited liability company, in exchange for 2,000,000 New PubCo Common Shares, subject to the terms and conditions described in the Monroe Agreement. The transaction pursuant to the Monroe Agreement closed on November 6, 2024.
ELOC Agreement
Pursuant to the ELOC Agreement, New PubCo will have the right to issue and to sell to Helena I from time to time, as provided in the ELOC Agreement, up to $40,000,000 of New PubCo Common Shares following the closing of the Business Combination and the effectiveness of the registration statement registering the New PubCo Common Shares being sold under the ELOC Agreement (the “Helena I Registration Statement”), and subject to the conditions set forth therein. As a commitment fee in connection with the execution of the ELOC Agreement, the Sponsor will transfer a certain number of Sponsor Shares to Helena I. Further, following the closing of the Business Combination and promptly following the effectiveness of the Helena I Registration Statement, New PubCo will issue to Helena I an amount of New PubCo Common Shares equal to $125,000 divided by the greater of (i) the lowest one-day VWAP during the five trading days immediately preceding the effectiveness date of such Registration Statement and (ii) $0.75.

Registration Rights Agreement
On November 6, 2024, New PubCo, the Sponsor, and certain historical holders of Devvstream securities (the “Legacy Devvstream Holders”) entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Legacy Devvstream Holders and Sponsor will be granted customary registration rights with respect to the securities of New PubCo that they hold.
Indemnification Agreements
On November 6, 2024, in connection with the consummation of the Business Combination, New PubCo entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors and executive officers. Each Indemnification Agreement provides for indemnification and advancements by New PubCo of certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of New PubCo’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at New PubCo’s request.
Strategic Consulting Agreement
On November 13, 2024, New PubCo also entered into a strategic consulting agreement with Focus Impact Partners, LLC (the “Consultant”), pursuant to which the Consultant will provide New PubCo with certain consulting services (the “Strategic Consulting Agreement”) and New PubCo will pay the Consultant an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023 (pro-rated based on the number of days from December 31, 2023 through and including November 13, 2024). Notwithstanding the foregoing, any fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) New PubCo has successfully raised $5.0 million in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) New PubCo has 2 or more consecutive quarters of positive cash flow from operations. New PubCo agrees to pay the Consultant additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction for which the Consultant provides consulting services to New PubCo. Further, New PubCo has agreed to issue the Sponsor 557,290 New PubCo Common Shares in a private placement pursuant to the Strategic Consulting Agreement in connection with the execution of the Strategic Consulting Agreement. The Strategic Consulting Agreement has a term of three (3) years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one (1)-year periods at the end of each year unless New PubCo or the Consultant provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement. Pursuant to the Strategic Consulting Agreement, New PubCo has also agreed to customary indemnification of the Consultant in connection with the performance of its services.
New Convertible Notes
On January 12, 2024, DevvStream issued a secured convertible grid note (the “Focus Partners Convertible Note”) to the Consultant and as of the date hereof, the Consultant had advanced a total of $637,150 to DevvStream under the Focus Convertible Note. Further, New PubCo was indebted to the Sponsor for $3,000,000 pursuant the First Promissory Note and the Second Promissory Note (together, the “Focus Sponsor Convertible Notes”). The Focus Partners Convertible Note is secured by security interests on DevvStream’s carbon credits and similar environmental assets to and for the benefit of the Consultant. The terms and conditions of the Focus Partners Convertible Note provided that, following the consummation of the Business Combination, the Consultant would have the right to convert its convertible notes or to have its convertible notes repaid at its option. As of the Closing, New PubCo is also indebted to the Consultant in the amount of $345,000 of accrued and unpaid of fees under the administrative services agreement, dated October 27, 2021, by and between FIAC and the Sponsor (the “Unpaid Fees”). On November 13, 2024, New PubCo issued (i) $3,000,000 of new 5.3% convertible notes to the Sponsor, and (ii) a new $982,150 of new 5.3% convertible notes to the Consultant (together, the “New Convertible Notes”), in exchange for the cancellation and conversion of the Focus Partners Convertible Note, the Focus Sponsor Convertible Notes and the Unpaid Fees. The New Convertible Bridge Notes have a maturity date that is twenty-four months from the Closing. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into New PubCo Common Shares at a 25% discount to the issuer’s 20-day volume weighted average price, subject to a conversion floor price of $0.867 per share.
In connection with the execution of the New Convertible Notes, New PubCo agreed (i) to grant the Sponsor and Consultant (together, the “Secured Parties”) a first ranking security interest in all of the carbon credits and similar environmental assets held by New PubCo, presently existing or hereafter created or acquired, and (ii) to execute and deliver to the Secured Parties a security agreement evidencing the Secured Parties’ security interest (the “Security Agreement”). On December 18, 2024, New PubCo executed and delivered to the Secured Parties the Security Agreement.
Extension of Devvio and Envviron Convertible Notes
DevvStream previously issued (i) an unsecured convertible note (the “Devvio Convertible Note”) to Devvio Inc. (“Devvio”) with a principal amount of $100,000, and (ii) an unsecured convertible note (the “Envviron Convertible Note”) to Envviron SAS (“Envviron”) with a principal amount of $250,000. The terms and conditions of the Devvio Convertible Note and Envviron Convertible Note each provided that, following the consummation of the Business Combination, Devvio and Envviron would have the right to convert their convertible notes or to have their convertible notes repaid. As a result of the consummation of the Business Combination, the maturity date of the Devvio Convertible Note and the Envviron Convertible Note was accelerated to the date that is 10 business days from the Closing, or November 21, 2024 (the “Maturity Date”). On November 12, 2024, New PubCo, Devvio and Envviron agreed to amend the terms of the Devvio Convertible Note and Envviron Convertible Note, respectively, in order to extend the Maturity Date by six (6) months.
Employment Agreements
In connection with the stockholder meeting to approve the Business Combination and the subsequent vote on October 31, 2024 to approve the extension of the time period during which FIAC may consummate a business combination, the holders of 1,569,414 shares of Class A Common Stock exercised their right to redeem their shares for cash, as provided for, prior to the Closing, in FIAC’s amended and restate certificate of incorporation.
Amended Engagement Letter with CCM
On October 28, 2024, the Cohen EL was amended (“Amended Cohen EL”) to state that the Company and the Sponsor shall pay to CCM a transaction fee in connection with the Transactions in an amount equal to 1,031,779 (or otherwise a number that will lead to CCM owning 1,000,000 New PubCo Common Shares after the closing of the Business Combination) Class A common stock of the Company immediately upon the execution of the Amended Cohen EL.
Changes in Officers and Directors
Upon the consummation of the Transactions, and in accordance with the terms of the Business Combination Agreement, each director of FIAC, other than Wray Thorn and Carl Stanton, and each officer of FIAC ceased serving in such capacities and five new directors were appointed to the Board, including Michael Max Bühler, Stephen Kukucha, Jamila Piracci, Ray Quintana and Thomas G. Anderson.
On November 7, 2024, Mr. Quintana and Mr. Anderson resigned from the Board as chairman and director and as director, respectively, and Wray Thorn was appointed chairman of the Board. Mr. Quintana’s and Mr. Anderson’s resignations were not the result of any disagreement with New PubCo on any matter relating to New PubCo’s operations, policies or practices.

Adjustment of Warrant Price
On December 6, 2024, New PubCo issued a notice (the “Warrant Adjustment Notice”) to Continental Stock Transfer & Trust Company, as warrant agent (“CST”), and the holders of the Warrants, notifying CST and holders of the following adjustments to the Warrants (the “Warrant Adjustments”):
•
the adjustment to the warrant price of the Warrants from $11.86 per share to $1.52 per New PubCo Common Share (representing 115% of the Newly Issued Price (as defined below) which is greater than the Market Value);

•
the adjustment of the $18.00 per share redemption trigger price described in Section 6.1 and Section 6.2 of that certain Warrant Agreement (the “Warrant Agreement”), dated November 1, 2021, by and between New PubCo, the successor of FIAC, following the consummation of its Business Commination on November 6, 2024, and CST to $2.39 per New PubCo Common Share (representing 180% of the Newly Issued Price which is greater than the Market Value);

•
the adjustment of the $10.00 per share redemption trigger price described in Section 6.2 of the Warrant Agreement to $1.32 (representing the Newly Issued Price which is greater than the Market Value); and

•	pursuant to Section 4.2 of the Warrant Agreement, as a result of the consummation of the Business Combination, each Warrant will be exercisable for 0.9692 New PubCo Common Shares.
“Newly Issued Price” shall mean the issue price or effective issue price (as determined in good faith by the Board), at which New PubCo (or its predecessor) issued additional shares or securities convertible into or exercisable or exchangeable for shares for capital raising purposes in connection with the consummation of the Business Combination. The Board determined that the Newly Issued Price was $1.32 per share.
The Warrant Adjustments were required pursuant to Section 4.2 and Section 4.4 of the Warrant Agreement as a result of (i) the Company issuing Common Shares at an effective issue price of $1.32 per share for capital raising purposes in connection with the closing of the Business Combination, (ii) the aggregate gross proceeds from such issuances representing more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the completion of the Business Combination (net of redemptions), (iii) the Market Value being below $9.20 per share, and (iv) the consummation of the Business Combination resulting in a decrease of the number of issued and outstanding shares by way of a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event.
The Market Value was determined to be approximately $0.94 per share, which is the volume-weighted average trading price of the Common Shares during the twenty (20) trading day period starting on the trading day prior to the day on which New PubCo consummated the Business Combination.
Additional Share Issuances
On December 27, 2024, New PubCo issued 412,478 New PubCo Common Shares to certain service providers pursuant to subscription agreements, dated December 27, 2024, as consideration for services rendered to New PubCo.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$
Accountants’ fees and expenses	$
Legal fees and expenses	$
Printing fees	$
Miscellaneous	$
Total expenses	$

Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Shares covered by this prospectus will be borne by Helena. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.
Item 14.	Indemnification of Directors and Officers.
Under the ABCA, the Company will indemnify present or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment that is reasonably incurred by the individual in relation to any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us. In order to qualify for indemnification such directors or officers must:
1)	have acted honestly and in good faith with a view to the best interests of the corporation; and
2)	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his conduct was lawful.
The ABCA also provides that such persons are entitled to indemnity from the company in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the person ought to have done, and otherwise meets the qualifications for indemnity described above.
Additionally, the Company has entered into indemnification agreements with each of its directors and executive officers, in each case effective as of the Closing Date. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The issuances of New Pubco Common Shares or shares of Class A common stock of FIAC pursuant to the PIPE Agreements, the New Convertible Notes, the Monroe Agreement and to the Sponsor pursuant to the Letter Agreement, as applicable, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and have been issued or are expected to be issued, as applicable, in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.
Item 15.	Recent Sales of Unregistered Securities.
On November 6, 2024 (the “Closing Date”), Focus Impact Acquisition Corp. and our predecessor company (“FIAC”) consummated the previously announced business combination with DevvStream Holdings Inc., a company existing under the Laws of the Province of British Columbia (“DevvStream”) pursuant to the Business Combination Agreement, dated as of September 12, 2023 (as amended by Amendment No. 1 to the Business Combination Agreement dated May 1, 2024, as further amended by Amendment No. 2 to the Business Combination Agreement dated August 10, 2024, and as further amended by Amendment No. 3 to the Business Combination Agreement dated October 29, 2024, the “Business Combination Agreement”), by and among FIAC, Focus Impact Amalco Sub Ltd. (“Amalco Sub”) and DevvStream.
Pursuant to the Business Combination Agreement, on the Closing Date, (a) the Company changed its jurisdiction from the State of Delaware under the Delaware General Corporation Law to the Province of Alberta, Canada, and thereby become a company existing under the Business Corporations Act (Alberta) and changed its name to DevvStream Corp., and (b) DevvStream and Amalco Sub amalgamated to form one corporate entity (such entity, “Amalco” and such transaction, the “Amalgamation”).
In connection with the Closing, (i) 1,694,808 Common Shares were issued in the PIPE Financing, (ii) 5,298,221 shares of Class A Common Stock held by pre-Business Combination holders of FIAC were converted into 5,159,209 Common Shares of the Company (“Common Shares”), (iii) Focus Impact Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) forfeited 575,000 shares of Class B Common Stock of FIAC and was issued 5,000,531 Common Shares pursuant to the Letter Agreement and upon conversion of 15,558 shares Class B Common Stock held by the Sponsor at the time of the Closing, (iv) each redeemable warrant that was issued in connection with FIAC’s initial public offering that closed November 1, 2021 (the “FIAC IPO”) and that was exercisable for one share of Class A Common Stock at an exercise price of $11.50 (collectively, the “FIAC Warrants”) and each private placement warrant which was issued to the Sponsor in connection with the FIAC IPO and which entitles the holder thereof to purchase one whole share of Class A Common Stock at $11.50 per share (the “Private Placement Warrants” and together with the FIAC Warrants, the “Warrants”), were assumed by the Company and converted into a warrant to purchase a number of Common Shares equal to the Reverse Split Factor at an exercise price equal to the Adjusted Exercise Price, on substantially similar terms as the Private Placement Warrants (the “Converted Private Placement Warrants” and together with the Converted Public Warrants, the “New PubCo Warrants”), (v) each of DevvStream’s multiple voting shares (the “Multiple Voting Company Shares”) and DevvStream’s subordinate voting shares (the “Subordinated Voting Company Shares” and together with the Multiple Voting Company Shares, the “Company Shares”) issued and outstanding immediately prior to the effective time of the Amalgamation (the “Effective Time”) were automatically exchanged for that certain number of Common Shares equal to the applicable Per Common Share Amalgamation Consideration (as defined below), (vi) each option (whether vested or unvested) to purchase Company Shares (each, a “Company Option”) granted under DevvStream’s 2022 Equity Incentive Plan, as amended and restated from time to time, and DevvStream’s 2022 Non-Qualified Stock Option Plan (together, the “Company Equity Incentive Plans”) and each restricted stock unit representing the right to receive payment in Company Shares, granted under a restricted stock unit award agreement (each, a “Company RSU”) issued and outstanding immediately prior to the Effective Time was cancelled and converted into an option to purchase a number of Common Shares (“Converted Options”) and New PubCo restricted stock units (“Converted RSUs”), respectively, in an amount equal to the Company Shares underlying such Company Option or Company RSU, respectively, multiplied by the Common Conversion Ratio, as defined below (and, for Company Options, at an adjusted exercise price equal to the exercise price for such Company Option immediately prior to the Effective Time divided by the Common Conversion Ratio), (vii) each warrant of DevvStream (each, a “Company Warrant”) issued and outstanding immediately prior to the Effective Time became exercisable for Common Shares in an amount equal to the Company Shares underlying such Company Warrant multiplied by the Common Conversion Ratio (“Converted Warrants”) (and at an adjusted exercise price equal to the exercise price for such Company Warrant prior to the Effective Time divided by the Common Conversion Ratio), (viii) the holder of convertible notes to be issued by DevvStream, if any, issued and outstanding immediately prior to the Effective Time (the “Company Convertible Notes”) received Common Shares in accordance with the terms of such Company Convertible Notes, and (ix) each common share of Amalco Sub issued and outstanding immediately prior to the Effective Time was automatically exchanged for one common share of Amalco.
The “Per Common Share Amalgamation Consideration” means (i) with respect to each Multiple Voting Company Share, an amount of Common Shares equal to (a) ten (10), multiplied by (b) the Common Conversion Ratio, and (ii) with respect to each Subordinated Voting Company Share, an amount of Common Shares equal to the Common Conversion Ratio. The “Common Conversion Ratio” means, in respect of a Company Share, 0.152934, which is equal to the Common Amalgamation Consideration divided by the Fully Diluted Common Shares Outstanding. The “Common Amalgamation Consideration” means (a)(i) the Reverse Split Factor multiplied by (ii)(x) $145 million plus the aggregate exercise price of all in-the-money Company Options and Company Warrants outstanding immediately prior to the Effective Time (or exercised in cash prior to the Effective Time) divided by (y) $10.20, plus (b) solely to the extent any Company Shares are required to be issued to Approved Financing Sources pursuant to Approved Financings in connection with the Closing, (i) each such Company Share multiplied by (ii) the Per Common Share Amalgamation Consideration in respect of such Company Share. The “Fully Diluted Common Shares Outstanding” means, without duplication, at any measurement time (a)(i) ten (10), multiplied by (ii) the aggregate number of Multiple Voting Company Shares that are issued and outstanding, plus (b) the aggregate number of Subordinated Voting Company Shares that are issued and outstanding, plus (c) the aggregate number of Subordinated Voting Company Shares to be issued pursuant to the exercise and conversion of the Company Options in accordance therewith, plus (d) the aggregate number of Subordinated Voting Company Shares to be issued pursuant to the exercise and conversion of the Company Warrants in accordance therewith, plus (e) the aggregate number of Subordinated Voting Company Shares to be issued pursuant to the vesting of the Company RSUs in accordance therewith; provided, that “Fully Diluted Common Shares Outstanding” shall not include any Subordinary Voting Company Shares to be issued (including pursuant to the exercise and conversion of Company Warrants) to any Approved Financing Source pursuant to an Approved Financing. The “Reverse Split Factor” means 0.9692, which is equal to the lesser of (a) the quotient obtained by dividing the Final Company Share Price by $0.6316 and (b) one. The “Final Company Share Price” means the closing price of the Subordinated Voting Company Shares on the Cboe Canada stock exchange (the “Cboe Canada”), as of the end of last trading day on the Cboe Canada prior to the Closing (and if there is no such closing price on the last trading day prior to the Closing, the closing price of the Subordinated Voting Company Shares on the last trading day prior to the Closing on which there is such a closing price), converted into United States dollars based on the Bank of Canada daily exchange rate on the last business day prior to the Closing.
Each New PubCo Warrants is exercisable for 0.9692 Common Shares for $11.86 (the “Adjusted Exercise Price”). The Converted Private Placement Warrants are also exercisable cashless pursuant to the terms of the Converted Private Placement Warrants. Pursuant to the terms of the New PubCo Warrants, the exercise price of the New PubCo Warrants will be further adjusted pursuant to a provision in the New PubCo Warrants that was triggered in connection with the financing transactions that closed in connection with consummation of the Business Combination and will be adjusted to an exercise price that is equal to 115% of the higher of the Market Value and the New Issued Price. “Market Value” as used in the foregoing shall mean the volume-weighted average trading price of the Common Shares during the twenty (20) trading day period starting on the trading day prior to the day on which New PubCo consummated the Business Combination. “Newly Issued Price” as used in the foregoing shall mean the issue price or effective issue price (as determined in good faith by the Board), at which New PubCo (or its predecessor) issued additional shares or securities convertible into or exercisable or exchangeable for shares for capital raising purposes in connection with the consummation of the Business Combination, which has been determined to be $1.32.
Additionally, on November 6, 2024, New PubCo issued (i) 1,694,808 common shares of New PubCo (the “Common Shares”) to certain investors pursuant to subscription agreements, dated October 29, 2024, including a subscription agreement with Helena Global Investment Opportunities I Ltd. (such agreements together, the “PIPE Agreements”) for $2,250,000 in the aggregate, and (ii) 3,249,876 Common Shares to certain investors, including Karbon-X Corp, pursuant to certain carbon credit subscription agreements dated October 29, 2024 (such agreements together, the “Carbon Subscription Agreements”) (items (i) and (ii) in the foregoing together, the “PIPE Financing”). The Carbon Subscription Agreements were executed in connection with certain Carbon Credit Purchase Agreements with DevvStream (the “Carbon Credit Purchase Agreements”), pursuant to which DevvStream is purchasing carbon credits from certain sellers (“Carbon Credit Sellers”). The Common Shares that were issued to such Carbon Credit Sellers pursuant to the Carbon Subscription Agreements were issued to the Carbon Credit Sellers in satisfaction of the purchase price owed to them under the Carbon Credit Purchase Agreements.
Prior to the consummation of the Business Combination, on October 29, 2024, FIAC entered into an amendment (the “Amendment to the Sponsor Side Letter Agreement”) to the side letter agreement, dated September 12, 2023, which was subsequently amended on May 1, 2024, by and among FIAC and the Sponsor (as amended, the “Letter Agreement”). Pursuant to the Amendment to the Sponsor Side Letter Agreement, FIAC amended the transfer restrictions included therein to enable the Sponsor to transfer on October 29, 2024 up to 5,750,000 shares of Common Shares of the Company (such shares of Common Shares that are being transferred, the “Sponsor Shares”) to (i) certain advisor parties in full or partial satisfaction of such advisor parties’ fees and expenses incurred in connection with the Business Combination with DevvStream (approximately $15.1 million of fees and expenses are being satisfied through the transfer of Sponsor Shares to advisor parties) (the “Equitization”), (ii) certain investors subscribing to PIPE Agreements (as defined below), and (iii) Helena Global Investment Opportunities I Ltd. as consideration for the execution of an equity line of credit purchase agreement, dated October 29, 2024 with FIAC and the Sponsor (the “ELOC Agreement”). On October 29, 2024, FIAC had also determined that it was advisable and in the best interest of FIAC and its stockholders to waive the transfer restrictions to which the Sponsor Shares were subject and that were included in the certain letter agreement, dated November 1, 2021, by and between FIAC and the Sponsor. Pursuant to the Amendment to the Sponsor Side Letter Agreement, at the Closing (as defined below), the Sponsor was issued Common Shares in an amount that is equal to the number of Sponsor Shares that the Sponsor agreed to transfer prior to the Closing, as described in the foregoing items (i) to (iii).
Further, as previously reported prior to the Closing, FIAC entered into a contribution and exchange agreement (the “Monroe Agreement”) on October 29, 2024, pursuant to which, among other things, Crestmont Investments LLC, a Delaware limited liability company, immediately following the Closing, contributed 2,000,000 units representing 50% of the limited liability company interests in Monroe Sequestration Partners LLC, a Delaware limited liability company, in exchange for 2,000,000 Common Shares, subject to the terms and conditions described in the Monroe Agreement.
On November 13, 2024, the Company also entered into a strategic consulting agreement with Focus Impact Partners, LLC (the “Consultant”), pursuant to which the Consultant will provide the Company with certain consulting services (the “Strategic Consulting Agreement”) and the Company will pay the Consultant an annual consulting fee of $500,000, which will be payable in quarterly installments of $125,000 starting with an initial payment for the period beginning December 31, 2023 (pro-rated based on the number of days from December 31, 2023 through and including November 13, 2024). Notwithstanding the foregoing, any fees due under the Strategic Consulting Agreement shall accrue and not be payable until (a) the Company has successfully raised $5.0 million in outside debt and/or equity capital, cumulatively since the period beginning December 31, 2023 or (b) the Company has 2 or more consecutive quarters of positive cash flow from operations. The Company agrees to pay the Consultant additional consulting fees as to be mutually agreed consistent with market practice in connection with any acquisition, merger, consolidation, business combination, sale, divestiture, financing, refinancing, restructuring or other similar transaction for which the Consultant provides consulting services to the Company. Further, the Company has issued to the Sponsor 557,290 Common Shares in a private placement pursuant to the Strategic Consulting Agreement in connection with the execution of the Strategic Consulting Agreement. The Strategic Consulting Agreement has a term of three (3) years unless terminated early with at least 120 days advance notice and will be automatically extended for successive one (1)-year periods at the end of each year unless the Company or the Consultant provide a written notice of its desire not to automatically extend at least 120 days prior to the end of each year during the term of the Strategic Consulting Agreement. Pursuant to the Strategic Consulting Agreement, the Company has also agreed to customary indemnification of the Consultant in connection with the performance of its services.
On January 12, 2024, DevvStream issued an unsecured convertible grid note (the “Focus Partners Convertible Note”) to the Consultant and as of the November 13, 2024, the Consultant had advanced a total of $637,150 to DevvStream under the Focus Convertible Note. Further, DevvStream Corp. was indebted to Focus

Impact Sponsor, LLC for $3,000,000 pursuant to a convertible promissory note dated December 1, 2023 and a convertible promissory note, dated May 9, 2023 (together, the “Focus Sponsor Convertible Notes”). The terms and conditions of the Focus Partners Convertible Note provided that, following the consummation of the Business Combination, the Consultant would have the right to convert its convertible notes or to have its convertible notes repaid at its option. As of the Closing, the Company is also indebted to the Consultant in the amount of $345,000 of accrued and unpaid fees under the administrative services agreement, dated October 27, 2021, by and between FIAC and the Sponsor (the “Unpaid Fees”). On November 13, 2024, the Company issued (i) $3,000,000 of new 5.3% convertible notes to the Sponsor, and (ii) a new $982,150 of new 5.3% convertible notes to the Consultant (together, the “New Convertible Notes”), in each case in exchange for the cancellation and conversion of the Focus Partners Convertible Note, the Focus Sponsor Convertible Notes and the Unpaid Fees. The New Convertible Bridge Notes have a maturity date that is twenty-four months from the Closing. The principal loan amount and any accrued and unpaid interest under the New Convertible Notes are convertible into Common Shares at a 25% discount to the issuer's 20-day volume weighted average price, subject to a floor of $0.867 per share.
DevvStream previously issued (i) an unsecured convertible note (the “Devvio Convertible Note”) to Devvio Inc. (“Devvio”) with a principal amount of $100,000, and (ii) an unsecured convertible note (the “Envviron Convertible Note”) to Envviron SAS (“Envviron”) with a principal amount of $250,000. The terms and conditions of the Devvio Convertible Note and Envviron Convertible Note each provided that, following the consummation of the Business Combination, Devvio and Envviron has the right to convert their convertible notes or to have their convertible notes repaid. As a result of the consummation of the Business Combination, the maturity date of the Devvio Convertible Note and the Envviron Convertible Note was accelerated to the date that is 10 business days from the Closing, or November 21, 2024 (the “Maturity Date”). On November 6, 2024, the Company, Devvio and Envviron agreed to amend the terms of the Devvio Convertible Note and Envviron Convertible Note, respectively, to extend the Maturity Date by six (6) months.

Item 16.	Exhibits and Financial Statement Schedules
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit Number	Description
2.1†*
Business Combination Agreement, dated as of September 12, 2023, by and among FIAC, Focus Impact Amalco Sub Ltd., and DevvStream Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by FIAC on September 13, 2023).

2.2*
First Amendment to the Business Combination Agreement, dated as of May 1, 2024, by and among FIAC, Focus Impact Amalco Sub Ltd., and DevvStream Holdings Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by FIAC on May 2, 2024).

2.3*
Amendment No. 2 to Business Combination Agreement, dated as of August 10, 2024, by and among FIAC, Amalco Sub and DevvStream (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by FIAC on August 12, 2024).

2.4*
Waiver to Certain Business Combination Conditions Precedent, dated October 29, 2024, by and between FIAC, Amalco Sub and DevvStream (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

3.1*	Certificate of Continuance of the Company.
3.2*	By-Laws of the Company.
4.1*	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, filed by FIAC on June 3, 2021).
4.2*
Warrant Agreement, dated November 1, 2021, by and between FIAC and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by FIAC on November 1, 2021).

4.3*	Specimen Common Shares Certificate of DevvStream Corp.
5.1	Opinion of McMillan LLP as to the validity of shares of Common Shares
10.1*
Strategic Partnership Agreement, dated November 28, 2021, between Devvio, Inc. and DevvESG Streaming, Inc. (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-4, filed by FIAC on December 4, 2023).

10.2*
Amendment No. 1 to the Strategic Partnership Agreement, dated November 30, 2021, between Devvio, Inc. and DevvESG Streaming, Inc. (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4, filed by FIAC on December 4, 2023).

10.3*
Amendment No. 2 to the Strategic Partnership Agreement, dated September 12, 2023, between Devvio, Inc. and DevvStream, Inc. (f/k/a DevvESG Streaming, Inc.) (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4, filed by FIAC on December 4, 2023).

10.4+*	DevvStream Corp. 2024 Equity Incentive Plan (incorporated by reference to Annex F to the Prospectus on Form 424B3, filed by FIAC on August 9, 2024).
10.5*	Form of DevvStream Corp. Indemnification Agreement (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4, filed by FIAC on July 10, 2024).
10.6*
Amendment No. 3 to the Strategic Partnership Agreement, dated July 8, 2024, between Devvio, Inc. and DevvStream, Inc. (f/k/a DevvESG Streaming, Inc.) (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4, filed by FIAC on July 10, 2024).

10.7*
Sponsor Side Letter, dated as of September 12, 2023, by and among FIAC and Focus Impact Sponsor, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on September 13, 2023).

10.8*
Amendment No. 1 to the Sponsor Side Letter, dated as of May 1, 2024, by and among FIAC and Focus Impact Sponsor, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on May 2, 2024)

10.9*
Amendment No. 2 to Sponsor Letter Agreement, dated October 29, 2024, by and between FIAC and the Sponsor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

Exhibit Number	Description
10.10*
Contribution and Exchange Agreement, dated October 29, 2024, by and among FIAC, DevvStream and Crestmont (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.11*	Form of PIPE Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).
10.12*	Form of Carbon Subscription Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).
10.13*	Amended and Restated Registration Rights Agreement, dated November 6, 2024, by and among FIAC, the Sponsor and certain other legacy DevvStream holders.
10.14*
Registration Rights Agreement, dated October 29, 2024, by and between FIAC and Karbon-X Corp (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.15*
Form of Company Support & Lock-Up Agreement, by and between FIAC, the Sponsor and certain other legacy DevvStream holders (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by FIAC on September 13, 2023).

10.16*
Purchase Agreement, dated October 29, 2024, by and between FIAC, Helena Global Investment Opportunities I Ltd. and the Sponsor (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K, filed by FIAC on October 29, 2024).

10.17+*	Employment Agreement, dated November 6, 2024, between DevvStream Corp. and Sunny Trinh.
10.18+*	Employment Agreement, dated November 6, 2024, between DevvStream Corp. and Chris Merkel.
10.19+*	Employment Agreement, dated November 6, 2024, between DevvStream Corp. and Bryan Went.
10.20*	Strategic Consulting Agreement, dated November 13, 2024, by and between DevvStream Corp. and Focus Impact Partners, LLC.
10.21*	Form of New Convertible Note.
10.22*
Security Agreement, dated December 18, 2024, by and among DevvStream Corp., Focus Impact Sponsor, LLC and Focus Impact Partners, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by FIAC on December 19, 2024).

14.1*	Company’s Code of Business Conduct and Ethics.
21.1*	List of Subsidiaries of the Company.
23.1	Consent of MNP, independent auditors for DevvStream
23.2	Consent of Marcum, independent auditors for FIAC
23.3	Consent of McMillan LLP (included as part of Exhibit 5.1)
107*	Filing Fee Table

*	Previously filed.
**	To be filed by amendment.
+	Indicates management contract or compensatory plan.
†
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Item 17.	Undertakings
The undersigned Registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications,

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sacramento, California, on June 12, 2025.

DEVVSTREAM CORP

By:	/s/ Sunny Trinh
	Name:	Sunny Trinh
	Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sunny Trinh and David Goertz, and each of them, as his true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sunny Trinh	Chief Executive Officer (Principal Executive Officer)	June 12, 2025
Sunny Trinh

*	Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2025
David Goertz

*	Director	June 12, 2025
Wray Thorn

*	Director	June 12, 2025
Carl Stanton

*	Director	June 12, 2025
Michael Max Bühler

*	Director	June 12, 2025
Stephen Kukucha

*	Director	June 12, 2025
Jamila Piracci

By: /s/ Sunny Trinh
Sunny Trinh
Attorney-in-Fact
II-10